SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

☒	Filed by the Registrant ☐ Filed by a Party other than the Registrant

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

IMMUCOR, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

common stock, par value $0.10 per share

(2)	Aggregate number of securities to which transaction applies:

73,534,435 (includes 70,741,281 shares outstanding (including 243,479 restricted shares), 703,045 shares issuable upon exercise of options with an exercise price of less than $27.00, 228,890 restricted stock units and 162,535 performance shares)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the registration fee, the maximum aggregate value of the transaction was calculated as the sum of (i) 70,741,281 shares of common stock (including 243,479 restricted shares) multiplied by $27.00, plus (ii) options to acquire 703,045 shares of common stock with an exercise price below $27.00 multiplied by $27.00 minus such exercise price, plus (iii) 228,890 restricted stock units and 162,535 performance shares multiplied by $27.00.

(4)	Proposed maximum aggregate value of transaction:

$1,938,571,640

(5)	Total fee paid:

$225,068.17

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)	Amount previously paid;

(2)	Form, Schedule or Registration Statement No.;

(3)	Filing Party;

(4)	Date Filed.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

IMMUCOR, INC.

3150 Gateway Drive

Norcross, Georgia 30071

[*], 2011

To Our Shareholders:

On behalf of the board of directors and management of Immucor, Inc., which we refer to as the “Company”, I cordially invite you to attend a special meeting of the shareholders of the Company, to be held on [*], 2011 at our headquarters at 3150 Gateway Drive, Norcross, Georgia, 30071 at [*] local time.

On July 2, 2011 the Company entered into a merger agreement with IVD Holdings Inc., which we refer to as “Parent”, and IVD Acquisition Corporation, a wholly-owned indirect subsidiary of Parent, which we refer to as “Purchaser”. The merger agreement, which we refer to as the “Merger Agreement”, provides that Purchaser will merge with and into the Company, which we refer to as the “Merger”. If the Merger is completed, the Company will become a wholly-owned indirect subsidiary of Parent, and each share of our common stock, which we refer to as the “Common Stock” or the “Shares”, will be converted into the right to receive $27.00 net to the seller in cash, without interest and less any applicable withholding taxes as more fully described in the accompanying Proxy Statement, and you will cease to have an ownership interest in the continuing business of the Company. At the special meeting, you will be asked to consider and vote upon a proposal to approve the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to the accompanying Proxy Statement and you are encouraged to read it carefully and in its entirety.

The Company’s board of directors, after considering various factors, has unanimously adopted and approved the Merger, the Merger Agreement and the other transactions contemplated thereby, and has determined that the Merger, the Merger Agreement and the transactions contemplated thereby are advisable to, fair to and in the best interests of the Company and its shareholders. THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. IN ADDITION, THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE COMPENSATION PROPOSAL AND THE ADJOURNMENT PROPOSAL (AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT).

Approval of the proposal to approve the Merger Agreement requires the affirmative vote of the holders of a majority of the Shares issued and outstanding on the record date for the special meeting. On [*] 2011, the record date, [*] Shares were issued and outstanding and entitled to be voted at the special meeting. Thus, the affirmative vote of [*] Shares will be required to approve the proposal to approve the Merger Agreement.

The Proxy Statement attached to this letter provides you with information about the Merger Agreement, the Merger and the special meeting. Please read the entire Proxy Statement carefully and in its entirety. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

Your vote is important, and we encourage you to vote your Shares. If you do not vote, or fail to instruct your broker on how to vote, it will have the same effect as a vote against the approval of the Merger Agreement.

Whether or not you plan to attend the special meeting in person, please complete, sign, date and return promptly the enclosed proxy card or submit your proxy or voting instructions by telephone or the Internet. If you hold Shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee. These actions will not limit your right to vote in person if you wish to attend the special meeting and vote in person.

If you have any questions or need assistance voting your Shares, please call Innisfree M&A Incorporated our proxy solicitor, who is assisting us, toll-free at: (888) 750-5834 (banks and brokers may call collect at: (212) 750-5833).

On behalf of the Company’s board of directors, I thank you in advance for your cooperation and continued support.

Sincerely yours,

Joshua H. Levine

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the Merger, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This Proxy Statement is dated [*], 2011 and is first being mailed to our shareholders on or about [*], 2011.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

IMMUCOR, INC.

3150 Gateway Drive

Norcross, Georgia 30071

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [*], 2011

To Our Shareholders:

Notice is hereby given that a special meeting of shareholders of Immucor, Inc., which we refer to as the “Company”, “Immucor”, “we”, “us” or “our”, will be held at our headquarters at 3150 Gateway Drive, Norcross, Georgia, 30071, on [*], 2011, at [*] local time, for the following purposes:

1. To consider and vote on a proposal, which we refer to as the “merger proposal”, to approve the Agreement and Plan of Merger, dated as of July 2, 2011, as amended from time to time, which we refer to as the “Merger Agreement”, among the Company, IVD Holdings Inc., which we refer to as “Parent”, and IVD Acquisition Corporation, which we refer to as “Purchaser”. The Merger Agreement provides that Purchaser will merge with and into the Company, which we refer to as the “Merger”, and upon completion of the Merger, each share of the Company’s common stock, which we refer to as the “Common Stock” or the “Shares”, will be cancelled and converted into the right to receive $27.00 net to the seller in cash, without interest and less any applicable withholding taxes. A copy of the Merger Agreement is attached as Annex A to the accompanying Proxy Statement.

2. To consider and vote on an advisory proposal to approve the compensation that may become payable to our Compensation Proposal Officers (as defined in the accompanying Proxy Statement) in connection with the completion of the proposed Merger, which we refer to as the “compensation proposal”.

3. To consider and vote on a proposal to adjourn the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger proposal, which we refer to as the “adjournment proposal”.

4. To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company.

The board of directors has fixed the close of business on [*] as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. Holders of our Common Stock are entitled to dissenters’ rights under Georgia law in connection with the Merger if they meet certain conditions. See “Dissenters’ Rights” in the accompanying Proxy Statement.

Approval of the merger proposal requires the affirmative vote of the holders of a majority of the Shares issued and outstanding on the record date for the special meeting. On [*], the record date, [*] Shares were issued and outstanding and entitled to be voted at the special meeting. Thus, the affirmative vote of [*] Shares will be required to approve the merger proposal.

Even if you plan to attend the meeting in person, we request that you promptly complete, sign, date and return the enclosed proxy or submit your proxy or voting instructions by telephone or the Internet, and thus ensure that your Shares will be represented at the meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal, and in accordance with the recommendation of the board of directors on any other matters properly brought before the meeting for a vote.

Your vote is important, and we encourage you to vote your Shares. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” the merger proposal, but will not affect the compensation proposal or the adjournment proposal (provided a quorum is present at the meeting). If you are a shareholder of record and wish to vote in person at the special meeting, you may withdraw your proxy and vote in person.

Our board of directors, after considering various factors, has unanimously adopted and approved the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement and has determined that the Merger, the Merger Agreement and the transactions contemplated thereby are advisable to, fair to and in the best interests of, the Company and its shareholders. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL. IN ADDITION, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE COMPENSATION PROPOSAL AND THE ADJOURNMENT PROPOSAL.

Please carefully read the Proxy Statement and other materials concerning the Company, the Merger Agreement, the merger proposal and the other proposals enclosed with this notice for a more complete statement regarding the matters to be acted upon at the special meeting.

PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

By order of the Board of Directors,

Joshua H. Levine

President and Chief Executive

Officer

[*], 2011

Norcross, Georgia

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE OR SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS BY TELEPHONE OR THE INTERNET IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PRE-PAID IF MAILED IN THE UNITED STATES) IS ENCLOSED IF YOU WISH TO VOTE YOUR SHARES BY MAIL. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

This Proxy Statement and proxy card are first being mailed on or about [*] 2011 to shareholders who owned Shares as of the close of business on [*].

SUMMARY

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To understand the Merger (as defined below) fully, and for a more complete description of the legal terms of the Merger, you should carefully read this entire Proxy Statement, the annexes attached to this Proxy Statement and the documents to which we refer. The Agreement and Plan of Merger, dated as of July 2, 2011 (which we refer to as the “Merger Agreement”), by and among, Immucor, Inc. (which we refer to as the “Company”, “Immucor”, “we”, “our” or “us”), IVD Holdings Inc. (which we refer to as “Parent”) and IVD Acquisition Corporation (which we refer to as “Purchaser”), is attached as Annex A to this Proxy Statement. The Merger Agreement provides, among other things, that subject to the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the “Merger”). We have included page references in parentheses to direct you to the appropriate place in this Proxy Statement for a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions under “Where You Can Find More Information.”

Parties to the Merger Agreement (Page 19)

The Company

Immucor, Inc.

3150 Gateway Drive

Norcross, Georgia 30071

(770) 441-2051

Immucor, Inc., a Georgia corporation, or the Company, develops, manufactures and sells a complete line of reagents and automated systems used primarily by donor centers, hospitals and reference laboratories for testing to detect and identify certain properties of human blood for the purpose of blood transfusion. We have manufacturing facilities in the United States (“U.S.”) and Canada and sell our products through our direct sales network in the U.S., Canada, Western Europe and Japan as well as through third-party distributors in other markets.

Parent

IVD Holdings Inc.

c/o TPG Capital, L.P.

345 California Street

Suite 3300

San Francisco, CA 94104

(415) 743-1500

IVD Holdings Inc., a Delaware corporation, or Parent, was formed solely for the purpose of acquiring the Company and has not engaged in any business except for activities related to its formation, completing the transactions contemplated by the Merger Agreement (including, without limitation, the Offer (as defined below) and the Merger) and arranging the related financing. Parent is an affiliate of TPG Partners VI, L.P, which we refer to as the “TPG Fund”. Upon completion of the Merger, which we refer to as the “Merger Closing”, the Company will be a wholly-owned indirect subsidiary of Parent.

Purchaser

IVD Acquisition Corporation

c/o TPG Capital, L.P.

345 California Street

Suite 3300

San Francisco, CA 94104

(415) 743-1500

IVD Acquisition Corporation, a Georgia corporation, or Purchaser, was formed by Parent for the sole purpose of entering into the Merger Agreement and completing the Merger. Purchaser has not conducted any activities to date, except for activities related to its formation and completing the transactions contemplated by the Merger Agreement (including, without limitation, the Offer (as defined below) and the Merger).

The Merger (Page 61)

You are being asked to vote to approve the merger proposal. Upon the terms and subject to the conditions contained in the Merger Agreement, Purchaser will be merged with and into the Company. If the Merger is completed, we will cease to be a publicly traded company and you will cease to have an ownership interest in the Company.

Merger Consideration (Page 61)

If the Merger is completed, each share of our common stock, which we refer to as the “Common Stock” or “Shares”, other than Shares owned by us, Parent or Purchaser, or any direct or indirect wholly-owned subsidiary of us, Parent or Purchaser, and other than Shares owned by shareholders who have perfected and not withdrawn their dissenters’ rights under Georgia law, outstanding immediately prior to the effective time of the Merger, which we refer to as the “Effective Time”, will be cancelled and converted into the right to receive $27.00 per share (which we refer to as the “Offer Price” or the “Per Share Merger Consideration”) net to the seller in cash, without interest and less applicable withholding taxes.

Effective Time of the Merger (Page 61)

Subject to certain exceptions set forth in the Merger Agreement and described in this Proxy Statement, the Merger Closing will occur on the second business day after the conditions to the Merger set forth in the Merger Agreement have been satisfied or waived in writing, provided that the acceptance for payment of Shares tendered pursuant to the Offer (as defined below), which we refer to as the “Offer Closing,” has not occurred at or prior to the Merger Closing. Although we expect to complete the Merger shortly after the special meeting of our shareholders, we cannot specify when, or assure you that, we, Parent and Purchaser will satisfy or waive all the conditions to the Merger.

Effect on Stock Options and Other Equity-Based Awards (Page 67)

The Merger Agreement requires the Company to use commercially reasonable efforts to provide that each stock option, which we refer to as “Stock Options” or “Options”, outstanding under the Company’s 2005 Long-Term Incentive Plan, Amended and Restated 2003 Stock Option Plan, Amended and Restated 1998 Stock Option Plan and 1990 Stock Option Plan and any other Immucor plan or arrangement under which equity-based awards are outstanding (collectively, the “Stock Plans”), will fully vest and become exercisable immediately prior to the earlier of the Offer Closing and the Effective Time (the “Acceleration Time”), and to provide that, at the Acceleration Time, each Option will be cancelled and the holder thereof will be entitled to receive an amount in cash equal to the product of (i) the total number of our Shares subject to such Option, multiplied by (ii) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per share of such Option. The Merger Agreement also requires the Company to use commercially reasonable efforts to provide that each restricted share of our Common Stock granted under the Stock Plans, which we refer to as “Restricted Shares”, that is outstanding immediately prior to the Acceleration Time will become free of all restrictions and become fully vested and transferable. In addition, the Merger Agreement requires the Company to use commercially reasonable efforts to provide that each restricted stock unit and performance share, which we refer to as “Restricted Stock Units” and “Performance Shares”, respectively, awarded under the Company’s 2005 Long-Term Incentive Plan and outstanding immediately prior to the Acceleration Time will become fully vested and will be cancelled at the Acceleration Time in exchange for the right to receive the Per Share Merger Consideration.

Reasons for the Merger; Recommendation of Our Board of Directors (Page 28)

The Company’s board of directors, which we refer to as the “board”, our “board” or the “board of directors”, after considering various factors as described under “The Merger — Reasons for the Merger; Recommendation of the Board of Directors”, has unanimously:

•	determined that the Merger, the Merger Agreement and the other transactions contemplated thereby are advisable to, fair to and in the best interests of the Company and its shareholders,

•	adopted and approved the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement,

•

directed that, if required by the Merger Agreement or by applicable law, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement should be submitted to the Company’s shareholders for their consideration, and

•	resolved to recommend that the Company’s shareholders vote “FOR” the merger proposal.

In considering the recommendation of the board of directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the transactions contemplated thereby, and in recommending that the Merger Agreement and the transactions contemplated thereby be adopted and approved by the shareholders of the Company. See the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 45.

Tender Offer (Page 61)

On July 15, 2011, Purchaser commenced a tender offer, which we refer to as the “Offer”, for all of the outstanding Shares at a price equal to the Offer Price, net to the seller in cash without interest and less any applicable withholding taxes. The Offer contemplates that, after completion of the Offer and the satisfaction or waiver of all conditions, we will merge with Purchaser and each outstanding Share, other than Shares held by Parent, Purchaser or the Company (or any direct or indirect wholly-owned subsidiary of Parent, Purchaser or the Company) or Shares held by our shareholders who have perfected and not withdrawn their dissenters’ rights under Georgia law, will be automatically cancelled and converted into the right to receive cash equal to the Offer Price, without interest and less any applicable withholding taxes. The Offer was commenced pursuant to the Merger Agreement.

Under the terms of the Merger Agreement, the parties agreed to complete the Merger whether or not the Offer is completed. If the Offer is not completed, the parties agreed that the Merger could only be completed after the receipt of shareholder approval of the Merger Agreement at the special meeting. We are soliciting proxies for the special meeting to obtain shareholder approval of the Merger Agreement to be able to consummate the Merger regardless of the outcome of the Offer. However, we anticipate that the special meeting will not be held if, following the Offer and the exercise, if any, of the Top-Up Option (as defined below), Purchaser owns enough Shares to effect a short-form merger without the need for shareholder approval, as permitted under the Georgia Business Corporation Code, which we refer to as the “GBCC”. See “Proposal 1 — The Merger Agreement — The Offer” beginning on page 61.

We refer in this Proxy Statement to the Offer and to terms of the Merger Agreement applicable to the Offer, however, the Offer is being made separately to the holders of Shares and is not applicable to the special meeting. The Offer, together with the Merger and Merger Agreement is referred to in this Proxy Statement as the “Transaction”.

Opinion of Our Financial Advisor (Page 34 and Annex B)

In connection with the Transaction, Goldman, Sachs & Co., which we refer to as “Goldman Sachs”, delivered its opinion to our board of directors that, as of July 2, 2011, and based upon and subject to the limitations and assumptions set forth therein, the $27.00 per share in cash to be paid to the holders (other than Parent and their affiliates) of the outstanding Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated as of July 2, 2011, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this Proxy Statement as Annex B. Goldman Sachs provided its opinion for the information and assistance of our board of directors in connection with its consideration of the Transaction. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to the Merger Agreement or any other matter.

For a more complete description, see “The Merger — Opinion of Our Financial Advisor” in this Proxy Statement. See also Annex B to this Proxy Statement.

Conditions to the Merger (Page 66)

We, Parent and Purchaser will not be required to complete the Merger unless a number of conditions are satisfied or waived in writing, as applicable, including the approval of the Merger Agreement by our shareholders (which will not be required if, following the Offer Closing, if any, and the exercise, if any, of the Top-Up Option (as defined below), Purchaser owns enough Shares to effect a short-form merger), receipt of required antitrust approvals, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement. The obligation of Parent and Purchaser to consummate the Merger is also subject to the absence of any change, circumstance, event or occurrence, from the date of the Merger Agreement until the Effective Time of the Merger, that has had or would reasonably be expected to have a Company Material Adverse Effect, as described under “Proposal 1 — The Merger Agreement — Representations and Warranties” on page 69.

Termination of the Merger Agreement (Page 81)

The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after the approval of the Merger Agreement and the transactions contemplated thereby by our shareholders:

•	by mutual written consent of Parent and the Company by action of their respective boards of directors;

•	by either Parent or the Company, upon written notice to the other,

•

if the Merger has not been consummated on or before December 15, 2011 (which we refer to as the “Outside Date”); provided that such right to terminate is not available to any party (i) if the Offer shall have closed or (ii) that has breached in any material respect its obligations under the Merger Agreement in a manner that has been a principal cause of the failure of the Merger to be consummated on or before such date;

•

if (i) any law has been enacted, entered or promulgated prohibiting the consummation of the Merger or (ii) any order by a court or other Governmental Entity (as defined in the Merger Agreement) permanently restraining, enjoining or otherwise prohibiting consummation of the Merger has become final and non-appealable; provided that such right to terminate is not available to any party if such legal prohibition or issuance of such final and non-appealable order was primarily due to such party’s breach of any of its obligations under the Merger Agreement; or

•	if the Company’s shareholders have failed to approve the Merger Agreement at a shareholders’ meeting or at any adjournment or postponement thereof;

•	by Parent, upon written notice to the Company specifying the provision of the Merger Agreement pursuant to which such termination is effected,

•	if the board of directors has made a Change of Recommendation (as defined below) or a Change of Recommendation has otherwise occurred; provided that Parent shall not have such right to terminate if (i) the Offer has closed or (ii) if required by applicable law, the Company’s shareholders have approved the Merger Agreement and the transactions contemplated thereby; or

•

if there has been a material breach by the Company of any representation, warranty, covenant or other agreement contained in the Merger Agreement, or if a representation or warranty of the Company has become untrue, which in either case, (i) would result in a failure of (A) if the Offer Termination (as defined below) has occurred, a condition to the Merger regarding the accuracy of the Company’s representations and warranties or the Company’s performance in all material respects of all obligations required to be performed by it under the Merger Agreement on or prior to the Merger Closing, or (B) if the Offer Termination (as defined below) has not occurred, a condition to the Offer regarding the accuracy of the Company’s representations and warranties or the Company’s performance in all material respects of all obligations required to be performed by it under the Merger Agreement on or prior to the expiration of the Offer, and (ii) has not been cured within 30 days following notice by Parent of such breach, except that Parent will not have such right to terminate if (A) Parent is in material breach of any representation, warranty or covenant contained in the Merger Agreement or (B) the Offer Closing has occurred;

•	by the Company, upon written notice to Parent specifying the provision of the Merger Agreement pursuant to which such termination is effected,

•

if the board of directors authorizes the Company to enter into an Alternative Acquisition Agreement (as defined below) with respect to a Superior Proposal (as defined below) and the Company, prior to or concurrently with such termination, pays to Parent the required termination fee pursuant to the Merger Agreement;

•

if there has been a material breach by Parent or Purchaser, as the case may be, of any representation, warranty, covenant or other agreement contained in the Merger Agreement, or if a representation or warranty of Parent or Purchaser, as the case may be, has become untrue, which in either case, (i) would result in a failure of a condition to the Merger regarding the accuracy of Parent’s or Purchaser’s representations and warranties or Parent’s or Purchaser’s performance in all material respects of all obligations required to be performed by it under the Merger Agreement and (ii) has not been cured within 30 days following notice by the Company of such breach, except that such right to terminate is not available to the Company if (A) the Company is in material breach of any representation, warranty or covenant contained in the Merger Agreement or (B) the Offer Closing has occurred;

•

if (i) (A) all the conditions of the Offer have been satisfied or waived as of the expiration of the Offer, and (B) Parent has failed to consummate the Offer promptly thereafter in accordance with the Merger Agreement, or (ii) (A) all the conditions of the Offer (other than the condition relating to financing of the Offer) have been satisfied or waived as of the expiration of the Offer, (B) the Marketing Period (as defined below) has ended and (C) Parent failed to consummate the Offer in accordance with the Merger Agreement within three business days after the later of clauses (ii)(A) and (ii)(B) of this paragraph; or

•

if (i) all of the conditions to the Merger Closing have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Merger Closing, each of which is capable of being satisfied at the Merger Closing) and (ii) Parent failed to consummate the Merger by the applicable closing date for the Merger under the Merger Agreement.

Termination Fees (Page 82)

In connection with the termination of the Merger Agreement under specified circumstances, including, among others, with respect to the Company’s entry into an agreement with respect to a Superior Proposal (as defined below), the failure to consummate the Merger by the Outside Date, and certain uncured material breaches of the Company’s representations, warranties, covenants or other agreements set forth in the Merger Agreement, the Company is required to pay to Parent a termination fee equal to $45 million (less certain fees and expenses previously paid by the Company); provided that if the Company terminates the Merger Agreement and enters into an agreement with respect to a Superior Proposal prior to 11:59 p.m. (Atlanta, Georgia time) on August 15, 2011 (the “No-Shop Period Start Time”) or if the agreement with respect to a Superior Proposal involves a party from whom the Company received an acquisition proposal (as defined below) between the date of the Merger Agreement and the No-Shop Start Time, in which case the Company is required to pay Parent a termination fee equal to $25 million, rather than $45 million.

Parent will be required to pay the Company a termination fee equal to $90 million under certain specified circumstances as set forth in the Merger Agreement. The TPG Fund has agreed to guarantee the obligation of Parent to pay the termination fee pursuant to a limited guaranty, as described below.

Acquisition Proposals (Page 78)

Under the terms of the Merger Agreement, following the date of the Merger Agreement and prior to the No-Shop Period Start Time, the Company has the right to (i) initiate or solicit any inquiry, proposal or offer with respect to a merger, joint venture, tender offer, reorganization or similar business combination involving the Company in which a person other than Parent or any of its subsidiaries will acquire more than 20% of the Company’s outstanding Common Stock or more than 20% of the fair market value of the Company’s and its subsidiaries’ consolidated assets, which we refer to in this section of the Summary as an “acquisition proposal”, or (ii) enter into, continue or otherwise participate in any discussions or negotiations with any persons with respect to any acquisition proposal.

Except for written acquisition proposals received by the Company after the date of the Merger Agreement and prior to the No-Shop Period Start Time, after the No-Shop Period Start Time and until the Effective Time of the Merger or, if earlier, the termination of the Merger Agreement, the Company may not (i) initiate, solicit or knowingly encourage any acquisition proposal (or inquiries, proposals or offers that would reasonably be expected to lead to an acquisition proposal), (ii) participate in any discussions or negotiations regarding an acquisition proposal, or (iii) enter into any agreement regarding an acquisition proposal, in each case other than the transactions contemplated by the Merger Agreement.

Special Meeting; Quorum; Merger Vote (Page 16)

We will hold the special meeting at our headquarters at 3150 Gateway Drive, Norcross, Georgia, 30071 on [*] 2011, beginning at [*] local time. You are entitled to receive notice of and to vote at the special meeting if you owned Shares at the close of business on [*], which the Company has set as the record date for the special meeting. As of the record date, there were [*] Shares outstanding and entitled to vote at the special meeting. The holders of a majority of the outstanding Shares entitled to vote must be present, either in person or by proxy, to constitute a quorum at the special meeting. Proposal 1, the merger proposal, will be approved if the proposal receives the affirmative vote of the holders of a majority of the Shares issued and outstanding on the record date for the special meeting. Each of Proposal 2, the compensation proposal, and Proposal 3, the adjournment proposal, will be approved if the votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal (provided a quorum is present at the meeting).

Material United States Federal Income Tax Consequences of the Merger (Page 58)

For U.S. federal income tax purposes, the Merger will be treated as a sale of the Shares for cash by each of our shareholders. As a result, in general, each shareholder will recognize gain or loss equal to the difference, if any, between the amount of cash received in the Merger and such shareholder’s adjusted tax basis in the Shares surrendered. In general, such gain or loss will be capital gain or loss if the Shares surrendered are held as a capital asset in the hands of the shareholder, and will be long-term capital gain or loss if the Shares have a holding period of more than one year at the time of the Merger. Shareholders are urged to consult their own tax advisors as to the particular tax consequences to them as a result of the Merger.

Interests of Our Directors and Executive Officers in the Merger (Page 45)

Members of our board of directors and certain of our executive officers have various interests in the Merger that may be in addition to, or different from, the interests of our shareholders, including the following:

•

our directors and executive officers will be entitled to benefit from the accelerated vesting of their Restricted Shares, Restricted Stock Units, Performance Shares and Options, and the gross cash proceeds from such acceleration will be $9,819,770; and

•	certain of our executive officers have employment agreements that provide for enhanced payments and benefits upon the termination of employment, in connection with, or following, a change in control.

Our board of directors was aware of these interests and considered them, among other matters, in making its decision to approve the Merger Agreement and the transactions contemplated thereby and to recommend that the Company’s shareholders vote to approve the Merger Agreement and the transactions contemplated thereby.

For further information, refer to the discussion under the heading “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 45 and “Proposal 2 — The Compensation Proposal” on page 94.

Financing of the Merger (Page 75)

We anticipate that total funds of approximately $1.97 billion will be needed to purchase all of the issued and outstanding Shares and to complete the Merger, to repay indebtedness of the Company, to pay related fees and expenses and to fund working capital. Purchaser has received a commitment from certain lenders which provides an aggregate of $1.1 billion in debt financing to Purchaser, which we refer to as the “Debt Financing”. In addition, Parent has obtained a $691 million equity commitment, which we refer to as the “Equity Financing”, from the TPG Fund. The Equity Financing and Debt Financing commitments are subject to certain conditions, including conditions that do not relate directly to the Merger Agreement.

We believe the amounts committed under the Equity Commitment Letter (as defined below) and the proceeds of the Debt Financing, in addition to the Company’s cash on hand, will be in the aggregate sufficient to pay the Offer Price in respect of each Share of the Common Stock validly tendered and accepted for payment in the Offer, the aggregate Per Share Merger Consideration, all amounts required to be paid in respect of the Company’s Options, Restricted Shares, Restricted Stock Units and Performance Shares pursuant to the Merger Agreement and all fees and expenses directly related to the Offer, the Merger and the Debt Financing, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the commitment letters fails to fund the committed amounts in breach of such commitment letters or if the conditions to such commitments are not met.

Equity Financing

In connection with the Merger Agreement, Parent received an equity commitment letter from the TPG Fund, dated July 2, 2011, which we refer to as the “Equity Commitment Letter”, pursuant to which the TPG Fund has committed to purchase equity securities of Parent, at or prior to the Merger Closing, with an aggregate purchase price of up to $691 million, for the purpose of funding a portion of the aggregate Offer Price and/or the aggregate Per Share Merger Consideration, as applicable, required to be paid pursuant to the Merger Agreement and the transactions contemplated thereby, as well as related fees and expenses. The TPG Fund’s obligation to fund the financing contemplated by the Equity Commitment Letter is generally subject to (i) the satisfaction or waiver of all the conditions to Parent’s and Purchaser’s obligations to effect the Merger (other than Purchaser’s obligation to accept for payment all Shares validly tendered in the Offer and Parent’s obligations that by their nature are to be satisfied at the Merger Closing), (ii) the Debt Financing having been funded in accordance with the terms thereof or would be funded in accordance with the terms thereof at the Merger Closing if the Equity Financing were funded at the Merger Closing, (iii) the Company’s irrevocable confirmation to Parent in writing that (A) all conditions to the Company’s obligations to effect the Merger, as set forth in the Merger Agreement, have been satisfied or waived (other than Purchaser’s obligation to accept for payment all Shares validly tendered in the Offer) or that it is willing to waive any such open conditions and (B) if specific performance is granted and the Equity Financing and Debt Financing were funded, the Merger Closing would occur and (iv) the substantially simultaneous consummation of the Merger Closing in accordance with the terms of the Equity Commitment Letter and the Merger Agreement.

The TPG Fund’s obligation to fund its equity commitment will expire upon the earliest to occur of (i) the Merger Closing, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the Company (or any person claiming by, through or for the benefit of the Company) accepting all or any portion of the Parent Termination Fee (as described below) or accepting any payment from the TPG Fund under the Guaranty (as defined below) and (iv) the Company or any of its affiliates (or any person claiming by, through or for the benefit of the Company) asserting a claim in any litigation or other proceeding for monetary damages against the TPG Fund or any of its affiliates under the Merger Agreement, other than pursuant to the Guaranty (as defined below).

The Company is an express third-party beneficiary of the Equity Commitment Letter to the extent provided in the Equity Commitment Letter to permit the Company to seek specific performance of Parent’s obligation to enforce the TPG Fund to fund its equity commitment in certain circumstances in accordance with the terms of the Equity Commitment Letter and the Merger Agreement.

Debt Financing

Purchaser received a debt commitment letter, which we refer to as the “Debt Commitment Letter”, from Citigroup Global Markets Inc., which we refer to as “Citi”, JPMorgan Chase Bank, N.A., which we refer to as “JPMCB”, and J.P. Morgan Securities LLC, which we refer to as “JPMS” and, together with Citi and JPMCB and any other lenders party to the Debt Commitment Letter, the “Debt Commitment Parties”, to provide $1.1 billion in Debt Financing, consisting of a $600 million senior secured term loan facility, a $400 million senior unsecured bridge facility and a $100 million senior secured revolving facility.

Although the Debt Financing described in this document is not subject to due diligence or a “market out” provision, which would have allowed lenders not to fund their commitments if certain conditions in the financial markets prevail, there is still a risk that such Debt Financing may not be funded when required. As of the date hereof, no alternative financing arrangements or alternative financing plans have been made in the event the Debt Financing described herein is not available as anticipated.

Limited Guaranty

In connection with the Merger Agreement, the TPG Fund executed and delivered to the Company a limited guaranty, dated July 2, 2011, which we refer to as the “Guaranty”. Pursuant to the Guaranty, the TPG Fund has irrevocably and unconditionally guaranteed the due and punctual payment by Parent to the Company of (i) the Parent Termination Fee (as defined below) of $90.0 million, when required to be paid under the terms of the Merger Agreement, and (ii) the Company’s costs and expenses (including attorneys’ fees) incurred to commence a suit resulting in a judgment against Parent to enforce payment of the Parent Termination Fee, which we refer to as the “Enforcement Expense Obligations”. However, under the terms of the Guaranty, the TPG Fund’s aggregate liability cannot exceed (i) $90.0 million with respect to the Parent Termination Fee or (ii) for the Enforcement Expense Obligations, the lesser of $2 million or the aggregate Enforcement Expense Obligations that have been paid or are payable by Parent, Purchaser or the TPG Fund.

Regulatory Approvals (Page 73)

Except for the filing of a certificate of merger with the Secretary of State of the State of Georgia, the filing with the Securities and Exchange Commission, which we refer to as the “SEC”, of this Proxy Statement, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act, and the rules thereunder, which we refer to as the “HSR Act”, any applicable consents or approvals pursuant to German antitrust or merger control laws, and any other filings and reports that may be required in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement under the Exchange Act, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or the consummation of the Merger. The Company and Parent anticipate filing a notification and report form pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission on or about July 18, 2011. Accordingly, the required waiting period under the HSR Act with respect to the Offer will expire at 11:59 p.m., New York City time, on or about August 2, 2011, unless earlier terminated by the FTC and the Antitrust Division or Parent receives a request for additional information or documentary material (a “Second Request”) prior to that time.

Litigation Relating to the Merger (Page 60)

On July 12, 2011, a purported shareholder of the Company filed a putative class action lawsuit in the superior court of Fulton County for the State of Georgia, captioned Hilary Kramer v. Immucor, Inc., et al., as Civil Action No. 2011CV203124. In addition to the Company, the suit names the individual directors of the Company, Parent, Purchaser, the TPG Fund and TPG Capital, L.P., a Texas limited partnership that is affiliated with the TPG Fund, which we refer to as “TPG”, as defendants. The Kramer action purports to be brought individually and on behalf of similarly situated public shareholders of the Company and alleges claims for breaches of fiduciary duties against the board of directors in connection with the proposed Transaction and that Parent, Purchaser, the TPG Fund and TPG aided and abetted the purported breaches of fiduciary duties. The Kramer action seeks, among other things, certification of the putative class, preliminary and permanent relief, including injunctive relief enjoining the consummation of the proposed Transaction, rescission of the proposed Transaction to the extent the proposed Transaction is consummated prior to the entry of a final judgment, and the costs, expenses and disbursements of the Kramer action, including attorneys’ and experts’ fees and, if applicable, pre-judgment and post-judgment interest.

On July 15, 2011, a second putative class action challenging the proposed Transaction was filed by a purported shareholder of the Company. This action was filed in the Superior Court of Gwinnett County for the State of Georgia, and is captioned as Babette C. Schorsch v. Immucor, Inc., et al., Civil Action No. 11A0776-1. The action is brought on behalf of public shareholders of the Company and names as defendants the Company, the individual directors of the Company, two executive officers of the Company, Parent, Purchaser and the TPG Fund. The action asserts claims for breaches of fiduciary duties against the board of directors in connection with the proposed Transaction, and for aiding and abetting the purported breaches of fiduciary duties by the TPG defendants. The plaintiff seeks, among other things, a declaration that the action is maintainable as a class action, injunctive relief enjoining the consummation of the proposed Transaction, rescission of the proposed Transaction to the extent it is consummated prior to the entry of a final judgment, and costs, expenses and disbursements of the action.

Dissenters’ Rights (Page 88 and Annex C)

Holders of Shares are entitled to dissent from the Merger and seek to obtain payment of the “fair value” of their Shares if they comply with the applicable requirements of Article 13 of the GBCC. Dissenting shareholders who comply with the applicable statutory procedures will be entitled, under Section 14-2-1330 of the GBCC, to receive a judicial determination of the fair value of their Shares (excluding any appreciation or depreciation in anticipation of the Offer or the Merger) and to receive payment of such fair value, together with a fair rate of interest, if any. Any such judicial determination of the fair value of the Shares could be based upon factors other than, or in addition to, the price per share of our Common Stock ultimately paid in the Offer or any subsequent Merger or the market value of the Shares. The value so determined could be more or less than the price per share of our Common Stock ultimately paid in the Offer or the subsequent Merger.

The foregoing summary of the rights of shareholders seeking dissenters’ rights under Georgia law does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise any dissenters’ rights available thereunder and is qualified in its entirety by reference to Article 13 of the GBCC. The perfection of dissenters’ rights requires strict adherence to the applicable provisions of the GBCC.

Delisting and Deregistration of Our Common Stock (Page 57)

If the Merger is completed, our Common Stock will be delisted from the Nasdaq Global Select Market, which we refer to as “Nasdaq”, and deregistered under the Securities Exchange Act of 1934, which we refer to as the “Exchange Act”. As such, we would no longer file periodic reports with the SEC on account of our Common Stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting and the proposed Merger. These questions and answers may not address all questions that may be important to you as our shareholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the Annexes to this Proxy Statement and the documents referred to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions under “Where You Can Find More Information.”

Q:	What is the date, time and place of the special meeting?

A:	The special meeting of our shareholders will be held at our headquarters at 3150 Gateway Drive, Norcross, Georgia, 30071, on [*], beginning at [*] local time.

Q:	Who is soliciting my proxy?

A:	This proxy is being solicited by our board of directors.

Q:	What am I being asked to vote on?

A:	You are being asked to consider and vote on the following:

•	Proposal 1, the merger proposal (see “Proposal 1 — The Merger Agreement”);

•	Proposal 2, the compensation proposal (see “Proposal 2 — The Compensation Proposal”); and

•	Proposal 3, the adjournment proposal (see “Proposal 3 — The Adjournment Proposal”).

Q:	What is the proposed Transaction?

A:	If the Merger Agreement has been approved and all of the conditions set forth in the Merger Agreement have been satisfied or waived, Purchaser will be merged with and into us and we will continue as the surviving corporation and as a wholly-owned indirect subsidiary of Parent. Each Share outstanding immediately prior to the Merger (other than Shares owned by us, Parent or Purchaser, or by any direct or indirect wholly-owned subsidiary of us, Parent or Purchaser, and other than Shares owned by shareholders who have perfected and not withdrawn their dissenters’ rights under Georgia law) will be cancelled and converted into the right to receive $27.00 per Share net to the seller in cash, without interest and less applicable withholding taxes.

Q:	How does our board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that you vote:

•	“FOR” Proposal 1, the merger proposal;

•	“FOR” Proposal 2, the compensation proposal; and

•	“FOR” Proposal 3, the adjournment proposal.

Q:	What vote of our shareholders is required to approve the proposals?

A:	The votes required to adopt the proposals are as follows:

•	Proposal 1, the merger proposal, requires the affirmative vote of the holders of a majority of the Shares issued and outstanding on the record date for the special meeting;

•	Proposal 2, the compensation proposal, will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal (provided a quorum is present at the meeting); and

•	Proposal 3, the adjournment proposal, will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal (provided a quorum is present at the meeting).

Q:	Who is entitled to vote at the special meeting?

A:	Only shareholders of record as of the close of business on [*], are entitled to receive notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. You will have one vote at the special meeting for each Share you owned at the close of business on the record date. On the record date [*] Shares were issued and outstanding and entitled to be voted at the special meeting.

Q:	How many shares must be present or represented at the special meeting in order to conduct business?

A:	Holders of a majority of the Shares entitled to vote must be present in person or represented by proxy before we may transact business at the special meeting. This is called a “quorum”. Abstentions are counted for the purpose of determining the presence of a quorum.

Q:	What do I need to do now? How do I vote?

A:	After carefully reading and considering the information contained in this Proxy Statement, the Annexes attached to this Proxy Statement and the documents referred to in this Proxy Statement, please submit a proxy for your Shares as soon as possible. Proxies will be voted as specified by the shareholder or shareholders granting the proxy. Shareholders can vote in person at the special meeting or cause the Shares to be voted by proxy. There are three ways to vote by proxy:

•	By Telephone — You can submit a proxy by telephone by calling toll-free at 1-800-652-8683 and following the instructions on the proxy card if you are located in the United States;

•	By Internet — You can submit a proxy over the Internet at https://www.investorvote.com by following the instructions on the proxy card; or

•	By Mail — You can submit a proxy by mail by signing, dating and returning the enclosed proxy card if you received your proxy materials by mail.

Internet and telephone facilities for shareholders of record will be available 24 hours a day and close at 11:59 p.m. (Eastern time) on [*], which is the day before the special meeting.

Q:	How are votes counted?

A:	For Proposal 1, the merger proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. An abstention will not count as a vote cast on Proposal 1 but will count for the purpose of determining whether a quorum is present. Because the merger proposal requires the approval of a majority of the outstanding Shares, if you “ABSTAIN” it has the same effect as a vote “AGAINST” the merger proposal.

For Proposal 2, the compensation proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. An abstention will not count as a vote cast on Proposal 2 but will count for the purpose of determining whether a quorum is present. If you “ABSTAIN” from voting on Proposal 2, it will have no effect on the outcome of the vote if a quorum is present at the meeting.

For Proposal 3, the adjournment proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. An abstention will not count as a vote cast on Proposal 3 but will count for the purpose of determining whether a quorum is present. If you “ABSTAIN” from voting on Proposal 3, it will have no effect on the outcome of the vote if a quorum is present at the meeting.

If you sign and return your proxy but do not indicate how you want to vote, your proxy will be voted “FOR” Proposal 1, the merger proposal, “FOR” Proposal 2, the compensation proposal, “FOR” Proposal 3, the adjournment proposal, and in accordance with the recommendation of our board of directors as to any other matters presented at the meeting.

Q:	If my broker holds my Shares in “street name”, will my broker vote my Shares for me?

A:	Yes, but only if you provide specific instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your Shares. Unless you follow the instructions, your Shares will not be voted. If your broker does not vote your Shares because you fail to provide voting instructions, the effect will be a vote “AGAINST” Proposal 1 because adoption of this Proposal requires the affirmative vote of a majority of the outstanding Shares. If your broker does not vote your Shares because you fail to provide voting instructions, your Shares will not be voted on Proposal 2 or Proposal 3 and will not affect the outcome of the votes on such proposals if a quorum is present at the meeting.

Q:	May I vote in person?

A:	Yes. Shares held in your name as the shareholder of record may be voted in person at the special meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your Shares giving you the right to vote the Shares at the special meeting. Even if you plan to attend the special meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	What is the difference between holding Shares as a shareholder of record and as a beneficial owner?

A:	Most of our shareholders hold their Shares through a broker, trustee or nominee (such as a bank) rather than directly in their own name. As summarized below, there are some distinctions between Shares owned of record and those owned beneficially.

•

Shareholder of Record. If your Shares are registered directly in your name with our transfer agent and registrar, Computershare Trust Company, N.A., you are considered to be the shareholder of record with respect to those Shares and these proxy materials are being sent directly to you. As the shareholder of record, you have the right to grant your proxy directly to us or to vote in person at the special meeting. We have enclosed a proxy card for you to use. You can also submit a proxy over the Internet or by telephone by following the instructions on the proxy card.

•

Beneficial Owner. If your Shares are held in a brokerage account, by a trustee or by another nominee (such as a bank), you are considered the beneficial owner of Shares held in “street name”, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the special meeting. Since a beneficial owner is not the shareholder of record, you may not vote your Shares in person at the special meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your Shares, giving you the right to vote the Shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee to vote your Shares.

Q:	May I attend the special meeting?

A:	You are entitled to attend the special meeting only if you were a shareholder as of the close of business on the record date or if you hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance. If you are a shareholder of record, your name will be verified against the list of shareholders of record on the record date prior to your being admitted to the special meeting. If you are not a shareholder of record but hold Shares in “street name” through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to [*], 2011, a copy of the voting instruction card provided to you by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the procedures outlined above, you will not be admitted to the special meeting.

The meeting will begin promptly at [*] local time. Check-in will begin at [*] local time, and you should allow ample time for the check-in procedures.

Q:	When should I return my proxy card?

A:	You should return your proxy card as soon as possible so that your Shares will be voted at the special meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying us in writing at Immucor, Inc., 3150 Gateway Drive, Norcross, Georgia 30071, Attention: Corporate Secretary, or by submitting a new proxy, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person. However, simply attending the special meeting without voting will not revoke your proxy. If you submitted a proxy by telephone or through the Internet, you can also revoke your proxy and change your voting instructions by any of these methods. If you decide to cause your Shares to be voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy and change your voting instructions by telephone or through the Internet. If you have instructed a broker to vote your Shares, you must follow the instructions received from your broker to change your vote. All properly submitted proxies received by us before the special meeting that are not revoked prior to being voted at the special meeting, will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” the merger proposal, the compensation proposal and the adjournment proposal.

Q:	Should I send in my stock certificate(s) now?

A:	No. After the Merger is completed, you will receive written instructions, including a letter of transmittal, for exchanging your Shares for the merger consideration of $27.00 per share net to the seller in cash, without interest and less any applicable withholding tax.

Q:	Who will bear the cost of solicitation?

A:	The expense of soliciting proxies in the enclosed form will be borne by the Company. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $10,000, plus reimbursement of out-of-pocket fees and expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of Shares for their expenses in forwarding soliciting material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services, but we will reimburse them for any out-of-pocket expenses they incur.

Q:	What does it mean if I receive more than one proxy card?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your Shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold Shares. If you are a shareholder of record and your Shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card you receive.

Q:	How can I obtain a separate set of voting materials?

A:	If you share an address with another shareholder, you may receive only one set of proxy materials, unless you have provided contrary instructions. However, each shareholder will receive his or her own proxy card. If you wish to receive a separate set of proxy materials, please call Innisfree M&A Incorporated, our proxy solicitor, who is assisting us, toll-free at: (888) 750-5834 (banks and brokers may call collect at: (212) 750-5833), to request a separate copy of these materials. You will be provided with a separate copy of the materials, free of charge, if you request them.

Q:	What happens if I sell my Shares before the special meeting?

A:	The record date of the special meeting is earlier than the special meeting and the date that the Merger is expected to be completed. If you transfer your Shares after the record date but before the special meeting, you will retain your rights to vote at the special meeting, but will have transferred the right to receive the merger consideration to be received by our shareholders in the Merger. In order to receive the merger consideration, you must hold your Shares through the completion of the merger.

Q:	When do you expect the Merger to be completed?

A:	We are working toward completing the Merger as quickly as possible, but we cannot predict the exact timing. We expect to complete the Merger no later than two business days after obtaining shareholder approval, assuming that all of the conditions set forth in the Merger Agreement have been satisfied or waived. See “Proposal 1 — The Merger Agreement — The Offer”.

Q:	When will I receive the cash consideration for my Shares?

A:	After the Merger is completed, you will receive written instructions, including a letter of transmittal that explains how to exchange your Shares for the cash consideration to be paid in the Merger. When you properly complete and return the required documentation described in the written instructions, you will receive from the paying agent a payment of the cash consideration for your Shares.

Q:	Am I entitled to exercise dissenters’ rights instead of receiving the merger consideration for my Shares?

A:	Yes. As a holder of our Common Stock, you are entitled to dissenters’ rights under the GBCC in connection with the Merger if you do not vote in favor of the approval of the Merger Agreement and if you meet certain conditions. See “Dissenters’ Rights”. The judicially determined fair value of your Shares could be greater than, equal to or less than the $27.00 in cash per share that our shareholders are entitled to receive in the Merger.

Q:	Where can I find more information about the Company?

A:	The Company files periodic reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the Internet site maintained by the SEC at www.sec.gov. For a more detailed description of the information available, please refer to “Where You Can Find More Information” in this Proxy Statement.

Q:	Who can help answer my other questions?

A:	If you have additional questions about the special meeting or the Merger, including the procedures for voting your Shares, or if you would like additional copies, without charge, of this Proxy Statement, you should contact our proxy solicitor, Innisfree M&A Incorporated, who is assisting us, toll-free at: (888) 750-5834 (banks and brokers may call collect at: (212) 750-5833.) If your broker holds your Shares, you may also call your broker for additional information.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements relating to the potential acquisition of the Company by an affiliate of the TPG Fund. All statements, other than statements of historical facts, including, among others, statements regarding the anticipated acquisition of the Company by Parent and Purchaser, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future events and involve risks and uncertainties that actual events may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, uncertainties as to whether the Debt Financing will be funded when required, changes in ratings from credit agencies, uncertainties as to how many of the Company’s shareholders will tender their Shares in the Offer or vote their Shares in favor of the merger proposal, the possibility that competing offers will be made, unexpected costs or liabilities, the result of the review of the proposed Transaction by various regulatory agencies and any conditions imposed in connection with the consummation of the Transaction, and the possibility that various closing conditions for the Transaction may not be satisfied or waived. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including its annual report on Form 10-K for the year ended May 31, 2010 and quarterly and current reports on Form 10-Q and Form 8-K. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein, except as required by law.

We believe that the assumptions on which our forward-looking statements are based are reasonable. All subsequent written and oral forward-looking statements concerning the Merger and other matters addressed in this Proxy Statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE SPECIAL MEETING OF THE SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies in connection with a special meeting of our shareholders, or at any postponement or adjournment thereof.

Date, Time and Place

We will hold the special meeting at our headquarters at 3150 Gateway Drive, Norcross, Georgia 30071, on [*], beginning at [*] local time.

Purpose of the Special Meeting

At the special meeting, we will ask you to (1) approve the Merger Agreement, (2) approve the compensation proposal and (3) approve the adjournment proposal if there are insufficient votes at the time of the meeting to approve the merger proposal. In addition, you will be asked to transact any other business that is properly brought before the special meeting. We are not aware of any additional business that may come before the special meeting.

Recommendation of Our Board of Directors

Our board of directors unanimously (1) approved and adopted the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement and (2) determined that the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement are advisable to, fair to and in the best interests of the Company and its shareholders. Accordingly, our board of directors unanimously recommends that you vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Record Date; Stock Entitled To Vote; Quorum

Only holders of record of our Common Stock at the close of business on [*], the record date, are entitled to receive notice of and to vote at the special meeting. On the record date, [*] Shares were issued and outstanding. Each holder of record of our Common Stock will be entitled to one vote per share at the special meeting on each of the merger proposal, the compensation proposal and the adjournment proposal.

The holders of a majority of the outstanding Shares entitled to vote must be present, either in person or by proxy, to constitute a quorum at the special meeting. We will count abstentions, either in person or by proxy, for the purpose of establishing a quorum. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed to solicit additional proxies.

Broker non-votes occur when a broker is not permitted to vote on a proposal without instructions from the beneficial owner and instructions are not given. Because it is expected that brokers and other nominees will not have discretionary authority to vote on any of the proposals, we anticipate that there will not be any broker non-votes in connection with any of the proposals. If your broker or other nominee holds your Shares in “street name”, your broker or other nominee will vote your Shares only if you provide instructions on how to vote. Please follow the directions on the voting instruction form sent to you by your broker or other nominee with this Proxy Statement.

Vote Required

Approval of the merger proposal requires the affirmative vote of the Shares representing a majority of the outstanding Shares entitled to vote on the merger proposal at the special meeting. If you abstain from voting, either in person or by proxy, or do not instruct your broker or other nominee how to vote your Shares, it will effectively count as a vote “AGAINST” the approval of the merger proposal.

Each of the compensation proposal and the adjournment proposal will be approved if the votes cast “FOR” such proposal exceed the votes cast “AGAINST” such proposal (provided that a quorum is present at the meeting). If you abstain from voting, either in person or by proxy, or do not instruct your broker or other nominee how to vote your Shares, it will have no effect on the outcome of the votes with respect to the compensation proposal or the adjournment proposal if a quorum is present at the meeting.

Voting of Proxies

To cause your Shares to be voted, you should follow the instructions as indicated on your proxy card to submit a proxy over the Internet or by telephone, or you should mark, sign, date and return the enclosed proxy card in the enclosed envelope. Submitting your proxy does not limit your right to vote in person should you decide to attend the special meeting. If your Shares are held in the name of a bank, broker or other nominee, you will be provided voting instructions from the nominee and, in order to vote at the special meeting, you must obtain a legal proxy, executed in your name, from the nominee.

If you return your proxy card and it is completed, signed and dated, your Shares will be voted at the special meeting in accordance with your instructions. If you return your proxy card and it is unsigned, then your vote cannot be counted. If you return your proxy card and it is signed and dated, but you do not fill out the voting instructions on the proxy card, the Shares represented by your proxy will be voted “FOR” the merger proposal, “FOR” the compensation proposal, and “FOR” the adjournment proposal.

Shareholders who hold their Shares in “street name”, meaning in the name of a bank, broker or other nominee who is the record holder, should follow the directions provided by their bank, broker or other nominee regarding how to instruct such entity to vote their Shares.

DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY. A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR THE SURRENDER OF YOUR STOCK CERTIFICATES WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER.

Revocability of Proxies

If you hold your Shares in your name, you have the unconditional right to revoke your proxy at any time prior to its exercise by employing any of the following four methods:

•

first, you can deliver to our Corporate Secretary, at our principal executive offices located 3150 Gateway Drive, Norcross, Georgia 30071, a written notice (dated later than the date of your proxy card) stating that you would like to revoke your proxy;

•

second, you can complete, execute and deliver to our Corporate Secretary a new, later-dated proxy card for the same Shares, provided the new proxy card is received before the polls close at the special meeting;

•	third, you can attend the special meeting and vote in person; or

•	fourth, you can submit another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card.

Any written notice of revocation should be delivered to our Corporate Secretary at or before the taking of the vote at the special meeting. Revocation of your proxy, without any further action, will mean your Shares will not be voted at the special meeting or counted towards satisfying the quorum requirements. Your attendance at the special meeting will not revoke your proxy unless you specifically request to vote at the special meeting.

If you have instructed your broker to vote your Shares, you must follow directions received from your broker to change your vote. You cannot vote Shares held in “street name” by returning a proxy card directly to us or by voting in person at the special meeting, unless you obtain a legal proxy from your broker.

Solicitation of Proxies

The board of directors of the Company is soliciting your proxy. In addition to the solicitation of proxies by use of the mail, officers and other employees of the Company may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We will request that brokerage houses and other custodians, nominees and fiduciaries forward solicitation material to the beneficial owners of stock registered in their names. We will bear all costs of preparing, assembling, printing and mailing the notice of special meeting of shareholders, this Proxy Statement, the enclosed proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

We have retained Innisfree M&A Incorporated to solicit proxies in connection with the special meeting at a cost of approximately $10,000, plus reimbursement of out-of-pocket fees and expenses.

Assistance

Shareholders who have questions regarding the materials, need assistance voting their Shares or require additional copies of this Proxy Statement or proxy card, should contact or call Innisfree M&A Incorporated, our proxy solicitor, toll-free at: (888) 750-5834 (banks and brokers may call collect at: (212) 750-5833).

Other Business

Under our bylaws, the business that may be transacted at any special meeting of shareholders is limited to that proposed in the notice of the special meeting (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business) and accordingly no matter other than the ones discussed in this proxy will be brought before the special meeting.

Adjournments and Postponements

Pursuant to the Merger Agreement, the special meeting may be postponed or adjourned in the following circumstances:

•	by the Company, after consultation with Parent:

•	as necessary to ensure that any required supplement or amendment to this Proxy Statement is provided to the Company’s shareholders within a reasonable amount of time in advance of the meeting; and

•	if as of the time for which the meeting is originally scheduled there are insufficient Shares represented (either in person or by proxy) to constitute a quorum.

•	by the Company at the reasonable request of Parent:

•	if as of the time for which the meeting is originally scheduled there are insufficient Shares represented (either in person or by proxy) to constitute a quorum; or

•	as necessary to permit additional solicitation of proxies in favor of approval of the Merger Agreement.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this Proxy Statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Parties to the Merger Agreement

The Company

Immucor, Inc.

3150 Gateway Drive

Norcross, Georgia 30071

(770) 441-2051

Immucor, Inc., a Georgia corporation, develops, manufactures and sells a complete line of reagents and automated systems used primarily by donor centers, hospitals and reference laboratories for testing to detect and identify certain properties of human blood for the purpose of blood transfusion. We have manufacturing facilities in the U.S. and Canada and sell our products through our direct sales network in the U.S., Canada, Western Europe and Japan as well as through third-party distributors in other markets.

Parent

IVD Holdings Inc.

c/o TPG Capital, L.P.

345 California Street

Suite 3300

San Francisco, CA 94104

(415) 743-1500

IVD Holdings Inc., a Delaware corporation, was formed solely for the purpose of acquiring the Company and has not engaged in any business except for activities related to its formation, completing the transactions contemplated by the Merger Agreement (including, without limitation, the Offer and the Merger) and arranging the related financing. Parent is an affiliate of TPG Partners VI, L.P. Upon completion of the Merger, the Company will be a wholly-owned indirect subsidiary of Parent.

Purchaser

IVD Acquisition Corporation

c/o TPG Capital, L.P.

345 California Street

Suite 3300

San Francisco, CA 94104

(415) 743-1500

IVD Acquisition Corporation, a Georgia corporation, was formed by Parent for the sole purpose of entering into the Merger Agreement and completing the Merger. Purchaser has not conducted any activities to date, except for activities related to its formation and completing the transactions contemplated by the Merger Agreement (including, without limitation, the Offer and the Merger).

Background of the Merger

Our board, with the assistance of our management and advisors, regularly considers strategic alternatives and opportunities to enhance shareholder value. In evaluating these strategic alternatives and opportunities, our board has taken into account, among other things, the performance and prospects of our business, as well as the risks and challenges associated with our business. In addition, as part of this evaluation, our board has considered the regulatory environment and the implications of various litigation and regulatory matters affecting us, including antitrust investigations relating to us, private litigation with respect to antitrust and securities matters, and an administrative action by the FDA relating to our facilities and operations (the “Litigation and Regulatory Matters”).

In the first quarter of 2009, we were approached by a strategic party (“Company A”). Company A expressed an interest in a potential collaboration arrangement with our company. In March and May 2009, our management met with Company A regarding the potential collaboration. In November 2009, our management again met with Company A, which at this time expressed an interest in discussions relating to a potential acquisition of our company. As part of these discussions, Company A requested access to due diligence information about our company, including information regarding the Litigation and Regulatory Matters.

In late November 2009, our company engaged King & Spalding LLP (“King & Spalding”) as our legal advisor, to assist our board in connection with the approach made by Company A and in connection with our board’s potential evaluation of other strategic alternatives. In addition, in December 2009, we engaged Goldman Sachs as our financial advisor to assist our board in connection with the approach made by Company A and in connection with our board’s potential evaluation of other strategic alternatives.

At a board meeting on January 18 and 19, 2010, King & Spalding reviewed with our board their fiduciary duties, both in general and in connection with a potential transaction. Our board was then updated on the status of discussions with Company A, including the request by Company A for due diligence information. Our board also was updated on the status of the Litigation and Regulatory Matters. Following a discussion among the board, our management and our legal and financial advisors of potential strategic alternatives, process considerations (including the impact of the Litigation and Regulatory Matters on a potential transaction and the process relating thereto), and the discussions to date with Company A, our board determined not to release non-public information regarding the Litigation and Regulatory Matters to Company A at that time, given concerns our board had regarding the appropriate process for disclosure without compromising our company’s interests. However, our board authorized our management to have further discussions with Company A to better understand Company A’s level of interest and determined that it would continue to review and evaluate the release of non-public information about the Litigation and Regulatory Matters in connection with these further discussions.

Following the January 18-19 board meeting, our then president and chief executive officer, Dr. Gioacchino De Chirico, engaged in a discussion with Company A, in which Dr. De Chirico indicated that prior to providing Company A with non-public information regarding the Litigation and Regulatory Matters, our board was interested in developing a better understanding of Company A’s interest in our company and its views on valuation. In addition, in early February 2010, we were contacted by another strategic party (“Company B”), which expressed interest in exploring a transaction with us. Our management indicated to Company B that our board was evaluating potential alternatives and that we would inform Company B should we decide to explore a transaction as a potential course of action.

At a board meeting on February 11, 2010, with Goldman Sachs and King & Spalding participating in the meeting, Dr. De Chirico updated our board on the discussions with Company A and Company B. At the meeting, our board and its advisors discussed potential process considerations with respect to Company A and Company B as well as various potential strategic alternatives for our company, including continued execution of our strategic stand alone business plan, potential acquisitions and strategic alliances, a levered recapitalization of our company, and the sale of our company to either a strategic buyer or a financial sponsor. Following discussion, the board noted that it expected that both Company A and Company B would be providing more information regarding the nature and level of their interest in our company, and the board determined to review any such more specific interest when it was received.

Following the February 11 board meeting, Dr. De Chirico and Goldman Sachs engaged in further discussions with Company A regarding the nature and level of Company A’s interest in our company. In mid-March, 2010, Company A informed us that it was not interested in proceeding with a transaction at that time, as Company A believed that it was not in a position to allocate the necessary capital to a transaction with us due to other commitments on its part. Company A also expressed concern over the uncertainties associated with the Litigation and Regulatory Matters at that time.

In early March 2010, we were contacted by another strategic party (“Company C”), which expressed interest in exploring a transaction with us. On March 8, 2010, our management met with Company C regarding a potential transaction. A representative of TPG participated in the meeting as a potential source of financing for the potential transaction with Company C, but did not participate in subsequent discussions between Company C and our company. We requested that Company C submit a written non-binding proposal, but we were informed by Company C that it believed it needed additional information regarding the Litigation and Regulatory Matters before submitting a proposal.

On March 24, 2010, Company B submitted a written, non-binding indication of interest to acquire our company at a price of $30.00 per share. In conversations with Goldman Sachs, Company B made it clear the indicated price did not reflect any potential price reduction that might result from Company B’s further assessment of the Litigation and Regulatory Matters. The indication of interest contemplated an acquisition of our company using a combination of cash and Company B’s publicly traded stock, the mix of which was not specified. The indication of interest by Company B stated that it was based upon Company B’s limited review of publicly available information, and was subject to further due diligence, including due diligence with respect to the Litigation and Regulatory Matters.

At a board meeting on March 26, 2010, our board with its advisors reviewed the status of discussions with Company A, Company B and Company C. Following a discussion by the board of potential strategic alternatives, process considerations and other matters (including the impact of the Litigation and Regulatory Matters on a potential transaction and the process relating thereto, the fact that Company B’s interest was based on a limited review of publicly available information and subject to further due diligence, and the potential effect that Company B’s perception of the Litigation and Regulatory Matters ultimately could have on its interest), and the discussions to date with Company B and Company C, our board directed management, Goldman Sachs and King & Spalding to engage in further discussions with Company B and Company C and to evaluate further a potential process that could be followed to explore our company’s strategic alternatives.

On April 1, 2011, Company B formally withdrew the indication of interest. From the beginning of April through July 2010, we engaged in ongoing discussions with Company B regarding a potential transaction. However, Company B did not submit a subsequent indication of interest, and Company B continued to have questions about the Litigation and Regulatory Matters.

In early April, 2010, we were contacted by a private equity fund (“Company D”), which expressed interest in having preliminary discussions with us, but no substantive discussions with Company D occurred after that contact.

At a board meeting on April 20, 2010, with Goldman Sachs and King & Spalding participating in the meeting, the board was updated on the status of discussions with Company B and Company C, and was provided with an update regarding the status of the Litigation and Regulatory Matters. Following these presentations, our board, together with its advisors, engaged in a discussion relating to our company and its potential strategic alternatives, including discussions focusing on our company’s business and strategic plan, our senior management, the market and industry challenges faced by our company, our company’s recent performance and growth, our company’s prospects and potential short-term and long-term risks associated with executing our business and strategic plan, and advantages and disadvantages of a business combination with another party. Our board also reflected on interest in our company shown by Company B and Company C. In addition, our board discussed the implications of the Litigation and Regulatory Matters on any potential process and how potential bidders would potentially assess this information, including the uncertainties associated with the Litigation and

Regulatory Matters at that time. After substantial discussion, our board authorized Goldman Sachs to continue discussions with Company B and Company C and decided to engage in further discussion of these issues following a strategic planning meeting of our board scheduled for May 15, 2010.

At a board meeting on May 15, 2010, with Goldman Sachs and King & Spalding participating in the meeting, our board continued its discussions from the April 20, 2010 meeting relating to our company and our potential strategic alternatives. Our management updated our board on recent discussions with Company B, Company C and Company D. In connection with the discussions, our board reviewed various considerations involved in deciding whether to commence a process to explore strategic alternatives, as well as various considerations involved in deciding whether to continue pursuing our current strategic plan. In its discussion, our board focused on our company’s business and strategic plan, our senior management, market and industry challenges faced by our company, our company’s recent performance and growth, our company’s prospects and potential, short-term and long-term risks associated with executing our business and strategic plan, and the advantages and disadvantages of a business combination with another party. Our board also reflected on interest shown by potential acquirors, including Company B, Company C and Company D. As part of the discussion, our board discussed the implications of the Litigation and Regulatory Matters on any potential process. Our board also discussed the due diligence process that potential acquirors would generally expect to follow in determining whether or not to enter into a business combination with our company, and the impact that the Litigation and Regulatory Matters (including the uncertainty relating to those matters) and recent developments with respect to the performance of our company likely would have on any valuation of our company ascribed by Company B, Company C and Company D. After further discussion, our board determined that it would be beneficial to continue evaluating and monitoring the many factors affecting the strategic outlook of our company, including the Litigation and Regulatory Matters and any other internal and external developments that could affect our company’s appropriate course of action going forward. A principal concern of the board was how due diligence with respect to the Litigation and Regulatory Matters could be appropriately structured.

At the May 15, 2010 meeting, Dr. De Chirico also reported on his prior discussions with ValueAct Capital, including recent conversations in which ValueAct Capital expressed an interest in appointing a member to serve on our board of directors. Following board meetings on June 7, 2010 and July 23, 2010, and upon the recommendation of our board’s governance committee, our board unanimously elected G. Mason Morfit, a partner with ValueAct Capital, as a director of our company. At the time, ValueAct Capital owned approximately 11% of our stock.

From June through September 2010, our board and management continued to focus on our company’s stand alone business plan and our company’s competitive position in the blood banking industry. During this time period, neither our company nor our advisors had substantive discussions with any third parties regarding a potential transaction. Following the release on October 6, 2010 of our company’s financial performance for the first quarter of fiscal year 2011, our board and management discussed and revised expectations downward with respect to financial performance for the remainder of fiscal year 2011.

At a board meeting on August 12, 2010, our board continued its discussions regarding a possible process for pursuing potential strategic alternatives. Following these discussions, the board designated a committee of directors consisting of Ronny B. Lancaster, Chris E. Perkins and Mr. Morfit to address these issues further and to report back to our board with the committee’s recommendations. One of the principal issues for the committee to address was structuring the appropriate process to allow interested parties to perform due diligence on the Litigation and Regulatory Matters.

At three board meetings and five committee meetings during August through October 2010, our board, the committee and their advisors discussed the impact that the Litigation and Regulatory Matters (and the uncertainty relating to these matters) and other issues could have on the due diligence and valuation process associated with any potential transaction. The committee also discussed potential alternatives with respect to the scope and timing of due diligence relating to the Litigation and Regulatory Matters in connection with any process that our company might consider undertaking to solicit potential interest in our company.

At a meeting of our board on October 15, 2010, with Goldman Sachs and King & Spalding participating in the meeting, the committee reported on its work, including its recommendation to our board regarding potential steps that could be followed in pursuing a potential transaction if our board were to determine that exploring such a process would be in the best interests of our company and our shareholders. Our board further discussed the potential transaction process and further reviewed the implications of the Litigation and Regulatory Matters with respect to any such process as well as the potential impact of our October 7, 2010 announcement of lowered earnings guidance on interested parties.

At a meeting on October 25, 2010, our board and its advisors discussed potential strategic alternatives, including the form of process that could be followed to explore potential interest of parties in an acquisition of the company, as well as continuing on the company’s current stand alone plan, recapitalizations of the company and potential acquisition opportunities. Following this discussion, our board unanimously determined to initiate a process in which our company would explore a potential strategic transaction and approved the sharing with Company B and Company C of certain non-public due diligence information, subject to the execution of an acceptable confidentiality agreement. Our board also authorized Goldman Sachs to contact several additional parties to determine whether they would be interested in considering a potential business combination with our company.

On November 5, 2010, we entered into a non-disclosure agreement with Company B.

On November 8, 2010, the United States Department of Justice announced that its antitrust investigation of the company had been closed, and the Department of Justice took no further action.

At a board meeting on November 10 and 11, 2010, with Goldman Sachs and King & Spalding participating in the meeting, Goldman Sachs updated our board on its discussions with parties potentially interested in a business combination with our company. Goldman Sachs reported that Company B remained interested in exploring a business combination with our company and had entered into a non-disclosure agreement, but that Company C had advised Goldman Sachs that it was no longer interested in light of its views regarding our business. Goldman Sachs indicated that it had contacted eight additional strategic parties regarding their potential interest in our company, and that three of these companies had also expressed interest, (“Company E”, “Company F” and “Company G”). Goldman Sachs also reported to our board that our management had prepared a preliminary information package and management presentation and that management was scheduled to meet with representatives of Company B on November 22, 2010. Goldman Sachs also reported that, with our board’s approval, Goldman Sachs would contact the additional interested parties to arrange the execution of non-disclosure agreements, access to due diligence information and management presentations.

At the November 10-11, 2010 meeting, following the Goldman Sachs presentation, our board, with the input of management and its legal and financial advisors, discussed a number of factors, including our company’s business and strategic plan, senior management of our company, market and industry challenges faced by our company, our company’s recent performance and growth, our company’s prospects and potential, short-term and long-term risks associated with executing our company’s business and strategic plan, the advantages and disadvantages of a business combination with another party, the Litigation and Regulatory Matters, and the process discussed by Goldman Sachs. After further discussion, our board determined to authorize management and Goldman Sachs to provide information to the parties that had expressed an interest in a business combination with our company in an effort to solicit indications of interest from those parties.

On November 11, 2010, we entered into a non-disclosure agreement with Company F.

On November 13, 2010, Company G indicated that it was no longer interested in pursuing a strategic transaction with us. Company G had not entered into a non-disclosure agreement with us and had not received non-public information regarding our company prior to that time.

On November 27, 2010, we entered into a non-disclosure agreement with Company E.

During November 2010 and December 2010, Company B, Company E and Company F engaged in due diligence of non-public information with respect to our company, which included the review of information contained in a virtual data room, management presentations conducted by our company and the opportunity to ask questions about our company and our business.

On December 9, 2010, Company F indicated to Goldman Sachs that it was no longer interested in pursuing a strategic transaction with us due to, among other things, the uncertainties associated with our Legal and Regulatory Matters.

On December 10, 2010, Company E submitted to Goldman Sachs an initial indication of interest for a cash acquisition of our company in the range of $22.00 to $23.00 per share, subject to further due diligence.

On December 12, 2010, Company B indicated that it did not intend to submit another indication of interest for our company in light of its views regarding our business.

At a board meeting on December 14, 2010, our board and its advisors reviewed the process undertaken with respect to our company’s review of potential strategic alternatives. The board received an update regarding the contacts and discussions with potential bidders, indicating that ten potential strategic buyers and no financial buyers had been contacted, four of which (Companies B, E, F and G) had expressed initial interest in acquiring our company. Of those four parties, three (Companies B, E and F) had entered into non-disclosure agreements with our company and received access to non-public information. One company, Company E, submitted an initial indication of interest to acquire our company, while the other two, Company B and Company F, indicated that they were no longer interested in pursuing a strategic transaction with our company. Also, at the December 14 meeting, Dr. De Chirico reported on our company’s performance in the current quarter and expected performance for the remainder of fiscal year 2011. Our board next received a report regarding Company E’s initial indication of interest and a general overview of Company E’s business, and discussed potential next steps with respect to Company E’s indication of interest. Our board next engaged in a general discussion of potential alternatives to further discussions and a potential transaction with Company E, including potential involvement of other parties in the sale process, the possible return of capital to our shareholders through a levered share repurchase or other means, or an exploration of a potential merger of equals with a third party.

At its December 14, 2010 meeting, our board generally discussed the strategic alternatives process and Company E’s initial indication of interest. Our board also reviewed prior discussions that our board had regarding the company’s business and strategic plan, senior management of the company, market and industry challenges faced by the company, the company’s recent performance and growth, the company’s prospects and potential, short-term and long-term risks associated with executing the company’s strategic plan and business, advantages and disadvantages of a business combination with another party, and the implications to the company of the Litigation and Regulatory Matters. Our board also discussed the process for continuing discussions with Company E and other potential bidders if our board authorized management to continue to explore a potential sale of the company. Following this discussion, our board determined to proceed with further discussions with Company E, including providing Company E with access to additional due diligence materials. The board also instructed Goldman Sachs to inform Company E that its initial indication price range may be insufficient to complete a transaction and that Company E should proceed under the expectation that it would need to increase its bid after further diligence.

During the remainder of December 2010 and the first half of January 2011, Company E continued its due diligence of our company, including through a review of non-public information contained in our virtual data room, as well as meetings with our management to discuss our business.

On January 18, 2011, Company E informed Goldman Sachs that, in light of other priorities for Company E including its views regarding our business, it would not be submitting a final bid for the acquisition of our company.

In late January, Company G informed our company that it was interested again in pursuing discussions regarding a potential transaction, and on January 27, 2011, we entered into a non-disclosure agreement with Company G. However, shortly thereafter Company G notified us that it would not be pursuing further discussions with us due to other strategic priorities.

During February and March 2011, our company engaged in further discussions with Company F regarding a potential strategic transaction. During this period, Company F engaged in due diligence of our company and met with our management to discuss our business. On April 1, 2011, following further due diligence and discussion with us of potential transaction structures, Company F withdrew from discussions relating to a potential strategic combination with us due to concerns over the uncertainties associated with the Litigation and Regulatory Matters at that time.

In April 2011, TPG approached us and Goldman Sachs to express its interest in a potential transaction. Also in April 2011, another private equity fund (“Company H”) approached us and Goldman Sachs to express its interest in a potential transaction.

On May 2, 2011, Dr. De Chirico, company director and non-executive Chairman Joseph E. Rosen and Goldman Sachs met separately with TPG and Company H to discuss potential interest in our company. At a board meeting on May 3 and 4, 2011, our board determined to proceed with further discussions with TPG, including discussions to learn more regarding TPG’s level of interest in a strategic transaction with us. On May 5, 2011, we entered into a confidentiality agreement with TPG and on May 6, 2011, Dr. De Chirico and Mr. Morfit met with TPG to discuss TPG’s potential interest in our company. Following those meetings, on May 17, 2011, TPG submitted to us a non-binding, preliminary indication of interest reflecting a purchase price in cash of between $25.00 to $27.00 per share. Company H also indicated that they believed they could offer a premium and multiple that equaled a price of approximately $26.00 per share based on their review of public documents.

At a meeting of our board on May 20, 2011, our board and its advisors reviewed the process to date, and our board determined to engage in further discussions with TPG and Company H and to permit them access to non-public information regarding our company. At this meeting, our board also appointed a transaction committee, consisting of Messrs. Lancaster, Morfit, Perkins and Rosen, to assist the board in reviewing and monitoring the potential transaction process.

At a meeting of the transaction committee on May 23, 2011, with Goldman Sachs and King & Spalding participating in the meeting, the committee discussed the process for a potential strategic transaction, including a proposed timeline for a transaction, the process and timing of updating the virtual data room, the process and timing for negotiating and signing non-disclosure agreements with potentially interested parties, and the timing of management presentations to be provided to the potentially interested parties and their lenders. The transaction committee instructed Dr. De Chirico and the other members of management to keep the committee informed of any discussions they may have with prospective bidders and instructed management not to have any discussions relating to employment terms or the role of management following any transaction without the prior authorization and involvement of the committee.

On May 27, 2011, the company entered into a revised non-disclosure agreement with TPG and provided TPG’s designated representatives with access to the virtual data room.

On May 31, 2011, the company entered into a non-disclosure agreement with Company H and provided Company H’s designated representatives with access to the virtual data room.

On June 5, 2011, two of the members of the transaction committee, Mr. Rosen and Mr. Perkins, met with Dr. De Chirico, Goldman Sachs and King & Spalding to discuss the process with respect to a potential strategic transaction, including the upcoming management meetings scheduled with TPG and Company H. Mr. Rosen and

Mr. Perkins also discussed that our company was nearing an agreement relating to a potential successor to Dr. De Chirico, who was retiring, as chief executive officer of our company. Mr. Rosen and Mr. Perkins discussed the process for disclosure of this development to TPG and Company H.

During June 2011, TPG and Company H continued their respective due diligence of our company, which included a review of non-public information contained in our virtual data room, as well as meetings with our management to discuss our business.

At a meeting of the transaction committee on June 20, 2011, with Goldman Sachs and King & Spalding participating in the meeting, Goldman Sachs and Dr. De Chirico updated the committee regarding the due diligence process being conducted by TPG and Company H, and the committee discussed the anticipated timeline for a potential transaction. The committee also discussed the possibility of approaching Company E, given Company E’s prior level of interest in our company, to gauge whether it would have renewed interest in a strategic transaction with our company. The committee then discussed the retirement transition of Dr. De Chirico and the appointment of Joshua H. Levine as the company’s president and chief executive officer, as well as the reaction by TPG and Company H to these changes.

On June 22, 2011, King & Spalding made available to TPG and Company H in the virtual data room an initial draft of the Merger Agreement relating to the potential transaction.

On June 24, 2011, Ropes & Gray LLP, TPG’s legal counsel (“Ropes & Gray”), called King & Spalding to discuss matters relating to the Merger Agreement, including the dual tender offer/one-step merger structure contemplated by the Merger Agreement, as well as the proposed “go shop” provision included in the Merger Agreement to allow us a period of time to solicit potentially superior proposals.

On June 28, 2011, Goldman Sachs approached Company E to gauge whether Company E would have renewed interest in a strategic transaction with our company.

On June 28, 2011, Ropes & Gray delivered to King & Spalding a mark-up of the draft Merger Agreement and draft financing commitment papers. Thereafter, King & Spalding reviewed and commented on TPG’s mark-up and commitment papers and engaged in discussions with Ropes & Gray.

Following discussion with Ropes & Gray, King & Spalding distributed a revised draft of the Merger Agreement to Ropes & Gray on June 30, 2011. Issues reflected in the Merger Agreement included (1) the dual tender offer/one-step merger structure proposed by us to provide greater closing certainty and speed, (2) our request for specific performance as a remedy with respect to funding TPG’s equity commitment, (3) the terms of the “go shop” provision allowing us a period of time to solicit potentially superior proposals, (4) the size of the termination fees payable by us if we were to terminate the Merger Agreement to enter into a superior proposal either before or during the “go shop” period, (5) the size of the reverse termination fee payable by TPG if TPG were to fail to close the transaction if otherwise required, whether or not as a result of a failure to obtain financing, (6) TPG’s request for up to $25 million in expense reimbursement by us if our shareholders were to fail to approve the transaction, (7) TPG’s commitments regarding regulatory matters, (8) other issues affecting deal certainty (including the closing conditions, termination rights and the definition of “material adverse effect”), and (9) the timing of the proposed financing, including the terms of the marketing period relating to the financing, and the commitments by TPG and us with respect to the financing.

On June 30, 2011, Company E informed Goldman Sachs that given other priorities for its business at the time, it was not interested in pursuing a potential transaction with us. In addition, on June 30, 2011, Company H informed Goldman Sachs that it would need additional time to complete diligence and that a transaction with Company H would need to be conditioned upon satisfactory resolution of certain of our Litigation and Regulatory Matters.

On July 1, 2011, TPG delivered to Goldman Sachs a bid package, including a bid letter, a mark-up of King & Spalding’s June 30, 2011 draft of the Merger Agreement, a draft guaranty and equity commitment letter and revised financing commitments. TPG’s bid letter indicated a purchase price of $26.50 per share in cash, and that TPG had completed its due diligence. TPG’s bid letter and revised documentation also indicated that (1) TPG was prepared to accommodate our request for the dual tender offer/one-step merger structure, (2) TPG was willing to accept specific performance as a remedy with respect to funding its equity commitment and closing the transaction when the conditions to closing have been satisfied, debt financing has funded or would fund at closing and our company confirms it would close, (3) TPG was willing to provide us with a “go shop” period through mid-August (including a reduced termination fee during such period) subject to an obligation on our part to negotiate with TPG to allow TPG to improve its bid in an attempt to match competing bids, (4) TPG was willing to agree to a “hell or high water” standard on all antitrust regulatory approvals, in an effort to deliver the highest degree of certainty to our board relating to regulatory matters, (5) TPG was proposing a reverse termination fee of $85 million if TPG were to fail to close the transaction if otherwise required, whether or not as a result of a failure to obtain financing, and (6) TPG was continuing to insist on receiving expense reimbursement if our shareholders failed to approve the transaction, but up to $15 million, as opposed to $25 million as previously proposed. TPG’s offer stated that it would expire at 8:30 p.m. on July 1, 2010.

At a board meeting on July 1, 2011, with Goldman Sachs and King & Spalding participating in the meeting, our board was updated on the status of discussions with Company E and Company H. In addition, Goldman Sachs and King & Spalding discussed with our board TPG’s bid letter, as well as TPG’s desire to move forward promptly with a transaction. King & Spalding reviewed with our board their fiduciary duties, both in general and in connection with a potential transaction. King & Spalding then summarized the terms of the Merger Agreement for our board, and raised three potential key open issues in the Merger Agreement: (1) the size of the reverse termination fee, (2) the expense reimbursement for TPG in the case our shareholders do not approve the transaction, and (3) the desire on our part for a shorter financing marketing period to increase the likelihood of closing promptly after the expiration of the “go shop” period, thus providing greater deal certainty for our shareholders. The members of the transaction committee, based on their involvement in the process, expressed their views regarding the process and the TPG proposal. Following further discussion, our board determined to reject TPG’s proposal and instructed Goldman Sachs to respond with a request that TPG (1) increase its price to at least $27 per share, (2) increase the reverse termination fee to at least $100 million, (3) eliminate its request for expense reimbursement, and (4) reduce the length of the marketing period to 17 business days. During the evening of July 1, 2011, Goldman Sachs presented our board’s proposal to TPG, and King & Spalding delivered to Ropes & Gray revised drafts of the Merger Agreement, the guaranty and the equity commitment letter, as well as mark-ups of the debt commitment papers, reflecting our board’s positions on these issues.

On the morning of July 2, 2011, TPG contacted Goldman Sachs to present a revised proposal, which included increasing the purchase price to $26.75 per share in cash, a reverse termination fee of $100 million, a reduced expense reimbursement cap of $10 million, and the same 20 business day marketing period as originally proposed. Goldman Sachs indicated that it would present the revised proposal to our board, but stated that it was uncertain whether our board would be willing to pursue the proposed transaction given that TPG had not satisfied our board’s requests from the day before. Later that day, TPG contacted Goldman Sachs again to indicate that it was prepared to revise its proposal to increase the purchase price to $27.00 per share in cash, but that as part of the proposal it was reducing the reverse termination fee from its previous proposal to $90 million. TPG followed up with a written proposal containing the revised terms discussed with Goldman Sachs. Also during the day on July 2, 2011, King & Spalding and Ropes & Gray continued discussions regarding the Merger Agreement, the guaranty, the equity commitment letter and the debt commitment papers.

On the afternoon of July 2, 2011, our board met to consider TPG’s revised proposal, with Goldman Sachs and King & Spalding participating in the meeting. Goldman Sachs reviewed its discussions with TPG over the past day and informed our board of TPG’s current proposal. King & Spalding then reviewed with our board their fiduciary duties, both in general and in connection with a potential transaction. King & Spalding reviewed with our board the current terms of the Merger Agreement and related documents. Following further discussion among the board members regarding the terms of TPG’s proposal, Goldman Sachs presented to our board a presentation on, among other things, the financial terms of the current TPG proposal. Goldman Sachs then rendered to our board an oral opinion, confirmed by delivery of a written opinion dated July 2, 2011, to the effect that, as of July 2, 2011 and based upon and subject to the factors and assumptions set forth in its written opinion, the consideration to be received by our shareholders (other than Parent and its affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The members of the transaction committee then expressed their recommendation and support of the revised TPG proposal, and the board engaged in further discussion of the TPG proposal.

Following this discussion, our board unanimously determined to approve the Merger Agreement with TPG and to recommend that our shareholders accept the Offer and approve the Merger. Our board authorized the appropriate officers of our company to finalize and execute the Merger Agreement and related documentation. During the evening of July 2, 2011, the Merger Agreement and the related documents were finalized and executed in accordance with the terms approved by our board. We issued a press release announcing the execution of the Merger Agreement at 8:00 a.m., Eastern time, on July 5, 2011.

Beginning on July 5, 2011, the day of the public announcement of the execution of the Merger Agreement, at the direction of our board and under the supervision of our transaction committee, Goldman Sachs began the process of contacting parties to determine whether they might be interested in pursuing a transaction that would be superior to the proposed Transaction with TPG. The process for the solicitation of third party interest is ongoing, although there can be no assurance that such efforts will result in an alternative transaction being proposed or a definitive agreement for such transaction being executed. We do not intend to announce further developments with respect to the solicitation process until our board has made a decision regarding an alternative proposal, if any.

Reasons for the Merger; Recommendation of the Board of Directors

In evaluating the Merger Agreement and the other transactions contemplated thereby, including the Offer and the Merger, the board of directors consulted with the Company’s senior management and legal counsel and financial advisors, and considered a number of factors in unanimously recommending that all holders of Shares accept the Offer, tender their Shares pursuant to the Offer and, if required under the GBCC, approve the Merger.

The material favorable factors considered by the board of directors were the following:

Financial Terms; Certainty of Value

•	Historical trading prices and trading information with respect to the Shares, including that the Offer Price:

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Represents a premium of approximately 30.2% to the closing price of the Shares on July 1, 2011 (which is the trading day prior to the Company’s announcement that it had entered into the Merger Agreement).

•	Represents a premium of approximately 35.6%, 32.1% and 33.8%, respectively, over the average closing prices of the Shares over the one month, three month and six month periods ending on July 1, 2011.

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The form of consideration to be paid in the Transaction is cash, which provides certainty of value and immediate liquidity to the Company’s shareholders while avoiding potential long-term business risk.

Financial Condition; Prospects of the Company

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The Company’s current and historical business, financial condition, results of operations, competitive position, strategic options and prospects, the status of the Litigation and Regulatory Matters, as well as the Company’s financial plan and prospects if it were to remain an independent public company, and the potential impact of those factors on the trading price of the Shares.

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The prospective risks to the Company as a stand-alone public entity, including the risks and uncertainties with respect to (i) achieving the Company’s growth targets in light of current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economy generally and the blood banking industry specifically, (ii) general stock market conditions and volatility, including the performance of broad-based stock market indices and exchanges, (iii) governmental regulations affecting the blood banking industry, including U.S. and foreign regulations regarding the testing, manufacturing, packaging, labeling, distribution and marketing of medical supplies and devices, and (iv) the “risk factors” set forth in the Company’s annual report on Form 10-K for the year ended May 31, 2010 and the Company’s quarterly reports on Form 10-Q for its quarters ended November 30, 2010 and February 28, 2011.

Strategic Alternatives

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In consultation with its financial advisor, the board of directors considered the likelihood of another financial or strategic buyer being willing to pursue a transaction with the Company. The board of directors believes that the Offer Price is the highest price reasonably attainable by the Company’s shareholders in an acquisition transaction, considering the likelihood of there being other potentially interested third parties.

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As discussed below, the terms of the Merger Agreement permit the Company to solicit and consider acquisition proposals and to terminate the Merger Agreement and enter into an agreement with a third party to accept a “superior proposal” in certain circumstances.

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The board of directors believed that prolonging the sale process further could have (i) resulted in the loss of Purchaser’s offer, (ii) negatively impacted the morale of employees, and (iii) distracted employees and senior management from implementing the Company’s business plan.

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The board of directors also considered the potential benefits of acquisitions and strategic alliances, a levered recapitalization of the Company, and the possibility of continuing as a standalone company, along with the perceived risks of those alternatives. The board of directors discussed the potential benefits to the Company’s shareholders of these alternatives and the timing and the likelihood of accomplishing the goals of such alternatives. The board of directors determined that none of these alternatives was reasonably likely to create greater value for the Company’s shareholders than Purchaser’s offer, taking into account risks of execution as well as business, competitive, industry and market risks.

Fairness Opinion

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Goldman Sachs’ opinion stated that, as of July 2, 2011, and based upon and subject to the factors and assumptions set forth therein, the $27.00 per share net to the seller in cash to be paid to the holders (other than Parent and its affiliates) of the outstanding Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders, as more fully described under “— Opinion of the Company’s Financial Advisor”.

Merger Agreement Terms (Go-Shop Period; Solicitation of Acquisition Proposals)

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The Company has the right to conduct a “go-shop” process until 11:59 p.m., Atlanta, Georgia time on August 15, 2011, to solicit inquiries or engage in discussions with third parties relating to an acquisition proposal.

•	The Merger Agreement has customary no solicitation and termination provisions which, in the view of the board of directors, should not preclude third parties from making a “superior proposal”.

•	After the “go-shop” period, the Company may provide information or participate in discussions or negotiations with respect to an acquisition proposal if the board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal.

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If the board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that an acquisition proposal constitutes a superior proposal, it can (if it determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties and after giving Parent and Purchaser a “match right”) terminate the Merger Agreement and enter into an agreement with respect to such superior proposal.

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The board of directors may withdraw or modify its recommendation based on new developments (other than an acquisition proposal) if it determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties, whether or not in response to a takeover proposal, after giving Parent and Purchaser a “match right”. If the board of directors withdraws or modifies its recommendation, Parent may terminate the Merger Agreement and the Company may be required to pay a termination fee of $45 million, which the board of directors believes is customary for transactions of this type.

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If the Company terminates the Merger Agreement in order to accept a superior proposal, the Company is required to pay a termination fee of (i) $25 million (equal to approximately 1.5% of the aggregate equity value (less cash on hand) of the Transaction) if the Company terminates the Merger Agreement to enter into an agreement with respect to a superior proposal either prior to the expiration of the “go-shop” period or with certain parties who make written acquisition proposals during the “go-shop” period or (ii) $45 million after the “go-shop” period (equal to approximately 2.75% of the aggregate equity value (less cash on hand) of the Transaction). The board of directors believes that such termination fees are customary for transactions of this type and would not deter any interested third party from making, or inhibit the board of directors from approving, a superior proposal if such were available.

•	The Merger Agreement has customary terms and was the product of arms-length negotiations.

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The two-step Transaction structure for the Offer enables the Company’s shareholders to receive the cash price pursuant to the Offer in a relatively short time frame (and reduce the uncertainty during the pendency of the Transaction), followed by the cash-out Merger in which the Company’s shareholders that do not tender in the Offer will receive the same cash price as is paid in the Offer. In addition, the dual-track structure of the Transaction permits the use of a one-step Merger, under certain circumstances, in the event the Offer is unable to be effected in a timely manner.

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Upon satisfaction of the conditions to the Offer, Purchaser is obligated to exercise the Top-Up Option to purchase the Top-Up Shares, which would permit Purchaser to close the Merger (as a short-form merger under the GBCC) more quickly than alternative structures.

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The availability of dissenters’ rights for shareholders who do not tender their Shares in the Offer and who otherwise comply with all of the procedural requirements under the GBCC, which allows such shareholders to demand appraisal of their Shares.

Likelihood of Consummation

•	The likelihood that the Offer and the Merger would be consummated, including:

•	Purchaser is required, subject to certain exceptions, to extend the Offer in certain circumstances.

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The consummation of the Offer is subject to a minimum condition, pursuant to which at least 84% of the total number of Shares outstanding on a fully-diluted basis must be tendered in the Offer, with a back-up one-step Merger (that only requires the approval of the holders of a majority of the outstanding Shares) in certain circumstances, including in the event the minimum condition (or another condition) to the Offer is not satisfied. The Merger Agreement contemplates the early filing of a proxy statement so that the one-step Merger Transaction could be implemented without significant delay if the minimum tender condition to the Offer is not satisfied.

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The conditions to the Offer and the Merger are specific and limited and are not within the control or discretion of Purchaser, Parent or the TPG Fund and, in the reasonable judgment of the board of directors, are likely to be satisfied.

•	The consummation of the Offer and the Merger are not conditioned on the status or resolution of the Litigation and Regulatory Matters.

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The likelihood, considering TPG’s reputation, its proven experience in completing similar transactions, and its financial and capital resources, that the Merger would be completed, and completed in a reasonably prompt timeframe.

•	The Transaction is likely to be completed if a sufficient number of shares are tendered in the Offer because:

•	There are no significant antitrust or other regulatory impediments.

•	There are no third party consents that are conditions to the Transaction.

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The fact that neither the Offer nor the Merger is conditioned upon any member of the Company’s management entering into any employment, equity contribution, or other agreement, arrangement or understanding with Parent, Purchaser, TPG or the Company, and that except for the pre-existing agreements described under “— Interests of Our Directors and Executive Officers in the Merger” no such agreement, arrangement or understanding existed as of the date of the Merger Agreement.

Financing-Related Terms

•	Debt/Equity Commitment Letters:

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Purchaser received an executed debt financing commitment letter from major commercial banks with significant experience in similar lending transactions and a strong reputation for honoring the terms of the commitment letter, which, in the reasonable judgment of the board of directors, increases the likelihood of such financing being completed.

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The obligation of Parent and Purchaser to use reasonable best efforts to obtain the proceeds of the debt and equity financing on the terms and conditions described in the debt and equity commitment letters.

•	The TPG Fund has provided the Equity Commitment Letter to fund the equity portion of the financing and has provided assurances of the sources of its funds.

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The nature of the conditions to funding set forth in the debt and equity financing commitment letters and the expectation that such conditions will be timely met and the financing will be provided in a timely manner.

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The obligation of Parent to pay the Company the $90 million Parent Termination Fee if the Company terminates the Merger Agreement under certain circumstances, including based on (i) Parent’s failure to consummate the Offer if all conditions to the Offer have been satisfied or waived as of the expiration of the Offer, (ii) Parent’s failure to consummate the Offer within three business days if all conditions to the Offer (other than those related to the Debt Financing) have been satisfied or waived as of the expiration of the Offer and the Marketing Period (as defined below) has ended, or (iii) Parent’s failure to consummate the Merger if all conditions to the obligations of Parent and Purchaser to close the Merger have been satisfied (other than those that by their nature will not be satisfied until the Merger Closing, each of which is capable of being satisfied at the Merger Closing).

•	The TPG Fund has provided the Guaranty in favor of the Company that guarantees the payment of the Parent Termination Fee and up to $2 million Enforcement Expense Obligations.

•	Specific Performance:

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The Company is entitled to cause the equity commitment to be funded simultaneously with the receipt of the debt financing if (i) all of the conditions to Parent and Purchaser’s obligations to the Merger Closing have been satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at the Merger Closing, but subject to the prior or substantially concurrent satisfaction or waiver of such conditions), (ii) the debt financing has been funded or would be funded at the Merger Closing, if the equity is funded at the Merger Closing, and (iii) the Company has irrevocably confirmed to Parent in writing that if the equity financing and debt financing were funded at the Merger Closing, the Merger Closing would occur.

The board of directors weighed the foregoing factors against the following negative considerations:

•	The Company’s current shareholders would not have the opportunity to participate in any possible growth and profits of the Company following the completion of the Transaction.

•	The risk that the Transaction might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on:

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The market price of the Shares, which could be affected by many factors, including (i) the reason for which the Merger Agreement was terminated and whether such termination results from factors adversely affecting the Company, (ii) the possibility that the marketplace would consider the Company to be an unattractive acquisition candidate, and (iii) the possible sale of Shares by short-term investors following the announcement of the termination of the Merger Agreement.

•	The Company’s operating results, particularly in light of the costs incurred in connection with the Transaction, including the potential requirement that the Company pay a termination fee.

•	The Company’s ability to attract and retain key personnel.

•	The Company’s relationships with customers, suppliers, vendors, and other business partners of the Company.

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The possible disruption to the Company’s business that may result from the announcement of the Transaction, the resulting distraction of the Company’s management and employees and the impact of the Transaction on customers, suppliers, vendors, and other business partners of the Company.

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The terms of the Merger Agreement, including (i) the operational restrictions imposed on the Company between signing and closing (which may delay or prevent the Company from undertaking business opportunities that may arise pending the completion of the Transaction), and (ii) the termination fee, that could become payable by the Company under certain circumstances, including if the Company terminates the Merger Agreement to accept a superior proposal, in an amount equal to:

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$25 million (or approximately 1.5% of the aggregate equity value (less cash on hand) of the Transaction) if the Company terminates the Merger Agreement to enter into an agreement with respect to a superior proposal either prior to the expiration of the “go-shop” period or with certain parties who make written acquisition proposals during the “go-shop” period, or

•	$45 million (or approximately 2.75% of the aggregate equity value (less cash on hand) of the Transaction) if the Company terminates the Merger Agreement after the expiration of the “go-shop” period.

•	The restrictions on soliciting competing proposals following the “go-shop” period.

•	The possibility that Purchaser will be unable to obtain the debt financing from the lenders under the debt commitment letter, including as a result of the conditions in the debt commitment letter.

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The fact that the Merger Agreement provides that, in connection with a breach of the Merger Agreement by Parent or Purchaser, the Company would be entitled, in certain circumstances, to (i) receive the $90 million Parent Termination Fee and the Enforcement Expense Obligations or (ii) cause the equity commitment to be funded simultaneously with the receipt of the debt financing.

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The interests of the Company’s senior management in the Transaction, including certain change of control payments, as described under “— Interests of Our Directors and Executive Officers in the Merger”.

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The fact that the Offer and the Merger will be taxable transactions and, therefore, the holders of Shares generally will be required to pay income tax on any gains they recognize as a result of the receipt of cash in the Offer or the Merger.

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The fact that completion of the Offer and the Merger would require antitrust clearance and the satisfaction of certain other closing conditions that are not within the Company’s control, including that no material adverse effect on the Company will have occurred.

In addition, the board of directors also considered the existing relationships between Goldman Sachs, TPG, Parent and the Company as further described in “ — Opinion of Our Financial Advisor” below.

This discussion of the information and factors considered by the board of directors includes the material positive and negative factors considered by the board, but is not intended to be exhaustive and may not include all of the factors considered by the board. The board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the Offer, the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its shareholders. Rather, the board of directors conducted an overall analysis of the factors described above, including thorough discussion with, and questioning of, the Company’s management and outside advisors, and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of the Transaction with Parent, and that the Offer and the Merger represent the best reasonably available alternative to maximize shareholder value. In addition, individual members of the board of directors may have given different weight to different factors. It should be noted that the explanation of the reasoning of the board of directors and certain information presented in this section, is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in “Caution Regarding Forward-Looking Statements.”

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the merger proposal, “FOR” the compensation proposal, and “FOR” the adjournment proposal.

In considering the recommendation of our board of directors with respect to the merger proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, yours. Our board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and in recommending that the Merger Agreement and the transactions contemplated thereby be adopted and approved by our shareholders. For more information see the section entitled “— Interests of Our Directors and Executive Officers in the Merger”.

Opinion of Our Financial Advisor

Goldman Sachs delivered its opinion to the board of directors that, as of July 2, 2011, and based upon and subject to the factors and assumptions set forth therein, the $27.00 per share in cash to be paid to the holders (other than Parent and its affiliates) of the outstanding Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated July 2, 2011, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of the board of directors of the Company in connection with its consideration of the Transaction. The Goldman Sachs opinion is not a recommendation as to whether or not any holder of Shares should tender such Shares in connection with the Offer or how any holder of Shares should vote with respect to the Merger or any other matter. The summary of the written opinion of Goldman Sachs set forth below is qualified in its entirety by reference to the full text of such opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to shareholders and annual reports on Form 10-K of the Company for the five fiscal years ended May 31, 2010;

•	certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company;

•	certain other communications from the Company to its shareholders;

•	certain publicly available research analyst reports for the Company; and

•	certain internal financial analyses and forecasts for the Company prepared by its management, as approved for Goldman Sachs’ use by the Company (which we refer to as the forecasts).

Goldman Sachs also (i) held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition, and future prospects of the Company; (ii) reviewed the reported price and trading activity for the Shares of the Company’s Common Stock; (iii) compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; (iv) reviewed the financial terms of certain recent business combinations in the medical diagnostics industry and in other industries; and (v) performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering the opinion described above, Goldman Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it and it does not assume any responsibility for any such information. In that regard, Goldman Sachs assumed with the consent of the board of directors of the Company that the forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or any of its subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of the Company or any of its subsidiaries furnished to Goldman Sachs. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to its analysis. Goldman Sachs has also assumed that the Transaction will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of the Company to engage in the Transaction or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of July 2, 2011, of the $27.00 per share in cash to be paid to the holders (other than Parent and its affiliates) of the outstanding Shares pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the Transaction or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the transactions contemplated thereby, including, without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or class of such persons in connection with the Transaction, whether relative to the $27.00 per share in cash to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Merger Agreement or otherwise. Goldman Sachs does not express any opinion as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary market and other conditions as in effect on, and the information made available to it as of July 2, 2011. Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 1, 2011, which was the last business day prior to the date that Goldman Sachs delivered its opinion to the board of directors, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis

Goldman Sachs reviewed the historical trading prices and volumes for the Shares for the five year period ending July 1, 2011. In addition, Goldman Sachs analyzed the consideration to be paid to the holders of Shares pursuant to the Merger Agreement in relation to the average daily closing price of the Shares over the one-, five- and thirty-day periods ending on July 1, 2011. This analysis indicated that the $27.00 per share in cash to be paid to the holders (other than Parent and its affiliates) of the outstanding Shares pursuant to the Merger Agreement, represented:

•	a premium of approximately 30.2% based on the closing price per share of the Shares on July 1, 2011;

•	a premium of approximately 33.6% based on the average daily closing price per share of the Shares over the five-day period ending July 1, 2011;

•	a premium of approximately 35.6% based on the average daily closing price per share of the Shares over the thirty-day period ending July 1, 2011;

•	a premium of approximately 32.1% based on the average daily closing price per share of the Shares over the three-month period ending July 1, 2011;

•	a premium of approximately 33.8% based on the average daily closing price per share of the Shares over the six-month period ending July 1, 2011;

•	a premium of approximately 39.0% based on the average daily closing price per share of the Shares over the one-year period ending July 1, 2011;

•	a premium of approximately 23.7% based on the highest closing price per share of the Shares during the 52 week period ending July 1, 2011;

•	a premium of approximately 28.5% based on the average daily closing price per share of the Shares over the three-year period ending July 1, 2011; and

•	a premium of approximately 12.2% based on the average daily closing price per share of the Shares over the five-year period ending July 1, 2011.

Selected Companies Analysis

Goldman Sachs reviewed and compared certain financial information for the Company to corresponding financial information, ratios and public market multiples for the following publicly traded companies in the medical diagnostics industry (which we refer to collectively as the “selected companies”):

•	Meridian Bioscience, Inc.;

•	Gen-Probe Incorporated;

•	Hologic, Inc.;

•	Alere Inc.;

•	Myriad Genetics, Inc.;

•	bioMérieux SA; and

•	Bio-Rad Laboratories, Inc.

Although none of the selected companies is directly comparable to the Company, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company.

Goldman Sachs calculated and compared various financial multiples and growth rates of the Company and the selected companies. The multiples and growth rates of the Company were based on SEC filings and the forecasts. The multiples and growth rates for each of the selected companies were based on SEC filings, Bloomberg and estimates from the Institutional Brokers’ Estimate System, which we refer to as IBES.

With respect to the Company and the selected companies, Goldman Sachs calculated enterprise value, which is the market value of common equity plus the book value of debt less cash, as a multiple of estimated earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, for the calendar year 2011. Goldman Sachs also calculated the estimated price-to-earnings multiple for the calendar year 2012. Goldman Sachs calculated the multiples for the Company based on a Share price of $20.73 per share, which was the closing price of the Shares on July 1, 2011 (the last trading day prior to the Company’s announcement that it had entered into the Merger Agreement), and $27.00, the price per share to be paid to each holder of Shares (other than Parent and its affiliates). Goldman Sachs adjusted the median of the selected companies for both multiples by excluding Gen-Probe Incorporated due to merger speculation.

The following table presents a summary of the results of this analysis:

Multiple	Selected Companies			The Company
	Range	Median	Adj. Median	$27.00/Share	$20.73/Share
EV/CY 2011E EBITDA (x)	8.5x-17.0x	10.0x	9.9x	11.1x	8.1x
CY 2012 P/E (x)	12.2x-25.5x	17.5x	16.8x	21.7x	16.6x

Goldman Sachs also calculated the illustrative growth rate for the Company and each of the selected companies from calendar year 2010 actual EBITDA to calendar year 2011 estimated EBITDA and from calendar year 2011 estimated EBITDA to calendar year 2012 estimated EBITDA and the illustrative growth rate from calendar year 2011 estimated earnings-per-share, which we refer to as EPS, to calendar year 2012 estimated EPS and from calendar year 2012 estimated EPS to calendar year 2013 estimated EPS.

The results of these analyses are summarized below:

	Selected Companies Range	The Company
CY 2010A – 2011E EBITDA Growth Rate	3.5%-18.5%	1.9%
CY 2011E – 2012E EBITDA Growth Rate	6.7%-23.0%	5.6%
CY 2011E – 2012E EPS Growth Rate	11.0%-22.6%	4.8%
CY 2012E – 2013E EPS Growth Rate	9.9%-19.3%	11.3%

Illustrative Discounted Cash Flow Analysis

Goldman Sachs performed an illustrative discounted cash flow analysis on the Company using the forecasts. Using the forecasts, Goldman Sachs calculated indications of net present values per share of the Shares, as of July 1, 2011, of estimated unlevered free cash flows for the Company for fiscal years 2012 through 2016, applying discount rates ranging from 10.0% to 11.0%, reflecting estimates of the Company’s weighted average cost of capital, using a mid-year convention and, at the Company’s instruction, a 34.9% marginal tax rate. Goldman Sachs also calculated illustrative terminal values for fiscal year 2016 based on perpetuity growth rates ranging from 2.0% to 4.0%. Goldman Sachs then calculated indications of net present values, as of July 1, 2011, of these illustrative terminal values for fiscal year 2016, by applying discount rates ranging from 10.0% to 11.0%, using a mid-year convention and, at the Company’s instruction, a 34.9% marginal tax rate. This analysis resulted in a range of illustrative per share indications from $19.61 to $25.84.

Present Value of Future Share Price Analysis

Goldman Sachs performed an illustrative analysis of the implied present value of the future price per share of the Shares using the forecasts, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future earnings and its assumed price to future EPS multiple. For this analysis, Goldman Sachs used certain financial information from the forecasts for each of the calendar years 2012 to 2016. Goldman Sachs first calculated the implied values per share of the Shares as of the illustrative December 31 year ends for the fiscal years 2011 to 2015 by applying twelve month forward EPS multiples of 15.0x to 18.0x to estimated EPS of the Shares for each of the calendar years 2012 to 2016 and then calculated implied present values per share of the Shares as of July 1, 2011, by applying an illustrative discount rate of 10.5%, reflecting an estimate of the Company’s cost of equity. This analysis resulted in a range of implied present values of $17.79 to $22.00.

Selected Transactions Analysis

Goldman Sachs analyzed certain information relating to the following selected transactions in the medical diagnostics industry since July 2008:

•	Nestle Health Science S.A.’s acquisition of Promethus Laboratories Inc., announced on May 24, 2011;

•	Thermo Fisher Scientific Inc.’s acquisition of Phadia AB, announced on May 19, 2011;

•	Qiagen N.V.’s acquisition of Cellestis Limited, announced on April 4, 2011;

•	Quest Diagnostics Incorporated’s acquisition of Celera Corporation, announced on March 18, 2011;

•	Quest Diagnostics Incorporated’s acquisition of Athena Diagnostics, Inc. (Thermo Fisher Scientific) announced on February 24, 2011;

•	Danaher Corporation’s acquisition of Beckman Coulter,Inc., announced on February 7, 2011;

•	Novartis AG’s acquisition of Genoptix, Inc., announced on January 24, 2011;

•	Sekisui Chemical Co.’s acquisition of Genzyme Corporation’s Diagnostics Business, announced on November 18, 2010;

•	General Electric Company’s acquisition of Clarient, Inc., announced on October 22, 2010;

•	Laboratory Corporation of America Holdings’ acquisition of Genzyme Corporation’s Genetics Business, announced on September 13, 2010;

•	Roche Holding AG’s acquisition of BioImagene Inc., announced on August 23, 2010;

•	Danaher Corporation’s acquisition of Thoratec Corporation’s ITC Division, announced on April 26, 2010;

•	Cinven Limited’s acquisition of Sebia SA, announced on March 15, 2010;

•	Nipro Medical Corporation’s acquisition of Home Diagnostics, Inc., announced on February 3, 2010;

•	Inverness Medical Innovations, Inc.’s acquisition of Standard Diagnostics, Inc., announced on January 11, 2010;

•	Quidel Corporation’s acquisition of Diagnostic Hybrids, Inc., announced January 10, 2010;

•	Becton, Dickinson and Company’s acquisition of HandyLab, Inc., announced October 23, 2009;

•	Thermo Fisher Scientific Inc.’s acquisition of B.R.A.H.M.S. AG, announced September 3, 2009;

•	Laboratory Corporation of America Holdings’ acquisition of Monogram Biosciences, Inc., announced June 23, 2009;

•	Inverness Medical Innovations, Inc.’s acquisition of ACON Laboratories Inc.’s Diagnostics Business, announced March 19, 2009;

•	Beckman Coulter, Inc’s acquisition of Olympus Corporation’s Diagnostics Business, announced February 27, 2009;

•	Gen-Probe, Inc’s acquisition of Tepnel Life Sciences PLC, announced January 30, 2009;

•	Hologic, Inc.’s acquisition of Third Wave Technologies, Inc., announced June 9, 2008;

•	Solvay Pharmaceutical, S.A.’s acquisition of Innogenetics N.V., announced July 9, 2008.

For each of the selected transactions, Goldman Sachs calculated and compared, based on publicly available information, the implied enterprise value of the target company in each selected transaction as a multiple of the latest twelve months of sales and the latest twelve months EBITDA for each target company and then calculated the median and mean values of these multiples for all of the selected transactions. With respect to the Transaction, Goldman Sachs also calculated and compared, based on information provided by the Company, the implied enterprise value of the Company as a multiple of the latest twelve months of sales and the latest twelve months EBITDA of the Company. While none of the businesses or companies that participated in these selected transactions are directly comparable to the Company’s current businesses and operations, the businesses and companies that participated in the selected transactions are businesses and companies with operations that, for the purposes of analysis, may be considered similar to certain of the Company current results, market size, product profile and end market exposure.

The following table presents the results of this analysis:

	Selected Transactions			Proposed Transaction
Multiple	Range	Median	Mean
EV/LTM Sales	1.2x-17.7x	3.6x	4.4x	4.9x
EV/LTM EBITDA	6.6x-25.2x	13.1x	14.3x	11.3x

Premiums Paid Analysis

Goldman Sachs also analyzed certain publicly available information relating to the selected transactions in order to determine the implied premia paid per share relative to the market closing price of the target companies one day and 30 days prior to the announcement of the transaction and then calculated the median and mean of these implied premia values. The following table presents the results of this analysis:

	Selected Transactions
Period	Range	Median	Mean
1 day prior	5.7%-169.0%	27.6%	45.3%
30 days prior	12.2%-146.4%	39.0%	55.5%

Goldman Sachs also calculated, using publicly available information, the implied premia per share relative to (i) the market closing price of target companies one day prior to and (ii) the average daily closing price for the four week period prior to the announcement of the transaction for announced or completed transactions in which a controlling stake was acquired in a target company based in the United States since January 1, 2010 with transaction enterprise values in excess of $100 million. Goldman Sachs then calculated the median and average of these implied premia values. The following table presents the results of this analysis:

	Selected Transactions
Period	Median	Average
Premium to One Day Closing Price	33.1%	34.9%
Premium to Four Week Daily Average Closing Price	37.9%	42.4%

Illustrative Leveraged Buyout Analysis

Goldman Sachs performed an illustrative leveraged buyout analysis using the forecasts and publicly available historical information. In performing the illustrative leveraged buyout analysis, Goldman Sachs assumed: (i) that the transaction closed on July 1, 2011; (ii) cash on the Company’s balance sheet, at closing, of $336.6 million, assuming exercise in full of all in-the-money Options; and (iii) $1.0 billion in acquisition debt financing and no other indebtedness on the Company’s balance sheet. Goldman Sachs first calculated the implied internal rates of return on equity to a hypothetical financial buyer based on hypothetical purchase prices per share of Company Common Stock ranging from $25.00 to $27.00 and hypothetical EBITDA exit multiples ranging from 9.0x to 11.0x at the end of fiscal year 2016. Based on this analysis, Goldman Sachs then calculated a range of implied hypothetical purchase prices for a hypothetical financial buyer based on hypothetical internal rates of return on equity of 15.0% to 20.0% and hypothetical EBITDA exit multiples ranging from 9.0x to 11.0x at the end of fiscal year 2016. This analysis resulted in an implied equity value per share of the Shares ranging from $23.04 to $27.15 per share.

General. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the contemplated Transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the board of directors as to the fairness of the $27.00 per share in cash to be paid to the holders (other than Parent and its affiliates) of the outstanding Shares pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Offer Price and the merger consideration required to be paid in connection with the Merger Agreement was determined through arm’s-length negotiations between the Company and Parent and was approved by the board of directors. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Company or the board of directors or recommend that any specific amount of consideration constituted the only appropriate consideration for the Transaction.

As described above, Goldman Sachs’ opinion to the board of directors was one of many factors taken into consideration by the board of directors of the Company in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

Goldman Sachs and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman Sachs and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, the Company, Parent and any of their respective affiliates, including affiliates and portfolio companies of TPG or any currency or commodity that may be involved in the Transaction for their own account and for the accounts of their customers. Goldman Sachs has acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the Transaction. Goldman Sachs has provided certain investment banking services to the Company and its affiliates from time to time for which its Investment Banking Division has received, and may receive, compensation. Except in connection with the Transaction, the Company and its affiliates have not engaged Goldman Sachs to provide investment banking services for which the Investment Banking Division of Goldman Sachs has received compensation during the last two years. Goldman Sachs also has provided certain investment banking services to TPG and its affiliates and portfolio companies from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to Healthcare Technology Holdings, Inc. (“Health Technology”), a portfolio company of TPG, and as sole bookrunning manager with respect to the private placement of 12.5% Senior Notes due 2018 (aggregate principal amount $1,000 million) and as lender with respect to a credit facility (aggregate principal amount $2,275 million) provided to a subsidiary of Health Technology, in connection with Health Technology’s acquisition of IMS Health Incorporated in February 2010; as financial advisor to Burger King Holdings, Inc., a former portfolio company of TPG, in connection with its sale in October 2010; as financial advisor to Intergraph Corporation, a former portfolio company of TPG, in connection with its sale in October 2010; as joint bookrunning manager with respect to a private placement of 9.25% Senior Notes due 2018 (aggregate principal amount $500 million) and a lender with respect to a credit facility (aggregate principal amount $1,225 million) provided to Petco Animal Supplies Inc., a portfolio company of TPG, in November 2010; as joint bookrunning manager with respect to a private placement of 7.0% Senior Notes due 2019 (aggregate principal amount $1,009 million) of Avaya, Inc, a portfolio company of TPG, in February 2011; as financial advisor to TPG with respect to its acquisition of J.Crew Group in March 2011; as joint bookrunning manager with respect to a public offering of 9,988,072 Shares of common stock of Kraton Performance Polymers, Inc., a portfolio company of TPG, in March 2011; and as co-manager in the initial public offering of 43,500,000 Shares of common stock of Freescale Semiconductor Inc., a portfolio company of TPG, in May 2011. Goldman Sachs may also in the future provide investment banking services to the Company and its affiliates and TPG and its affiliates and portfolio companies for which its Investment Banking Division may receive compensation. Affiliates of Goldman Sachs may have co-invested with TPG and its affiliates from time to time and may have invested in limited partnership units of affiliates of TPG from time to time and may do so in the future.

Projected Financial Information

In connection with TPG’s due diligence review, the Company provided to TPG certain projected financial information concerning the Company prepared by its management. Set forth below are summaries of the material projected financial information provided to TPG (the “Projections”). The inclusion of the Projections in this Proxy Statement should not be regarded as an admission or representation of the Company, TPG, Parent or Purchaser, or an indication that any of the Company, TPG, Parent or Purchaser or their respective affiliates or representatives considered, or now consider, the Projections to be a reliable prediction of actual future events or results, and the Projections should not be relied upon as such. The Projections are being provided in this document only because the Company made them available to TPG in connection with TPG’s due diligence review of the Company. None of the Company, TPG, Parent or Purchaser or any of their respective affiliates or representatives assumes any responsibility for the accuracy of the Projections or makes any representation to any shareholder regarding the Projections, and none of them intends to update or otherwise revise the Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error.

The Projections were prepared by and are the responsibility of the Company’s management. The Projections were not prepared with a view to public disclosure or complying with U.S. generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Company’s independent registered public accounting firm has not examined, compiled or performed any procedures with respect to the Projections presented in this Proxy Statement, and it has not expressed any opinion or any other form of assurance of such information or the likelihood that the Company may achieve the results contained in the Projections, and accordingly assumes no responsibility for them and disclaim any association with them. The ultimate achievability of the Projections included herein is also subject to numerous risks and uncertainties including but not limited to the risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2010 and subsequent filings made with the SEC. The Company has made publicly available its actual results of operations for the first three quarters of fiscal 2011. You should review the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2011 to obtain this information. Readers of this Statement are strongly cautioned not to place undue reliance on the Projections set forth below.

The Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company’s business. Many of these matters are beyond the Company’s control and the continuing uncertainty surrounding general economic conditions and in the industries in which the Company operates creates significant uncertainty around the Projections. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Because the Projections cover multiple years, such information by its nature becomes less reliable with each successive year. The Projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the Offer and the Merger. There can be no assurance that the announcement of the Offer and the Merger will not cause customers of the Company to delay or cancel purchases of the Company’s products pending the consummation of the Offer and the Merger or the clarification of Parent’s intentions with respect to the conduct of the Company’s business thereafter. Further, the Projections do not take into account the effect of any failure to occur of the Offer or the Merger and should not be viewed as accurate or continuing in that context.

In addition, the Projections included non-GAAP financial measures under SEC rules, including the Company’s earnings before interest expense, interest income and income taxes (“EBIT”) and the Company’s earnings before interest expense, interest income, income taxes, depreciation and amortization (“EBITDA”). This information should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with GAAP. In addition, because non-GAAP financial measures are not determined consistently by all entities, the non-GAAP measures presented in the Projections may not be comparable to similarly titled measures of other companies.

Consolidated Income Statement Information

	FY2012E	FY2013E	FY2014E	FY2015E	FY2016E
	(in millions, except per share data)
Revenues	$344.7	$368.2	$395.6	$421.9	$450.9
Cost of goods sold	104.4	110.7	117.8	126.2	135.5
Gross Profit	240.3	257.5	277.8	295.7	315.3

Operating Expenses
Research and Development	15.4	16.8	17.3	17.9	18.5
Selling and Marketing	40.7	42.8	45.9	48.7	51.5
Distribution	17.3	18.3	19.8	21.2	22.8
General and Administrative	34.8	38.0	39.7	41.2	43.1
Restructuring Expense	—	—	—	—	—
Amortization Expenses / Other	4.1	3.5	3.5	3.5	3.5
Total Operating Expenses	112.3	119.4	126.2	132.6	139.4

EBIT	128.0	138.1	151.6	163.2	175.9
Depreciation and Amortization	19.1	21.0	23.0	25.0	27.1
EBITDA	147.1	159.1	174.6	188.2	203.0

Interest Income	0.8	1.8	6.5	15.6	18.7
Interest Expense	—	—	—	—	—
Other Income / (Expenses), net	—	—	—	—	—

Income Before Taxes	128.8	139.9	158.1	178.8	194.6

Taxes	45.0	48.8	55.2	62.4	67.9
Net Income	83.8	91.1	102.9	116.4	126.6

Earnings per share (Basic)	$1.19	$1.29	$1.46	$1.65	$1.79

Weighted Average Basic Shares Outstanding	70.6	70.6	70.6	70.6	70.6

Consolidated Statement of Cash Flow Information

	FY2012E (1)	FY2013E	FY2014E	FY2015E	FY2016E
	(in millions)
Cash Flow from Operating Activities
Net Income	83.8	91.1	102.9	116.4	126.6

Depreciation and Amortization	19.1	21.0	23.0	25.0	27.1
Change in Net Working Capital	(15.7)	(17.9)	(19.5)	(20.2)	(21.6)
Change in Goodwill	—	—	—	—	—
Change in Deferred Income Tax Assets	—	—	—	—	—
Change in Other Assets	(0.0)	(0.0)	(0.0)	(0.0)	(0.1)
Change in Deferred Revenue	0.4	0.5	0.6	0.6	0.7
Change in Deferred Income Tax Liabilities	—	—	—	—	—
Change in Other Long-Term Liabilities	—	—	—	—	—

Total Cash Flow from Operations	87.6	94.7	106.9	121.7	132.7

Cash Flow from Investing Activities
Capital Expenditures	(12.1)	(12.9)	(13.8)	(14.8)	(15.8)

Total Cash Flow from Investing Activities	(12.1)	(12.9)	(13.8)	(14.8)	(15.8)

Cash Flow Available for Debt Repayment	75.6	81.8	93.1	106.9	116.9

Cash Flow from Financing Activities
Drawdown on Revolver	0.0	0.0	0.0	0.0	0.0
Proceeds from Issuance of New Debt	0.0	0.0	0.0	0.0	0.0
Debt Repayment	0.0	0.0	0.0	0.0	0.0
Proceeds from Issuance of Stock	0.0	0.0	0.0	0.0	0.0
Net Issuance / (Buyback) from Exercise of Stock Options	(2.8)	(3.0)	(4.3)	(5.4)	(5.9)
Redemption and Retirement of Stock	0.0	0.0	0.0	0.0	0.0

Total Cash Flow from Financing	(2.8)	(3.0)	(4.3)	(5.4)	(5.9)

Net Increase / (Decrease) in Cash	72.7	78.8	88.8	101.6	111.0

(1)	Updated financial information regarding the Company’s estimated fiscal 2011 cash flow from operating activities was provided to Goldman Sachs and TPG. This updated information resulted in an increase in the Company’s 2012 projected cash flow from operating activities and this updated financial information was used by Goldman Sachs in preparing its opinion, with the Company’s approval. The Company’s updated 2012 projected cash flow from operating activities were as follows:

FY2012E
Cash Flow from Operating Activities
Net Income	83.8
Depreciation and Amortization	19.1
Change in Net Working Capital	(7.8)
Change in Goodwill	(0.5)
Change in Deferred Income Tax Assets	(0.5)
Change in Other Assets	0.1
Change in Deferred Revenue	1.9
Change in Deferred Income Tax Liabilities	(1.8)
Change in Other Long-Term Liabilities	—
Total Cash Flow from Operations	94.3

The change in Total Cash Flow from Operations resulted in a projected Net Increase in Cash in fiscal 2012 of $79.4 million.

Certain Effects of the Merger

The Merger Agreement requires the Company to use commercially reasonable efforts to provide that each Option outstanding will become fully vested and exercisable immediately prior to the Acceleration Time, and to provide that, at the Acceleration Time, each Option will be cancelled and the holder thereof will be entitled to receive an amount in cash equal to the product of (i) the total number of our Shares subject to such Option, multiplied by (ii) the excess, if any, of (1) the Per Share Merger Consideration over (2) the exercise price per share of such Option. The Merger Agreement also requires the Company to use commercially reasonable efforts to provide that each Restricted Share granted under the Stock Plans that is outstanding immediately prior to the Acceleration Time will become free of all restrictions and become fully vested and transferable at the Acceleration Time. In addition, the Merger Agreement requires the Company to use commercially reasonable efforts to provide that each Restricted Stock Unit and Performance Share awarded under the Company’s 2005 Long-Term Incentive Plan and outstanding immediately prior to the Acceleration Time will become fully vested and will be cancelled at the Acceleration Time in exchange for the right to receive the Per Share Merger Consideration.

At the Effective Time of the Merger, our shareholders will have the right to receive the Per Share Merger Consideration but will cease to have ownership interests in us or rights as our shareholders. Therefore, our shareholders will not participate in our future earnings or growth and will not benefit from any appreciation in our value.

Our Common Stock is currently registered under the Exchange Act and is quoted on the Nasdaq under the symbol “BLUD”. If the Merger is completed, we will be the surviving corporation (the “Surviving Corporation”), and a wholly-owned indirect subsidiary of Parent. Our Common Stock will cease to be quoted on the Nasdaq and there will be no public market for our Common Stock. In addition, registration of our Common Stock under the Exchange Act will be terminated and we will no longer be required to file periodic reports with the SEC on account of our Common Stock.

When the Merger becomes effective, the directors of Purchaser will be the directors of the surviving corporation and our officers will be the officers of the surviving corporation. Also, at the Effective Time of the Merger, our articles of incorporation and bylaws will each be amended and restated in their entirety as set forth in the Merger Agreement, and as so amended, will become our articles of incorporation and bylaws following the consummation of the Merger until such time as they are amended in accordance with applicable law.

Effects on Us if the Merger is Not Completed

If the Offer is not consummated and the Merger Agreement is not adopted and approved by our shareholders or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their Shares in connection with the Merger. Instead, we will remain an independent public company and our Common Stock will continue to be quoted on the Nasdaq. In addition, if the Merger is not completed, we expect that our management will operate our business in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities to which they are currently subject.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your Shares, including the risk that the market price of our Shares of Common Stock may decline to the extent that the current market price of our Common Stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, our board of directors will continue to evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the Merger Agreement is not adopted and approved by our shareholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

If the Merger Agreement is terminated, under certain circumstances, we will be obligated to pay a termination fee. In addition, if the Merger Agreement is terminated, under certain circumstances, Parent will be obligated to pay a termination fee to us. For a description of the circumstances triggering payment of the termination fees see “Proposal 1 — The Merger Agreement — Termination Fees”.

Interests of Our Directors and Executive Officers in the Merger

Members of our board of directors and certain of our executive officers have various interests in the Merger described in this section that may be in addition to, or different from, the interests of our shareholders generally. You should keep this in mind when considering the recommendation of our board of directors for the merger proposal. Our board of directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated hereby. For more information regarding the effect of the Merger on our Options, Restricted Shares, Restricted Stock Units and Performance Shares see “Proposal 1 — The Merger Agreement — Treatment of Options and Restricted Stock; Stock Plans”.

Consideration for Shares. If the Company’s directors and executive officers were to tender any Shares they own for purchase pursuant to the Offer, they would receive the same cash consideration on the same terms and conditions as the other shareholders of the Company. As of July 13, 2011, the Company’s directors and executive officers (and affiliates and affiliated investment entities) owned 9,310,553 Shares in the aggregate. If the directors and executive officers (and affiliates and affiliated investment entities) were to tender all of their Shares for purchase pursuant to the Offer and those Shares were accepted for purchase and purchased by Purchaser, the directors and executive officers would receive an aggregate of approximately $251,384,931 in cash, which includes $240,660,072 that would be received by entities affiliated with ValueAct Capital. If the directors and executive officers (and affiliates and affiliated investment entities) do not tender their Shares into the Offer, upon consummation of the Merger, their Shares will represent the right to receive the Per Share Merger Consideration, in cash without interest, on the same terms and conditions as the other shareholders of the Company.

Consideration for Stock Options, Restricted Shares, Restricted Stock Units and Performance Shares. The table below sets forth, as of July 13, 2011, the approximate value of the cash payments, before applicable taxes, that each executive officer and director of the Company will receive for such person’s Stock Options, Restricted Shares, Restricted Stock Units and Performance Shares at the Acceleration Time, assuming (i) the Acceleration Time occurs on August 19, 2011, and (ii) between July 13, 2011 and the Acceleration Time, no Options were exercised, no Restricted Shares became vested, no Restricted Stock Units or Performance Shares vested or were converted into the right to receive Shares, and no additional equity awards were granted. The dates used to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

Executive Officer/Director	Value of Vested Stock Options Outstanding With a Per- Share Exercise Price Less Than the Offer Price ($)	Value of Unvested Stock Options Outstanding With a Per- Share Exercise Price Less Than the Offer Price ($)	Value of Restricted Shares ($)	Value of Restricted Stock Units ($)	Value of Performance Shares ($)	Value of Total Payments ($)
Joshua H. Levine President, Chief Executive Officer and Director	—	—	—	—	1,761,966	1,761,966

Richard A. Flynt Executive Vice President and Chief Financial Officer	80,682	126,430	537,948	621,000	645,408	2,011,468

Philip H. Moïse Executive Vice President, General Counsel and Secretary	125,732	191,213	849,123	270,000	684,180	2,120,248

James F. Clouser Director	67,738	—	—	149,634	—	217,372

Dr. Paul V. Holland Director	67,738	—	—	149,634	—	217,372

Ronny B. Lancaster Director	68,125	—	—	149,634	—	217,759

Dr. Paul D. Mintz Director	65,076	97,988	—	149,634	—	312,698

G. Mason Morfit Director	—	163,240	—	149,634	—	312,874

Chris E. Perkins Director	67,738	—	—	149,634	—	217,372

Joseph E. Rosen Director, Chairman	2,277,227	—	3,780	149,634	—	2,430,641

Total	2,820,056	578,871	1,390,851	1,938,438	3,091,554	9,819,770

The table below sets forth, as of July 13, 2011, the approximate value of the cash payments, before applicable taxes, that Dr. Gioacchino De Chirico (the Company’s former President and Chief Executive Officer (“CEO”), who is currently employed by the Company as Past President and CEO) will receive for his Options, Restricted Shares, Restricted Stock Units and Performance Shares at the Acceleration Time, assuming (i) the Acceleration Time occurs on August 19, 2011, and (ii) between July 13, 2011 and the Acceleration Time, no Options were exercised, no Restricted Shares became vested, no Restricted Stock Units or Performance Shares vested or were converted into the right to receive Shares, and no additional equity awards were granted. The dates used to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

	Value of Vested Stock Options Outstanding With a Per- Share Exercise Price Less Than the Offer Price ($)	Value of Unvested Stock Options Outstanding With a Per- Share Exercise Price Less Than the Offer Price ($)	Value of Restricted Shares ($)	Value of Restricted Stock Units ($)	Value of Performance Shares ($)	Value of Total Payments ($)
Dr. Gioacchino De Chirico Past President and CEO	611,562	505,167	1,424,466	910,494	303,507	3,755,196

Stock Plans

There are outstanding Stock Options, Restricted Shares, Restricted Stock Units and Performance Shares under our 2005 Long-Term Incentive Plan, Amended and Restated 2003 Stock Option Plan, Amended and Restated 1998 Stock Option Plan, and 1990 Stock Option Plan (the “Stock Plans”). More specifically, as of July 13, 2011 there are (i) 2,401,729 outstanding Options (vested and unvested) to purchase Shares, (ii) 243,729 outstanding Restricted Shares issued and outstanding, (iii) 228,890 outstanding Restricted Stock Units and (iv) 162,535 outstanding Performance Shares. Any Stock Options, Restricted Shares, Restricted Stock Units and Performance Shares which have not vested before the Acceleration Time will fully vest at such time. Full vesting for all outstanding Stock Options, Restricted Shares, Restricted Stock Units and Performance Shares will benefit all individuals, including our executive officers and directors, who hold outstanding, unvested Stock Options, Restricted Shares, Restricted Stock Units or Performance Shares at the Acceleration Time.

In accordance with the Merger Agreement and the terms of the Stock Plans, the Company will use commercially reasonable efforts to provide that:

•

each Option outstanding under the Stock Plans will become 100% vested and exercisable at immediately prior to the Acceleration Time, and, at the Acceleration Time, each Option will be cancelled and the holder thereof will be entitled to receive an amount in cash equal to the product of (i) the total number of Shares subject to such Option, multiplied by (ii) the excess, if any, of (1) the Per Share Merger Consideration over (2) the exercise price per share of the Option;

•	each Restricted Share that is outstanding immediately prior to the Acceleration Time will become fully vested and transferable at the Acceleration Time; and

•

each Restricted Stock Unit and Performance Share that is outstanding under the Stock Plans will become fully vested and will be cancelled at the Acceleration Time in exchange for the right to receive the Per Share Merger Consideration.

In addition, under the 2005 Long-Term Incentive Plan, in the event of a change in control, (i) any Stock Options outstanding as of the date of the change in control will become fully vested and exercisable to the full extent of the original grant; (ii) the restrictions applicable to any Restricted Shares will lapse, and the Restricted Shares will be free of all restrictions and become fully vested and transferable to the full extent of the original grant; and (iii) any performance goal or other condition with respect to any Performance Shares will be deemed to have been satisfied in full at target value, and the award will be fully distributable within 30 days following the change in control. Under the Amended and Restated 2003 Stock Option Plan, Amended and Restated 1998 Stock Option Plan and 1990 Stock Option Plan, in the event of a change in control, all Stock Options outstanding thereunder will be immediately exercisable on an accelerated basis.

See “— Information About Golden Parachute Compensation” below for further information with respect to certain of these agreements and for a quantification of the amounts potentially payable to certain persons in connection with the Offer and completion of the Merger.

Fiscal Year 2012 Bonus Plan and Long-Term Incentive Plan

On June 9, 2011, the Compensation Committee approved the Fiscal Year 2012 Bonus Plan and Long-Term Incentive Plan for Executive Officers (the bonus portion is referred to as the “2012 Bonus Plan” and the long-term incentive portion is referred to as the “2012 LTI Plan”).

Under the terms of the 2012 Bonus Plan, certain executives are eligible to receive cash bonuses based on our achievement of specified net income goals and other corporate goals established by the Compensation Committee, and on achievement of individual performance objectives established for each participant at the beginning of the fiscal year. The 2012 Bonus Plan does not provide for accelerated payments in the event of a change in control.

Under the terms of the 2012 LTI Plan, certain executives have been granted Performance Shares, which are performance-conditioned restricted stock units that represent a contingent right to receive Shares based on the achievement of certain operational performance goals for fiscal year 2012. All awards under the 2012 LTI Plan are granted pursuant to the 2005 Long-Term Incentive Plan. The 2012 LTI Plan provides that upon a change in control, all performance goals will be deemed to have been met at the target level, and that 100% of the target award will vest and convert to Shares of Common Stock, without proration, on the date of the change in control.

Employment Agreements

We have written employment agreements with each of Messrs. Levine, Flynt and Moïse and Dr. De Chirico that provide for severance benefits in the event of termination without cause or by the employee for good reason in connection with a change in control.

Messrs. Levine, Flynt and Moïse

The employment agreements with each of Messrs. Levine, Flynt and Moïse provide that if the Company terminates the employee’s employment without cause or the employee terminates his employment for good reason (each, a “qualifying termination”), then the Company must pay the employee two times his “average annual compensation”, as defined in the agreement. Average annual compensation is calculated as the employee’s current base salary plus the average of the bonuses paid to him over the last two fiscal years over which he was eligible to receive a bonus (or such lesser number of years as he was eligible to receive a bonus). In addition, Mr. Levine’s agreement provides that, for purposes of determining his average annual compensation, if his employment is terminated prior to May 31, 2012, the bonus portion of such amount will be equal to his target bonus for fiscal year 2012. Upon a qualifying termination, severance will be paid in approximately equal monthly installments over the two years following a qualifying termination, except that if the qualifying termination occurs within two years after certain change in control events of the Company (including one that would result from the Offer Closing or the Merger), the severance will be paid in a lump sum on the fifth day following a qualifying termination.

Each of the agreements provides that, if there is a qualifying termination, the employee will be entitled to (i) a lump sum payment of health insurance costs for 18 months payable on the 38th day following such qualifying termination, and (ii) three additional months of vesting on equity-based awards and up to nine additional months to exercise vested Stock Options (if any). Mr. Levine’s agreement also provides that he is entitled to an annual bonus for the year in which the qualifying termination occurs, pro-rated for the number of days he is employed by the Company in such year. No release of claims is required to receive the payments, except in respect to qualifying terminations that occur prior to (or in the case of Mr. Levine, in connection with) a change in control. Each of the agreements provides that the Company will pay $30,000 to the employee for outplacement assistance on the fifth day following a qualifying termination after a change in control (or, in the case of Mr. Levine, following the time when the Company has entered a definitive agreement that results in the consummation of a change in control).

None of the employment agreements include a change in control excise tax gross-up. Each of the agreements includes a “best net” provision, pursuant to which change in control payments and benefits will be reduced or “cut back” to the extent necessary to avoid an excise tax, if that would result in a better net after-tax benefit for the employee (taking into account the excise taxes the employee would pay on an unreduced benefit).

In consideration for the severance and benefits described above, Messrs. Levine, Flynt and Moïse are each subject to a two-year post-employment non-solicitation restriction and an 18-month post-employment non-competition restriction.

For further information about the employment agreements with Messrs. Levine, Flynt and Moïse, including the definitions of change in control, cause and good reason, and for current base salary and bonus information, see “— Information About Golden Parachute Compensation — Additional Information About the Employment Agreements” below.

Dr. De Chirico

Dr. De Chirico’s employment agreement provides that in the event of a qualifying termination (other than in connection with a change in control), he is entitled severance equal to his average annual compensation payable through June 10, 2012, payable in approximately equal bi-weekly installments. In the event of a change in control and a qualifying termination prior to June 10, 2012, Dr. De Chirico is entitled to severance equal to two times his average annual compensation, which, in the case of certain change in control events (including one that would result from the Offer Closing or the Merger), is payable in a single lump sum at the time of such termination.

In the event of a qualifying termination (whether or not following a change in control), Dr. De Chirico is also entitled to (i) a lump sum payment of health insurance costs for 18 months, payable on the date of such qualifying termination (rather than on June 10, 2012, the expiration date of his current agreement), and (ii) full vesting of outstanding equity-based awards, if any, on the date of such qualifying termination, and the right to exercise his Stock Options, if any, for their full remaining term.

The employment agreement does not include a change in control excise tax gross-up. The agreement includes a “best net” provision, pursuant to which change in control payments and benefits will be reduced or “cut back” to the extent necessary to avoid an excise tax, if that would result in a better net after-tax benefit for Dr. De Chirico (taking into account the excise taxes the employee would pay on an unreduced benefit).

In consideration for the severance payable under his agreement, Dr. De Chirico is subject to two-year post-employment non-solicitation and non-competition restrictions; however, Dr. De Chirico has also entered into a consulting agreement with the Company under which he is also subject to non-solicitation and non-competition provisions during the contract term and for two years after the agreement expires or is otherwise terminated. The consulting agreement with Dr. De Chirico commences on June 10, 2012, and has a four year term under which he will be paid $200,000 per year.

For further information about the employment agreement with Dr. De Chirico, including the definition of change in control, cause and good reason, and for current base salary and bonus information, see “— Information About Golden Parachute Compensation — Additional Information About the Employment Agreements” below.

Arrangements with the Company’s Non-Employee Directors

Non-employee directors receive an annual retainer of $25,000, receive a payment of $2,500 per meeting, and are reimbursed for all travel expenses to and from meetings of the board. The chairman of the board is paid an additional $40,000 annual retainer. The audit committee chair is paid an additional $15,000 annual retainer and the other audit committee members are each paid an additional $10,000 annual retainer. The compensation committee chair and the governance committee chair are each paid an additional $10,000 annual retainer, and the other members of these two committees are each paid an additional $5,000 annual retainer.

In addition, the Company provides each of the non-employee directors an initial grant of Stock Options upon their election or appointment as a director at the stock’s closing market price on the date of grant. The initial grant of Stock Options has a Black-Scholes value of $155,000 and vests in increments of 25% at the end of each of the four years following the grant date. The Company also provides each of the non-employee directors an annual grant of Restricted Shares, which has a Black-Scholes value of $85,000. Directors must be serving on the board on the grant date to receive the annual grant of Restricted Shares. Each director may also receive other grants under the Company’s 2005 Long-Term Incentive Plan. Except for the initial grant of Stock Options, Restricted Shares and Stock Options granted to non-employee directors fully vest on the first anniversary of the date of grant or, if earlier, upon a change of control.

Employee Matters

The Merger Agreement provides that following the Effective Time and ending on December 31, 2012, the continuing employees of the Company will receive base salary, target bonus opportunities under annual and long-term bonus plans (without regard to whether long-term bonus plans are paid in equity) and benefits (other than equity-based compensation or any defined benefit plan) that are in the aggregate no less favorable than those that such employees received or were eligible to receive immediately prior to the Acceleration Time. For the fiscal year in which the Merger is consummated, the bonuses actually payable to each eligible participant under the Bonus Plan and Long-Term Incentive Plan for Executive Officers for fiscal year 2012 will be no less than the bonus calculated pursuant to the terms and conditions of such plan based on actual performance (after certain adjustments relating to the consummation of the Transaction) for the portion of the fiscal year in which such participant was employed by the Company or its subsidiaries during the fiscal year, provided that the participant does not resign his or her employment and is not terminated for cause prior to May 31, 2012. Pursuant to the Merger Agreement, the continuing employees of the Company are not third-party beneficiaries under the Merger Agreement with respect to the matters described in this paragraph.

Exculpation and Indemnification of Directors and Officers.

Section 14-2-850, et. seq., of the GBCC authorizes the Company to indemnify its directors, officers, employees and agents in certain circumstances. Section 14-2-856 of the GBCC expressly allows the Company to authorize indemnification rights that are broader than provided under the GBCC if contained in the Company’s articles of incorporation or in a bylaw, contract or resolution approved or ratified by a majority of the votes entitled to be cast in a vote of the Company’s shareholders, but Shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. Article Eight of the Company’s bylaws provides broader indemnification rights than expressly provided under the GBCC and has been ratified by the Company’s shareholders.

Article Eight of the Company’s bylaws generally requires the Company to indemnify directors and executive officers who are or were parties to any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person was or is one of the Company’s directors or executive officers. Except as noted in the next paragraph, directors and executive officers are entitled to be indemnified against expenses (including but not limited to attorneys’ fees and court costs), and against any judgments, fines and amounts paid in settlement actually and reasonably incurred by them. Directors and executive officers also generally are entitled to have the Company advance any of those expenses prior to final disposition of the proceeding provided that:

•

the director or executive officer furnishes the Company with a written affirmation of his or her good faith belief that his or her conduct does not constitute the type of behavior for which indemnification is prohibited;

•	the board of directors has not made its own determination that the director or executive officer is not entitled to indemnification; and

•	the director or executive officer furnishes the Company with an undertaking to repay the Company if it is ultimately determined that he or she is not entitled to indemnification.

The GBCC and Article Eight of the Company’s bylaws prohibit the Company from indemnifying directors and officers for the following types of liabilities:

•	any appropriation, in violation of the director’s or officer’s duties, of any business opportunities of the Company;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	liability under Section 14-2-832 of the GBCC (pertaining to unlawful dividends or other distributions); and

•	any transaction from which the director or officer derived an improper personal benefit.

In addition, as permitted by Subsection (b)(4) of Section 14-2-202 of the GBCC, the Company’s articles of incorporation limit the personal liability of a director of the Company to the Company or its shareholders for monetary damages for breach of duty of care or other duty as a director to the amount of such director’s compensation for services as a director during the twelve-month period immediately preceding such breach, except that a director’s liability is not so limited for (i) any appropriation, in violation of the director’s duties, of any business opportunity of the Company, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 14-2-832 of the GBCC, or (iv) any transaction from which the director derived an improper personal benefit. The effect of this provision is to limit the rights of the Company and its shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in the preceding sentence.

The board of directors may, but is not obligated to, indemnify other officers, employees and agents to the same extent it may indemnify directors, subject to all of the accompanying conditions and obligations, except that the indemnification so provided need not be limited to the monetary damages exceeding the officer’s, employee’s or agent’s compensation over a 12 month period. The board of directors has extended indemnification rights to the Company’s officers.

Upon authorization by the board of directors, the Company can enter into an agreement or agreements providing to any person who was or is one of the Company’s directors, officers, employees or agents, indemnification rights substantially the same as those provided to directors under Article Eight of the Company’s bylaws. The Company has entered into written agreements with certain current and former members of its board of directors and executive officers to provide such persons indemnification as described above and to assure such persons that the Company will continue to provide such indemnification even if the Company’s bylaws are amended in the future. Finally, the Company has obtained, and may in the future obtain, insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers of the Company. Such policies may insure persons who are or were directors or officers of the Company against liabilities asserted against such directors or officers in their capacity as such, whether or not the Company would have the power to indemnify such directors or officers against such liabilities under its articles of incorporation or bylaws.

The Merger Agreement provides that all rights to indemnification and exculpation from liabilities and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time of the Merger existing (as of the date of the Merger Agreement) in favor of any individual who was at the time of the Merger Agreement, or had been at any time prior to the date of the Merger Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of its subsidiaries or who is or was serving at the request of the Company or any of its subsidiaries as a director, officer or employee of another person as provided in the respective articles of incorporation or bylaws (or comparable organizational documents) of the Company and its subsidiaries, and any indemnification agreements with any such persons survive the Offer and the Merger and the other transactions contemplated by the Merger Agreement and will continue in full force and effect in accordance with their terms, and cannot be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time.

The Merger Agreement also provides that Parent shall maintain the existing officers’ and directors’ liability insurance policies maintained by the Company as of the date of the Merger Agreement for a period of six years from the Effective Time (provided that Parent may substitute therefore policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy); provided that after the Effective Time in no event shall Parent be required to expend annually in the aggregate an amount in excess of 350% of the last annual premium paid by the Company for such insurance prior to the date of the Merger Agreement in respect of coverage required to be obtained pursuant to the Merger Agreement. In lieu of the foregoing, the Company may purchase, prior to, on or after the Effective Time, a six-year “tail” prepaid directors’ and officers’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each such director and officer

If Parent or the Surviving Corporation or their respective successors or assigns (i) consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, the Merger Agreement requires proper provision to be made so that the successors and assigns of Parent or the Surviving Corporation assume all of the foregoing indemnification and insurance obligations.

The foregoing summary of the indemnification of directors and officers and director and officer liability insurance does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A hereto and is incorporated herein by reference.

Section 16 Matters

The Merger Agreement provides that the board of directors will take all such actions as may be necessary or appropriate to cause any disposition of the Shares or conversion of any derivative securities in respect of such Shares in connection with the consummation of the Offer, the Top-Up Option (as defined below), the Merger and the other transactions contemplated by the Merger Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Rule 14d-10(d) Matters

The compensation committee of the board of directors (comprised solely of “independent directors” in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act and the instructions thereto) has approved, in accordance with the non-exclusive safe harbor provisions contained in Rule 14d-10 under the Exchange Act, among other things, each agreement, arrangement or understanding entered into by the Company or its subsidiaries with any of its officers, directors or employees pursuant to which consideration is paid to such officer, director or employee, as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d) under the Exchange Act.

Information About Golden Parachute Compensation

Background.

Dr. Gioacchino De Chirico, Richard A. Flynt, Geoffrey S. Crouse, Ralph A. Eatz and Philip H. Moïse are the named executive officers listed in this Proxy Statement for our 2010 annual meeting of shareholders that we filed with the SEC on September 24, 2010. Effective June 10, 2011, Joshua H. Levine became our President and CEO. In connection with Dr. De Chirico’s retirement as our President and CEO, and to assist in the transition, Dr. De Chirico agreed to remain our employee for one year. In addition, Mr. Crouse resigned effective April 14, 2011, and Mr. Eatz retired in May 2010. Due to these changes in employment, none of Dr. De Chirico or Messrs. Crouse or Eatz is currently serving as an executive officer of the Company.

In this document, we are required to disclose any agreement or understanding, whether written or unwritten, between these persons and Immucor, Purchaser or Parent concerning any type of compensation, whether present, deferred or contingent, that is based upon or otherwise relates to the Offer and the Merger. We have employment agreements with Messrs. Levine, Flynt and Moïse and Dr. De Chirico that provide for severance benefits in the event of a termination of the employee without cause or a termination by the employee for good reason following a change in control. We also have other agreements that will provide compensation to these persons in connection with the Offer (including the Offer Closing) or the Merger. These agreements are described in “— Employment Agreements” above and in the description below.

Aggregate Amounts of Potential Compensation.

The following table sets forth, in the format prescribed by SEC rules and regulations, the information regarding the aggregate dollar value of the various elements of compensation that would be received by the persons listed in the table, which we refer to as the “Compensation Proposal Officers”, that is based on or otherwise relates to the Offer and Merger Closing. In preparing the table, we made the following assumptions:

•	the Merger Closing occurred on July 13, 2011, the last practicable date prior to the filing of this document;

•

all outstanding Stock Options vest in connection with the Transaction, and the holders thereof will receive an amount in cash equal to the product of (i) the total number of Shares subject to such Stock Option, multiplied by (ii) the excess, if any, of $27.00 over the exercise price per share of such Stock Option;

•

all outstanding Restricted Shares, Restricted Stock Units and Performance Shares vest in connection with the Transaction, and the holders thereof will receive an amount in cash equal to $27.00 for each such vested share;

•	no Shares are withheld by the Company to cover the tax obligations of the Compensation Proposal Officers upon the vesting of Restricted Shares, Restricted Stock Units or Performance Shares; and

•

the Compensation Proposal Officers that were employed by the Company at the time of the Merger Closing were terminated by the Company without cause, or the Compensation Proposal Officers terminated their employment for good reason, immediately following a change in control on July 13, 2011.

In addition to the above assumptions, the costs of providing continued health benefits and outplacement services, and the estimated reduction in severance amounts payable due to cut backs in tax reimbursements, are based on estimates. Any changes in these assumptions or estimates would affect the amounts shown in the following table.

Golden Parachute Compensation

Name	Cash ($) (1)	Equity ($) (2)	Pension/ NQDC ($) (3)	Perquisites/ Benefits ($) (4)	Tax Reimburse- ments ($) (5)	Other ($) (6)	Total ($)
Joshua H. Levine	2,410,000	1,761,966	—	54,665	—	—	4,226,631
Richard A. Flynt	899,858	1,930,786	—	58,733	—	—	2,889,377
Geoffrey S. Crouse	—	—	—	—	—	—	—
Ralph A. Eatz	—	—	—	—	—	—	—
Philip H. Moïse	1,255,670	1,994,516	—	47,744	—	—	3,297,930
Dr. Gioacchino De Chirico	1,559,312	3,143,634	—	8,823	—	—	4,711,769

(1)	Amounts represent the cash severance payable pursuant to the employment agreements. Per the agreements, Mr. Levine would receive an amount equal to two times his average annual compensation, calculated as his current base salary and his target bonus for fiscal year 2012, and each of Messrs. Flynt and Moïse and Dr. De Chirico would receive an amount equal to two times his average annual compensation, calculated as his current base salary and the average of the bonuses paid to him over the last two years (i.e., the bonuses paid to the employees in fiscal years 2011 and 2010, representing the bonuses earned by the employees for fiscal years 2010 and 2009). The severance amounts are payable only upon the occurrence of the “double trigger” of a change in control and a termination of the Compensation Proposal Officer without cause or by the Compensation Proposal Officer for good reason within two years of the change in control. The following table quantifies each element of the cash severance reported in the column for these Compensation Proposal Officers.

Name	Current Base Salary ($)	Average Bonus ($)
Joshua H. Levine	602,500	602,500
Richard A. Flynt	379,500	70,429
Philip H. Moïse	517,500	110,335
Dr. Gioacchino De Chirico	607,000	172,656

The agreements with Messrs. Levine, Flynt and Moïse and Dr. De Chirico contain certain restrictive covenants and release requirements, which are described above in “— Employment Agreements” and below in “— Information About Golden Parachute Compensation — Additional Information About the Employment Agreements.”

Messrs. Crouse and Eatz are not entitled to receive any cash payments as a result of the Offer (including the Offer Closing) or the Merger.

(2)	Amounts represent the cash to be received in the Offer Closing or on completion of the Merger due to the accelerated vesting, or in connection with the cancellation, of unvested Stock Options, Restricted Shares, Restricted Stock Units and Performance Shares. These amounts are payable as a result of the change in control, and are not contingent on a termination of the Compensation Proposal Officer without cause or by the Compensation Proposal Officer for good reason within two years of the change in control. The following table further quantifies these amounts for the Compensation Proposal Officers.

Name	Value of Stock Options ($)	Value of Restricted Stock ($)	Value of Restricted Stock Units ($)	Value of Performance Shares ($)
Joshua H. Levine	—	—	—	1,761,966
Richard A. Flynt	126,430	537,948	621,000	645,408
Philip H. Moïse	191,213	849,123	270,000	684,180
Dr. Gioacchino De Chirico	505,167	1,424,466	910,494	303,507

Messrs. Crouse and Eatz do not hold any unvested Options, Restricted Shares, Restricted Stock Units or Performance Shares.

(3)	We do not have any defined benefit pension plans or non-qualified deferred compensation plans.
(4)	For each of Messrs. Levine, Flynt and Moïse, the amount represents the cash payment to cover health insurance costs for 18 months and outplacement assistance of $30,000. For Dr. De Chirico, the amount represents the cash payment to cover health insurance costs for 18 months. These amounts are payable only upon the occurrence of the “double trigger” of a change in control and a termination of the Compensation Proposal Officer without cause or by the Compensation Proposal Officer for good reason within two years of the change in control (except that Dr. De Chirico would be entitled to receive the cash payment for health insurance on June 10, 2012, the expiration date of his employment agreement). Messrs. Crouse and Eatz are not entitled to receive any perquisites or benefits as a result of the Offer (including the Offer Closing) or the Merger.
(5)	None of the employment agreements include a change in control excise tax gross-up. Each of the employment agreements includes a “best net” provision, pursuant to which change in control payments and benefits will be reduced or “cut back” to the extent necessary to avoid an excise tax, if that would result in a better net after-tax benefit for the employee (taking into account the excise taxes the employee would pay on an unreduced benefit). Such reductions in change in control payments and benefits, if any, have not been included in the amounts shown on the table.

Additional Information About the Employment Agreements.

Timing of Payments

The following description provides more detailed information about definitions and other terms in the employment agreements with Messrs. Levine, Flynt and Moïse and Dr. De Chirico.

Definition of Change of Control or Change in Control, Cause and Good Reason

The agreements with Messrs. Flynt and Moïse and Dr. De Chirico define “change of control” as the occurrence of one of the following events:

•

Sale of the Company’s Assets. The sale of all or substantially all of the Company’s assets to a single purchaser or group of associated purchasers, whether in a single transaction or a series of related transactions within a 12-month period.

•

Sale of the Company’s Shares. The sale, exchange, or other disposition to a single purchaser or group of associated purchasers, in one transaction, or in a series of related transactions within a 12-month period, of 30% or more of the Company’s outstanding shares of capital stock.

•

Merger or Consolidation. The merger or consolidation of the Company in a transaction or series of related transactions in which the Company’s shareholders receive or retain less than 50% of the outstanding voting shares of the new or surviving corporation.

The agreement with Mr. Levine defines “change in control” for purposes of his severance payments as a “change in control event” within the meaning of Treasury Regulation section 1.409A-3(i)(5). The consummation of the Offer or the Merger will constitute a change of control, a change in control and a change in control event under the definitions described above.

“Cause” is defined in the agreements for Messrs. Levine, Flynt and Moïse as:

•	Employee’s material dishonesty in connection with his employment with the Company that causes harm to the Company;

•	Employee’s continuing refusal to perform reasonable duties assigned to him that are consistent with employee’s position (subject to certain notice and cure periods); or

•	Employee’s breach of any of the material terms of the agreement (subject to certain notice and cure periods).

In Dr. De Chirico’s agreement, “cause” is defined as employee’s dishonesty, employee’s continuing inability or refusal to perform reasonable duties assigned to him (unless such refusal occurs following the occurrence of a change of control), employee’s moral turpitude or employee’s breach of any material obligation to the Company under the agreement or any other agreement with the Company.

“Good reason” is defined in the agreements for Messrs. Flynt and Moïse as:

•

the assignment to employee of any duties or responsibilities materially inconsistent with the scope of the duties or responsibilities associated with his title or position, or any material adverse change of his title, position or status or the circumstances of his employment;

•

any action or inaction by the Company which would materially and adversely affect employee’s base compensation or participation in, or materially reduce his benefits under, the Company’s benefit plans (including, without limitation, equity benefits) as of the effective date of the agreement or as may be increased thereafter, other than actions or inactions that apply to all executive officers of the Company generally;

•	a breach by the Company of any of the material terms of the agreement;

•

the Company’s relocation of its headquarters to, or requires employee to move his primary work location to, a place more than 30 miles from the Company’s current headquarters location in Norcross, Georgia.

The definition of “good reason” under Mr. Levine’s agreement includes each of the provisions included in such definition under the agreements with Messrs. Flynt and Moïse but also includes any failure to nominate him to the board of directors for election by the shareholders (unless an applicable law, regulation or stock exchange rule prohibits him from serving as a director of the Company). In Dr. De Chirico’s agreement, “good reason” is defined as the failure to make any material payments due to him under the agreement or a relocation of the Company’s headquarters to, or a requirement that he move his primary work location to, a place more than 30 miles from his principal residence. Under each of the agreements, the definition of “good reason” is subject to specified notice and cure periods

Non-Solicitation and Non-Compete Provisions

Each agreement provides that during the term of the employee’s employment and for two years thereafter, the employee will not, directly or by assisting others:

•

solicit or attempt to solicit business from anyone who is or becomes an active or prospective customer of the Company or any of its affiliates and with whom employee had material contact during his employment under the agreement, if the purpose of the solicitation or attempted solicitation is to induce such active or prospective customer to purchase products or services from another entity or person of the type offered or provided by the Company or any of its affiliates within the two years preceding the date of termination; or

•	solicit or attempt to solicit current suppliers of the Company or any of its affiliates to terminate their relationship with the Company or any of its affiliates; or

•

solicit or recruit or attempt to solicit or recruit any employee of the Company or any of its affiliates with whom employee had material contact during employee’s employment for the purpose of, or with the intent of, inducing the employee to leave the employment of the Company or any of its affiliates in favor of a competing business.

However, it is not a violation for any entity with which employee is affiliated to engage or solicit an employee, customer, prospective customer or supplier of the Company, provided that employee was not directly or indirectly involved in such activity and has otherwise complied with all of his agreements with the Company.

Each agreement provides that during the employee’s employment and for a specified period thereafter (as described in “— Employment Agreements” above) the employee will not, directly or by assisting others, engage in a Competitive Activity (as defined below) within the Restricted Territory (as defined below), whether as an individual or as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor or lender of any individual, partnership, corporation or other organization that is engaged in a Competitive Activity, except that employee is not prohibited from investing in 5% or less of the equity of any entity engaged in a Competitive Activity. “Competitive Activity” means the business of selling or providing products or services into the blood banking industry, including, without limitation, serology or molecular immunohematology products or services. “Restricted Territory” means any geographic area in which employee was working at the time of termination, as well as any geographic area in which the Company or any of its affiliates does business at any time during employee’s employment with Company, specifically including without limitation each of the states and territories of the United States, and the countries of Canada, England, Germany, Italy, France, Spain, Portugal and Japan. However, for Messrs. Levine, Flynt and Moïse, it is not a violation for employee to provide services to any person or entity, or to hold an equity or partnership interest in any person or entity, that is not itself primarily engaged in a Competitive Activity, but which has a division, business unit, reporting segment or investment that is engaged in a Competitive Activity (a “Competitive Division”), so long as (i) employee notifies the Company in advance of his taking a position or acquiring an interest in an entity having a Competitive Division, (ii) employee does not, directly or indirectly, provide services to such Competitive Division, and (iii) employee does not in any manner communicate with the Competitive Division concerning a Competitive Activity.

Indemnification and Insurance

The Merger Agreement provides for indemnification arrangements for each of our current and former directors and for continuation of officers’ and directors’ liability insurance policies maintained by the Company as of the date of the Merger Agreement. For a description of our directors’ and officers’ indemnification and liability insurance arrangements, see “Proposal 1 — The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance”.

Dissenters’ Rights

Our shareholders have the right under Georgia law to exercise dissenters’ rights and to receive payment in cash for the fair value of their Shares determined in accordance with Georgia law. The fair value of Shares, as determined in accordance with Georgia law, may be more or less than or the same as the merger consideration to be paid to non-dissenting shareholders in the Merger. To preserve their rights, shareholders who wish to exercise dissenters’ rights must not vote in favor of the merger proposal and must follow specific procedures. Dissenting shareholders must precisely follow these specific procedures to exercise dissenters’ rights, or their dissenters’ rights may be lost. These procedures are described in this Proxy Statement, and the provisions of Georgia law that grant dissenters’ rights and govern dissenters’ rights procedures are attached as Annex C to this Proxy Statement. You are encouraged to read these provisions carefully and in their entirety. See “Dissenters’ Rights”.

Delisting and Deregistration of Our Common Stock

If the Merger is completed, our Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our Common Stock. Our Common Stock is listed for trading on the Nasdaq under the symbol “BLUD”. The closing price of our Common Stock on the Nasdaq on July 1, 2011, the last trading day prior to public announcement of the execution of the Merger Agreement was $20.73 per share. On [*], 2011, the most recent practicable date before this Proxy Statement was mailed to our shareholders, the closing price of our Common Stock on the Nasdaq was $[*] per share. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your Shares.

Material United States Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the Merger to shareholders whose Shares are converted into the right to receive cash in the Merger. This discussion is for general information only and is not tax advice. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, existing, temporary and proposed Treasury regulations promulgated thereunder, Internal Revenue Service, which we refer to as the “IRS”, rulings, and judicial and administrative decisions, each as in effect as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences described herein. We have not requested, and do not plan to request, any rulings from the IRS concerning matters discussed herein. This discussion is not binding on the IRS or any court, and there can be no assurance that the IRS will not take a contrary position or that any such contrary position will not be sustained in court.

This discussion applies only to shareholders who, on the date on which the Merger is completed, hold Shares as capital assets within the meaning of section 1221 of the Code. This discussion does not apply to shareholders who received Shares pursuant to the exercise of employee Stock Options, in connection with a grant of Restricted Shares, Restricted Stock Units, Performance Shares or otherwise as compensation for services, or through a tax-qualified retirement plan, or to shareholders subject to special rules under the U.S. federal income tax laws, including, for example, banks and financial institutions, dealers in securities, tax-exempt organizations, mutual funds, real estate investment trusts, regulated investment companies, partnerships and other pass-through entities (such as trusts and S corporations), controlled foreign corporations, passive foreign investment companies, persons subject to the alternative minimum tax, and corporations described in section 7874 of the Code. In addition, the following discussion does not apply to shareholders whose functional currency is not the U.S. dollar, or who hold their Shares as part of a hedge, straddle, conversion transaction or other integrated transaction. This discussion also does not discuss any state, local, foreign or other tax considerations (such as estate and gift tax consequences). If any entity that is treated as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity.

All shareholders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences, as well as the foreign, state and local tax consequences, of the disposition of their Shares in the Offer and the Merger.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of Shares that is for U.S. federal income tax purposes one of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., or any of its political subdivisions;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons has authority to control all substantial decisions of the trust, or (2) it was in existence on August 20, 1996 and has a valid election in place to be treated as a domestic trust for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of Shares that is an individual, corporation, estate or trust that is not a U.S. holder as described in the bullets above.

U.S. Holders

The receipt by a U.S. holder of cash in exchange for Shares pursuant to the Offer and the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognize a capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the Shares surrendered in the Offer and the Merger. Gain or loss will be determined separately for each block of Shares (i.e., Shares acquired at the same cost in a single transaction) surrendered for cash in the Offer and the Merger. Any capital gain or loss will be long-term provided the U.S. holder’s holding period for the Shares is more than one year at the effective time of the Offer and the Merger. Long-term capital gains of individuals are eligible for reduced rates of federal income taxation. There are limitations on the deductibility of capital losses.

Non-U.S. Holders

A non-U.S. holder’s gain or loss from the exchange of Shares for cash pursuant to the Offer and the Merger generally will be determined in the same manner as that of a U.S. holder. A non-U.S. holder generally should not be subject to U.S. federal income taxation on any gain or loss from the exchange of Shares for cash pursuant to the Offer and the Merger unless: (i) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S., or, if an applicable income tax treaty applies and so requires, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.; or (ii) the non-U.S. holder is an individual treated as being present in the U.S. for 183 days or more in the taxable year of the disposition of the Shares and certain other requirements are met. This discussion assumes that Shares are not U.S. real property interests within the meaning of section 897 of the Code.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the U.S. generally will be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30 percent branch profits tax on such effectively connected gain.

A non-U.S. holder who is an individual present in the U.S. for 183 days or more in the taxable year of the disposition of Shares will generally be treated as a U.S. resident for federal income taxes and the federal income tax consequences with respect to their gain or loss from the exchange of our Common Stock for cash will be the same as the consequences described above for a U.S. holder. A non-U.S. holder who is an individual present in the U.S. for 183 days or more in the taxable year of the disposition of Shares and is not treated as a U.S. resident for federal income purposes under an applicable tax treaty or otherwise and who meets certain other requirements will be subject to a 30 percent tax on the gain derived from that disposition, which gain may be offset by U.S. source capital losses.

If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the U.S., the non-U.S. holder may be able to reduce or eliminate certain of the U.S. federal income tax liabilities discussed herein. Non-U.S. holders should consult their tax advisors regarding possible relief under an applicable income tax treaty.

Information and Backup Withholding

Backup withholding and information reporting may apply to cash received pursuant to the Merger. Backup withholding is currently imposed at a rate of 28%. Backup withholding generally will not apply, however, to a holder that (i) in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9 or successor form; (ii) in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or (iii) is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under the backup withholding rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if certain required information is timely furnished to the IRS. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining exemption from backup withholding under current U.S. Treasury regulations.

This discussion of material U.S. federal income tax consequences is included for general informational purposes only. We urge you to consult your own tax advisor to determine the particular tax consequences to you of the receipt of cash in exchange for Shares pursuant to the Offer and the Merger.

Litigation Relating to the Merger

On July 12, 2011, a purported shareholder of the Company filed a putative class action lawsuit in the superior court of Fulton County for the State of Georgia, captioned Hilary Kramer v. Immucor, Inc., et al., as Civil Action No. 2011CV203124. In addition to the Company, the suit names the individual directors of the Company, Parent, Purchaser, the TPG Fund and TPG as defendants. The Kramer action purports to be brought individually and on behalf of similarly situated public shareholders of the Company and alleges claims for breaches of fiduciary duties against the board of directors in connection with the proposed Transaction and that Parent, Purchaser, the TPG Fund and TPG aided and abetted the purported breaches of fiduciary duties. The Kramer action seeks, among other things, certification of the putative class, preliminary and permanent relief, including injunctive relief enjoining the consummation of the proposed Transaction, rescission of the proposed Transaction to the extent the proposed Transaction is consummated prior to the entry of a final judgment, and the costs, expenses and disbursements of the Kramer action, including attorneys’ and experts’ fees and, if applicable, pre-judgment and post-judgment interest.

On July 15, 2011, a second putative class action challenging the proposed Transaction was filed by a purported shareholder of the Company. This action was filed in the Superior Court of Gwinnett County for the State of Georgia, and is captioned as Babette C. Schorsch v. Immucor, Inc., et al., Civil Action No. 11A0776-1. The action is brought on behalf of public shareholders of the Company and names as defendants the Company, the individual directors of the Company, two executive officers of the Company, Parent, Purchaser and the TPG Fund. The action asserts claims for breaches of fiduciary duties against the board of directors in connection with the proposed Transaction, and for aiding and abetting the purported breaches of fiduciary duties by the TPG defendants. The plaintiff seeks, among other things, a declaration that the action is maintainable as a class action, injunctive relief enjoining the consummation of the proposed Transaction, rescission of the proposed Transaction to the extent it is consummated prior to the entry of a final judgment, and costs, expenses and disbursements of the action.

PROPOSAL 1 — THE MERGER AGREEMENT

The Merger Agreement is the legal document that governs the Merger. This section of the Proxy Statement describes the material provisions of the Merger Agreement but may not contain all the information about the Merger Agreement that is important to you and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement is included as Annex A to this Proxy Statement and is incorporated into this Proxy Statement by reference. You should read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Offer and the Merger. The Merger Agreement attached as Annex A to this Proxy Statement has been included to provide you with information regarding its terms. It is a commercial document that establishes and governs the legal relations between the Company, Parent and Purchaser with respect to the Transaction described in this Proxy Statement. It is not intended to be a source of factual, business or operational information about the Company and Parent or Purchaser, however any specific material facts that qualify the representations and warranties in the Merger Agreement have been disclosed in this Proxy Statement or in the information incorporated by reference herein, as applicable. The representations, warranties and covenants made by the Company, Parent and Purchaser are qualified and subject to important limitations agreed to by the Company, Parent and Purchaser in connection with negotiating the terms of the Merger Agreement. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the Company, Parent and Purchaser that may be different from those which are applicable to you. These representations and warranties may or may not have been accurate as of any specified date and do not purport to be accurate as of the date of this Proxy Statement. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Merger Agreement (attached as Annex A)

The Offer. On July 15, 2011, Purchaser commenced the Offer. The obligations of Purchaser to, and of Parent to cause Purchaser to, accept for payment and pay for Shares validly tendered in the Offer is subject to the satisfaction of the certain conditions, including, among others, (i) the absence of the termination of the Merger Agreement in accordance with its terms and (ii) the satisfaction of (A) the Minimum Tender Condition (as described below), (B) the Financing Proceeds Condition (as described below), (C) the HSR condition (as described below) and (D) the governmental authority condition (as described below). The “Minimum Tender Condition” requires that the number of Shares validly tendered in accordance with the terms of the Offer and not validly withdrawn on or prior to 5:00 p.m. (Atlanta time) on August 18, 2011 (the “Expiration Date”, unless Purchaser shall have extended the period during which the Offer is open in accordance with the Merger Agreement, in which event “Expiration Date” shall mean the latest time and date at which the Offer, as so extended by Purchaser, shall expire) which, together with any Shares then owned by Parent and its subsidiaries, shall equal at least 84% of the outstanding Shares on a fully-diluted basis as of the Expiration Date. The “Financing Proceeds Condition” requires that Parent (either directly or through its subsidiaries) must have received the proceeds of the commitments from the Debt Commitment Parties to provide an aggregate of $1.1 billion in Debt Financing (or any alternative financing) and/or the Debt Commitment Parties (or the lenders party to a new commitment letter for any alternative financing) will have confirmed to Parent or Purchaser that the Debt Financing (or any alternative financing) will be available at the Offer Closing in an amount sufficient to consummate the closings of the Offer and the Merger on the terms and conditions set forth in the Debt Commitment Letter (or a new commitment letter for any alternative financing). The HSR condition requires that any applicable waiting period (or any extension thereof) under the HSR Act has expired or been terminated and any applicable consent or approvals pursuant to German antitrust or merger control laws have been obtained. The governmental authority condition requires that no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (including, any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to, or any consent or approval withheld with respect to, the Offer or the Merger, by any governmental entity) enjoining or otherwise preventing or prohibiting the consummation of the Offer or the Merger, or making the Merger or Offer illegal, be in effect.

Subject to satisfaction of the Minimum Tender Condition and the other conditions to the Offer, Purchaser will, and Parent will cause Purchaser to, accept for payment and pay for (subject to any applicable withholding taxes pursuant to the Merger Agreement) all Shares validly tendered and not validly withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer (as it may be extended and re-extended as described below and in compliance with applicable laws) and in any event in compliance with Rule 14e-1(c) under the Exchange Act. The date on which the Offer Closing occurs is referred to herein as the “Offer Closing Date,” and the time at which Purchaser accepts for payment of Shares pursuant to the Offer is referred to herein as the “Acceptance Time.” Pursuant to the Merger Agreement, the Offer is initially scheduled to expire at 5:00 p.m., Atlanta, Georgia time, on August 18, 2011 (sometimes referred to herein as the “Initial Expiration Date”), but may be extended and re-extended as described below.

Pursuant to the Merger Agreement, Purchaser expressly reserved the right to waive any condition to the Offer or modify the terms of the Offer, except that Immucor’s prior written approval is required for Purchaser to:

•	reduce the number of Shares subject to the Offer or sought to be purchased in the Offer;

•	reduce the Offer Price;

•

amend or waive the Minimum Tender Condition; provided, however, that, pursuant to the Merger Agreement, Purchaser may, without Immucor’s prior written approval, increase the Minimum Tender Condition to the extent necessary to ensure that following an exercise of the Top-Up Option (as defined below) and purchase of the Top-Up Shares (as defined below), Purchaser will have purchased one Share more than 90% of the outstanding Shares on a fully-diluted basis;

•	add to or impose conditions to the Offer other than the conditions described in the Merger Agreement;

•	except as expressly provided in the Merger Agreement, extend the expiration date of the Offer;

•	change the form of consideration payable in the Offer; or

•	otherwise amend or modify the Offer in any manner adverse to the holders of the Shares.

The Merger Agreement contains provisions to govern the circumstances in which Purchaser is required to, and Parent is required to cause Purchaser to, extend the expiration of the Offer. Specifically, the Merger Agreement provides that Purchaser will, and Parent will cause Purchaser to, (i) extend the Offer for up to ten business days (in increments of at least five business days) if at the Initial Expiration Date, any condition to the Offer is not satisfied or waived; (ii) extend the Offer on one or more occasions, in consecutive increments of up to 5 business days (or such longer period as the parties may agree) each, if at any then scheduled expiration of the Offer after the Initial Expiration Date, any condition to the Offer is not satisfied or waived; (iii) extend the Offer on one or more occasions for the minimum period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer; and (iv) extend the Offer on one occasion upon the request of Immucor for a period of time not to exceed ten business days if, within ten business days before any scheduled expiration date of the Offer, Immucor receives an Acquisition Proposal (as defined below) or a Change of Recommendation (as defined below) occurs; provided, however, that Purchaser is not required to extend the Offer beyond the Outside Date and any such extension shall be subject to the right to terminate the Offer in accordance with the provisions described in the following paragraph.

The Merger Agreement provides that (i) Purchaser may irrevocably and unconditionally terminate the Offer if at any then-scheduled expiration of the Offer any condition to the Offer has not been satisfied or waived and the Outside Date has occurred (the “Offer Determination Date”); (ii) Immucor may, by delivering written notice to Parent and Purchaser at any time from and after the Offer Determination Date, require Purchaser to, and require Parent to cause Purchaser to, irrevocably and unconditionally terminate the Offer at the then-scheduled expiration date of the Offer following receipt of such notice (delivered no less than one business day prior to the then-scheduled expiration date of the Offer); and (iii) if the Merger Agreement is terminated pursuant to its terms, then Purchaser must, and Parent must cause Purchaser to, promptly (and in any event within 24 hours of such termination), irrevocably and unconditionally terminate the Offer and in any event Purchaser may not acquire any Shares pursuant thereto. If the Offer is terminated or withdrawn by Purchaser or the Merger Agreement is terminated pursuant to its terms, then Purchaser must promptly return, and shall cause any depositary acting on behalf of Purchaser to return, in accordance with applicable law, all tendered Shares to the registered holders thereof. The termination of the Offer pursuant to clause (i), (ii) or (iii) of this paragraph is referred to herein as the “Offer Termination,” and the date on which the Offer Termination occurs is referred to herein as the “Offer Termination Date”. Pursuant to the Merger Agreement, the Offer Termination will not give rise to a right of termination of the Merger Agreement except to the extent expressly provided for by the terms of the Merger Agreement, and, absent any such termination of the Merger Agreement, the obligations of the parties thereunder other than those related to the Offer shall continue to remain in effect, including those obligations with respect to the Merger.

Pursuant to the Merger Agreement, if Immucor changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Acceptance Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or stock distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Offer Price will be equitably adjusted to reflect such change and as so adjusted will, from and after the date of such event, be the Offer Price.

Board of Directors at the Acceptance Time. Immucor has agreed that, promptly after the Acceptance Time, it will, upon Parent’s request and subject to compliance with applicable law, take all actions necessary to cause the persons designated by Purchaser (the “Purchaser Designees”) to become members of Immucor’s board of directors such that the total number of Purchaser Designees, rounded up to the nearest whole number, equals the product of (i) the total number of members of Immucor’s board of directors (after giving effect to any increase in the number of the directors elected or appointed pursuant to this sentence) and (ii) the percentage that the number of Shares beneficially owned by Parent or Purchaser at such time (including Shares so accepted for payment) bears to the total number of Shares then outstanding on a fully-diluted basis. In furtherance thereof, Immucor shall, upon the request of, and as specified by, Purchaser, either cause an increase in the size of its board of directors or secure the resignations of such number of its incumbent directors, or both, as is necessary to enable the Purchaser Designees to be so elected or appointed and Immucor shall take all actions necessary to cause the Purchaser Designees to be so elected or appointed. At such time, if requested by Purchaser, Immucor shall also take all action necessary to cause the Purchaser Designees to constitute at least the same percentage (rounded up to the next whole number) of each committee of Immucor’s board of directors as such Purchaser Designees constitute on the Immucor’s board of directors, to the extent permitted by applicable law and the rules of any stock exchange or trading market on which the Shares are listed and traded. Immucor’s obligations described in this section are subject to, and Immucor must comply with the requirements of and rules under, Section 14(f) of the Exchange Act.

Notwithstanding the foregoing in this section, the parties to the Merger Agreement agreed to use their respective reasonable best efforts to ensure that at least three of the members of Immucor’s board of directors be, at all times following the Acceptance Time and prior the Effective Time, directors who (i) were directors of Immucor on the date of the Merger Agreement, (ii) are not officers of Immucor and (iii) are independent directors for purposes of continuing listing requirements of the Nasdaq Stock Market (the “Continuing Directors”); provided, however, that, if at any time there shall be in office less than three Continuing Directors for any reason, Immucor’s board of directors shall use reasonable best efforts to cause a person or persons meeting the foregoing criteria and designated by the remaining Continuing Directors to be appointed or elected to the board of directors and such person or persons shall be deemed to be Continuing Directors for all purposes of the Merger Agreement. Between the Acceptance Time and the Effective Time, any amendment or modification of the Merger Agreement, any termination of the Merger Agreement by Immucor, any extension of time for performance of any of the obligations of Parent or Purchaser under the Merger Agreement, any waiver of any condition to Immucor’s obligations under the Merger Agreement or any of Immucor’s rights under the Merger Agreement, any amendments to the articles of incorporation or bylaws of Immucor, any Change of Recommendation (as defined below), any other action of Immucor hereunder which adversely affects or could adversely affect Immucor’s shareholders (other than Parent or Purchaser), and any action by Immucor’s board of directors may be effected only if (in addition to the approval of the board of directors as a whole) such action is approved by a majority of the Continuing Directors then in office. Following the Acceptance Time and prior to the Effective Time, neither Parent nor Purchaser shall take any action to remove any Continuing Director.

On July 11, 2011 Parent and Purchaser waived in writing their right to appoint the Purchaser Designees to Immucor’s board of directors and acknowledged and agreed that Immucor is not required under this section of the Merger Agreement to mail the information statement required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder to Immucor’s shareholders.

Top-Up Option. Pursuant to the Merger Agreement, Immucor granted to Purchaser an irrevocable option (the “Top-Up Option”) to purchase at the Offer Price an aggregate number of Shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Shares owned by Parent, Purchaser and their affiliates at the time of such exercise (after giving effect to the Offer Closing), will constitute one Share more than 90% of the outstanding Shares on a fully-diluted basis; provided, however, that the Top-Up Option may not be exercised to the extent (i) the number of Shares issuable upon exercise of the Top-Up Option would exceed the number of authorized but unissued Shares or Shares held in the treasury of Immucor as of immediately prior to the issuance of the Top-Up Shares (giving effect to Shares reserved for issuance under all outstanding Stock Options, restricted equity and other rights to acquire Shares as if such Shares were outstanding) or (ii) any other provision of applicable law or judgment, injunction order or decree prohibits the exercise of the Top-Up Option or delivery of the Top-Up Shares; provided, further, that the Top-Up Option will terminate upon the termination of the Merger Agreement in accordance with its terms. The Top-Up Option is not exercisable until Purchaser has accepted for payment the Shares tendered pursuant to the Offer, and in no event will the Top-Up Option be exercisable (i) if the Minimum Tender Condition has been waived, (ii) more than once or (iii) unless, immediately after such exercise and the issuance of Shares pursuant thereto, Parent and Purchaser would hold one Share more than 90% of the outstanding Shares on a fully-diluted basis. In the event of any reclassification, stock split (including a reverse stock split), stock dividend or stock distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to Shares occurring or having a record date on or after the date of the Merger Agreement and prior to the date of exercise of the Top-Up Option, the Minimum Tender Condition and the number of Shares issuable pursuant to the Top-Up Option, as applicable, will be adjusted to the extent appropriate so as to restore Purchaser to its rights under the Merger Agreement with respect to the Top-Up Option. Subject to the foregoing limitations in this paragraph, Purchaser must, and Parent must cause Purchaser to, exercise and take all action necessary to exercise the Top-Up Option on the Offer Closing Date and in accordance with the procedures set forth in the Merger Agreement. In any appraisal proceeding with respect to Shares that are owned by shareholders who have perfected and not withdrawn a demand for or lost their dissenters’ rights pursuant to Article 13 of the GBCC (the “Dissenting Shares”), and to the fullest extent permitted by applicable law, no party shall assert that dilutive impact of the exercise of the Top-Up Option should be taken into account for purposes of such appraisal.

Proxy Statement; Shareholders’ Meeting; Merger Without a Meeting. Pursuant to the Merger Agreement, as promptly as practicable, but in no event later than July 18, 2011, Parent and Immucor shall jointly prepare this Proxy Statement of Immucor required to be filed with the SEC in connection with the Offer and the Merger, and Immucor shall file this Proxy Statement with the SEC, and shall use its reasonable best efforts to respond to the comments of the SEC as promptly as practicable. Each of Immucor and Parent agreed to cooperate (i) in the preparation, filing and mailing of this Proxy Statement, (ii) in responses to SEC communications regarding this Proxy Statement, and (iii) in preparation, filing and mailing of any amendment or supplement to this Proxy Statement, if any. Each of Parent and Purchaser agreed to vote, or cause to be voted, in favor of the approval of the Merger Agreement all Shares directly or indirectly beneficially owned by it, and to otherwise take all reasonable best efforts to cause the Merger to occur.

If the approval of the Merger Agreement by Immucor’s shareholders is required by applicable law, then Immucor shall (i) establish a record date (which shall not be later than five business days after the date on which the SEC has confirmed that it has no further comments on this Proxy Statement (including the first date following the tenth calendar day from the filing of the preliminary Proxy Statement if the SEC has not informed Immucor by such date that it intends to review this Proxy Statement)) (the “Proxy Statement Clearance Date”) for and give notice of a meeting of Immucor’s shareholders, for the purpose of voting upon the approval of the Merger Agreement (the “Shareholders’ Meeting”), and (ii) mail to the holders of Shares as of such record date a

Proxy Statement. Immucor shall duly call, convene and hold the Shareholders’ Meeting within forty days following the Proxy Statement Clearance Date or as promptly as reasonably practicable thereafter. Unless Immucor’s board of directors shall have withdrawn, modified or qualified its recommendation thereof or otherwise effected a Change of Recommendation (but, for the avoidance of doubt, unless the Merger Agreement is terminated pursuant to its terms, any such Change of Recommendation shall not relieve Immucor of its obligation to give notice of, convene and hold the Shareholders’ Meeting), Immucor shall solicit proxies in favor of the approval of the Merger Agreement and shall ensure that all proxies solicited in connection with the Shareholders’ Meeting are solicited in compliance with all applicable laws. Notwithstanding anything to the contrary contained in the Merger Agreement, Immucor, after consultation with Parent, may adjourn or postpone the shareholders’ meeting (i) as necessary to ensure that any required supplement or amendment to this Proxy Statement is provided to Immucor’s shareholders within a reasonable amount of time in advance of the Shareholders’ Meeting and (ii) if, as of the time for which the Shareholders’ Meeting is originally scheduled (as set forth in this Proxy Statement), there is not a quorum of shareholders represented (either in person or by proxy). Furthermore, Immucor shall at the reasonable request of Parent, adjourn or postpone the Shareholders’ Meeting as necessary to permit additional solicitation of proxies in favor of approval of the Merger Agreement.

The Merger Agreement provides that, notwithstanding the provisions described above in this section, in the event that the number of Shares owned by Purchaser, Parent and their affiliates, in the aggregate, following the Offer and the exercise, if any, of the Top-Up Option, is equal to at least one Share plus 90% of the outstanding Shares on a fully-diluted basis, each of the parties to the Merger Agreement have agreed to take all necessary and appropriate actions to cause the Merger to become effective as soon as practicable on the last of (i) the expiration date of the Offer and (ii) in the event that Purchaser shall have exercised the Top-Up Option and purchased the Top-Up Shares, on the day on which the purchase of the Top-Up Shares closes, without the Shareholders’ Meeting, in accordance with Section 14-2-1104 of the GBCC.

Marketing Period. The “Marketing Period” is defined in the Merger Agreement to be the first period of twenty consecutive business days, commencing on or after July 23, 2011, on the first day of which, throughout which and on the last day of which (i) Parent shall have certain financial information relating to Immucor and its subsidiaries (the “Required Information”) (as defined in the Merger Agreement), and (ii) the conditions set forth in Section 8.1(b) and Sections 8.2(a), (b) and (c) of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Offer Closing or the Merger Closing, as the case may be) have been satisfied and nothing has occurred and no condition exists that would cause any of such conditions not to be satisfied assuming the Offer Closing and the Merger Closing, as the case may be, were to be scheduled for any time during such twenty consecutive business day period; provided, however, that if the Marketing Period has not ended on or prior to August 21, 2011, the Marketing Period shall commence no earlier than September 6, 2011; and November 23, 2011, November 24, 2011 and November 25, 2011 shall not be considered business days. Notwithstanding the foregoing, the Marketing Period shall not commence and shall be deemed not to have commenced if, on or prior to the completion of such twenty consecutive business day period, (i) Immucor shall have publicly announced any intention to restate any financial information included in the Required Information, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and the applicable Required Information has been amended or Immucor has announced that it has concluded that no restatement shall be required, (ii) the Required Information would not be Compliant (as defined in the Merger Agreement) on the first day, throughout and on the last day of such twenty consecutive business day period or (iii) Immucor shall have failed to file any report with the SEC by the date required under the Exchange Act containing any financial information that would be required to be contained therein or incorporated therein by reference, in which case the Marketing Period shall be deemed not to commence until the time at which all such reports have been filed; provided, further, that the Marketing Period shall end on the date on which the Debt Financing (as defined below) is consummated.

The Merger. The Merger Agreement provides that, following completion of the Offer and upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the GBCC, at the Effective Time:

•	Purchaser will be merged with and into Immucor, and the separate existence of Purchaser will cease;

•	Immucor will continue as the Surviving Corporation after the Merger;

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the separate corporate existence of the Surviving Corporation will continue unaffected by the Merger, with all its rights, privileges, immunities, powers and franchises, except that (i) the Articles of Incorporation of the Surviving Corporation will, by virtue of the Merger, be amended in their entirety to read as the articles of incorporation of Purchaser in effect immediately prior to the Effective Time, except that Article I thereof will provide that the name of the corporation shall be “Immucor, Inc.,” and (ii) the parties to the Merger Agreement will take all actions necessary so that the bylaws of the Surviving Corporation are amended and restated to be identical to the bylaws of Purchaser in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall continue to be “Immucor, Inc.”; and

•	the Merger will have the effects specified in the GBCC.

The respective obligation of each party to complete the Merger is subject to the satisfaction or waiver in writing if permissible under applicable law, at or prior to the Effective Time, of each of the following conditions:

•	if required by applicable law, the Merger Agreement has been adopted and the transactions contemplated therein have been approved by the affirmative vote of the majority of the holders of Shares;

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no domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity (each, a “Governmental Entity”) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or makes it illegal;

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the waiting period applicable to consummation of the Merger and, unless the Offer Termination shall have occurred, the Offer under the HSR Act, shall have expired or been terminated and any applicable consent or approvals pursuant to German antitrust or merger control laws shall have been obtained; and

•	solely if the Offer Closing has occurred, Purchaser shall have accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer.

Solely if the Offer Termination shall have occurred or the Offer Closing shall not have occurred, the obligations of Parent and Purchaser, on the one hand, and Immucor, on the other hand, to complete the Merger shall be subject to the satisfaction or waiver in writing if permissible under applicable law of certain additional conditions as set forth in the Merger Agreement, including the approval of the Merger Agreement by our shareholders (which will not be required if, following the Offer and the exercise, if any, of the Top-Up Option (as defined below), Purchaser owns enough Shares to effect a short-form merger), receipt of required antitrust approvals, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement. The obligation of Parent and Purchaser to consummate the Merger is also subject to the absence of any change, circumstance, event or occurrence, from the date of the Merger Agreement until the effective time of the Merger, that has had or would reasonably be expected to have a Company Material Adverse Effect (as defined below).

Effect on Capital Stock. At the Effective Time:

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Each Share issued and outstanding immediately prior to the Effective Time, other than (i) Shares owned by Parent, Purchaser or any other direct or indirect wholly-owned subsidiary of Parent, including as a result of an exercise of the Top-Up Option by Purchaser, and Shares owned by Immucor or any of its direct or indirect wholly-owned subsidiaries, and in each case not held on behalf of third parties, and (ii) Dissenting Shares (each Share described in (i) or (ii) is referred to herein as an “Excluded Share” and, collectively, “Excluded Shares”), will be automatically converted into the right to receive an amount in cash equal to the Per Share Merger Consideration, subject to any applicable withholding taxes and without interest, and each Share (other than the Excluded Shares) will cease to be outstanding, be cancelled and cease to exist, and will thereafter represent only the right to receive the Per Share Merger Consideration, subject to any applicable withholding taxes and without interest;

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each Excluded Share will cease to be outstanding, be cancelled without payment of any consideration therefore and cease to exist; provided, however, that the Excluded Shares described in subpart (b) in the foregoing bullet point shall thereafter represent the right to receive the payment to which the holder of such Share is entitled under Article 13 of the GBCC; and

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each share of Purchaser’s common stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, no par value per share, of the Surviving Corporation.

Treatment of Options and Restricted Stock; Stock Plans. The Merger Agreement provides that, prior to the expiration of the Offer, Immucor’s board of directors (or, if appropriate, any committee administering the Stock Plans) must take such actions as may be required to provide that, at the Acceleration Time:

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Immucor shall use its commercially reasonable efforts to provide that each Option holder’s right to exercise each Option that is outstanding immediately prior to the Acceleration Time shall become 100% vested and exercisable immediately prior to the Acceleration Time and shall be cancelled at the Acceleration Time and the holder thereof shall, subject to withholding taxes, be entitled to receive, in exchange for such cancellation, as soon as reasonably practicable after the Acceleration Time, an amount in cash equal to the product of (i) the total number of Shares subject to such Option, multiplied by (ii) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per share under such Option, and such amount shall be paid without interest;

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Immucor shall use its commercially reasonable efforts to provide that each Restricted Share that is outstanding immediately prior to the Acceleration Time shall become free of all restrictions and become fully vested and transferable immediately prior to the Acceleration Time; and

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Immucor shall use its commercially reasonable efforts to provide that each Restricted Stock Unit and Performance Share that is outstanding immediately prior to the Acceleration Time shall become or otherwise be deemed fully vested and shall be cancelled at the Acceleration Time in exchange for the right to receive the Per Share Merger Consideration, subject to withholding taxes, as soon as reasonably practicable after the Acceleration Time;

Adjustments to Prevent Dilution. The Merger Agreement provides that if Immucor changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or stock distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration will be equitably adjusted to reflect such change and as so adjusted will, from and after the date of such event, be the Per Share Merger Consideration.

Board of Directors and Officers at the Effective Time. Under the Merger Agreement, (i) the members of the board of directors of Purchaser at the Effective Time will, from and after the Effective Time, be the directors of the Surviving Corporation and (ii) the officers of Immucor at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of Immucor following the Effective Time.

Representations and Warranties. The Merger Agreement, which has been provided solely to inform Immucor’s shareholders of its terms and is not intended to provide any other factual information about Immucor, contains various representations and warranties made by Immucor to Parent and Purchaser and representations and warranties made by Parent and Purchaser to Immucor. The assertions embodied in the representations and warranties contained in the Merger Agreement were made solely for purposes of the Merger Agreement and as of specific dates, were the product of negotiations among Immucor, Parent and Purchaser, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement, including in a confidential disclosure letter that the parties exchanged in connection with the signing of the Merger Agreement. This confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Immucor, Parent and Purchaser, rather than establishing matters of fact. Furthermore, the representations and warranties may be subject to standards of materiality applicable to Immucor, Parent and Purchaser that may be different from those which are applicable to Immucor’s shareholders. Additionally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Immucor’s or Purchaser’s public disclosures. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Immucor, Parent or Purchaser. Except for the rights of Immucor’s shareholders to receive the Offer Price and/or the Per Share Merger Consideration, as applicable, and for the rights of the holders of Options, the Restricted Shares, the Restricted Stock Units and Performance Shares to receive the consideration specified in the Merger Agreement at the Acceleration Time, in each case in accordance with the terms of the Merger Agreement, shareholders and holders of Options, the Restricted Shares, the Restricted Stock Units and the Performance Shares are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Immucor, Parent or Purchaser or any of their respective subsidiaries or affiliates.

In the Merger Agreement, Immucor has made customary representations and warranties to Parent and Purchaser with respect to, among other things:

•	corporate matters related to Immucor and its subsidiaries, such as organization, standing, qualification, power and authority;

•	its and its subsidiaries’ capital structure and equity interests in other persons;

•	authority relating to the Merger Agreement and the transactions contemplated thereby and required approvals;

•	validity of the Merger Agreement;

•	the opinion of its financial advisor;

•	governmental filings and certain other governmental and other third party consents and approvals, and no violations of organizational or governance documents;

•	its SEC filings and financial statements;

•	its compliance with the Sarbanes-Oxley Act, the Securities Act of 1933, the Exchange Act, and the rules and regulations of the Nasdaq Stock Market;

•	its internal controls;

•	the absence of undisclosed liabilities;

•

the (i) accuracy and compliance with the applicable requirements of the Exchange Act of the documents to be filed by Immucor with the SEC or required to be distributed or otherwise disseminated to Immucor’s shareholders in connection with the transactions contemplated by the Merger Agreement (collectively, the “Company Disclosure Documents”), including for the Schedule 14D-9 and this Proxy Statement, and (ii) the accuracy of information furnished to Parent or Purchaser in writing specifically for use in the Schedule TO, the Offer to Purchase, and the other documents ancillary to the Schedule TO (collectively, the “Offer Documents”);

•	absence of a certain changes;

•	litigation;

•	employee benefit plans, ERISA matters and certain related matters;

•	compliance with laws;

•	licenses and permits;

•	material contracts;

•	real property;

•	the inapplicability of state takeover statutes and the absence of new or accelerated rights under the Rights Plan (as defined below);

•	environmental matters;

•	taxes;

•	labor and employment matters;

•	intellectual property;

•	insurance;

•	brokers and finders;

•	regulatory matters;

•	key customers and suppliers; and

•	affiliate transactions.

Some of the representations and warranties in the Merger Agreement made by Immucor are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, a “Company Material Adverse Effect” means an effect, event, change, fact, circumstance or occurrence that, individually or in the aggregate with all other effects, events, changes, facts, circumstances and occurrences, (i) has a material adverse effect on the financial condition, business or results of operation of Immucor and its subsidiaries, taken as a whole, or (ii) would prevent or materially impair or delay the consummation of the transactions contemplated by the Merger Agreement. The definition of “Company Material Adverse Effect” excludes from the determination of whether there has been a Company Material Adverse Effect under clause (i) any effects, events, changes, facts, circumstances and occurrences directly or indirectly:

(A) resulting from, or generally affecting (1) economic conditions, including those affecting the financial markets, banking markets, credit markets, securities markets, commodities markets, interest rates or currency exchange rates in the United States or elsewhere in the world or (2) political, social or regulatory conditions;

(B) resulting from or generally affecting the industries in which Immucor or its subsidiaries operate generally or in any specific jurisdiction or geographical area in the United States or elsewhere in the world;

(C) resulting from any change in or adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of law in the United States or elsewhere in the world, in each case occurring after the date of the Merger Agreement;

(D) resulting from changes in GAAP or accounting standards or the interpretations thereof;

(E) resulting from the negotiation, execution, public announcement, pendency or performance (other than performance of Immucor’s obligation to operate the business in the ordinary course of business consistent with past practice) of the Merger Agreement or the transactions contemplated thereby (other than for purposes of those representations and warranties relating to Immucor’s receipt of the fairness opinion from its financial advisor and governmental filings and noncontravention), including any delays or cancellations of orders, contracts or payments for Immucor’s products or services or any loss of customers, suppliers, vendors or employees or changes in such relationships (including those caused by the identity of the acquiror);

(F) resulting from any litigation arising from allegations of a breach of fiduciary duty or other violation of law arising from the Merger Agreement, the Offer, the Merger or the other transactions contemplated by the Merger Agreement (including any litigation brought by Immucor’s shareholders on their own behalf or on behalf of Immucor);

(G) resulting from any weather-related or other force majeure event or outbreak or escalation of hostilities or acts of war (whether or not declared) or terrorism;

(H) resulting from any changes in the Share price or trading volume of the Shares, in Immucor’s credit rating or in any analyst’s recommendations with respect to Immucor, or the failure of Immucor to meet internal or published projections, predictions, estimates or forecasts (including projections of third parties) or the issuance of revised projections that are more pessimistic than those in existence as of the date of the Merger Agreement;

(I) resulting from any increase in the cost or availability of the Financing (as defined below) to Parent or Purchaser; and

(J) resulting from or relating to certain litigation and regulatory proceedings described in the confidential disclosure letter delivered by Immucor pursuant to the Merger Agreement;

provided, that the exceptions in clauses (H) and (I) will not prevent or otherwise affect a determination that the underlying cause of any such decline or failure referred to therein could be a Company Material Adverse Effect, if not falling within one of the other exceptions; provided, further, that in the case of clauses (A), (B), (C), (D) and (E), such effects, events, changes, facts, circumstances and occurrences may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such effect, event, change, fact, circumstance or occurrence has a materially disproportionate adverse affect on Immucor and its subsidiaries, taken as a whole, as compared to other participants in the industry in which Immucor and its subsidiaries operate (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not there has been or may be a Company Material Adverse Effect).

In the Merger Agreement, each of Parent and Purchaser have made customary representations and warranties to Immucor with respect to:

•	corporate matters, such as organization, standing, qualification, power and authority;

•	authority relating to the Merger Agreement and the transactions contemplated thereby and required approvals;

•	validity of the Merger Agreement;

•	governmental filings and certain other governmental and other third party consents and approvals, and no violations of organizational or governance documents;

•

the (i) accuracy of information furnished to Immucor in writing specifically for us in any Company Disclosure Document, and (ii) the accuracy and compliance with the applicable requirements of the Exchange Act, of the Schedule TO and the Offer Documents;

•	litigation;

•	availability of funds;

•	execution, delivery and validity of the Guaranty (as defined below);

•	solvency of the Surviving Corporation and its subsidiaries;

•	capitalization of Purchaser;

•	brokers and finders;

•	absence of certain arrangements with Immucor’s shareholders, management and directors;

•	the inapplicability of state takeover statutes; and

•	no “interested shareholder” status under the GBCC for any of Parent, Purchaser or the TPG Fund during the last five years.

Some of the representations and warranties in the Merger Agreement made by Parent and Purchaser are qualified as to “materiality” or “Parent Material Adverse Effect.” For purposes of the Merger Agreement, a “Parent Material Adverse Effect” means any change, effect or circumstance that is materially adverse to the business, operations, results of operations or financial condition of Parent, or which would or would reasonably be expected to prevent or materially delay or impair the ability of Parent to consummate the Offer, the Merger and the other material transactions contemplated by the Merger Agreement.

None of the representations or warranties contained in the Merger Agreement survive the consummation of the Merger or the termination of the Merger Agreement.

Interim Operations. Except as permitted by the terms of the Merger Agreement, as set forth in Immucor’s confidential disclosure letter delivered pursuant to the Merger Agreement, as required by applicable law, or unless Parent has otherwise consented in writing, Immucor has agreed that, from the date of the Merger Agreement until the Effective Time, Immucor and its subsidiaries will conduct their respective businesses in all material respects in the ordinary course of business consistent with past practice.

In particular, and without limiting the restrictions described in the above paragraph, except as permitted by the terms of the Merger Agreement, as set forth in Immucor’s confidential disclosure letter, as required by applicable law, or as consented to in writing by Parent, Immucor has agreed that neither Immucor nor any of its subsidiaries will, from the date of the Merger Agreement until the Effective Time, do any of the following:

•	amend or restate its articles of incorporation, bylaws or similar organizational documents;

•

grant, issue, deliver, sell, transfer, dispose of, pledge or encumber any shares of Immucor’s or any of its subsidiaries’ capital stock or equity interests, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares of capital stock or equity interests, voting securities or convertible securities, other than the issuance of Shares upon the exercise of Options or the vesting of Restricted Share Awards, Restricted Stock Units or Performance Shares outstanding under the Stock Plans as of the date of the Merger Agreement or issued as required by the employment agreements and the Stock Plans;

•

declare, authorize, set aside, make or pay any dividend or other distribution, whether in cash, stock, property, or otherwise, other than dividends paid by any direct or indirect wholly owned subsidiary to Immucor or any other direct or indirect wholly owned subsidiary;

•	reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or equity interests of Immucor or any of its subsidiaries;

•	acquire other companies or organizations, or divisions or material assets thereof;

•	become liable (including by guarantee) for any amount of indebtedness or other liability or issue any debt securities or right to acquire debt securities, subject to certain exceptions;

•	enter into any new line of business;

•	make any loans, advances or capital contributions to, or investments in, persons other than wholly owned subsidiaries and other than in the ordinary course of business consistent with past practice;

•	sell, lease, license, encumber or otherwise dispose of or transfer any amount of its assets other than in the ordinary course of business consistent with past practice;

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make or commit to make capital expenditures (excluding capital expenditures for rental instruments), other than projects contemplated by Immucor’s fiscal year 2012 forecast or not in excess of $5,000,000 in the aggregate;

•	adopt a plan of liquidation, dissolution, restructuring, recapitalization or other reorganization of Immucor or any subsidiary (other than the Merger);

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(i) increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to its current or former directors, officers or employees, other than increases required under employment agreements existing as of the date of the Merger Agreement, (ii) enter into or amend or otherwise alter any employment, change of control, retention or severance agreement with, or establish, adopt, enter into or amend any benefit plan, subject to certain exceptions, (iii) accelerate the vesting or payment of any compensation or benefit under any benefit plan, other than as required under any employment agreement existing as of the date of the Merger Agreement and as may be required to implement the actions contemplated by the Merger Agreement, or (iv) take any action to fund the payment of compensation or benefits under any benefit plan, subject, in the case of clauses (iii) and (iv), to certain exceptions;

•	enter into any contract with a labor organization, including any collective bargaining agreement, other than as required by law;

•	make any material change to its methods of accounting, principles or practices, subject to certain exceptions;

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other than as required by law, (i) make, change or rescind (or file a request to make, change or rescind) any material tax election, (ii) settle or compromise any material tax liability, audit claim or assessment, (iii) surrender any right to claim for a tax refund, (iv) change in any material respect (or file a request to make any such change) any accounting method in respect of taxes, (v) file any amendment to an income or other material tax return, (vi) enter into any closing agreement, settle or compromise any material claim or assessment in respect of taxes, or (vii) consent to any extension or waiver of the statute of limitations applicable to any claim or assessment in respect of taxes;

•	write up, write down or write off the book value of any of its material assets, subject to certain exceptions;

•	waive, settle, satisfy or compromise (i) any claim against Immucor, or (ii) any material claim by Immucor, in each case subject to certain exceptions;

•	enter into, amend, modify, cancel, or waive any rights under any material contract, subject to certain exceptions;

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enter into, renew or amend in any material respect any contract or arrangement between Immucor or any of its subsidiaries, on the one hand, and any affiliate of Immucor (other than Immucor’s subsidiaries), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K, subject to certain exceptions;

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(i) assign, transfer, license or sublicense, mortgage or encumber any material intellectual property owned by Immucor or any of its subsidiaries, subject to certain exceptions, or (ii) fail to pay any fee, take any action, protect any trade secret, or make any filing reasonably necessary to maintain its ownership of the material intellectual property owned by Immucor or any of its subsidiaries; or

•	agree in writing to do any of the things described in the preceding bullet points.

Additionally, Parent and Purchaser have agreed that, from the date of the Merger Agreement to the Effective Time, without the prior written consent of Immucor, Parent and Purchaser will not, and will cause the TPG Fund and their respective affiliates to not, (i) enter into discussions or negotiations regarding any contracts or arrangements or commitments to enter into contracts or arrangements or (ii) amend or otherwise supplement any contracts or arrangements in existence on the date of the Merger Agreement, in each case that are between Parent, Purchaser, the TPG Fund or any of their affiliates, on the one hand, and any officer or director of Immucor or any of its subsidiaries, on the other hand.

Access to Information. Until the Effective Time, and subject to applicable law, applicable contractual restrictions and certain confidentiality obligations, Immucor has agreed to (and to cause its subsidiaries to) provide Parent and Parent’s authorized Representatives with reasonable access during normal business hours to Immucor’s properties, books, contracts and records, subject to certain confidentiality limitations applicable to Immucor. All information provided will continue to be covered by the terms of the Confidentiality Agreement (as defined below). Parent and Purchaser agreed, however, not to, and to cause their respective Representatives not to, contact any customer or supplier of Immucor in connection with the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement without Immucor’s prior written consent.

Directors’ and Officers’ Indemnification and Insurance. The Merger Agreement provides for certain indemnification rights in favor of Immucor’s and its subsidiaries’ current and former directors, officers or employees. Specifically, Parent agreed to take all actions necessary such that all rights to indemnification and exculpation from liabilities and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time existing in favor of any individual as of the date of the Merger Agreement who was then or had been at any time prior to the date of the Merger Agreement, or who becomes prior to the Effective Time, a director, officer or employee of Immucor or any of its subsidiaries or who is or was serving at the request of Immucor or any of its subsidiaries as a director, officer or employee of another entity as provided in the respective articles of incorporation or bylaws (or comparable organizational documents) of Immucor and its subsidiaries, and any indemnification agreements with any such persons, will survive the Offer and the Merger and the other transactions contemplated by the Merger Agreement and will continue in full force and effect in accordance with their terms, and will not be amended, repealed or otherwise modified for a period of 6 years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time.

The Merger Agreement also provides for certain insurance rights in favor of Immucor’s and its subsidiaries’ current and former directors and officers. Specifically, Parent agreed to maintain the existing officers’ and directors’ liability insurance policies maintained by Immucor as of the date of the Merger Agreement (or substitute policies with at least the same coverage and amounts that are not less advantageous) for a period of six years from the Effective Time; provided that after the Effective Time, Parent will not be required to expend annually in the aggregate an amount in excess of 350% of the last annual premium paid by Immucor for such insurance prior to the date of the Merger Agreement in respect of coverage required to be maintained pursuant to the Merger Agreement. In lieu of the foregoing, Immucor may purchase, prior to, on or after the Effective Time, a six-year “tail” prepaid directors’ and officers’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each such current and former director and officer.

If Parent or the Surviving Corporation or any of their respective successors or assigns shall consolidate or merge into any other entity in which it is not the surviving entity or transfer all or substantially all of its properties and assets, then such successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations summarized in this section “— Directors’ and Officers’ Indemnification and Insurance”.

The persons covered by the provisions of the Merger Agreement described in this section are intended third-party beneficiaries with respect to such provisions.

Best Efforts. In the Merger Agreement, each of Parent and Immucor has agreed to, and has agreed to cause their respective subsidiaries and affiliates to, use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, including (i) preparing and filing as soon as practicable after the date hereof all forms, applications, registrations and notices required to be filed to consummate the transactions contemplated by the Merger Agreement and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any Governmental Entity (including, without limitation, under the HSR Act, any other applicable domestic Antitrust Laws, and under any applicable foreign Antitrust Laws) or other third party, (ii) obtaining all necessary consents, approvals, authorizations or waivers from, and providing notices to, Governmental Entities or third parties, including providing any further information as may be required by such Governmental Entity or third party and (iii) the execution and delivery of any additional instruments required by applicable law necessary to consummate the transactions contemplated by the Merger Agreement and to fully carry out the purposes of the Merger Agreement. Parent has agreed to pay all filing fees under the HSR Act, and Immucor shall not be required to pay any fees or other payments to any Governmental Entity in connection with any filings under the HSR Act or such other filings as may be required under applicable Antitrust Laws (other than normal filing fees that are imposed by law on Immucor). Under the Merger Agreement, “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by the Merger Agreement.

With respect to certain regulatory matters, and without limiting the provisions described above in this section “— Best Efforts”, the parties to the Merger Agreement agreed that:

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Parent will, and will cause its subsidiaries and affiliates to, promptly take any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals and waivers under Antitrust Laws that may be required by any Governmental Entity, so as to enable the parties to cause the Offer Closing or the Merger Closing, as applicable, to occur as soon as practicable, and in any event no later than three business days prior to the Outside Date (including selling or otherwise disposing of assets or businesses of Parent, Immucor or the Surviving Corporation; terminating, modifying existing relationships and arrangements, or creating new relationships and arrangements, in each case of Parent, Immucor or the Surviving Corporation; and entering into agreements and stipulating to an entry of an order or decree or filing appropriate applications with any Governmental Entity in connection with any such action); and

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if any objections are asserted with respect to the Offer, the Merger or the other transactions contemplated by the Merger Agreement under Antitrust Laws or any other law relating to regulatory matters or if any action or proceeding, whether judicial or administrative, is instituted by any Governmental Entity or any private party challenging the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement as violative of Antitrust Laws or any other law relating to regulatory matters, each of the parties to the Merger Agreement will cooperate with one another and use its best efforts to: (i) oppose or defend against any action to prevent or enjoin consummation of the Offer, the Merger and the other transactions contemplated by the Merger Agreement and/or (ii) take such action as necessary to overturn any action by any Government Entity or private party to block consummation of the Offer, the Merger and any of the other transactions contemplated by the Merger Agreement.

Publicity. Except with respect to any action taken pursuant to, and in accordance with, the provisions described below in the section “— Acquisition Proposals” and the sections “— Termination”, “— Effect of Termination” and “— Termination Fees”, the Merger Agreement provides that Immucor and Parent each shall consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the Offer, the Merger and the other transactions contemplated by the Merger Agreement and prior to making any filings with any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or by the request of any Government Entity.

Employee Matters. Parent agreed that, for the period beginning at the Effective Time and ending on December 31, 2012, it will cause the Surviving Corporation and all of its subsidiaries to maintain base salary and target bonus opportunity under annual and long-term bonus plans (without regard to whether long-term bonus plans are paid in equity) and benefits (other than equity-based compensation or any defined benefit plan) for any of Immucor’s or its subsidiaries’ employees who remains employed with the Surviving Corporation or any of its subsidiaries after the Effective Time that are no less favorable in the aggregate than the compensation, target bonus opportunities and benefits under the benefit plans that such employees received or were eligible to receive immediately prior to the Acceleration Time; provided that neither Parent, the Surviving Corporation nor any of their subsidiaries will be required to pay bonuses with equity. Parent also agreed to, and agreed to cause the Surviving Corporation or any subsidiary of Parent or the Surviving Corporation to, give Immucor’s and its subsidiaries’ employees who remain employed with the Surviving Corporation credit for their years of service for purposes of eligibility, vesting and level of benefits, including for vacation and severance (but not benefit accrual under any benefit plans of Parent, the Surviving Corporation or any of their subsidiaries in which employees are eligible to participate after the Acceleration Time), and to waive and cause applicable benefit plans in which such employees are entitled to participate to waive, any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations, to the extent waived or satisfied under a similar benefit plan immediately prior to the Acceleration Time. The Merger Agreement provides that nothing in the provisions described in this paragraph shall be construed to limit the ability of Parent or the Surviving Corporation to terminate the employment or other service relationship of any such employee at any time, or to amend or terminate any benefit plan to the extent permitted by applicable laws and/or the benefit plans.

Additionally, except as otherwise expressly provided in the Merger Agreement, Parent will cause the Surviving Corporation and its subsidiaries to continue to be obligated to perform, in accordance with their terms, certain contractual rights of Immucor’s and its subsidiaries’ employees (including rights to benefits and payments) existing as of the date of the Merger Agreement (the “Change in Control Arrangements”). For purposes of the Change in Control Arrangements, Parent acknowledged that the occurrence of the Acceleration Time will constitute a “change in control” and a “change of control” of Immucor and its subsidiaries. Parent agreed that for the fiscal year in which the Merger is consummated (i) the performance metrics under Immucor’s bonus plans disclosed in the confidential disclosure letter (the “Bonus Plans”) will be appropriately adjusted to (A) eliminate the transaction costs and expenses incurred by Immucor in connection with the consummation of the transactions contemplated by the Merger Agreement and any costs, charges and expenses that result from or relate to changes in Immucor’s capital structure resulting from the consummation of the transactions contemplated by the Merger Agreement, and (B) take into account any capital investments or expenditures made after the Effective Time and not contemplated by Immucor’s fiscal year 2012 budget as of the date of the Merger Agreement, (ii) the bonuses actually payable to each eligible participant under the Bonus Plans shall be no less than the bonus calculated pursuant to the terms and conditions of the Bonus Plans based on actual performance, as adjusted under subpart (i) and subject to subpart (iii) of this sentence, for the portion of the fiscal year in which such participant was employed by Immucor or its subsidiaries during such fiscal year, (iii) if an eligible participant is employed by Immucor or any of its subsidiaries at the Acceleration Time, such participant will receive such payment under the applicable Bonus Plans unless such participant resigns or has his or her employment terminated for cause prior to the end of such fiscal year, and (iv) such amounts will be paid no later than the later of (A) two and one-half months following the end of such fiscal year or (B) March 15 of the year following the close of such fiscal year.

Financing. Each of Parent and Purchaser have agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and conditions described in the Equity Commitment Letter and the Debt Commitment Letter (collectively, the “Commitment Letters”) (including any flex provisions applicable thereto), including using reasonable best efforts to (i) maintain in effect the Commitment Letters, (ii) negotiate definitive agreements with respect to the Debt Commitment Letter on terms and conditions contemplated by the Debt Commitment Letter (including flex provisions), (iii) satisfy on a timely basis all conditions applicable to Parent and Purchaser in the Commitment Letters and the definitive agreements for the Financing and comply with their obligations thereunder, (iv) consummate the Debt Financing contemplated by the Debt Commitment Letter at or prior to the Merger Closing, and instruct the lenders and the other persons providing such Debt Financing to provide such Debt Financing upon satisfaction of such conditions, and (v) enforce its rights under the Commitment Letters in the event of a breach by the lenders or their representatives that impedes or delays the Merger Closing. If all conditions to the lenders’ obligations under the Commitment Letters have been satisfied or, upon funding will be satisfied, Parent and Purchaser agreed to use their reasonable best efforts to cause the lenders and the other persons providing such Financing to fund on the Merger Closing Date, the Financing required to consummate the Merger and the other transactions contemplated by the Merger Agreement. Parent and Purchaser have the right from time to time to amend, replace, supplement or otherwise modify, or waive any of its rights under, the Commitment Letters and/or substitute other debt or equity financing for all or any portion of the Financing from the same and/or alternative financing sources, except, that any such amendment, replacement, supplement or other modification to or waiver of any provision of the Commitment Letters that amends the Financing and/or substitution of all or any portion of the Financing cannot, without the prior written consent of Immucor (such consent not to be unreasonably withheld, delayed or conditioned), (i) reduce the aggregate amount of the Debt Financing or Equity Financing (unless the Equity Financing or Debt Financing is increased by a corresponding amount on substantially the same terms as provided in the applicable Commitment Letter), (ii) impose new or additional conditions precedent or contingencies to the Financing as set forth in the Commitment Letters (unless such conditions precedent or contingencies to the financing would not be (A) materially adverse to Parent, Purchaser or Immucor and (B) reasonably expected to prevent or impede or delay the Merger Closing), or (iii) prevent or impede or delay the Merger Closing. Parent and Purchaser agreed to refrain from taking, directly or indirectly, any action that would reasonably be expected to result in a failure of any of the conditions contained in the Commitment Letters or in any definitive agreement related to the Financing. Parent agreed to keep Immucor reasonably informed of the status of its efforts to arrange the Debt Financing, subject to certain confidentiality restrictions.

If any portion of the Debt Financing becomes unavailable or Parent or Purchaser becomes aware of any event or circumstance that makes any portion of the Debt Financing unavailable, in each case, in the manner or from the sources contemplated in the Debt Commitment Letter, Parent and Purchaser agreed to promptly notify Immucor and Parent and Purchaser agreed to use their reasonable best efforts to arrange and obtain alternative financing from alternative financial institutions upon terms not materially less favorable to Parent, Purchaser and Immucor than those in the Debt Commitment Letter, in an amount sufficient to consummate the Merger, the Offer and the other transactions contemplated by the Merger Agreement as promptly as practicable following the occurrence of such event.

Additionally, Parent and Purchaser agreed to give Immucor prompt oral and written notice (i) of any material breach or potential material breach threatened in writing by any party to the Commitment Letters or of any condition which may not be satisfied, in each case, of which Parent or Purchaser becomes aware, or any termination of the Commitment Letters, (ii) of the receipt of any written notice or other written communication from any Financing source with respect to any (A) actual or potential breach, default, termination or repudiation by any party to any of the Commitment Letters or definitive agreements related to the Financing of any provisions of the Commitment Letters or definitive agreements related to the Financing or (B) material dispute or disagreement between or among any parties to any of the Commitment Letters or definitive agreements related to the Financing with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the Merger Closing, and (iii) if at any time for any reason Parent or Purchaser believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms and conditions, in the manner or from the sources contemplated by any of the Commitment Letters or definitive agreements related to the Financing. As soon as reasonably practicable, Parent and Purchaser have agreed to provide any information reasonably requested by Immucor relating to any circumstance referred to in clause (i), (ii) or (iii) of the immediately preceding sentence, except that they do not need to provide any information that is privileged or that is requested for purposes of litigation.

Immucor agreed to provide, and to cause its subsidiaries and its and their representatives to provide, prior to the Effective Time, at Parent’s sole expense, reasonable cooperation in connection with the arrangement of the Debt Financing (including financing in lieu of any bridge facilities, or pursuant to any flex applicable to the Debt Financing, and any alternative financing obtained pursuant to the Merger Agreement) as may be reasonably requested by Parent or Purchaser, which includes (i) using reasonable best efforts to cause its officers to participate in a reasonable number of meetings, road show presentations, drafting sessions, due diligence sessions and sessions with rating agencies in connection with the Financing, (ii) using reasonable best efforts to assist with the preparation of customary materials for rating agency presentations, offering and syndication documents (including prospectuses, private placement memoranda and lender and investor presentations), business projections and similar marketing documents required in connection with the Financing (all such documents and materials, referred to collectively in this paragraph as the “Financing Offering Documents”) and other documents required in connection with obtaining the Debt Financing, but in each case, solely with respect to the information relating to Immucor and its subsidiaries and provided that any such Financing Offering Documents contain disclosure and pro forma financial statements (if any) reflecting the Surviving Corporation and/or its subsidiaries as the obligors, (iii) issuing customary representation letters to auditors and using reasonable best efforts to (A) obtain accountants’ comfort letters and consents to the use of accountants’ audit reports relating to Immucor, (B) assist Parent and Purchaser in obtaining corporate, credit and facility ratings from rating agencies for the Debt Financing, and (C) assist Parent and Purchaser in obtaining other documentation and items contemplated by the Debt Commitment Letter or any definitive document relating to the Debt Financing as reasonably requested by Parent or Purchaser, and (iv) using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Financing and documentation reasonably facilitating the pledging of collateral contemplated by the Debt Financing, except that (1) such requested cooperation does not unreasonably interfere with the ongoing operations of Immucor and its subsidiaries, (2) none of Immucor or any of its subsidiaries are required to pay any fees or incur any other liability or expense in connection with the Financing (or any replacement thereof) prior to the Effective Time, (3) no incurrence of indebtedness or other obligation of Immucor or any of its subsidiaries under the Debt Financing is effective until the Effective Time, (4) none of Immucor or any of its subsidiaries is required to provide access to or disclose information where Immucor reasonably determines that such access or disclosure would jeopardize the attorney-client privilege or contravene any law or any contract to which Immucor or any of its subsidiaries is a party, (5) none of Immucor or any of its subsidiaries is required to (x) take any action that will conflict with or violate Immucor’s or such subsidiary’s organizational documents or any laws or result in the contravention of, or that would reasonably be expected to result in a material violation or breach of, or default under, any material contract to which Immucor or any of its subsidiaries is a party or (y) issue any bank information memoranda, high-yield offering prospectuses or memoranda required in relation to the Debt Financing, and (6) none of Immucor or any of its subsidiaries is required to enter into or approve any financing or purchase agreement with respect to any matter relating to the Financing. Parent has agreed to promptly upon request by Immucor, reimburse Immucor for all out-of-pocket costs and expenses incurred by Immucor or its subsidiaries in connection with such cooperation. Parent has agreed to indemnify and hold harmless Immucor, its subsidiaries and their respective representatives for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them prior to the Effective Time in connection with the Financing or the arrangement of the Financing and any information utilized in connection with the Financing (other than historical information relating to Immucor or its subsidiaries); except if such termination is determined to have arisen out of or resulted from the fraud, willful misconduct or intentional misrepresentation of Immucor, its subsidiaries or their respective representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction. The Merger Agreement clarifies that, notwithstanding anything to the contrary contained therein, the Financing is and will remain the sole responsibility of Parent and Purchaser and none of Immucor or any subsidiaries or any of their respective representatives (x) is required to waive or amend any terms of the Merger Agreement or agree to pay any commitment or other fees or reimburse any expenses prior to the Effective Time, or incur any liability or give any indemnities or otherwise commit to take any action that is not contingent on the Effective Time, or (y) has any liability or incur any losses, damages or penalties with respect thereto.

All non-public or otherwise confidential information regarding Immucor obtained by Parent or its representatives or any other person pursuant to the provisions described in this section “— Financing” is governed by the provisions of the Confidentiality Agreement, except that upon notice to Immucor Parent may provide such information to potential sources of capital and to rating agencies and prospective lenders and investors during syndication of the Debt Financing subject to customary confidentiality arrangements.

In the Merger Agreement, Parent and Purchaser acknowledged and agreed that the obtaining of the Financing is not a condition to the Merger Closing.

Acquisition Proposals. During the period beginning on the date of the Merger Agreement and continuing until No-Shop Period Start Time, Immucor and its subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (as referred to in this section, collectively, “Representatives”) have the right to, directly or indirectly, (i) initiate, solicit and encourage, whether publicly or otherwise, any Acquisition Proposals (or efforts that may reasonably be expected to lead to an Acquisition Proposal) or the making of any proposals or offers that constitute Acquisition Proposals, including by way of (A) providing access to non-public information or data to any persons pursuant to confidentiality agreements containing confidentiality terms that are no less favorable to Immucor than those contained in the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”), and (B) affording to any persons access to the business, properties, assets and personnel of Immucor and its subsidiaries, except that with respect to clauses (A) and (B) above, if Immucor provides any material non-public information or access to any such person on or after the date of the Merger Agreement, Immucor has agreed to provide to Parent and its representatives any material non-public information or other access provided to such person which was not previously provided to Parent or its Representatives, and (ii) engage or enter into, continue or otherwise participate in any discussions or negotiations with any persons with respect to any Acquisition Proposals (or efforts that may reasonably be expected to lead to an Acquisition Proposal) and cooperate with or assist and participate in and facilitate any such inquiries, proposals, discussions and negotiations and any effort or attempt to make any Acquisition Proposals (or efforts that may reasonably be expected to lead to an Acquisition Proposal). For purposes of this Proxy Statement, unless otherwise specified, “Acquisition Proposal” means, other than the transactions contemplated by the Merger Agreement, any inquiry, proposal or offer (other than any inquiry, proposal or offer by Parent or any of its subsidiaries) (i) with respect to a merger, joint venture, partnership, consolidation, tender offer, recapitalization, reorganization, share exchange or similar business combination transaction involving Immucor or any of its subsidiaries in which any person (or group of persons) other than Parent or its affiliates, directly or indirectly, in a single transaction or series of related transactions, acquired or would acquire more than 20% of the outstanding Shares of Immucor or more than 20% of the fair market value of all of the consolidated total assets (including equity securities of its subsidiaries) of Immucor, (ii) to acquire in any manner, directly or indirectly, in a single transaction or a series of related transactions, 20% or more of the total voting power of any class of equity securities of Immucor or 20% or more of the consolidated total assets (including equity securities of its subsidiaries) of Immucor, in each case other than the transactions contemplated by the Merger Agreement, or (iii) with respect to a liquidation or dissolution involving Immucor or any of its material operating subsidiaries other than, in each case, the transactions contemplated by the Merger Agreement.

Except as otherwise permitted pursuant to the provisions of the Merger Agreement described in this section “— Acquisition Proposals” and except as may relate to any person or group of persons from which Immucor has received a written Acquisition Proposal after the date of the Merger Agreement and prior to the No-Shop Period Start Time (an “Exempted Person”), from the No-Shop Period Start Time until the Effective Time or, if earlier, the termination of the Merger Agreement in accordance with the provisions described below in the section “— Termination”, Immucor and its subsidiaries have agreed to, and Immucor has agreed to cause its Representatives to, not (i) initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes an Acquisition Proposal (or inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal, or provide any non-public information or data to any person relating to Immucor or any of its subsidiaries, or afford to any person access to the business, properties, assets or personnel of Immucor or any of its subsidiaries in connection with an Acquisition Proposal, or (iii) enter into any Alternative Acquisition Agreement (as defined below). If the No-Shop Period Start Time has commenced, Immucor may continue to engage in the activities described in the foregoing paragraph only with respect to persons who are an Exempted Person, including with respect to any amended proposal submitted by any Exempted Person following the No-Shop Period Start Time and prior to the earlier of the Offer Closing and the time the necessary vote of Immucor’s shareholders for the approval of the Merger, if any, is obtained, and the restrictions described in the following paragraph and in clauses (i) and (ii) of the foregoing sentence in this paragraph do not apply, except that the provisions described in the fourth paragraph of this section “— Acquisition Proposals” apply to an Acquisition Proposal of any Exempted Person. No later than the second business day following the No-Shop Period Start Time (and within two business days of Immucor’s receipt of any subsequent Acquisition Proposal), Immucor has agreed to provide Parent with the identity of any person who has made or is making an Acquisition Proposal, an unredacted copy of the Acquisition Proposal, the relevant proposed transaction agreements and a copy of any financing commitments (including fee letters redacted to comply with any confidentiality provisions), and will keep Parent reasonably and promptly informed as to the status of any material developments, modifications, discussions and negotiations with such person.

At any time following the No-Shop Period Start Time and prior to the earlier to occur of the Offer Closing and the time the affirmative vote of the majority of Immucor’s shareholders to approve the Merger Agreement (to the extent required by applicable law to consummate the Merger) (the “Company Requisite Vote”) is obtained, if Immucor receives a written Acquisition Proposal from any person (including from an Exempted Person or from any person with which Immucor previously had discussions or negotiations prior to the No-Shop Period Start Time and ceased such discussions and negotiations at the No-Shop Period Start Time in accordance with the provisions described in the foregoing paragraph), (i) Immucor and its Representatives may contact such person to clarify the terms and conditions thereof, (ii) Immucor and its Representatives may provide information in response to a request by such person if Immucor receives from such person an executed Acceptable Confidentiality Agreement, except that any material non-public information provided to such person that has not previously been provided to Parent must be provided to Parent and its Representatives as promptly as reasonably practicable after it is provided to such person, and (iii) Immucor and its Representatives may engage or participate in any discussions or negotiations with such person with respect to an Acquisition Proposal, in the case of clauses (ii) and (iii), above, if and to the extent that prior to taking any action Immucor’s board of directors determines in good faith based on the information then available and after consultation with its financial advisors and outside legal counsel that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal. For purposes of this Proxy Statement, “Superior Proposal” means any bona fide, written Acquisition Proposal that Immucor’s board of directors has determined in its good faith judgment (after consultation with outside legal counsel and financial advisors and after taking into account any legal, financial, regulatory or other aspects of the proposal (including (i) the persons making the Acquisition Proposal and (ii) any break-up fee, expense reimbursement provisions, conditions to consummation and financing terms) deemed relevant by the board of directors) would result in a transaction more favorable to Immucor’s shareholders than the Offer, the Merger and the other transactions contemplated by the Merger Agreement (taking into account any revisions to the terms of the Merger Agreement proposed by Parent in response to such proposal or otherwise); provided that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of “Acquisition Proposal” are deemed to be references to “80%”.

Except as set forth in the provisions described in this paragraph, Immucor’s board of directors may not (i) withhold, withdraw, qualify or modify or publicly propose to withdraw, qualify or modify, in a manner adverse to Parent, its recommendation that Immucor’s shareholders accept the Offer, tender their Shares pursuant to the Offer and approve the Merger Agreement and approve the Merger (the “Company Recommendation”); (ii) fail to make the Company Recommendation or fail to include such Company Recommendation in this Proxy Statement or in the Schedule 14D-9; (iii) after the No-Shop Period Start Time, fail to publicly reaffirm the Company Recommendation in writing as promptly as practicable, and in any event within four business days after Parent requests such affirmation with respect to an Acquisition Proposal that has been publicly announced; (iv) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal made or received after the date of the Merger Agreement (any of the foregoing, a “Change of Recommendation”), or (v) cause or permit Immucor to enter into any Alternative Acquisition Agreement (as defined below). Notwithstanding anything to the contrary set forth in the Merger Agreement, however, prior to the earlier of the Offer Closing and the time the Company Requisite Vote is obtained, Immucor’s board of directors may, (x) if an event, fact, development, circumstance or occurrence (but specifically excluding any Acquisition Proposal) that affects the business, assets or operations of Immucor or its subsidiaries that was not known to Immucor as of the date of the Merger Agreement becomes known by Immucor’s board of directors after the date of the Merger Agreement, effect a Change of Recommendation, or (y) if Immucor receives an Acquisition Proposal that Immucor’s board of directors concludes in good faith after consultation with its financial advisors and outside legal counsel, constitutes a Superior Proposal, (A) effect a Change of Recommendation, (B) approve or recommend such Superior Proposal or (C) cause or permit Immucor to enter into any acquisition agreement, merger agreement or similar definitive agreement, letter of intent or agreement in principle with respect thereto or any other agreement relating to an Acquisition Proposal, other than an Acceptable Confidentiality Agreement (each, an “Alternative Acquisition Agreement”), and terminate the Merger Agreement or otherwise take action pursuant to the provisions described below in the section “— Termination”, and in the case of either clause (x) or (y), if, and only if:

•

Immucor’s board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law; and

•

Immucor has provided prior written notice to Parent and Purchaser, at least four business days in advance, that it will (A) effect a Change of Recommendation, (B) approve or recommend any Superior Proposal or (C) cause Immucor to enter into any Alternative Acquisition Agreement and terminate the Merger Agreement, except that Immucor’s board of directors have agreed not to and have agreed to cause Immucor not to take any such action unless: (1) Immucor has given Parent notice, in writing, of (x) the basis for the Change of Recommendation or termination and, (y) with respect to the Superior Proposal, the identity of the party making such Superior Proposal, an unredacted copy of the Acquisition Proposal, the relevant proposed transaction agreements and a copy of any financing commitments (including fee letters redacted to comply with any confidentiality provisions) relating thereto, (2) Immucor has negotiated, and has caused its Representatives to negotiate, in good faith with Parent and Purchaser for such four business day notice period (to the extent Parent wishes to negotiate) to enable Parent to propose in writing a binding offer to effect revisions to the terms of the Merger Agreement, the Commitment Letters and the Guaranty such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (3) following the end of such notice period, Immucor’s board of directors have considered in good faith any proposed revisions to the Merger Agreement, the Commitment Letters and the Guaranty proposed by Parent, and has determined that, as applicable, (x) the Superior Proposal would continue to constitute a Superior Proposal or (y) failure to effect a Change of Recommendation would be inconsistent with the directors’ fiduciary duties under applicable law, and Immucor has informed Parent of the basis of such determination, and (4) in the event of any material change to the terms of such Superior Proposal, Immucor has delivered to Parent an additional notice consistent with that described above and the notice and negotiation period shall have recommenced, except that the notice and negotiation period shall be at least one business day (rather than the four business days otherwise contemplated above); provided, further, that Immucor has complied in all material respects with its obligations under the provisions described in this section “— Acquisition Proposals”.

The Merger Agreement provides that nothing contained in the provisions described in this section “— Acquisition Proposals” is deemed to prohibit Immucor from complying with its disclosure obligations under applicable laws with regard to an Acquisition Proposal (including taking and disclosing to its shareholders any position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012 of Regulation M-A under the Exchange Act), and that a mere “stop, look and listen” disclosure in compliance with Rule 14d-9(f) of the Exchange Act does not violate the provisions described above in the second paragraph of this section “— Acquisition Proposals” or constitute a Change of Recommendation.

Immucor agreed that, from and after the date of the Merger Agreement, it will promptly notify Parent of the identity of any party making an Acquisition Proposal and provide Parent with an unredacted copy of the Acquisition Proposal, the relevant proposed transaction agreements and a copy of any financing commitments (including fee letters redacted to comply with any confidentiality provisions) relating thereto and thereafter will keep Parent reasonably and promptly informed as to the status of any material changes to the terms of such Acquisition Proposal.

Rights Agreement. Immucor has agreed to cause the Amended and Restated Shareholder Rights Agreement, dated as of November 20, 2001 and as amended effective April 20, 2009, and as further amended as of the date of the Merger Agreement (the “Rights Plan”), by and between Immucor and Computershare Trust Company, N.A., to terminate upon the Effective Time. Immucor has agreed to take all actions necessary so that neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated thereby (including the Offer, the Top-Up Option and the Merger) will cause any rights to be granted under the Rights Plan or cause any rights previously granted to become exercisable.

Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after Immucor’s shareholders have approved the transactions contemplated by the Merger Agreement, as follows:

•	by mutual written consent of Immucor and Parent by action of their respective boards of directors;

•	by either Immucor or Parent, upon written notice to the other, if:

•

the Merger has not been consummated on or before the Outside Date, except that such right to terminate is not available to any party (x) if the Offer Closing has occurred or (y) that has breached in any material respect its obligations under the Merger Agreement in a manner that is the principal cause of the failure of the Merger on or before such date;

•

(A) any law has been enacted, entered or promulgated prohibiting the consummation of the Merger or (B) any order by a court or other Governmental Entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting consummation of the Merger has become final and non-appealable, except that such right to terminate is not available to any party if such legal prohibition or issuance of such final and non-appealable order was primarily due to such party’s breach of any of its obligations under the Merger Agreement; or

•	Immucor’s shareholders have failed to approve the Merger Agreement at the Shareholders’ Meeting or at any adjournment or postponement thereof;

•	by Immucor, upon written notice to Parent specifying the provision or provisions of the Merger Agreement pursuant to which such termination is effected, if:

•

(A) Immucor’s board of directors authorizes Immucor, subject to complying in all material respects with the relevant provisions of the Merger Agreement described in the section “— Acquisition Proposals” above, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, and (B) Immucor, prior to or concurrently with such termination, pays to Parent in immediately available funds the applicable termination fee;

•

there has been a material breach by Parent or Purchaser, as the case may be, of any representation, warranty, covenant or other agreement contained in the Merger Agreement, or if a representation or warranty of Parent or Purchaser, as the case may be, has become untrue, which in either case, (A) would result in a failure of a condition to the Merger regarding the accuracy of Parent’s or Purchaser’s representations and warranties or Parent’s or Purchaser’s performance in all material respects of all obligations required to be performed by it under the Merger Agreement and (B) has not been cured within 30 days following notice by Immucor of such breach, except that such right to terminate is not available to Immucor if (x) Immucor is in material breach of any representation, warranty or covenant contained in the Merger Agreement or (y) the Offer Closing has occurred;

•	(A) (1) all the conditions to the Offer have been satisfied or waived as of the expiration of the Offer, and (2) Parent has failed to consummate the Offer promptly thereafter in accordance with the relevant provisions of the Merger Agreement, or (B) (x) all the conditions to the Offer (other than the Financing Proceeds Condition) have been satisfied or waived as of the expiration of the Offer, (y) the Marketing Period has ended and (z) Parent has failed to consummate the Offer in accordance with the relevant provisions of the Merger Agreement within three business days after the later of (x) and (y); or

•

(A) all the conditions to Parent and Purchaser’s obligations to effect the Merger (other than the condition regarding the purchase of Shares in the Offer and other than those conditions that by their terms are to be satisfied by actions taken at the Merger Closing, each of which is capable of being satisfied at the Merger Closing), and (B) Parent has failed to consummate the Merger by the applicable Merger Closing Date; or

•	by Parent, upon written notice to Immucor specifying the provision of the Merger Agreement pursuant to which such termination is effected, if:

•

the board of directors of Immucor has made a Change of Recommendation or a Change of Recommendation has otherwise occurred, except that such right to terminate is not available to Parent if (A) the Offer Closing has occurred or (B) if required by applicable law, the Merger Agreement has been adopted and the transactions contemplated therein have been approved by the affirmative vote of the majority of the holders of Shares; or

•

there has been a material breach by Immucor of any representation, warranty, covenant or other agreement contained in the Merger Agreement, or if a representation or warranty of Immucor has become untrue, which in either case, (A) would result in a failure of (1) if the Offer Termination has occurred, a condition to the Merger regarding the accuracy of Immucor’s representations and warranties or Immucor’s performance in all material respects all obligations required to be performed by it under the Merger Agreement on or prior to the Merger Closing, or (2) if the Offer Termination has not occurred, a condition to the Offer regarding the accuracy of Immucor’s representations and warranties or Immucor’s performance in all material respects of all obligations required to be performed by it under the Merger Agreement on or prior to the expiration of the Offer, and (B) has not been cured within 30 days following notice by Parent of such breach, except that Parent will not have such right to terminate if (x) Parent is in material breach of any representation, warranty or covenant contained in the Merger Agreement or (y) the Offer Closing has occurred.

Effect of Termination. If the Merger Agreement is terminated and the Offer, the Merger and the other transactions contemplated by the Merger Agreement are abandoned, the Merger Agreement will become void and of no effect with no liability to any person on the part of any party to the Merger Agreement (or any of its representatives or affiliates), subject to certain exceptions specified in the Merger Agreement, including, without limitation, the applicable remedies described below under the heading Termination Fees, and both the Confidentiality Agreement and the Guaranty (as described below under the headings Confidentiality Agreement and Guaranty, respectively), which will survive termination of the Merger Agreement in accordance with their terms.

Termination Fees.

Immucor has agreed to pay Parent a termination fee of $45,000,000 in cash, less any Parent Expenses (as described below) previously paid (the “Company Termination Fee”), if:

•	(i) The Merger Agreement is terminated:

•

(A) by either Parent or Immucor because (1) the Merger has not been consummated by the Outside Date or (2) Immucor’s shareholders fail to approve the Merger Agreement and the transactions contemplated thereby at a duly held Shareholders’ Meeting or any adjournment or postponement of such Shareholders’ Meeting; or

•

(B) by Parent because of an uncured material breach of Immucor’s representations, warranties, covenants or other agreements set forth in the Merger Agreement that results in the failure of a condition to the Offer or, if the Offer Termination has occurred, the failure of a condition to the Merger; and

•

(C) in the case of each of clauses (A) and (B) above, Immucor (1) receives or has received an Acquisition Proposal from a third party after the date of the Merger Agreement, which Acquisition Proposal is publicly disclosed either (x) at or prior to the time of the Shareholders’ Meeting or (y) prior to the termination of the Merger Agreement if there has been no Shareholders’ Meeting, and (2) within 12 months of the termination of the Merger Agreement, enters into a transaction in connection with any Acquisition Proposal (except that references to 20% in the definition of Acquisition Proposal in the Merger Agreement shall be deemed to be references to 50% for purposes of this bullet point); or

•

(ii) the Merger Agreement is terminated (A) by Immucor because, to the extent permitted by the Merger Agreement and after compliance in all material respects with the terms summarized in the section “— Acquisition Proposals” above, Immucor enters into a definitive agreement with respect to an Acquisition Proposal with a termination fee being payable prior to or concurrently with such termination, or (B) by Parent because (1) Immucor’s board of directors has made a Change of Recommendation or a Change of Recommendation has otherwise occurred, and (2) the Offer Closing has not occurred and Immucor’s shareholders have not approved the Merger Agreement and the transactions contemplated thereby at a Shareholders’ Meeting; provided, however, that in the case of subpart (A) of this bullet point, (x) if termination occurs on or after the No-Shop Period Start Time in order to enter into a definitive agreement with respect to an Acquisition Proposal with an Exempted Person or (y) if termination occurs prior to the No-Shop Period Start Time, the “Company Termination Fee” shall equal $25,000,000 in cash, less any Parent Expenses (as defined below) previously paid, instead of $45,000,000, less Parent Expenses previously paid.

Immucor has agreed to pay Parent or its designees all of the out-of-pocket fees and expenses incurred by Parent, Purchaser and their respective affiliates in connection with the transactions contemplated by the Merger Agreement, including the financing (the “Parent Expenses”), up to $10,000,000 in the aggregate, if:

•

(i) Immucor terminates the Merger Agreement because Immucor’s shareholders fail to approve the Merger Agreement and the transactions contemplated thereby at a duly held Shareholders’ Meeting or at any adjournment or postponement of such Shareholders’ Meeting; or

•

(ii) Parent terminates the Merger Agreement because (A) Immucor’s shareholders fail to approve the Merger Agreement and the transactions contemplated thereby at a duly held Shareholders’ Meeting or at any adjournment or postponement of such Shareholders’ Meeting, or (B) there is an uncured material breach of Immucor’s representations, warranties, covenants or other agreements set forth in the Merger Agreement that results in the failure of a condition to the Offer or, if the Offer Termination has occurred, the failure of a condition to the Merger.

Parent has agreed to pay a reverse termination fee of $90,000,000 in cash (the “Parent Termination Fee”) if there has not been a Company Material Adverse Effect and the Merger Agreement is terminated by Immucor:

•

(i) because of an uncured material breach of Parent’s or Purchaser’s representations, warranties, covenants or other agreements set forth in the Merger Agreement that (A) would result in a failure of a condition to the Merger regarding the accuracy of Parent’s or Purchaser’s representations and warranties or Parent’s or Purchaser’s performance in all material respects of all obligations required to be performed by it under the Merger Agreement, and (B) is the principal factor in the failure of the Offer or the Merger to be consummated;

•

(ii) because (A) (1) all the conditions to the Offer have been satisfied or waived as of the expiration of the Offer, and (2) Parent has failed to consummate the Offer promptly thereafter in accordance with the relevant provisions of the Merger Agreement, or (B) (x) all the conditions to the Offer (other than the Financing Proceeds Condition have been satisfied or waived as of the expiration of the Offer, (y) the Marketing Period has ended and (z) Parent has failed to consummate the Offer in accordance with the relevant provisions of the Merger Agreement within three business days after the later of (x) and (y); or

•

(iii) because all the conditions to Parent and Purchaser’s obligations to effect the Merger (other than the condition regarding the purchase of Shares in the Offer and other than those conditions that by their terms are to be satisfied by actions taken at the Merger Closing, each of which is capable of being satisfied at the Merger Closing) have been satisfied or waived, and Parent has failed to consummate the Merger by the applicable Merger Closing Date.

Notwithstanding the rights described below in the section “— Availability of Specific Performance”, each of Parent and Purchaser acknowledged and agreed (including on behalf of their respective affiliates) that if the Company Termination Fee becomes payable and is paid by Immucor as described in this section “— Termination Fees”, the right to receive the Company Termination Fee, together with reimbursement of any applicable Parent Expenses, constitute each of Parent’s and Purchaser’s and each of their respective affiliates’ and representatives’ sole and exclusive remedy under the Merger Agreement, and the receipt of the Company Termination Fee is deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Purchaser, each of their respective affiliates and representatives and any other person in connection with the Merger Agreement (and the termination thereof), the Offer, the Top-Up Option, the Merger and the other transactions contemplated by the Merger Agreement (and the abandonment or termination thereof) or any matter forming the basis for such termination, and none of Parent, Purchaser, their respective affiliates or representatives or other person is not entitled to bring or maintain any claim, action or proceeding against Immucor or any of its affiliates arising out of or in connection with the Merger Agreement, the Offer, the Top-Up Option, the Merger or any of the other transactions contemplated thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination. The parties to the Merger Agreement agreed that Parent shall not be entitled to specific performance as described below in the section “— Availability of Specific Performance” if Immucor has paid in full, and Parent or Purchaser has accepted, the Company Termination Fee.

Subject to the rights described below in the section “— Availability of Specific Performance”, Immucor acknowledged and agreed on behalf of itself, its affiliates and its shareholders, that Immucor’s right to receive payment of the Parent Termination Fee as described in this section “— Termination Fees”, together with reimbursement of any applicable expenses, is the sole and exclusive remedy of Immucor, its affiliates and its shareholders against Parent, Purchaser, TPG Fund, Financing Sources or any of their respective former, current or future general or limited partners, shareholders, financing sources, managers, members, directors, officers or affiliates for any loss suffered as a result of the failure of the transactions contemplated by the Merger Agreement, the Commitment Letters, the Guaranty, the Offer, the Top-Up Option, the Merger or any of the transactions contemplated thereby (or the abandonment of termination thereof) or for a breach or failure to perform under the Merger Agreement or otherwise relating to or arising out of the Merger Agreement, and upon payment of such amount none of Parent, Purchaser, TPG Fund, Financing Sources or any of their respective former, current or future general or limited partners, shareholders, financing sources, managers, members, directors, officers or affiliates have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated thereby. The parties to the Merger Agreement agreed that Immucor is not entitled to specific performance, as described below in the section “— Availability of Specific Performance”, if Parent has paid in full, and Immucor has accepted, the Parent Termination Fee.

The parties to the Merger Agreement acknowledged that the agreements contained in the provisions described in this section “— Termination Fees” are an integral part of the transactions contemplated by the Merger Agreement and that, without those provisions, none of the parties would have entered into the Merger Agreement. If Immucor or Parent, as the case may be, fails to promptly pay any amount due as described in this section “— Termination Fees”, and either Parent or Immucor, as the case may be, commences a suit that results in a judgment against the other party, such paying party shall reimburse the other party for all costs and expenses (including attorneys’ fees) incurred in connection with such suit, together with interest on such amount.

Availability of Specific Performance.

The Merger Agreement provides that Immucor’s right to obtain an injunction, or other appropriate form of specific performance or equitable relief, in each case, solely with respect to causing Parent and Purchaser to cause the Equity Financing to be funded at any time but only simultaneously with the receipt of the Debt Financing, is subject to the requirements that (i) all of the conditions to completing the Merger listed above in the section “— The Merger” on page 66 and all of the other conditions to the obligations of Parent and Purchaser to complete the Merger (other than the condition regarding the purchase of Shares in the Offer, to the extent the Offer has been terminated, and other than those conditions that by their terms are to be satisfied by actions taken at the Merger Closing, but subject to the prior or substantially concurrent satisfaction or waiver of such conditions) have been satisfied; (ii) the Debt Financing has been funded or would be funded (or if such Debt Financing has been funded into escrow such funds have been or would be released) in accordance with the terms thereof at the Merger Closing, if the Equity Financing is funded at the Merger Closing; and (iii) Immucor has irrevocably confirmed to Parent that (A) all of the conditions to completing the Merger listed above in the section “— The Merger” on page 66 and all of the other conditions to the obligations of Immucor to complete the Merger have been satisfied or that it is willing to waive any such open conditions, (B) if specific performance is granted, and (C) if the Equity Financing and the Debt Financing were funded, the Merger Closing would occur.

Subject to the foregoing paragraph, the parties to the Merger Agreement agreed not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Each of Immucor and Parent acknowledged and agreed that, except as described in the foregoing paragraph, (i) each party will be entitled to seek to specifically enforce the terms and provisions of the Merger Agreement notwithstanding the availability of any monetary remedy described above in the section “— Termination Fees”, (ii) the provisions described above in the section “— Termination Fees” (A) are not intended to and do not adequately compensate for the harm that would result from a breach of the Merger Agreement and (B) are not to be construed to diminish or otherwise impair in any respect any party’s right to specific performance, and (iii) the right of specific performance is an integral part of the transactions contemplated by the Merger Agreement and, without such right, neither Immucor nor Parent would have entered into the Merger Agreement.

Expenses. Pursuant to the Merger Agreement, other than (a) as otherwise described above in the section “— Termination Fees”, (b) the costs and expenses of printing and mailing this Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger, which will be borne by Immucor, and (c) all filing fees under the HSR Act and filings under any other Antitrust Laws and any other filings with any Governmental Entity, which will be borne by Parent, all costs and expenses incurred in connection with the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such expense, whether or not the Offer, the Merger or any of such other transactions is consummated.

Governing Law. The Merger Agreement is governed by the laws of the State of New York except to the extent the provisions of the GBCC are mandatorily applicable.

Guaranty

Concurrent with the execution of the Merger Agreement, the TPG Fund delivered a limited guaranty addressed to Immucor, guaranteeing certain obligations of Parent under the Merger Agreement (the “Guaranty”). Under the Guaranty, the TPG Fund, intending to be legally bound, absolutely, irrevocably and unconditionally guaranteed to Immucor the due and punctual payment of (i) the Parent Termination Fee when required to be paid by Parent pursuant to and in accordance with the Merger Agreement (the “Parent Fee Obligations”) and (ii) any costs and expenses (including attorneys’ fees) incurred by Immucor to commence a suit resulting in a judgment against Parent and/or the TPG Fund to enforce payment of the Parent Termination Fee and/or the Guaranty, pursuant to and in accordance with the Merger Agreement, and including the expenses incurred in enforcing the Guaranty (clause (ii), the Enforcement Expense Obligations, and clauses (i) and

(ii) collectively, the “Guaranteed Obligations”); provided, however, that the guarantee by the TPG Fund of the Guaranteed Obligations may be enforced for monetary damages only; provided, further, that in no event shall the TPG Fund’s aggregate liability (A) for the Parent Fee Obligations under the Guaranty exceed $90,000,000 or (B) for the Enforcement Expense Obligations under the Guaranty exceed the lesser of $2,000,000 or the aggregate Enforcement Expense Obligations that have been paid or are payable by Parent, Purchaser or the TPG Fund (such limitations on the aggregate liability the TPG Fund may have for Parent Fee Obligations and Enforcement Expense Obligations collectively, the “Cap”), it being understood and agreed that the Guaranty may not be enforced against the TPG Fund without giving effect to the Cap.

By its acceptance of the benefits of the Guaranty, Immucor acknowledged and agreed that: (a) no person other than the TPG Fund, or its successors, will have any obligations under or in connection with the Guaranty notwithstanding the fact that the TPG Fund may be a partnership and (b) the TPG Fund will have no obligations under or in connection with the Guaranty except as expressly provided by the Guaranty. Nothing set forth in the Guaranty shall confer or give or shall be construed to confer or give to any person other than Immucor (including any representative acting in a representative capacity) any rights or remedies against any person, other than the rights of Immucor against the TPG Fund, or its successors, as expressly set forth in the Guaranty. Under the Guaranty, Immucor acknowledged and agreed that no personal liability shall attach to, and no recourse shall be had by Immucor, any of its affiliates or any person purporting to claim by or through any of them or for the benefit of any of them under any theory of liability (including, without limitation, by attempting to pierce a corporate, limited liability company or partnership veil, by attempting to compel Parent to enforce any rights that it may have against any person, by attempting to enforce any assessment, or by attempting to enforce any purported right at law or in equity, whether sounding in contract, tort, statute or otherwise) against, any Non-Recourse Party (as defined below, and excluding Parent and Purchaser) by the enforcement of any judgment or assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or other applicable law, or otherwise, in any way under or in connection with the Guaranty, the Merger Agreement, the Commitment Letters or any other agreement or instrument delivered in connection with the Guaranty, the Merger Agreement, the Commitment Letters or the transactions contemplated thereby, except that: (i) Immucor may assert claims against the TPG Fund under, and pursuant to the terms of and subject to the limitations set forth in the Guaranty; (ii) Immucor may assert claims against Parent and Purchaser pursuant to the terms of, and subject to the limitations set forth in, the Merger Agreement; and (iii) Immucor may assert claims against the TPG Fund for specific performance of the TPG Fund’s obligation under its Equity Commitment Letter to fund its commitment thereunder pursuant to the terms of, and subject to the limitations set forth in, the Equity Commitment Letter and the Merger Agreement. Recourse against the TPG Fund pursuant to the Guaranty shall be the sole and exclusive remedy of Immucor and all of its affiliates against the TPG Fund and Non-Recourse Parties (other than Parent and Purchaser) in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement. Immucor covenanted and agreed that it will not, and it will cause its affiliates not to, institute any proceeding or bring any claim in any way under or in connection with the Guaranty, the Merger Agreement, the Commitment Letters or any other agreement or instrument delivered in connection with the Guaranty, the Merger Agreement, the Commitment Letters or the transactions contemplated thereby (whether at law or in equity, whether sounding in contract, tort, statute or otherwise), against the TPG Fund or any Non-Recourse Party (other than against Parent or Purchaser), except for claims of Immucor against the TPG Fund or a successor entity under the Guaranty. Nothing set forth in the Guaranty affects any liability of Parent or Purchaser to Immucor. As used in the Guaranty, the term “Non-Recourse Parties” means, collectively, Parent, the TPG Fund and any of their former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, affiliates or assignees and any and all former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, affiliates or assignees of any of the foregoing, and any and all former, current or future estates, heirs, executors, administrators, trustees, successors or assigns of any of the foregoing, and the financial institutions that provide or are committed to provide debt financing in connection with the transactions contemplated by the Merger Agreement.

The Guaranty will terminate and the TPG Fund will have no further obligations under or in connection with the Guaranty as of the earliest of: (a) the Merger Closing; (b) termination of the Merger Agreement in accordance with its terms by mutual consent of the parties thereto or in circumstances where the Parent Termination Fee does not become payable; (c) the date the Guaranteed Obligations payable under the Guaranty has been paid in full; and (d) the twelve-month anniversary after the date of the Guaranty (unless Immucor has commenced litigation against the TPG Fund under and pursuant to the Guaranty prior to such anniversary). Additionally, in the event that Immucor or any of its affiliates (i) asserts in any litigation or other proceeding that the provisions of the Guaranty limiting the TPG Fund’s liability to the Cap or the provisions regarding Immucor’s available remedies or termination of the Guaranty are illegal, invalid or unenforceable in whole or in part, (ii) asserts that the TPG Fund is liable in respect of the Guaranteed Obligations in excess of or to a greater extent than the Cap, or (iii) asserts any theory of liability against any Non-Recourse Party with respect to the Guaranty, the Commitment Letters, the Merger Agreement, any other agreement or instrument delivered in connection with the Guaranty or the Merger Agreement, or the transactions contemplated thereby, then (x) the obligations of the TPG Fund under or in connection with the Guaranty shall terminate ab initio and be null and void, (y) if the TPG Fund has previously made any payments under or in connection with the Guaranty, it shall be entitled to recover and retain such payments, and (z) neither the TPG Fund nor any other Non-Recourse Parties shall have any liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) to Immucor or any other person in any way under or in connection with the Guaranty, the Merger Agreement, any other agreement or instrument delivered in connection with the Guaranty or the Merger Agreement (including, without limitation, the Commitment Letters), or the transactions contemplated thereby.

Confidentiality Agreement

On May 27, 2011, Immucor and TPG entered into a confidentiality agreement (the “Confidentiality Agreement”) in connection with a possible negotiated transaction between the parties and/or their affiliates. Under the Confidentiality Agreement, TPG agreed, subject to certain exceptions, (i) to keep confidential any non-public information concerning Immucor for a period of two years from the date of the Confidentiality Agreement, (ii) to certain employee non-solicitation provisions for a period of eighteen months from the date of the Confidentiality Agreement, and (iii) to certain “standstill” provisions until the first to occur of eighteen months from the date of the Confidentiality Agreement and twelve months from the date on which discussions between Immucor and TPG regarding a possible negotiated transaction cease, in each case for the protection of Immucor.

DISSENTERS’ RIGHTS

The discussion of the provisions set forth below is not a complete summary regarding your dissenters’ rights under Georgia law and is qualified in its entirety by reference to the text of the relevant provisions of Georgia law, which are attached to this Proxy Statement as Annex C. Shareholders intending to exercise dissenters’ rights should carefully review Annex C. Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights.

Under Georgia law, you are entitled to dissent from the Merger and seek to obtain payment of the “fair value” of your Shares, if you comply with the applicable requirements of Article 13 of the GBCC. You must follow the steps outlined in the GBCC and summarized below in order to be entitled to payment of the “fair value” of your Shares.

If you wish to assert your dissenters’ rights, you must:

•	deliver to us before the vote is taken at the special meeting written notice of your intent to demand payment for your Shares if the Merger is effectuated; and

•	not vote your Shares in favor of the merger proposal.

Merely voting against the merger proposal, however, will not satisfy your notice requirement if you intend to exercise your dissenters’ rights. Failure to vote against the Merger will not constitute a waiver of your dissenters’ rights.

If the Merger is approved, we will be required to deliver a written dissenters’ notice to all holders of Common Stock who satisfied the above requirements. We will be required to send this notice no later than ten days after the Merger is approved by our shareholders. The notice must:

•	state where the payment demand must be sent and where and when certificates for certificated Shares must be deposited;

•	inform holders of uncertificated Shares to what extent transfer of the Shares will be restricted after the payment demand is received;

•	set a date by which we must receive the payment demand, which cannot be fewer than 30 nor more than 60 days after the date our written dissenters’ notice is delivered; and

•	be accompanied by a copy of Article 13 of the GBCC on dissenters’ rights.

If you properly assert your dissenters’ rights and we send you a dissenters’ notice, you will have to demand payment and deposit your certificates in accordance with the terms of the notice. If you do not demand payment or deposit your Share certificates where required, each by the date set forth in the dissenters’ notice, you will not be entitled to payment for your Shares under Article 13 of the GBCC.

Within ten days of the later of the date the Merger is effectuated or receipt of a payment demand, we, by notice to each dissenter who complied with the terms of the dissenters’ notice, must offer to pay to such dissenter the amount which we estimate to be the “fair value” of the dissenters’ Shares, plus accrued interest. The offer of payment must be accompanied by:

•

our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

•	a statement of our estimate of the “fair value” of the Shares;

•	an explanation of how the interest was calculated;

•	a statement of the dissenters’ right to demand payment under Section 14-2-1327 of the GBCC; and

•	a copy of Article 13 of the GBCC on dissenters’ rights.

If you are a dissenting shareholder who accepts our offer by written notice to us within 30 days after our offer or who is deemed to have accepted such offer by failure to respond within those 30 days, payment for your Shares will be made within 60 days after the making of the offer or effectuating the Merger, whichever is later. If we do not effectuate the Merger within 60 days after the date set for demanding payment and depositing Share certificates, we will have to return the deposited certificates and release the transfer restrictions imposed on uncertificated Shares. If, after returning deposited certificates and releasing transfer restrictions, we effectuate the Merger, we would be required to send a new dissenters’ notice and repeat the payment demand procedure.

A dissenter may notify us in writing of such shareholder’s own estimate of the “fair value” of the Shares and amount of interest due, and demand payment thereof, if:

•	the dissenter believes that the amount offered by us is less than the “fair value” of the Shares or that the interest due is incorrectly calculated; or

•

we, having failed to effectuate the Merger, do not return the deposited certificates or release the transfer restrictions imposed on uncertificated Shares within 60 days after the date set for demanding payment.

A dissenter would waive the right to demand payment and would be deemed to have accepted our offer unless the dissenter were to notify us of his, her or its demand in writing in the manner described above within 30 days after we offered payment for such shareholder’s Shares.

If we do not offer payment within the specified time:

•

the dissenting shareholder may demand the information required to accompany the offer of payment listed above, and we would be required to provide the information to the shareholder within ten days after receipt of a written demand for the information; and

•

the shareholder, at any time, within a three-year period following completion of the Merger, may notify us of such shareholder’s own estimate of the “fair value” of the Shares and the amount of interest due and demand payment of his estimate of the “fair value” of such shareholder’s Shares and interest due.

If a demand for payment remains unsettled, we will be required to commence a proceeding within 60 days after receiving the payment demand and petition a superior court in Georgia to determine the “fair value” of the Shares and accrued interest. If we fail to commence the proceeding within the 60-day period, we will be required to pay each dissenter whose demand remains unsettled the amount demanded. The court shall assess the costs of such proceedings, including the compensation and expenses of appraisers appointed by the court, against us, except that the court may assess the costs against the dissenter to the extent the court finds the dissenter acted arbitrarily, vexatiously or not in good faith. The court may also assess the fees and expenses of attorneys and experts for the respective parties against us if the court finds that we did not substantially comply with the relevant sections of Article 13 of the GBCC, or against us or the dissenter if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith. No action by a dissenter to enforce the dissenters’ rights may be brought more than three years after completion of the Merger.

A copy of Article 13 of the GBCC regarding dissenters’ rights is attached hereto as Annex C to this Proxy Statement.

Failure by any Immucor shareholder to comply fully with the procedures described above and set forth in Annex C to this Proxy Statement may result in termination of a shareholder’s dissenters’ rights.

MARKET PRICE OF OUR COMMON STOCK

Our Common Stock is listed for trading on Nasdaq under the symbol “BLUD”. The table below shows, for the periods indicated, the high and low sales prices for the Shares, as reported on Nasdaq.

	Common Stock Price
	High	Low
Fiscal Year Ended May 31, 2010
First Quarter ended August 31, 2009	$18.80	$11.24
Second Quarter ended November 30, 2009	$19.435	$16.84
Third Quarter ended February 28, 2010	$21.45	$18.17
Fourth Quarter ended May 31, 2010	$22.79	$18.81

Fiscal Year Ended May 31, 2011
First Quarter ended August 31, 2010	$20.71	$17.29
Second Quarter ended November 30, 2010	$20.55	$15.01
Third Quarter ended February 28, 2011	$21.50	$18.23
Fourth Quarter ended May 31, 2011	$21.95	$18.21

Fiscal Year Ending May 31, 2012
First Quarter June 1, 2011 to July 15, 2011	$27.185	$19.00

The closing price of the Shares on Nasdaq on July 1, 2011, the last trading day prior to the public announcement of the Merger Agreement, was $20.73 per share. On [*], 2011, the most recent practicable date before this Proxy Statement was mailed to our shareholders, the closing price of our Common Stock on Nasdaq was $[*] per share. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your Shares.

No cash dividends have been paid on our Common Stock to date. Under the terms of the Merger Agreement, the Company is not permitted to declare or pay any dividend with respect to our Shares unless approved in advance by Parent in writing, except for dividends paid by any wholly-owned subsidiary of the Company or to any other wholly-owned subsidiary of the Company.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of Shares beneficially owned by (i) each director, (ii) each executive officer of the Company, our former Chief Executive Officer and our former Chief Operating Officer (iii) each person known to the Company to own more than 5% of the outstanding Shares, and (iv) all of the executive officers and directors of the Company as a group. This information provided is as of July 18, 2011, and the beneficial ownership percentages are based on a total of 70,497,802 Shares issued and outstanding on July 18, 2011, in each case except where indicated.

Name of Beneficial Owner (and address for those owning more than five percent)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (%)
James F. Clouser	24,857	(2)	*
Geoffrey S. Crouse	184,430	(3)	*
Dr. Gioacchino De Chirico	602,675	(4)	*
Richard A Flynt	113,120	(5)	*
Dr. Paul V. Holland	24,857	(6)	*
Ronny B. Lancaster	32,260	(7)	*
Joshua H. Levine	65,258	(8)	*
Dr. Paul D. Mintz	17,380	(9)	*
Philip H. Moise	164,057	(10)	*
G. Mason Morfit (ValueAct Capital)	8,913,336	(11)	12.7
Chris E. Perkins	24,857	(12)	*
Joseph E. Rosen	129,337	(13)	*
All directors and executive officers as a group (twelve persons)	10,296,424		14.5

BlackRock, Inc.	5,141,267	(14)	7.3
Neuberger Berman Group, LLC	3,706,217	(15)	5.3
ValueAct Capital	8,913,336	(16)	12.7
Janus Capital Management LLC	6,338,592	(17)	9.0

*	Represents less than one percent of our outstanding Common Stock
(1)	Unless otherwise indicated, the address of each of our directors and executive officers is c/o Immucor, Inc., 3150 Gateway Drive, Norcross, Georgia, 30071. A person is considered to beneficially own any Shares: (a) over which the person exercises sole or shared voting or investment power, or (b) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through the exercise of Stock Options). Unless otherwise indicated, voting and investment power relating to the above Shares is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children. Amounts include Shares including Restricted Shares, both vested and unvested, which have voting rights. The Merger Agreement requires the Company to use commercially reasonable efforts to provide that each Stock Option outstanding under the Company’s equity incentive plans will vest and become exercisable immediately prior to the Acceleration Time, and to provide that, at the Acceleration Time, each Stock Option will be cancelled and the holder thereof will be entitled to receive an amount in cash equal to the product of (i) the total number of Shares subject to such Stock Option, multiplied by (ii) the excess, if any, of (1) the Offer Price over (2) the exercise price of such Stock Option. The Merger Agreement also requires the Company to use commercially reasonable efforts to provide that each Restricted Share that is outstanding immediately prior to the Acceleration Time shall become free of all restrictions and become fully vested and transferable and entitled to receive the Offer Price at the Acceleration Time. In addition, the Merger Agreement requires the Company to use commercially reasonable efforts to provide that each Restricted Stock Unit and Performance Share that is outstanding shall become fully vested and shall be cancelled in exchange for the right to receive the Offer Price.

(2)	For Mr. Clouser, includes Options to purchase 6,644 Shares at $30.98, Options to purchase 3,286 Shares at $16.25, Options to purchase 4,103 Shares at $19.10 and 5,542 Shares of Restricted Stock Units that vest one year from the date of grant.
(3)	For Mr. Crouse, includes Options to purchase 50,000 Shares at $16.85, Options to purchase 15,691 Shares at $19.10 and Options to purchase 100,000 Shares at $18.53. Mr. Crouse served as Executive Vice President, Chief Operating Officer from August 2009 until his resignation in March 2011. The information presented in this table with respect to Mr. Crouse is as of April 30, 2011, the most recent practicable date as of which information regarding Mr. Crouse’s ownership was available to the Company.
(4)	For Dr. De Chirico, includes Options to purchase 28,368 Shares at $17.51, Options to purchase 56,333 Shares at $29.23, Options to purchase 52,790 Shares at $26.90, Options to purchase 23,620 Shares at $16.25, Options to purchase 10,526 Shares at $19.10 and 52,758 Shares of restricted stock that vest periodically over the next four years. Also includes 33,722 Shares of Restricted Stock Units and 11,241 Performance Shares that vest periodically over the next three years. Dr. De Chirico served as President and Chief Executive Officer until his retirement in June 2011.
(5)	For Mr. Flynt, includes Options to purchase 15,000 Shares at $33.24, Options to purchase 16,242 Shares at $26.90, Options to purchase 5,176 Shares at $16.25, Options to purchase 2,964 Shares at $19.10 and 19,924 Shares of restricted stock that vest periodically over the next four years. Also includes 23,000 Shares of Restricted Stock Units and 23,904 Performance Shares that vest periodically over the next three years.
(6)	For Dr. Holland, includes Options to purchase 6,644 Shares at $30.98, Options to purchase 3,286 Shares at $16.25, Options to purchase 4,103 Shares at $19.10 and 5,542 Shares of Restricted Stock Units that vest one year from the date of grant.
(7)	For Mr. Lancaster, includes Options to purchase 9,375 Shares at $29.55, Options to purchase 3,867 Shares at $26.90, Options to purchase 3,286 Shares at $16.25, Options to purchase 4,103 Shares at $19.10 and 5,542 Shares of Restricted Stock Units that vest one year from the date of grant.
(8)	For Mr. Levine, represents 65,258 Performance Shares which vest over the next three years. In June 2011 Mr. Levine was appointed President, Chief Executive Officer, and a director of the Company.
(9)	For Dr. Mintz, includes Options to purchase 4,875 Shares at $20.30, Options to purchase 4,103 Shares at $19.10 and 5,542 Shares of Restricted Stock Units that vest one year from the date of grant.
(10)	For Mr. Moïse, includes Options to purchase 15,000 Shares at $30.00, Options to purchase 29,250 Shares at $29.23, Options to purchase 26,105 Shares at $26.90, Options to purchase 8,327 Shares at $16.25, Options to purchase 4,254 Shares at $19.10 and 31,449 Shares of restricted stock that vest periodically over the next four years. Also includes 10,000 Shares of Restricted Stock Units and 25,340 Performance Shares that vest periodically over the next three years.
(11)	Represents Shares beneficially owned by ValueAct Capital. Mr. Morfit is attributed beneficial ownership of these Shares as a partner of ValueAct Capital, but he disclaims beneficial ownership except to the extent of his pecuniary interest in each ValueAct Capital entity (see note 16 below).
(12)	For Mr. Perkins, includes Options to purchase 6,644 Shares at $30.98, Options to purchase 3,286 Shares at $16.25, Options to purchase 4,103 Shares at $19.10 and 5,542 Shares of Restricted Stock Units that vest one year from the date of grant.
(13)	For Mr. Rosen, includes Options to purchase 63,437 Shares at $0.89, Options to purchase 25,312 Shares at $6.12, Options to purchase 2,535 Shares at $17.51, Options to purchase 3,250 Shares at $29.23, Options to purchase 3,867 Shares at $26.90, Options to purchase 3,286 Shares at $16.25, Options to purchase 4,103 Shares at $19.10. Also includes 140 Shares of restricted stock and 5,542 Shares of Restricted Stock Units that vest periodically over the next year.
(14)	Based on information contained in a Schedule 13G/A that BlackRock, Inc., 40 East 52nd Street, New York, NY, 10022 filed with the SEC on February 4, 2011. The filing indicated that BlackRock, Inc., had sole voting power and sole dispositive power for 5,141,267 Shares.
(15)	Based on information contained in a Schedule 13G/A that Neuberger Berman Group, LLC, 605 Third Avenue, New York, NY, 10158, filed with the SEC on February 14, 2011. The filing indicated that Neuberger Group, LLC, including its affiliate Neuberger Berman, LLC, had shared voting power for 3,226,791 Shares and shared dispositive power for 3,706,217 Shares.

(16)	Based on information contained in a Schedule 13D/A that ValueAct Capital, 435 Pacific Avenue, 4th floor, San Francisco, CA, 94133, filed with the SEC on July 5, 2011. The filing indicated that ValueAct Capital Master Fund, L.P., including its affiliates VA Partners I, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P. and ValueAct Holdings GP, LLC, had shared voting power and shared dispositive power of 7,540,665 Shares and ValueAct SmallCap Master Fund, L.P., including its affiliates VA SmallCap Partners, LLC, ValueAct SmallCap Management, L.P., ValueAct SmallCap Management, LLC, and David Lockwood, had shared voting power and shared dispositive power for 1,372,671 Shares.
(17)	Based on information contained in a Schedule 13G that Janus Capital Management LLC, 151 Detroit Street, Denver, Colorado, 80206, filed with the SEC on February 14, 2011. The filing indicated that Janus Capital, including its affiliates INTECH Investment Management and Perkins Investment Management LLC, had shared voting power and shared dispositive power for 6,338,592 Shares.

PROPOSAL 2 — THE COMPENSATION PROPOSAL

As required by Item 402(t) of Regulation S-K and Section 14A(b) of the Exchange Act, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation that may become payable to our Compensation Proposal Officers in connection with the completion of the Merger.

We believe that the compensation that may become payable to our Compensation Proposal Officers in connection with the completion of the Merger is reasonable and demonstrates that our executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment of their interests with the long-term interests of our shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to the Compensation Proposal Officers in connection with the completion of the Merger. In addition, this vote is separate and independent from the vote of our shareholders on the merger proposal and the adjournment proposal. The Company asks that its shareholders vote “FOR” the following resolution:

“RESOLVED, that the compensation that may become payable to the Compensation Proposal Officers in connection with the completion of the Merger is approved.”

This vote is advisory and, therefore, it will not be binding on the Company, nor will it overrule any prior decision or require the board of directors (or any committee thereof) to take any action. The proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal (provided a quorum is present at the meeting).

The board of directors unanimously recommends a vote “FOR” the approval of the compensation proposal.

More information regarding the compensation that may become payable to our Compensation Proposal Officers in connection with the completion of the Merger is set forth in the section captioned “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 45.

PROPOSAL 3 — THE ADJOURNMENT PROPOSAL

If we fail to receive a sufficient number of votes to approve the merger proposal, we may propose to adjourn the special meeting, to reconvene at a specific time and place, for the purpose of soliciting additional proxies to adopt the Merger Agreement. We currently do not intend to propose adjournment of our special meeting if there are sufficient votes to adopt the Merger Agreement. The proposal to adjourn our special meeting for any purpose, including to solicit additional proxies, will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal (provided a quorum is present at the meeting).

The board of directors unanimously recommends a vote “FOR” the approval of the adjournment proposal.

OTHER MATTERS

Our board of directors currently knows of no other business that will be presented for consideration at the special meeting. Nevertheless, should any business other than that set forth in the notice of special meeting of shareholders properly come before the meeting, the enclosed proxy confers discretionary authority to vote with respect to such matters. If any other matters are presented at this meeting, then the proxy agents named in the enclosed proxy card will vote in accordance with their judgment.

FUTURE SHAREHOLDER PROPOSALS

If the Merger is completed, we will no longer have public shareholders and there will be no public participation in any future meetings of our shareholders. However, if the Merger is not completed, our shareholders will continue to be entitled to attend and to participate in our shareholders’ meetings. We intend to hold an annual shareholders’ meeting only if the Merger is not completed, or if we are required to do so by law.

If such an annual meeting is held, the Company’s shareholders may submit proposals that they believe should be voted on at the annual meeting. Pursuant to Rule 14a-8 under the Exchange Act some shareholder proposals were eligible for inclusion in the Company’s 2011 proxy statement. The Company must have received all such submissions on or before May 27, 2011, that is, not less than 120 days prior to the date in 2011 that corresponds to the date of the Company’s proxy materials for the 2010 annual meeting. Alternatively, under the Company’s bylaws, if a shareholder does not wish to include a proposal or a nomination for the 2011 annual shareholders’ meeting in Immucor’s proxy statement, the shareholder may submit the proposal or nomination not less than 60 days prior to the date that corresponds to the date of the Company’s proxy materials for the 2010 annual meeting. For the Company’s 2011 annual meeting, if any such an annual meeting is held, the Company must receive such proposals and nominations no later than July 26, 2011.

SHAREHOLDERS SHARING AN ADDRESS

We will deliver only one copy of this Proxy Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Upon written or oral request, we will promptly deliver a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of this Proxy Statement is delivered. A shareholder can notify us that the shareholder wishes to receive a separate copy of this Proxy Statement by contacting us at Immucor, Inc., Attention: Investor Relations, 3150 Gateway Drive, Norcross, Georgia, 30071, or by contacting us via telephone at (770) 441-2051. Conversely, if multiple shareholders sharing an address receive multiple Proxy Statements and wish to receive only one, such shareholders can notify us at the address or phone number set forth above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

Our public filings are also available to the public from document retrieval services and at the Internet site maintained by the SEC at www.sec.gov.

If you have any questions about this Proxy Statement, the special meeting or the Merger or need assistance with the voting procedures, you should contact Innisfree M&A Incorporated, our proxy solicitor, who is assisting us, toll-free at: (888) 750-5834 (banks and brokers may call collect at: (212) 750-5833).

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at Immucor, Inc., Attention: Investor Relations, 3150 Gateway Drive, Norcross, Georgia, 30071, Telephone: (770) 441-2051. If you would like to request documents, please do so by [*], in order to receive them before the special meeting.

The SEC allows us to “incorporate by reference” into this Proxy Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended May 31, 2010, as amended by the Form 10-K/A filed on July 26, 2010;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended August 31, 2010, November 30, 2010 and February 28, 2011; and

•

Current Reports on Form 8-K (filed with the SEC on July 26, 2010, August 17, 2010, October 26, 2010, November 8, 2010, November 16, 2010, November 29, 2010, April 14, 2011, June 13, 2011, June 15, 2011, July 5, 2011, July 11, 2011 and July 15, 2011).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this Proxy Statement.

You should only rely on information provided in this Proxy Statement. No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This Proxy Statement is dated [*], 2011. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

among

IMMUCOR, INC.,

IVD HOLDINGS INC.

and

IVD ACQUISITION CORPORATION

Dated July 2, 2011

-i-

-ii-

EXHIBITS

Exhibit A	Conditions to the Offer

-iii-

INDEX OF DEFINED TERMS

Acceleration Time	15
Acceptable Confidentiality Agreement	45
Acceptance Time	6
Acquisition Proposal	72
Affiliate	72
Agreement	1
Alternative Acquisition Agreement	47
Antitrust Laws	72
Applicable Date	20
Articles of Merger	10
Bankruptcy and Equity Exception	19
Benefit Plans	23
Bonus Plans	55
Book-Entry Shares	9
Business Day	73
Bylaws	11
Capitalization Date	17
Certificates	13
Change in Control Arrangements	54
Change of Recommendation	46
Charter	11
Circumstance	73
Code	23
Commitment Letters	38
Company	1
Company Board of Directors	1
Company Disclosure Documents	22
Company Disclosure Letter	16
Company Equity Award	73
Company Financial Advisor	19
Company Material Adverse Effect	73
Company Option	15
Company Permits	33
Company Products	74
Company Recommendation	2
Company Regulatory Agency	33
Company Reports	20
Company Requisite Vote	19
Company Shareholders	1
Company Termination Fee	66
Compliant	74
Confidentiality Agreement	79
Continuing Directors	7
Contract	74
Debt Commitment Letter	38
Debt Financing	38
Dissenting Shareholders	12
Dissenting Shares	12
DOJ	50
EDGAR	16

Effective Time	10
Employees	23
Encumbrance	74
Environmental Law	75
Environmental Permit	75
Equity Commitment Letter	38
Equity Financing	38
ERISA	23
ERISA Affiliate	24
ERISA Plan	23
Exchange Act	2
Exchange Fund	13
Excluded Share	12
Excluded Shares	12
Exempted Person	75
Fairness Opinion	19
FDA	33
Financing	38
Financing Proceeds Condition	A-1
Financing Sources	38
Foreign Plan	24
FTC	50
GAAP	21
GBCC	1
Governmental Entity	20
Guarantor	2
Guaranty	2
Hazardous Substance	75
HSR Act	20
Indebtedness	75
Indemnified Parties	55
Initial Offer Expiration Date	3
Insurance Policies	33
Intellectual Property	75
IRS	23
Key Customers	35
Key Suppliers	35
Knowledge of the Company	76
Laws	25
Lease	76
Leased Real Property	27
Licenses	25
Lien	18
Marketing Period	76
Material Contracts	27
Merger	1
Merger Closing	10
Merger Closing Date	10
Merger Sub	1
Merger Sub Designees	6

-iv-

Minimum Tender Condition	A-1
Nasdaq	21
No-Shop Period Start Time	45
Offer	1
Offer Closing	3
Offer Closing Date	3
Offer Determination Date	3
Offer Documents	4
Offer Price	1
Offer Termination	4
Offer Termination Date	4
Offering Documents	58
Order	61
Outside Date	63
Owned Real Property	27
Parent	1
Parent Disclosure Letter	36
Parent Expenses	67
Parent Material Adverse Effect	77
Parent Related Parties	67
Parent Termination Fee	67
Paying Agent	12
Pension Plan	23
Per Share Merger Consideration	12
Person	77
Previously Disclosed	77
Promissory Note	9
Proxy Date	49

Proxy Statement	22
Proxy Statement Clearance Date	77
Release	77
Representatives	45
Required Information	77
Restricted Stock	15
Rights Plan	60
RSUs	15
Schedule 14D-9	5
SEC	3
Securities Act	8
Share	1
Shareholders’ Meeting	49
Shares	1
Software	32
Stock Plans	78
Subsidiary	78
Superior Proposal	78
Surviving Corporation	10
Takeover Statute	28
Tax	78
Tax Return	79
Top-Up Closing	8
Top-Up Exercise Notice	8
Top-Up Notice	8
Top-Up Option	7
Top-Up Shares	8
Uncertificated Shares	13

-v-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 2, 2011, among Immucor, Inc., a Georgia corporation (the “Company”), IVD Holdings Inc., a Delaware corporation (“Parent”), and IVD Acquisition Corporation, a Georgia corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of the foregoing, Merger Sub shall, and Parent shall cause Merger Sub to, make a tender offer to purchase for cash all the outstanding shares of common stock of the Company, par value $0.10 per share (the “Shares” and each, a “Share”), at a price per Share of $27.00 (such amount, or any other higher amount per Share paid pursuant to the Offer and in accordance with this Agreement, the “Offer Price”), subject to any required withholding Taxes as described in Section 4.2(g) and without interest, on the terms and subject to the conditions of this Agreement (as it may be amended from time to time as permitted under this Agreement, the “Offer”);

WHEREAS, also in furtherance of the foregoing, upon the terms and subject to the conditions of this Agreement and in accordance with the Georgia Business Corporation Code (the “GBCC”), regardless of whether the Offer Closing occurs, Merger Sub shall merge with and into the Company in accordance with the provisions of the GBCC, with the Company as the surviving corporation and a direct or indirect wholly-owned Subsidiary of Parent (the “Merger”);

WHEREAS, the board of directors of Merger Sub has unanimously adopted, approved and declared it advisable for Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

WHEREAS, the board of directors of Parent has unanimously approved this Agreement and the transactions contemplated hereby, and Parent, in its capacity as the sole shareholder of Merger Sub, has adopted and approved this Agreement and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer, the Merger and the Top-Up Option, are fair to and in the best interests of the Company and the holders of the Shares (the “Company Shareholders”), (ii) adopted and approved and declared advisable this Agreement and the transactions contemplated hereby, including the Offer, the Merger and the Top-Up Option, and (iii) resolved to recommend that the Company Shareholders accept the Offer, tender their Shares pursuant to the Offer and adopt and approve this Agreement and approve the Merger (the recommendation set forth in this clause (iii), the “Company Recommendation”);

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, TPG Partners VI, L.P. (the “Guarantor”) is entering into a limited guaranty in favor of the Company (the “Guaranty”) with respect to the obligations of Parent and Merger Sub under this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Agreement, the Company and the Company Board of Directors have taken all actions necessary so that no rights shall be issued or exercisable under the Rights Plan, and the Rights Plan shall have no force or effect, with respect to the transactions with Parent, Merger Sub or their Affiliates contemplated by this Agreement; and

WHEREAS, each of Parent, Merger Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Offer, the Merger and the Top-Up Option and also to prescribe various conditions to the Offer and the Merger.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE OFFER AND THE MERGER

Section 1.1. The Offer.

(a) On the terms and subject to the provisions of this Agreement, as promptly as practicable but in no event later than July 15, 2011, Merger Sub shall, and Parent shall cause Merger Sub to, commence the Offer within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The obligations of Merger Sub to, and of Parent to cause Merger Sub to, accept for payment, and pay for, any Shares tendered pursuant to the Offer shall be subject only to the conditions set forth in Exhibit A.

(i) Merger Sub reserves the right to waive any condition to the Offer or modify the terms of the Offer, except that, without the written consent of the Company, Merger Sub shall not (A) reduce the number of Shares subject to the Offer or sought to be purchased in the Offer, (B) reduce the Offer Price, (C) amend or waive the Minimum Tender Condition, (D) add to or impose conditions to the Offer other than the conditions set forth in Exhibit A attached hereto or modify any condition set forth in Exhibit A attached hereto, (E) extend the expiration date of the Offer (except in accordance with Section 1.1(a)(ii) below), (F) change the form of consideration payable in the Offer or (G) otherwise amend or modify the Offer in any manner adverse to the holders of the Shares; provided, however, with respect to clause (C), that Merger Sub shall have the right to increase the Minimum Tender Condition, but only to the extent necessary to ensure that following an exercise of the Top-Up Option and purchase of the Top-Up Shares, Merger Sub shall have purchased one Share more than 90% of the outstanding Shares on a fully-diluted basis.

(ii) The Offer shall initially be scheduled to expire at 5 p.m., Atlanta, Georgia time, on August 18, 2011 (the “Initial Offer Expiration Date”), provided, however, if at the Initial Offer Expiration Date, any condition to the Offer is not satisfied or waived, Merger Sub shall, and Parent shall cause Merger Sub to, extend the Offer for up to ten (10) Business Days (in increments of at least five (5) Business Days). Thereafter, if at any then scheduled expiration of the Offer, any condition to the Offer is not satisfied or waived, Merger Sub shall, and Parent shall cause Merger Sub to, extend the Offer on one or more occasions, in consecutive increments of up to five (5) Business Days (or such longer period as the parties may agree) each. In addition, (A) Merger Sub shall, and Parent shall cause Merger Sub to, extend the Offer on one or more occasions for the minimum period required by any rule, regulation, interpretation or position of the United States Securities and Exchange Commission (the “SEC”) or the staff thereof applicable to the Offer; and (B) Merger Sub shall (and Parent shall cause Merger Sub to) extend the Offer on one occasion upon the request of the Company for a period of time not to exceed ten (10) Business Days if, within ten (10) Business Days before any scheduled expiration date of the Offer, the Company receives an Acquisition Proposal or a Change of Recommendation occurs; provided, however, that Merger Sub shall not be required to extend the Offer beyond the Outside Date and such extension shall be subject to the right to terminate the Offer in accordance with Section 1.1(a)(iv).

(iii) On the terms and subject to the conditions of the Offer and this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, accept for payment and pay for (subject to any applicable Tax withholding pursuant to Section 4.2(g)) all Shares validly tendered and not validly withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer (as it may be extended and re-extended in accordance with this Section 1.1(a) and in compliance with applicable Laws) and in any event in compliance with Rule 14e-1(c) under the Exchange Act. The date of acceptance for payment of Shares pursuant to and subject to the conditions of the Offer is referred to in this Agreement as the “Offer Closing”, and the date on which the Offer Closing occurs is referred to in this Agreement as the “Offer Closing Date”.

(iv) If at any then-scheduled expiration of the Offer any condition to the Offer shall not have been satisfied or waived and the Outside Date shall have occurred (the “Offer Determination Date”), then Merger Sub may irrevocably and unconditionally terminate the Offer. In addition, the Company shall have the right, exercisable by delivering written notice to Parent and Merger Sub at any time from and after the Offer Determination Date to cause Merger Sub to, and upon receipt of such written notice, Merger Sub shall, and Parent shall cause Merger Sub to, irrevocably and unconditionally terminate the Offer at the then-scheduled expiration date of the Offer following the receipt of such notice from the Company (delivered no less than one (1) Business Day prior to the then-scheduled expiration date of the Offer). The termination of the Offer pursuant to this Section 1.1(a)(iv) is referred to in this Agreement as the “Offer Termination”, and the date on which the Offer Termination occurs is referred to in this Agreement as the “Offer Termination Date”. Notwithstanding anything to the contrary in this Section 1.1(a)(iv), if this Agreement is terminated pursuant to Article IX, then Merger Sub shall, and Parent shall cause Merger Sub to, promptly (and in any event within twenty-four (24) hours of such termination), irrevocably and unconditionally terminate the Offer and in any event shall not acquire any Shares pursuant thereto. If the Offer is terminated or withdrawn by Merger Sub, or this Agreement is terminated in accordance with Article IX, Merger Sub shall promptly return, and shall cause any depositary acting on behalf of Merger Sub to return, in accordance with applicable Law, all tendered Shares to the registered holders thereof. The parties acknowledge and agree that the Offer Termination shall not give rise to a right of termination of this Agreement except to the extent expressly provided for in Article IX and that, absent any such termination of this Agreement, the obligations of the parties hereunder other than those related to the Offer shall continue to remain in effect, including those obligations with respect to the Merger.

(v) If on or after the date hereof, the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Acceptance Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or stock distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Offer Price shall be equitably adjusted to reflect such change and as so adjusted shall, from and after the date of such event, be the Offer Price.

(b) On the date of commencement of the Offer, Parent and Merger Sub shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement and such other ancillary documents pursuant to which the Offer will be made (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto and such other ancillary documents, the “Offer Documents”). The Offer Documents will contain all information that is required to be included therein in accordance with the Exchange Act, and the rules and regulations thereunder and any other applicable Laws. Parent and Merger Sub shall cause the Offer Documents to comply as to form in all material respects with the requirements of all applicable Laws, and Parent and Merger Sub will take all steps necessary to cause the Offer Documents to be disseminated to the Company Shareholders in accordance with this Agreement and with all applicable Laws. Each of Parent, Merger Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Merger Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company Shareholders, in each case as and to the extent required by all applicable Laws. The Company and its counsel shall be given the opportunity to review and comment on the Offer Documents and any supplements or amendments thereto prior to the filing thereof with the SEC, and

Parent and Merger Sub shall give due consideration to any such comments proposed by the Company or its counsel. In the event that Parent or Merger Sub receives any comments from the SEC or its staff with respect to the Offer Documents, each shall use its reasonable best efforts to (i) respond promptly to such comments and (ii) take all other actions necessary to resolve the issues raised therein. Parent and Merger Sub shall (A) provide the Company and its counsel in writing with any comments Parent, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly, but in no event later than twenty-four (24) hours, after the receipt of such comments, (B) provide the Company and its counsel with copies of all correspondence between Parent, Merger Sub or their counsel, on the one hand, and the SEC (or the staff of the SEC), on the other hand, (C) give the Company and its counsel a reasonable opportunity to participate in the response of Parent and Merger Sub to those comments and to provide comments on any response, and (D) give due consideration to any such comments.

(c) Parent shall provide or cause to be provided to Merger Sub on a timely basis the funds necessary to purchase and pay for any and all Shares that Merger Sub becomes obligated to accept for payment and purchase pursuant to the Offer and shall cause Merger Sub to fulfill all of Merger Sub’s covenants, agreements and obligations under the Offer and this Agreement.

Section 1.2. Company Actions.

(a) The Company hereby consents to the Offer, and on the date the initial Offer Documents are filed with the SEC, the Company shall file with the SEC a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, together with any supplements or amendments thereto, the “Schedule 14D-9”) and shall mail the Schedule 14D-9 to the Company Shareholders. The Company shall include in the Schedule 14D-9 the Fairness Opinion. Parent and Merger Sub shall as promptly as reasonably practicable furnish to the Company all information concerning Parent and Merger Sub that is required or reasonably requested by the Company for inclusion in the Schedule 14D-9. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and, subject to the provisions of this Agreement, the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company Shareholders, in each case as and to the extent required by all applicable Laws. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Schedule 14D-9 and have the Schedule 14D-9 cleared as promptly as reasonably practicable. Parent and Merger Sub and their counsel shall be given the opportunity (i) to review and comment on the Schedule 14D-9 prior to the filing thereof with the SEC, (ii) any supplements or amendments thereto prior to the filing thereof with the SEC, and (iii) copies of any correspondence between the Company and its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall, in good faith, give due consideration to any such comments proposed by Parent and Merger Sub, and the Company shall provide Parent and its counsel in writing with any comments or other communications the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

(b) In connection with the Offer, the Company shall cause its transfer agent to furnish Merger Sub promptly with mailing labels containing the names and addresses of the record holders of the Shares as of the latest practicable date, together with copies of all lists of shareholders, security position listings and computer files and all other information in the Company’s possession or control regarding the beneficial owners of the Shares, and shall furnish to Merger Sub such information and assistance (including updated lists of shareholders, security position listings and computer files) as Parent or Merger Sub may reasonably request in communicating the Offer to the Company Shareholders. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the transactions contemplated by this Agreement, Parent and Merger Sub shall, and shall cause their agents to, treat the information contained in any such labels, listings and files in accordance with the terms and conditions of the

Confidentiality Agreement, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall, upon request, promptly deliver to the Company or destroy all copies of such information then in their possession or under their control or in the possession or under the control of any of their representatives or agents.

Section 1.3. Directors.

(a) Promptly after the acceptance for payment of Shares tendered pursuant to the Offer (the time of such acceptance being the “Acceptance Time”), the Company will, upon Parent’s request and subject to compliance with applicable Law, take all actions necessary to cause persons designated by Merger Sub (the “Merger Sub Designees”) to become members of the Company Board of Directors such that the total number of Merger Sub Designees, rounded up to the nearest whole number, equals the product of (i) the total number of members of the Company Board of Directors (after giving effect to any increase in the number of the directors elected or appointed pursuant to this sentence) and (ii) the percentage that the number of Shares beneficially owned by Parent or Merger Sub at such time (including Shares so accepted for payment) bears to the total number of Shares then outstanding on a fully-diluted basis. In furtherance thereof, the Company shall, upon the request of, and as specified by, Merger Sub, either cause an increase in the size of the Company Board of Directors or secure the resignations of such number of the Company’s incumbent directors, or both, as is necessary to enable the Merger Sub Designees to be so elected or appointed to the Company Board of Directors and the Company shall take all actions necessary to cause the Merger Sub Designees to be so elected or appointed. At such time, if requested by Merger Sub, the Company shall also take all action necessary to cause the Merger Sub Designees to constitute at least the same percentage (rounded up to the next whole number) of each committee of the Company Board of Directors as such Merger Sub Designees constitute on the Company Board of Directors, to the extent permitted by applicable Law and the rules of any stock exchange or trading market on which the Shares are listed and traded. The provisions of this Section 1.3 are in addition to and shall not limit any rights which Merger Sub, Parent or any of their Affiliates may have as a holder or beneficial owner of Shares as a matter of applicable Law with respect to the election of directors or otherwise.

(b) The Company’s obligations pursuant to Section 1.3(a) shall be subject to Section 14(f) of the Exchange Act. The Company shall take all actions necessary to cause the Merger Sub Designees to be elected or appointed, including mailing to the Company Shareholders the information statement required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder as part of the Schedule 14D-9, which the Company shall mail either (i) concurrently with the mailing of Schedule 14D-9 or (ii) if not included in Schedule 14D-9, upon Parent’s request, within two (2) calendar days following such request; provided, however, that Parent and Merger Sub shall supply to the Company in writing prior to the filing with the SEC of the Schedule 14D-9 (and if not then, as soon as practicable thereafter), and be solely responsible for, any information with respect to Parent and Merger Sub and Merger Sub Designees to the extent required by such Section 14(f) and Rule 14f-1.

(c) Notwithstanding the provisions of this Section 1.3, the parties hereto shall use their respective reasonable best efforts to ensure that at least three (3) of the members of the Company Board of Directors shall, at all times following the Acceptance Time and prior to the Effective Time, be directors of the Company who (i) were directors of the Company on the date hereof, (ii) are not officers of the Company and (iii) are independent directors for purposes of continuing listing requirements of Nasdaq (the “Continuing Directors”); provided, however, that, if at any time there shall be in office less than three (3) Continuing Directors for any reason, the Company Board of Directors shall use reasonable best efforts to cause a person or persons meeting the foregoing criteria and designated by the remaining Continuing Directors to be appointed or elected to the Company Board of Directors and such person or persons shall be deemed to be Continuing Directors for all purposes of this Agreement, or if no Continuing Directors then shall remain, the other directors of the Company then in office shall use reasonable best efforts to appoint or elect to the Company Board of Directors three (3) persons meeting the foregoing criteria, which persons shall not be directors, officers, employees or Affiliates of Parent or Merger Sub and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement. From and after the Acceptance Time and prior to the Effective Time, subject to the terms hereof, any amendment or modification of this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or Merger Sub hereunder, any waiver of any condition to the Company’s obligations hereunder or any of the Company’s rights hereunder, any amendments to the articles of incorporation or bylaws of the Company, any Change of Recommendation, any other action of the Company hereunder which adversely affects or could adversely affect the Company Shareholders (other than Parent or Merger Sub), and any action by the Company Board of Directors may be effected only if (in addition to the approval of the Company Board of Directors as a whole) such action is approved by a majority of the Continuing Directors then in office. Following the Acceptance Time and prior to the Effective Time, neither Parent nor Merger Sub shall take any action to remove any Continuing Director.

Section 1.4. Top-Up Option.

(a) The Company hereby grants to Merger Sub an irrevocable option (the “Top-Up Option”), exercisable only upon the terms and subject to the conditions set forth herein, to purchase at the Offer Price an aggregate number of Shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Shares owned by Parent, Merger Sub and their Affiliates at the time of such exercise (after giving effect to the Offer Closing), shall constitute one Share more than 90% of the outstanding Shares on a fully diluted basis; provided, however, that the Top-Up Option shall not be exercisable to the extent (i) the number of Shares issuable upon exercise of the Top-Up Option would exceed the number of authorized but unissued Shares or Shares held in the treasury of the Company as of immediately prior to the issuance of the Top-Up Shares (giving effect to Shares reserved for issuance under all outstanding stock options, restricted equity and any other rights to acquire the Shares as if such Shares were outstanding) or (ii) any other provision of applicable Law or judgment, injunction order or decree shall prohibit the exercise of the Top-Up Option or delivery of the Top-Up Shares; provided, further, that the Top-Up Option shall terminate upon the termination of this Agreement in accordance with its terms. The Top-Up Option shall not be exercisable until such time as Merger Sub shall have accepted for payment the Shares tendered pursuant to the Offer, and in no event shall the Top-Up Option be exercisable (A) if the Minimum Tender Condition shall have been waived, (B) more than once or (C) unless, immediately after such exercise and the issuance of Shares pursuant thereto, and accounting for the limitations set forth herein, Parent and Merger Sub would hold one Share more than 90% of the outstanding Shares on a fully-diluted basis.

(b) The parties shall cooperate to ensure that the issuance of the Top-Up Shares is accomplished consistent with all applicable legal requirements of all Governmental Entities, including compliance with an applicable exemption from registration of the Top-Up Shares under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”).

(c) Subject to the limitations on exercise of the Top-Up Option set forth in Section 1.4(a), Merger Sub shall, and Parent shall cause Merger Sub to, exercise, and take all action necessary to exercise, the Top-Up Option, on the Offer Closing Date. To exercise the Top-Up Option, Merger Sub shall send to the Company a written notice (a “Top-Up Exercise Notice”) on or immediately prior to the Offer Closing Date specifying (i) the number of Shares that are owned by Parent, Merger Sub and their Affiliates immediately preceding the purchase of the Top-Up Shares (after giving effect to the Offer Closing), (ii) the number of Top-Up Shares, and (iii) the manner in which Merger Sub intends to pay the applicable exercise price. The Company shall, as soon as practicable following receipt of the Top-Up Exercise Notice (and in any event no later than the Offer Closing), deliver written notice to Merger Sub specifying the number of Shares then outstanding on a fully-diluted basis and, based on the information provided by Merger Sub in its notice, the number of Top-Up Shares (the “Top-Up Notice”). If the number of Top-Up Shares specified in the Top-Up Notice is different than the number of Top-Up Shares specified in the Top-Up Exercise Notice, the Company and Merger Sub shall, as promptly as practicable and in any event on the Offer Closing Date, reasonably agree on the appropriate number of Top-Up Shares. The Top-Up Exercise Notice shall also include an undertaking signed by Parent and Merger Sub that, on the Offer Closing Date Merger Sub shall, and Parent shall cause Merger Sub to, consummate the Merger in accordance with the GBCC as contemplated by Section 7.3(c). The closing of the purchase and sale of the Top-Up Shares (the “Top-Up Closing”) shall take place at the location of the Merger Closing specified in Section 1.6, and shall take place simultaneously with the Offer Closing. At the Top-Up Closing, Merger Sub shall pay the Company, in the manner set forth in Section 1.4(d), the aggregate price required to be paid for the Top-Up Shares, in an aggregate principal amount equal to that specified in the Top-Up Exercise Notice, and the Company shall cause to be issued and delivered to Merger Sub a certificate or certificates representing the Top-Up Shares or, at Merger Sub’s request or otherwise if the Company does not then have certificated Shares, the applicable number of uncertificated Shares represented by book entry (“Book-Entry Shares”). Such certificates or Book-Entry Shares may include any legends that are required by applicable Law.

(d) Merger Sub may pay the Company the aggregate price required to be paid for the Top-Up Shares either (i) entirely in cash or (ii) at Merger Sub’s election, by (A) paying in cash an amount equal to not less than the aggregate par value of the Top-Up Shares and (B) executing and delivering to the Company a promissory note having a principal amount equal to the balance of the aggregate purchase price pursuant to the Top-Up Option less the amount paid in cash pursuant to the preceding clause (A) (the “Promissory Note”). Any such Promissory Note shall (1) be full recourse against Parent and Merger Sub, (2) shall bear interest at the rate of five percent (5%) per annum, (3) shall mature on the first (1st) anniversary of the date of execution and delivery of such Promissory Note, (4) may be prepaid, in whole or in part at any time, without premium or penalty and (5) shall have no other material terms.

(e) Parent and Merger Sub acknowledge that the Shares that Merger Sub may acquire upon exercise of the Top-Up Option shall not be registered under the Securities Act and shall be issued in reliance upon an exemption for transactions not involving a public offering. Parent and Merger Sub represent and warrant to the Company that Merger Sub is, or shall be upon any purchase of Top-Up Shares, an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act. Merger Sub agrees that the Top-Up Option, and the Top-Up Shares to be acquired upon exercise of the Top-Up Option, if any, are being and shall be acquired by Merger Sub for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof (within the meaning of the Securities Act). The parties agree and acknowledge that in any appraisal proceeding with respect to the Dissenting Shares, and to the fullest extent permitted by applicable Law, the Surviving Corporation shall not, and no other party to this Agreement shall, assert that the Top-Up Option, the issuance of the Top-Up Shares or the payment by Merger Sub to the Company of any consideration for the Top-Up Shares should be considered by the court in connection with the determination in accordance with Article 13 of the GBCC of the fair value of the Dissenting Shares.

(f) The Minimum Tender Condition and the number of Shares issuable pursuant to the Top-Up Option, as applicable, shall be adjusted to the extent appropriate so as to restore Merger Sub to its rights hereunder with respect to the Top-Up Option in the event of any reclassification, stock split (including a reverse stock split), stock dividend or stock distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to Shares occurring or having a record date on or after the date of this Agreement and prior to the date of exercise of the Top-Up Option.

Section 1.5. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the GBCC, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes herein referred to as the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the GBCC.

Section 1.6. Closing. The closing of the Merger (the “Merger Closing”) will take place at (a) if the Offer Closing shall have not occurred at or prior to the Merger Closing, 9:00 a.m., Atlanta, Georgia time, on the second Business Day after satisfaction or waiver in writing if permissible under applicable Law of the conditions set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or waiver in writing of those conditions if permissible under applicable Law), or (b) if the Offer Closing shall have occurred on or prior to the Merger Closing, 9:00 a.m., Atlanta, Georgia time, on the date of, and immediately following the Offer Closing (or the Top-Up Closing if the Top-Up Option has been exercised), in either case at the offices of King & Spalding, 1180 Peachtree Street NE, Atlanta, Georgia 30309, unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Merger Closing occurs is referred to in this Agreement as the “Merger Closing Date”. Notwithstanding the preceding, if the Marketing Period has not ended at the time of the satisfaction or waiver of conditions set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or waiver in writing of those conditions if permissible under applicable Law), then the Merger Closing shall occur instead on the date following the satisfaction or waiver of such conditions (subject to the satisfaction or waiver of such conditions on that date) that is the earliest to occur of (i) any Business Day before or during the Marketing Period as may be specified by Parent on no less than two (2) Business Days’ prior notice to the Company and (ii) the Business Day immediately following the final Business Day of the Marketing Period, which shall be deemed the Merger Closing Date.

Section 1.7. Effective Time. Upon the terms and subject to the conditions of this Agreement, as soon as practicable on the Merger Closing Date, the parties shall cause the Merger to be consummated by filing articles of merger, or, at Parent’s election, a certificate of merger (the “Articles of Merger”) with the Secretary of State of the State of Georgia and by making all other filings required under the GBCC, including publication of a notice of merger pursuant to Section 14-2-1105.1 of the GBCC on the same day as the filing of the Articles of Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Georgia, or at such subsequent date or time as may be agreed to by the parties in writing and specified in the Articles of Merger (the “Effective Time”).

ARTICLE II

ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

Section 2.1. The Articles of Incorporation. Subject to Section 7.10(a), the Articles of Incorporation of the Company shall, by virtue of the Merger, be amended in their entirety to read as the articles of incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article I thereof shall provide that the name of the Corporation shall be “Immucor, Inc.”. Such articles of incorporation, as so amended, shall be the articles of incorporation of the Surviving Corporation (the “Charter”) until thereafter amended as permitted by applicable Laws and such articles of incorporation.

Section 2.2. The Bylaws. The parties hereto shall take all actions necessary so that, subject to Section 7.10(a), the bylaws of the Surviving Corporation shall be amended and restated to be identical to the bylaws of Merger Sub in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall continue to be “Immucor, Inc.” (as so amended and restated, the “Bylaws”), until thereafter amended as provided therein or by applicable Law.

ARTICLE III

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

Section 3.1. Directors. The members of the board of directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

Section 3.2. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

ARTICLE IV

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 4.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of the Company:

(a) Each Share issued and outstanding immediately prior to the Effective Time, other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent (including as a result of an exercise of the Top-Up Option by Merger Sub), and Shares owned by the Company or any direct or indirect wholly-owned Subsidiary of the Company, and in each case not held on behalf of third parties, and (ii) Shares (the “Dissenting Shares”) that are owned by Company Shareholders (“Dissenting Shareholders”) who have perfected and not withdrawn a demand for, or lost their appraisal rights pursuant to Article 13 of the GBCC with respect to such Shares (each Share described in subparts (i) and (ii), an “Excluded Share” and collectively, “Excluded Shares”) shall be converted into the right to receive an amount in cash equal to the Offer Price (the “Per Share Merger Consideration”). At the Effective Time, all of the Shares (other than the Excluded Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Per Share Merger Consideration, without interest.

(b) Each Excluded Share referred to in Section 4.1(a)(i) or 4.1(a)(ii) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled without payment of any consideration therefor and cease to exist; provided, however, that the Dissenting Shares shall thereafter represent the right to receive the payment to which reference is made in Section 4.2(f).

(c) At the Effective Time, each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, no par value per share, of the Surviving Corporation.

Section 4.2. Surrender and Payment.

(a) Prior to the Merger Closing Date, Parent shall appoint Computershare Trust Company, N.A. as paying agent or such other paying agent with the Company’s prior approval, which shall not be unreasonably withheld (the “Paying Agent”) for the purpose of exchanging for the Per Share Merger Consideration (i) certificates representing the Shares (the “Certificates”) or (ii) uncertificated Shares (the “Uncertificated Shares”). Parent shall make available or cause to be made available to the Paying Agent amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments of the Per Share Merger Consideration pursuant to Section 4.1(a) (such cash being hereinafter referred to as the “Exchange Fund”). If a Dissenting Shareholder effectively withdraws its demand for, or loses its, appraisal rights pursuant to Article 13 of the GBCC with respect to any Dissenting Shares, Parent shall make available or cause to be made available to the Paying Agent additional funds in an amount equal to the product of (i) the number of Dissenting Shares for which the Dissenting Shareholder has withdrawn its demand for, or lost its, appraisal rights pursuant to Article 13 of the GBCC and (ii) the Per Share Merger Consideration.

(b) Promptly after the Effective Time (and in any event within three (3) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares (other than holders of Excluded Shares to the extent such holders do not also hold Shares that are not Excluded Shares) (i) a letter of transmittal in customary form approved by counsel to the Company prior to the Acceptance Time specifying that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) or transfer of the Uncertificated Shares to the Paying Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(e)) or the Uncertificated Shares in exchange for the Per Share Merger Consideration. Upon (A) surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, or (B) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holder of such Certificate or Uncertificated Shares shall be entitled to receive in exchange therefor a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to (1) the number of Shares represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 4.2(e)) or Uncertificated Shares multiplied by (2) the Per Share Merger Consideration, and the Certificate so surrendered and the Uncertificated Shares so transferred shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or Uncertificated Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(c) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article IV.

(d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the Company Shareholders for one year after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) upon due surrender of its Certificates (or affidavits of loss in lieu thereof) or due transfer of its Uncertificated Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such customary and reasonable terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to (i) the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by (ii) the Per Share Merger Consideration.

(f) No Person who has perfected a demand for dissenters’ rights pursuant to Article 13 of the GBCC with respect to any Dissenting Shares shall be entitled to receive the Per Share Merger Consideration with respect to such Dissenting Shares owned by such Person unless and until such Person shall have effectively withdrawn or lost such Person’s right to payment of the “fair value” for such shares under the GBCC with respect to such Dissenting Shares. If any such Dissenting Shareholder shall have effectively withdrawn or lost such right at or following the Effective Time, each Dissenting Share held by such Dissenting Shareholder shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the Per Share Merger Consideration. Unless and until a Dissenting Shareholder shall have effectively withdrawn or lost such Dissenting Shareholder’s right to appraisal under the GBCC with respect to Dissenting Shares, each Dissenting Shareholder shall be entitled to receive only the payment provided by Article 13 of the GBCC with respect to such Dissenting Shares. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to shareholders’ rights of appraisal and (ii) the opportunity to participate in and control all negotiations and proceedings with respect to demand for appraisal under the GBCC. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands. Each holder of Dissenting Shares who becomes entitled under Article 13 of the GBCC to receive payment of the “fair value” for such holder’s shares shall receive such payment therefor from the Surviving Corporation after giving effect to any required withholdings as provided in Section 4.2(g) (but only after the amount thereof shall have been finally determined pursuant to the GBCC), and such shares shall be retired and cancelled.

(g) Each of Parent, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from the consideration otherwise payable to a Person pursuant to this Agreement any amounts that are required to be deducted and withheld with respect to the making of such payment under applicable Law. To the extent that amounts are so withheld or deducted by Parent, the Company, the Surviving Corporation or the Paying Agent, as the case may be, such withheld or deducted amounts (i) shall be remitted to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement and the transactions contemplated by this Agreement as having been paid to the Person in respect of which the applicable deduction and withholding was made.

Section 4.3. Treatment of Options and Restricted Stock; Stock Plans.

(a) As soon as reasonably practicable following the date of this Agreement, and in any event prior to the expiration of the Offer, the Company Board of Directors (or, if appropriate, any committee administering the Stock Plans) shall adopt such resolutions and take such other actions as may be required to provide that, at the earlier to occur of the time of the Offer Closing and the Effective Time (such earlier time, the “Acceleration Time”):

(i) The Company shall use its commercially reasonable efforts to provide that each option holder’s right to exercise each option to purchase Shares (a “Company Option”) granted under the Stock Plans that is outstanding immediately prior to the Acceleration Time shall become 100% vested and exercisable immediately prior to the Acceleration Time and shall be cancelled at the Acceleration Time and the holder thereof shall, subject to Section 4.3(c), be entitled to receive, in exchange for such cancellation, as soon as reasonably practicable after the Acceleration Time, an amount in cash equal to the product of (A) the total number of Shares subject to such Company Option, multiplied by (B) the excess, if any, of (1) the Per Share Merger Consideration over (2) the exercise price per Share under such Company Option.

(ii) The Company shall use its commercially reasonable efforts to provide that each Share of restricted stock granted under the Stock Plans (the “Restricted Stock”), that is outstanding immediately prior to the Acceleration Time, shall become free of all restrictions and become fully vested and transferable immediately prior to the Acceleration Time.

(iii) The Company shall use its commercially reasonable efforts to provide that each restricted stock unit and performance share awarded under the Company’s 2005 Long-Term Incentive Plan (the “RSUs”), that is outstanding immediately prior to the Acceleration Time shall become or otherwise to be deemed fully vested and shall be cancelled at the Acceleration Time in exchange for the right to receive the Per Share Merger Consideration as soon as reasonably practicable after the Acceleration Time. For the avoidance of doubt, for purposes of applying the immediately preceding sentence to any RSU that is a performance share, the number of RSUs treated as fully vested and cancelled in exchange for the Per Share Merger Consideration shall be equal to the number of Shares that the holder would have been eligible to receive had performance criteria applicable to such RSUs been achieved at target levels (and which number of RSUs at target levels is set forth, for the avoidance of doubt, in Section 5.2(b) of the Company Disclosure Letter).

(b) Prior to the Acceleration Time, the Company shall provide Parent with drafts of, and a reasonable opportunity to comment upon, all resolutions and other written actions as may be required to effectuate the provisions of Section 4.3(a) of this Agreement. For purposes of this Section 4.3(b), a reasonable opportunity shall mean at least three (3) Business Days prior to the adoption of the resolution or taking of the action.

(c) All amounts payable pursuant to this Section 4.3 shall be reduced by the required withholding of Taxes, if any, and shall be paid without interest. Any amounts payable under this Section 4.3 shall be paid by Parent, the Surviving Corporation (or a Subsidiary thereof) or the Paying Agent to the Company, which will effect such withholding or deduction through its normal payroll procedures. To the extent that amounts are so withheld by the Company and remitted to the applicable Governmental Entity, such withheld amount shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the applicable deduction and withholding was made.

Section 4.4. Adjustments to Prevent Dilution. If the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or stock distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted to reflect such change and as so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the Company Reports that the Company has filed with or furnished to the SEC via the SEC’s Electronic Data Gathering and Retrieval database (“EDGAR”) on or after May 31, 2010, or incorporated therein by reference, and prior to the date of this Agreement (other than disclosures in any such Company Report contained in the “Risk Factors” and “Forward Looking Statements” sections thereof or any other disclosures in the Company Reports that are forward looking in nature), or (ii) as set forth in the disclosure letter delivered to Parent by the Company prior to or concurrently with entering into this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent regardless of whether a specific cross-reference is made), the Company hereby represents and warrants to Parent and Merger Sub that:

Section 5.1. Organization, Good Standing and Qualification.

(a) Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of the Company and its Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be so organized, existing or in good standing, or have such power or authority, would not reasonably be expected to have a Company Material Adverse Effect.

(b) Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business and is in good standing as a foreign corporation (or other legal entity) in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. The articles of incorporation and bylaws or comparable governing documents of the Company and each Subsidiary of the Company are in full force and effect. Neither the Company nor any such Subsidiary is in violation of its articles of incorporation or bylaws. True, correct and complete copies of the articles of incorporation and bylaws or comparable governing documents of the Company and each such Subsidiary have been made available to Parent.

Section 5.2. Capital Structure.

(a) As of the close of business on June 30, 2011 (the “Capitalization Date”), the authorized capital stock of the Company consists of 120,000,000 Shares. As of the Capitalization Date, (i) 70,453,159 Shares (other than Restricted Stock) were issued and outstanding, (ii) 704,378 Shares are available for issuance pursuant to the Stock Plans, (iii) 2,449,521 Shares were subject to outstanding Company Options, (iv) 245,265 shares of Restricted Stock were issued and outstanding, and (v) 391,425 RSUs were outstanding (of which 228,890 are restricted units and 162,535 are performance shares). The Shares constitute the only outstanding class of securities of the Company or its Subsidiaries registered under the Securities Act. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Since the Capitalization Date, neither the Company nor any of its Subsidiaries has (A) issued any Shares or other equity interests, other than pursuant to the Company Equity Awards referred to below that were outstanding as of the Capitalization Date and in connection with the exercise of the Top-Up Option, or (B) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Shares or any other equity interests.

(b) Other than those Shares reserved for issuance under the Stock Plans, the Company has no Shares reserved for issuance. Section 5.2(b) of the Company Disclosure Letter contains a correct and complete list as of the Capitalization Date of all Company Options, Restricted Stock and RSUs under the Stock Plans, including the holder, date of grant, number of Shares or RSUs subject to each award, as applicable and where applicable, exercise price. Upon any issuance of any Shares in accordance with the terms of the Stock Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens. Except for options and other awards to acquire Shares under the Stock Plans, the Company does not have outstanding any bonds, debentures, notes or other securities or obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the Company Shareholders on any matter.

(c) Section 5.2(c) of the Company Disclosure Letter sets forth (i) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary, as well as the ownership interest of any other Person or Persons in each such Subsidiary, and (ii) the Company’s and its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person, other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than one percent (1%) of the outstanding capital stock of such company and less than $500,000 in total invested capital in such Company. Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (each, a “Lien”). Each Company Equity Award was made in material compliance with all applicable Laws and all of the terms and conditions of the Stock Plan pursuant to which it was issued, and in the case of Company Options, has an exercise price per share of Share equal to or greater than the fair market value of a Share on the date of such grant and has a grant date which was approved by the Company Board of Directors or a committee thereof no later than the grant date.

(d) As of the date of this Agreement, there is no outstanding Indebtedness of the Company or its Subsidiaries other than Indebtedness disclosed in the balance sheet (including the notes thereto) of the Company and its Subsidiaries as of February 28, 2011 included in the Company Reports or incurred thereafter in the ordinary course of business, but in no event to exceed $1,000,000.

(e) No shares of capital stock or other voting securities of any Subsidiary of the Company have been reserved for issuance to anyone other than the Company or any of its Subsidiaries. Except for its interest in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock interest, equity membership interest, partnership interest, joint venture interest or other equity interest in any person. Neither the Company nor any of its Subsidiaries is obligated to make any contribution to the capital of, make any loan to or guarantee the Indebtedness of any person (excluding the Company’s wholly-owned Subsidiaries).

(f) Other than (A) the Company Equity Awards and the rights to acquire Shares by the exercise of stock options and other awards under the Stock Plans, (B) rights issued under the Rights Plan and (C) the Top-Up Option, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, stock units, phantom rights, redemption rights, repurchase rights, agreements, arrangements, calls, contracts, commitments or undertakings of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, or receive any payment or other consideration based on the value of any securities of the Company or any of its Subsidiaries, and as of the date of this Agreement, no securities or obligations evidencing such rights are authorized, issued or outstanding.

Section 5.3. Corporate Authority; Approval; Fairness Opinion.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining an affirmative vote of the majority of the Company Shareholders (to the extent required by applicable Law to consummate the Merger) (the “Company Requisite Vote”), to consummate the Offer, the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement has been duly executed by Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board of Directors and, except for (i) the Company Requisite Vote (if required by applicable Law to consummate the Merger) and (ii) the filing of the Articles of Merger with the Secretary of State of the State of Georgia, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby.

(c) The Company Board of Directors has received the opinion of its financial advisor, Goldman, Sachs & Co. (the “Company Financial Advisor”), dated the date of this Agreement (the “Fairness Opinion”), to the effect that, as of the date of such opinion and subject to the assumptions, qualifications and limitations set forth therein, the Offer Price to be paid to the holders of Shares pursuant to this Agreement in the Offer and the Merger is, as of the date of such opinion, fair, from a financial point of view, to such holders (other than Parent and its Affiliates), a copy of which opinion will be delivered to Parent promptly after the date of this Agreement for informational purposes only.

(d) The Company Requisite Vote is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and the transactions contemplated herein.

Section 5.4. Governmental Filings; No Violations; Certain Contracts.

(a) Other than the filings and/or notices pursuant to (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the Exchange Act and (iii) the approvals set forth on Section 5.4(a) of the Company Disclosure Letter or any other filing with any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity (each a “Governmental Entity”) with jurisdiction over enforcement of any applicable antitrust or competition Laws, (iv) the GBCC, (v) the rules and regulations of Nasdaq and (vi) applicable state securities or blue sky laws, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Offer, the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the Company’s ability to consummate the transactions contemplated by this Agreement.

(b) The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Offer, the Merger and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the articles of incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations or the creation of a Lien on any of the material assets of the Company or any of its Subsidiaries pursuant to any Material Contract binding upon the Company or any of its Subsidiaries or (iii) assuming (solely with respect to performance of this Agreement and consummation of the Offer, the Merger and the other transactions contemplated hereby) compliance with the matters referred to in Section 5.4(a), under any Law to which the Company or any of its Subsidiaries is subject, except, in the case of clause (ii) above, for any such breach, violation, termination, default, creation, acceleration or change that would not reasonably be expected to have a Company Material Adverse Effect.

Section 5.5. Company Reports; Financial Statements.

(a) Since May 31, 2010 (the “Applicable Date”), the Company has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under the Exchange Act or the Securities Act (the forms, statements, reports and documents filed since the Applicable Date, including any amendments or supplements thereto the “Company Reports”). As of their respective dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof, each of the Company Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent that the information in such Company Report has been amended or superseded by a later Company Report filed prior to the date hereof. To the Knowledge of the Company, none of the Company Reports is the subject of ongoing SEC review or outstanding SEC investigation. There are no outstanding or unresolved comments in comment letters received from the SEC or its staff. There has been no material correspondence between the SEC and the Company since the Applicable Date that is not available on EDGAR. None of the Company Subsidiaries is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act.

(b) To the Knowledge of the Company, the Company is in compliance in all material respects with (i) the applicable listing and corporate governance rules and regulations of the Nasdaq Stock Market (“Nasdaq”) and (ii) the applicable provisions of the Sarbanes-Oxley Act.

(c) The Company has established and maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Such disclosure controls and procedures are, in all material respects, designed with the objective of ensuring that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company maintains internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act). Such internal control over financial reporting is, in all material respects, sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”).

(d) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of income, shareholders’ equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (except as noted in any of the financial statements included in the Company Reports and subject, in the case of unaudited statements, to the lack of footnotes and normal and recurring year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

(e) Except for matters reflected or reserved against in the most recent consolidated balance sheet of the Company (or reflected in the notes to the condensed consolidated financial statements of which such balance sheet is a part) included in the Company Reports, neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise) of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto), except liabilities and obligations that (i) were incurred since the date of such balance sheet in the ordinary course of business consistent with past practice, (ii) are incurred in connection with the transactions contemplated by this Agreement, or (iii) would not reasonably be expected to have a Company Material Adverse Effect. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the Company’s filings with the SEC nor any obligations to enter into any such arrangements.

Section 5.6. Disclosure Documents.

(a) Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to Company Shareholders in connection with the transactions contemplated by this Agreement (the “Company Disclosure Documents”), including the Schedule 14D-9, and the proxy or information statement of the Company (the “Proxy Statement”), if any, to be filed with the SEC in connection with the Offer and the Merger, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act.

(b)(i) The Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to Company Shareholders and at the time such shareholders vote on approval of the Merger and at the Effective Time, and (ii) the Company Disclosure Documents (other than the Proxy Statement), at the time of the filing of such Company Disclosure Documents or any supplement or amendment thereto and at the time of any distribution or dissemination thereof, in each case, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.6 will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company by Parent or Merger Sub specifically for use therein.

(c) The information with respect to the Company or any of its Subsidiaries that the Company furnishes to Parent or Merger Sub in writing specifically for use in the Schedule TO and the Offer Documents, at the time of the filing of the Schedule TO, at the time such document is amended or supplemented or at the time such document is first published, at the time of any publication, distribution or dissemination of the Offer Documents and at the time of the consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 5.7. Absence of Certain Changes. From the Applicable Date through the date of this Agreement, except as otherwise required or contemplated by this Agreement, (a) the Company and its Subsidiaries have conducted, in all material respects, their respective businesses in the ordinary course of such business and in a manner substantially consistent with past practice and (b) there have not been any facts, circumstances, events, changes, effects or occurrences that would reasonably be expected to have a Company Material Adverse Effect.

Section 5.8. Litigation. There are no litigations, actions, charges, suits, claims (or counterclaims), complaints, hearings, arbitrations, investigations, mediations, audits, inquiries or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets, rights or properties, except, in each case, for those that would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is or are a party to or subject to the provisions of any judgment, order, writ, injunction, decree, settlement, stipulation or award issued or entered into by or with any Governmental Entity which would reasonably be expected to have a Company Material Adverse Effect.

Section 5.9. Employee Benefits.

(a) All material benefit and compensation plans, Contracts, policies or arrangements with respect to which the Company or a Subsidiary has any material liability or which cover current or former employees of the Company and its Subsidiaries (the “Employees”) or current or former directors of the Company or its Subsidiaries, including all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all material deferred compensation, severance, retention, change-in-control, post-employment medical, stock option, stock purchase, stock appreciation rights, stock-based, incentive, and bonus plans and all employment or other service agreements with Employees, other than plans, Contracts, policies or arrangements required by applicable Law (collectively, the “Benefit Plans”) are listed on Section 5.9(a) of the Company Disclosure Letter. True and complete copies of all Benefit Plans listed on Section 5.9(a) of the Company Disclosure Letter, including any trust instruments, insurance Contracts, or other funding instruments, and all amendments thereto that are not publicly available have been made available to Parent together with, to the extent applicable, (i) a written summary of the material terms of any material unwritten plan, (ii) for each Benefit Plan subject to ERISA, the most recent summary plan descriptions, (iii) for each Benefit Plan required to file a Form 5500, the most recently filed Form 5500, attached schedules and audited financial statements, if any, and (iv) for each Benefit Plan that is intended to satisfy the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), the most recent determination or opinion letter received from the Internal Revenue Service (“IRS”).

(b) All Benefit Plans are, if applicable, in material compliance with ERISA, the Code and all other applicable Laws. Each Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or may rely on a favorable opinion letter, or has pending or has time remaining in which to file, an application for such a determination letter, from the IRS, and the Company is not aware of any circumstances likely to result in the loss of the qualification of such Pension Plan under Section 401(a) of the Code. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any Subsidiary to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Except as would not reasonably be expected to have a Company Material

Adverse Effect, neither the Company nor any of its Subsidiaries has incurred a Tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

(c) No Benefit Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, and neither the Company nor any organization which, together with the Company, would be treated as a “single employer” within the meaning of Section 414(b) or (c) of the Code (an “ERISA Affiliate”) contributes or is required to contribute to, or has any material liability with respect to any Pension Plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA. No Benefit Plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA and neither the Company nor any ERISA Affiliate has any material liability with respect to any such a “multiemployer plan”.

(d) There is no pending or, to the Knowledge of the Company threatened, litigation, action, suit or claim (other than a routine claim for benefits) relating to any Benefit Plan that would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any obligations for retiree or post-employment health or life insurance benefits under any ERISA Plan or collective bargaining agreement, except as required by applicable Law.

(e) Neither the execution of this Agreement, the adoption of this Agreement by Company Shareholders, nor the consummation of the transactions contemplated hereby will, either alone or in combination with any other event, (i) entitle any Employee to severance pay or any increase in severance pay upon any termination of service after the date hereof, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of or increase in compensation or benefits under any Benefit Plan, (iii) result in payments under any Benefit Plan that would not be deductible under Section 162(m) or Section 280G of the Code or (iv) would entitle any Person to payment for any excise or additional Taxes under Section 4999 of the Code.

(f) The Company has made no promises, whether or not legally enforceable, to increase benefits under any Benefit Plan or to make any payments under any Benefit Plan or adopt any plan, policy, agreement or arrangement that would be a Benefit Plan if in effect on the date hereof.

(g) To the Knowledge of the Company, no condition exists that would prevent the Company from amending or terminating any Benefit Plan without liability, other than the liability to pay benefits accrued prior to the termination of such plan or except as would not reasonably be expected to have a Company Material Adverse Effect. All contributions and premium payments which are due and payable with respect to each Benefit Plan have been timely paid or, to the extent (if any) not due and payable, reflected as a liability in accordance with the Company’s ordinary accounting practices and consistent with past practice.

(h) With respect to each Benefit Plan that is maintained for the benefit of Employees outside the United States (a “Foreign Plan”), the value of the assets of such Foreign Plan, the liability of each applicable insurer for such Foreign Plan and/or the book reserve established for such Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on any ongoing basis with respect to such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan. To the Knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not cause the Company to make additional contributions, purchase additional insurance or increase its book reserves with respect to any Foreign Plan in an amount that would reasonably be expected to have a Company Material Adverse Effect. No Foreign Plan is a defined benefit pension plan.

(i) Since May 1, 2009, no person has been treated as an independent contractor of the Company or any of its Subsidiaries who should have been treated as an employee pursuant to any applicable Laws, except as would not reasonably be expected to have a Company Material Adverse Effect.

Section 5.10. Compliance with Laws; Licenses.

(a) Except with respect to matters that would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are not in violation of and, since the Applicable Date have not breached or violated, any federal, state, local or foreign law, statute or ordinance, or any rule, regulation, judgment, order, writ, decree or other court orders (collectively, “Laws”). Except as otherwise would not reasonably be expected to have a Company Material Adverse Effect, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened. Each of the Company and its Subsidiaries has obtained all material permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (“Licenses”) necessary to conduct its business as presently conducted, except those the absence of which has not had, and would not reasonably be expected to have a Company Material Adverse Effect. Except with respect to matters that would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with the terms of each License.

(b) To the Knowledge of the Company, except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (nor any of their respective officers, directors or employees) (i) has made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, local or foreign public office, or any individual or entity in a position to give the Company a commercial business advantage where either the contribution, payment or gift or the purpose thereof was illegal under the Laws of any federal, state, local or foreign jurisdiction, (ii) has established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose, or (iii) has engaged in or otherwise participated in, assisted or facilitated any transaction that is prohibited by any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or any other agency of the United States government.

Section 5.11. Material Contracts.

(a) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by:

(i) any limited liability company agreement, partnership, joint venture or other similar agreement or arrangement with respect to any material business of the Company and its Subsidiaries, taken as a whole, other than any such limited liability company, partnership or joint venture that is a wholly-owned Subsidiary of the Company;

(ii) any Contract relating to or evidencing Indebtedness in an amount in excess of $500,000 individually, or $3,000,000 in the aggregate, other than equipment leases entered into in the ordinary course of business that do not exceed $15,000,000 in the aggregate;

(iii) any Contract filed or required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act or disclosed or required to be disclosed by the Company in a Current Report on Form 8-K, other than Benefit Plans disclosed in Section 5.9 of the Company Disclosure Letter;

(iv) any Contract not terminable on less than ninety (90) days’ notice that purports to limit the right of the Company or its Subsidiaries or any Affiliate of the Company to engage or compete in any material line of business;

(v) any Contract entered into after February 28, 2011, or not yet consummated for the acquisition or disposition, directly or indirectly (by merger or otherwise), of all or substantially all the assets or capital stock or other equity interests of any Person for aggregate consideration under such Contract in excess of $1,000,000 individually, or $5,000,000 in the aggregate;

(vi) any acquisition Contract pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn-out” or other contingent payment obligations that could reasonably be expected to exceed $500,000;

(vii) any Contract (A) pursuant to which the Company or its Subsidiaries sources all or a majority of a particular product that is material to the business of the Company and its Subsidiaries, taken as a whole, from one (1) Person and/or such Person’s Affiliates (i.e., a “sole-source” supply Contract) or (B) pursuant to which the Company or its Subsidiaries grants any one (1) Person and/or such Person’s Affiliates the exclusive right to be the sole acquiror of a Company Product;

(viii) any Contract that is a material settlement, conciliation or similar agreement (A) that is with any Governmental Entity, (B) pursuant to which the Company or any of its Subsidiaries is obligated after the date of this Agreement to pay consideration in excess of $1,000,000, or (C) that would otherwise materially limit the operation of the Company or any of its Subsidiaries (or, to the Knowledge of the Company, Parent or any of its other Affiliates from and after the Merger Closing) as currently operated;

(ix) any Contract that grants an exclusive license of any material Intellectual Property owned by the Company or any Subsidiary to another Person;

(x) any Contract that, individually or in the aggregate, would prevent, materially delay or materially impede the Company’s ability to consummate the transactions contemplated by this Agreement; or

(xi) any Contracts containing minimum purchase conditions in excess of $100,000 or requirements or other terms that restrict or limit the purchasing relationships of the Company or its Subsidiaries, or any customer, licensee or lessee thereof (the Contracts described in clauses (i) - (xi), together with all exhibits, annexes, addenda and schedules to such Contracts, being the “Material Contracts”).

(b) Except as prohibited by applicable Law or applicable contractual restrictions, a copy of each Material Contract that is not publicly available has previously been made available to Parent. Except as would not reasonably be expected to have a Company Material Adverse Effect (i) each Material Contract is a valid and binding agreement of the Company or one of its Subsidiaries, as the case may be, and is in full force and effect and enforceable against the Company or such Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception, (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto is in default or breach in any material respect under the terms of any Material Contract, nor has the Company or any of its Subsidiaries received Knowledge of the existence of any event or condition which constitutes, or after notice or lapse of time or both, will constitute, a material default on the part of the Company or any Subsidiaries under any Material Contract, (iii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed in all material respects all obligations required to be performed by it under each Material Contract, and (iv) neither the Company nor any Subsidiary has received any written notice of the termination or cancellation of any Material Contract prior to the end of its term.

Section 5.12. Real Property.

(a) Section 5.12(a) of the Company Disclosure Letter lists all of the material real property and interests therein owned by the Company or any of its Subsidiaries (with all easements and other rights appurtenant to such property, the “Owned Real Property”) and, relative to each such Owned Real Property interest, the Person that owns it. The Company or its Subsidiaries, as the case may be, have good and marketable fee simple title to the Owned Real Property, and to all of the buildings, structures and other improvements thereon, free and clear of all Encumbrances.

(b) With respect to the real property leased or subleased to the Company or any of its Subsidiaries (the “Leased Real Property”): (i) each Lease is a valid and binding obligation of the Company or a Subsidiary of the

Company enforceable against the Company or such Subsidiary in accordance with its terms subject to the Bankruptcy and Equity Exception and, to the Knowledge of the Company, the other parties thereto, (ii) none of the Company nor any of its Subsidiaries is in material breach of or material default under any Lease, except in the case of clauses (i) and (ii) hereof, for such invalidity, failure to be binding, unenforceability, breaches, and defaults that would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have a valid leasehold interest in all of the Leased Real Property free and clear of all Encumbrances on the leasehold estate, except as would not reasonably be expected to have a Company Material Adverse Effect.

(c) Section 5.12(c) of the Company Disclosure Letter sets forth a true, correct and complete list of the Leased Real Property.

(d) Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company or one of its Subsidiaries owns or leases all of the material personal property shown to be owned or leased by the Company or any of its Subsidiaries reflected in the latest audited financial statements included in the Company Reports or acquired after the date thereof, free and clear of all Encumbrances, except to the extent disposed of in the ordinary course of business consistent with past practice since January 28, 2011.

Section 5.13. Takeover Statutes; Rights Plan. No “business combination”, “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s or any of its Subsidiaries’ articles of incorporation, bylaws or similar organizational documents is applicable to the Company, any of its Subsidiaries, the Shares, the Offer, the Merger, the Top-Up Option or the other transactions contemplated by this Agreement. The Company and the Company Board of Directors have taken all actions necessary so that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (including the Offer, the Merger, the Top-Up Option or other transactions contemplated by this Agreement) will cause (a) the grant of any new rights under the Rights Plan or (b) any rights previously granted under the Rights Plan to become exercisable.

Section 5.14. Environmental Matters. Except for such matters that would not reasonably be expected to have a Company Material Adverse Effect, since December 31, 2009: (i) the Company and its Subsidiaries have complied with all applicable Environmental Laws and possess and are in substantial compliance with any Environmental Permit required for the operation of the Company and its Subsidiaries, (ii) to the Knowledge of the Company, no Release of a Hazardous Substance has occurred on or from any property currently owned, operated or leased by the Company or any of its Subsidiaries (including soils, groundwater or surface water) that could form the basis for a claim under any Environmental Law, (iii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination at any third-party property, (iv) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information from any Governmental Entity alleging that the Company or any of its Subsidiaries is in violation of any Environmental Law, and (v) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity during the last five (5) years or any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances. The provisions of this Section 5.14 are the only representations and warranties applicable to environmental matters, notwithstanding any other provision of this Agreement to the contrary.

Section 5.15. Taxes.

(a) The Company and each of its Subsidiaries have duly and timely filed all income and other material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries, and such Tax Returns are true, complete and accurate in all material respects.

(b) The Company and each of its Subsidiaries have timely paid all income and other material Taxes (including withholding Taxes) due and payable (whether or not shown on any Tax Return) by or with respect to the Company or any of its Subsidiaries, except any such Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP on the face of the most recent balance sheet (rather than in any notes thereto) of the Company filed with the SEC (as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns).

(c) There are no proceedings, audits, examinations, assessments, investigations or claims now pending and none have been threatened in writing (and to the Knowledge of the Company, none have been threatened or proposed (written or otherwise)), with respect to the Company or any of its Subsidiaries regarding a material amount of Taxes or Tax assets.

(d) No material unresolved written claim has been received by the Company or any of its Subsidiaries from any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or its Subsidiary, as applicable, is or may be subject to taxation in that jurisdiction (and to the Knowledge of the Company, there are no such material claims asserted or proposed (written or otherwise)).

(e) There is no outstanding waiver with respect to the Company or any of its Subsidiaries of any statute of limitations for the assessment or collection of a material amount of Taxes.

(f) Neither the Company nor any of its Subsidiaries will be required to include a material item of income in, or exclude a material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any change in the method of accounting effected by the Company or any of its Subsidiaries in a taxable period ending on or prior to the Effective Time.

(g) With the exception of any affiliated, consolidated, combined or unitary group of which the Company is the parent, neither the Company nor any of its Subsidiaries (A) is or has been a member of an affiliated, consolidated, combined or unitary group, or (B) has any liability for the Taxes of any Person other than the Company or any of its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or by Contract (including any obligation providing for the allocation or sharing of Taxes with any Person or otherwise).

(h) There are no Liens for Taxes upon any assets of the Company or any of its Subsidiaries other than Liens for Taxes not yet due and payable.

(i) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code (or any similar provision of state, local or foreign Law).

(j) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

Section 5.16. Labor and Employment Matters.

(a)(i) Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union, works council or other labor organization, and no such agreement is being negotiated; (ii) neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking the recognition or certification of any labor union, works council or other labor organization as the bargaining representative of any Employee; (iii) there is not pending or, to the Knowledge of the Company, threatened, nor has there been for the preceding three (3) years, any strike, walk-out, work stoppage, slow-down, picketing or lockout involving the Company or any of its Subsidiaries; and (iv) to the Knowledge of the

Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made involving employees of the Company or any of its Subsidiaries and there have been no such efforts since January 1, 2010.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, including the Fair Labor Standards Act (and similar state and local Laws), and any Laws respecting employment discrimination, sexual harassment, affirmative action, workers’ compensation, employee benefits, labor relations, wage and hour standards, occupational safety and health requirements, immigration, plant closings and mass layoffs, and unemployment insurance.

(c) True and complete information as to the name, current job title and compensation for each of the last three fiscal years of all current directors and named executive officers of the Company and its Subsidiaries has been available to Parent through EDGAR, to the extent available therein, and directly to the Parent, to the extent not so available. To the Knowledge of the Company, no current executive or key employee has given notice of termination of employment with the Company or any of its Subsidiaries. No executive or key employee of the Company or any of its Subsidiaries is employed under a non-immigrant work visa or other work authorization that is limited in duration.

Section 5.17. Intellectual Property.

(a) Section 5.17(a) of the Company Disclosure Letter is a true, correct and complete list setting forth all active patents, patent applications, trademark registrations, and applications thereof, copyright registrations and applications therefor and all Internet domain names owned by Company and its Subsidiaries that are material to businesses of the Company and its Subsidiaries considered as a whole and, for each listed item (as applicable), the application or registration number, and the jurisdiction. The Intellectual Property owned or co-owned by the Company and its Subsidiaries together with the Intellectual Property licensed to the Company and its Subsidiaries, constitutes all of the Intellectual Property owned, controlled or licensed by the Company that is used or exploited in their respective businesses as currently conducted, except as would not reasonably be expected to have a Company Material Adverse Effect. The Company’s and its Subsidiaries’ rights in the material Intellectual Property owned or co-owned by the Company and its Subsidiaries and used in their businesses as presently conducted shall survive materially unchanged following the consummation of the transactions contemplated by this Agreement, including the rights to use, license, sell, or exploit any such Intellectual Property.

(b) Except for matters that would not reasonably be expected to have a Company Material Adverse Effect:

(i) the Intellectual Property owned or co-owned by the Company or its Subsidiaries is owned by them free and clear of all Encumbrances other than non-exclusive licenses granted in the ordinary course of business consistent with past practice and, to the Knowledge of the Company, is not infringed, misappropriated, or otherwise violated by any Person;

(ii) since December 31, 2008, neither the Company nor its Subsidiaries has sent any written notice to or asserted or threatened any action or claim against any Person relating to infringement, misappropriation, dilution, validity, inventorship, scope, use, or ownership or any Intellectual Property owned or co-owned by the Company or its Subsidiaries;

(iii) since December 31, 2009, neither the Company nor its Subsidiaries has received any written notice or written claim challenging the validity, enforceability, scope, use or ownership of any Intellectual Property owned by the Company or its Subsidiaries;

(iv) the Intellectual Property owned or co-owned by the Company and its Subsidiaries, and, to the Knowledge of the Company, the Intellectual Property licensed by the Company or its Subsidiaries from any

Person, is not subject to any outstanding order, judgment or decree adversely affecting the Company’s or its Subsidiaries’ use thereof or its rights thereto;

(v) with the exception of third party Intellectual Property under which the Company has obtained a license or other rights to practice or is currently negotiating for said license or rights, since December 31, 2008, the Company and its Subsidiaries, to the Knowledge of the Company, are not and have not knowingly infringed, misappropriated, diluted or otherwise violated the Intellectual Property of any third party;

(vi) since December 31, 2008, neither the Company nor its Subsidiaries has received any written notice or written claim threatening or asserting any infringement, or misappropriation, dilution, or other violation of Intellectual Property, or offering to license any Intellectual Property;

(vii) no material Intellectual Property owned or co-owned by the Company and its Subsidiaries is knowingly being disclosed, used, or enforced by the Company or any of its Subsidiaries in any manner that would reasonably be expected to result in the abandonment, cancellation, or unenforceability of any such Intellectual Property;

(viii) To the Knowledge of the Company, the Company owns, has all title to, and otherwise has rights to use, sell, transfer and otherwise exploit all software and copyrights in any software used in the products currently sold by the Company (the “Software”); to the Knowledge of the Company, the Company and its Subsidiaries possess or control the source code, object code and documentation for all Software; to the Knowledge of the Company, no person other than the Company and its Subsidiaries has any ownership right or interest in or with respect to any Software; to the Knowledge of the Company, the Company and its Subsidiaries have disclosed source code to Software only pursuant to written confidentiality terms that reasonably protect the Company or its Subsidiary’s rights in such Software; to the Knowledge of the Company, no Software is subject to any obligation that would require the Company or its Subsidiaries to divulge to any person any source code or trade secret that is part of any Software;

(ix) the Company and its Subsidiaries have taken commercially reasonable steps to protect the Company’s and its Subsidiaries’ trade secrets;

(x) the Company and its Subsidiaries have taken commercially reasonable and, to the Knowledge of the Company, legally sufficient steps to ensure that they own all Intellectual Property arising from the activities of their employees and maintain and protect trade secret and confidential information, including, without limitation, requiring each employee to enter into a written agreement requiring them to assign Intellectual Property rights in their work product to the Company or one of its Subsidiaries, and requiring them not to improperly disclose or use trade secret or confidential information; the Company and its Subsidiaries have not disclosed to any third Person any trade secret used in serology or molecular hematology business other than pursuant to written confidentiality and non-use agreements that are sufficient to maintain the trade secrets;

(xi) neither the Company nor its Subsidiaries knowingly use the Intellectual Property of third parties other than pursuant to valid, effective written license agreements; and

(xii) the Company and its Subsidiaries maintain policies and procedures regarding data security, data protection and privacy that are commercially reasonable and data protection authorizations required by such policies and procedures are in place; since the Applicable Date, there has been no material security breach relating to, or any material violation of, any security, data protection, or privacy policy; to the Knowledge of the Company, since the Applicable Date, there has been no material unauthorized access or material unauthorized use of, any third party data by the Company or any of its Subsidiaries, including any data obtained from customers which the Company or its Subsidiaries are obligated to maintain in confidence, and the personally identifiable information of any natural persons.

Section 5.18. Insurance. The Company has delivered or made available to Parent all material fire and casualty, general liability, employee related, directors and officers and business interruption insurance policies maintained by the Company or any of its Subsidiaries (“Insurance Policies”). Each Insurance Policy is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, neither the Company nor any of its Subsidiaries is in breach or default of any Insurance Policy and neither the Company nor any of its Subsidiaries has taken any action, or failed to take any action, which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification of any of the Insurance Policies, with such exceptions that would not reasonably be expected to have a Company Material Adverse Effect.

Section 5.19. Brokers and Finders. Neither the Company nor any of its officers, directors or employees has engaged any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions, finder’s or other similar fees in connection with the Offer, the Merger or the other transactions contemplated in this Agreement, except that the Company Board of Directors has engaged the Company Financial Advisor.

Section 5.20. Regulatory Matters.

(a) Each of the Company and its Subsidiaries has all material Licenses and other material governmental authorizations, consents, approvals and clearances, and has submitted all material notices to, all Governmental Entities, including the United States Food and Drug Administration (the “FDA”), and any other Governmental Entity that is concerned with the quality, identity, strength, purity, safety, efficacy, use, manufacturing, advertising, distribution and sale of the Company Products (any such Governmental Entity, a “Company Regulatory Agency”) necessary for the Company or any such Subsidiary to own, lease and operate its properties or other assets and to carry on and operate its respective businesses as currently conducted (the “Company Permits”), except those the absence of which would not reasonably be expected to have a Company Material Adverse Effect. All such Company Permits are valid, and in full force and effect, except for such Company Permits that the failure to be in full force and effect would not reasonably be expected to have a Company Material Adverse Effect. There has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Company Permit, except for matters that would not reasonably be expected to have a Company Material Adverse Effect.

(b) Since June 1, 2010, except as would not reasonably be expected to have a Company Material Adverse Effect, all of the Company Products that are subject to the jurisdiction of the FDA or any other Company Regulatory Agency are being manufactured, imported, exported, processed, developed, labeled, stored, tested, marketed, advertised, promoted, detailed and distributed by or, to the Knowledge of the Company, on behalf of the Company or its Subsidiaries in compliance in all material respects with all applicable requirements under any Company Permit and all applicable Laws, including applicable statutes and implementing regulations administered or enforced by the FDA or other Company Regulatory Agency.

(c) Since June 1, 2010, neither the Company nor any of its Subsidiaries has had any Company Product or manufacturing site and, to the Knowledge of the Company, no contract manufacturer for Company Products has had any manufacturing site that performs any manufacturing for any Company Products, subject to a Company Regulatory Agency (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Company Regulatory Agency written notice of material inspectional observations, “warning letters”, “untitled letters” or written requests to make material changes, in each case as it applies to the Company Products or any of the Company’s manufacturing or distribution processes or procedures for Company Products or any of the manufacturing processes or procedures of any contract manufacturer of Company Products, in each case except for matters that would not reasonably be expected to have a Company Material Adverse Effect.

(d) Since June 1, 2010, all manufacturing operations conducted by the Company or any of its Subsidiaries have been conducted in material compliance with applicable Laws, including the provisions of the FDA’s current good manufacturing practice regulations at 21 C.F.R. Part 820 for Company Products sold in the United States, and the respective counterparts thereof promulgated by Company Regulatory Agencies in countries outside the United States, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect.

(e) None of the Company or any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or other similar written agreements, in each case, entered into with or imposed by any Company Regulatory Agency, other than any such agreement, decree or order that has been previously disclosed in any other filing with a Company Regulatory Agency.

(f) Neither the Company nor any of its Subsidiaries has received any written notice or information from the FDA or any other Governmental Entity that it has commenced, or threatened to initiate, any action to withdraw approval, place sales or marketing restrictions on or request the recall of any Company Product, or that it has commenced, or threatened to initiate, any action to enjoin or place restrictions on the production of any Company Products.

(g) To the Knowledge of the Company, the Company has not made any untrue statement of a material fact or fraudulent statement to the FDA or any comparable foreign Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any comparable foreign Governmental Entity, or committed an act, made a statement or failed to make a statement, that (in any such case) would reasonably be expected to establish a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in the FDA’s Compliance Policy Guide Sec 120.100 (CPG 7150,09) or for any comparable foreign Governmental Entity to invoke any similar policy. None of the Company or, to the Knowledge of the Company, any of its employees, agents or subcontractors, has been convicted of any crime or engaged in any conduct that would have resulted in, or would reasonably be expected to result in, debarment or disqualification by the FDA or any comparable foreign Governmental Entities, and there are no proceedings pending or, to the Knowledge of the Company, threatened that reasonably would be expected to result in criminal liability or debarment or disqualification by the FDA or any comparable foreign Governmental Entities.

(h) The Company is not debarred or otherwise excluded from, or restricted in any manner from, participation in any government program related to medical products and, to the Knowledge of the Company, the Company does not employ or use the services of any individual who is debarred or otherwise excluded or restricted.

(i) Notwithstanding any other provision of this Agreement, this Section 5.20 sets forth the sole and exclusive representations and warranties of the Company with respect to the regulatory matters described in this Section 5.20.

Section 5.21. Key Customers and Suppliers. Section 5.21 of the Company Disclosure Letter sets forth a list of the ten (10) largest customers in the United States (the “Key Customers”) of the Company and its Subsidiaries based on total revenue generated for such customers for the twelve (12) month period ended May 31, 2011. Section 5.21 of the Company Disclosure Letter sets forth a list of the five (5) largest suppliers (the “Key Suppliers”) of the Company and its Subsidiaries based on total amount paid to each supplier for the twelve (12) month period ended May 31, 2011. None of the Key Customers or Key Suppliers has cancelled, or otherwise modified in any material adverse manner or has delivered written notice of its intent to cancel or materially reduce its business with the Company and its Subsidiaries.

Section 5.22. Affiliate Transactions. To the Knowledge of the Company, since February 28, 2011 through the date of this Agreement, there have been no transactions, or series of related transactions, agreements, arrangements or understandings that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been otherwise disclosed in the Company Reports publicly filed prior to the date hereof.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered to the Company by Parent prior to entering into this Agreement (the “Parent Disclosure Letter”) (it being understood that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which relevance of such item is reasonably apparent regardless of whether a specific cross-reference is made), Parent and Merger Sub each hereby represent and warrant to the Company that:

Section 6.1. Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, would not reasonably be expected to have a Parent Material Adverse Effect. The organizational or governing documents of Parent and Merger Sub are in full force and effect. Neither Parent nor Merger Sub is in violation of its organizational or governing documents. True, correct and complete copies of the organizational or governing documents of Parent and Merger Sub have previously been provided to the Company.

Section 6.2. Corporate Authority. No vote of holders of capital stock of Parent is necessary to approve this Agreement or the Offer, the Merger or the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, and to consummate the Offer, the Merger or the other transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement has been duly executed by the Company, is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 6.3. Governmental Filings; No Violations; Etc.

(a) Other than the filings and/or notices pursuant to (i) the Exchange Act, (ii) the HSR Act, (iii) the GBCC, (iv) the rules and regulations of Nasdaq, and (v) applicable state securities or blue sky laws, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Offer, the Merger and the other transactions contemplated hereby, except where a failure to make such filing or notification would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Offer, the Merger and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the organizational or governing documents of Parent or Merger Sub or the comparable governing instruments of any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations or the creation of a Lien on any of the assets of Parent or any of its Subsidiaries pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any Laws or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject, or (iii) any change in the rights or obligations of any party under any of such Contracts.

(c) Neither Parent nor any of its Subsidiaries has any reason or belief that all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement will not be obtained on a timely basis.

Section 6.4. Disclosure Document.

(a) The information with respect to Parent and any of its Subsidiaries that Parent furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to Company Shareholders and at the time such shareholders vote on approval of the Merger and at the Effective Time, and (ii) in the case of any Company Disclosure Document other than the Proxy Statement, at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof.

(b) The Schedule TO, when filed, and the Offer Documents, when distributed or disseminated, will comply as to form in all material respects with the applicable requirements of the Exchange Act and, at the time of such filing, at the time of such distribution or dissemination and at the time of consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties contained in this Section 6.4 will not apply to statements or omissions included in the Schedule TO and the Offer Documents based upon information furnished in writing to Parent or Merger Sub by the Company specifically for use therein.

Section 6.5. Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Parent, threatened against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, the Offer, the Merger or any of the other transactions contemplated by this Agreement, except as would not reasonably be expected to have a Parent Material Adverse Effect.

Section 6.6. Available Funds. Parent has delivered to the Company true and complete copies of (i) the executed equity commitment letter, dated as of the date of this Agreement (the “Equity Commitment Letter”), pursuant to which TPG Partners VI, L.P. has committed, upon the terms and subject to the conditions thereof, to invest in Parent the cash amount set forth therein (the “Equity Financing”), and (ii) the executed commitment letter, dated as of the date hereof, among IVD Acquisition Corporation, Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC (the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Commitment Letters”), pursuant to which the lenders party thereto (together with their officers, employees, directors, affiliates, partners, controlling parties, advisors, agents and representatives, the “Financing Sources”) have agreed, upon the terms and subject to the conditions thereof, to lend the amounts set forth therein for the purposes of financing the transactions contemplated by this Agreement and related fees and expenses (the “Debt Financing” and, together with the Equity Financing, the “Financing”). The Commitment Letters have not been amended, restated or otherwise modified or waived prior to the date of this Agreement, and the respective commitments contained in the Commitment Letters have not been withdrawn, modified or rescinded in any respect prior to the date of this Agreement. As of the date hereof, the Commitment Letters are in full force and effect and constitute the legal, valid and binding obligation of each of Parent and, to the knowledge of Parent, the other parties thereto. There are no conditions precedent or contingencies related to the funding or investing, as applicable, of the full amount of the Financing, other than as expressly set forth in or expressly contemplated by the Commitment Letters. There are no side letters or other contracts or arrangements (oral or written) related to the Financing (except for customary fee letters and engagement letters, a complete copy of each of which has been provided to the Company, with only the fee amounts and certain other terms (none of which would adversely affect the amount or availability of the Debt Financing) redacted, relating to the

Debt Financing between Parent, Merger Sub or the Guarantor, on the one hand, and the providers of the Debt Financing, on the other hand) other than the Commitment Letters. Subject to the satisfaction of the conditions contained in Section 8.1 and 8.2 hereof and subject to the conditions of the Financing set forth in the Commitment Letters and subject to the terms and conditions of the Commitment Letters, the aggregate proceeds contemplated from the Financing, together with other financial resources of Parent and Merger Sub and Company cash will, in the aggregate, be sufficient for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including (A) the payment of the aggregate Offer Price and Per Share Merger Consideration and any other amounts required to be paid pursuant to Article IV, and (B) the payment of all fees and expenses and other payment obligations required to be paid or satisfied by Parent, Merger Sub and the Surviving Corporation in connection with the Offer, the Merger and the Financing, including any repayment or refinancing of Indebtedness as a result of the consummation of the Offer and the Merger. As of the date of this Agreement, (1) no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default), in each case, on the part of Parent or Merger Sub under the Commitment Letters or, to the knowledge of Parent, any other party to the Commitment Letters, and (2) subject to the satisfaction of the conditions contained in Section 8.1 and Section 8.2 hereof, Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing or any other funds necessary for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement will not be available to Parent at the Effective Time. As of the date hereof, Parent and Merger Sub are not aware of any fact or occurrence that makes any of the representations or warranties of Parent or Merger Sub relating to Parent and Merger Sub, in any of the Commitment Letters inaccurate in any material respect. Parent has fully paid all commitment fees or other fees required to be paid prior to the date of this Agreement pursuant to the Commitment Letters.

Section 6.7. Guaranty. Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed Guaranty. The Guaranty is in full force and effect and is the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under such Guaranty.

Section 6.8. Solvency. Immediately after giving effect to the transactions contemplated by this Agreement (including the Financing, any alternative financing and the Payment of the aggregate Offer Price and Per Share Merger Consideration in connection with the transactions contemplated hereby), (a) the Surviving Corporation and its Subsidiaries, taken as a whole, will not have incurred debts beyond its ability to pay such debts as they mature or become due, (b) the then present fair salable value of the assets of the Surviving Corporation and its Subsidiaries, taken as a whole, will exceed the amount that will be required to pay their respective probable liabilities (including the probable amount of all contingent liabilities) and their respective debts as they become absolute and matured, (c) the assets of the Surviving Corporation and its Subsidiaries, taken as a whole, in each case at a fair valuation, will exceed their respective debts (including the present value of the probable amount of all contingent liabilities) and (d) the Surviving Corporation and its Subsidiaries, taken as a whole, will not have unreasonably small capital to carry on its business as presently conducted or as proposed to be conducted. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub, the Surviving Corporation, the Company or any of its Subsidiaries.

Section 6.9. Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, no par value per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Acceptance Time and immediately prior to the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Offer, the Merger and the other transactions contemplated by this Agreement.

Section 6.10. Finders or Brokers. Neither Parent nor any of its Subsidiaries nor any of their respective officers, directors or employees has engaged any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions, finder’s fees or similar fees in connection with the Offer, the Merger or the other transactions contemplated in this Agreement.

Section 6.11. Certain Arrangements. There are no Contracts (a) between Parent, Merger Sub, the Guarantor or any of their Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to the Company or any of its Subsidiaries or the transactions contemplated by this Agreement or (b) pursuant to which any Company Shareholder would be entitled to receive consideration of a different amount or nature than the Offer Price or Per Share Merger Consideration or pursuant to which any Company Shareholder agrees to vote to adopt this Agreement or the Merger or agrees to vote against any Superior Proposal.

Section 6.12. Company Shares. None of Parent, Merger Sub nor the Guarantor, alone or together with any other Person (a) is, nor at any time during the last five (5) years has it been, an “interested shareholder” of the Company under the GBCC or (b) has taken any action that would cause, alone or in conjunction with any other actions, events or circumstances, any anti-takeover statute under the GBCC or otherwise to be applicable to this Agreement. None of Parent, Merger Sub, the Guarantor or any of their respective Affiliates beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or is the record holder of, or is a party to any Contract (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company.

Section 6.13. No Other Company Representations or Warranties. Except for the representations and warranties set forth in Article V, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any of their respective shareholders, directors, officers, employees, Affiliates, advisors, agents, representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent or Merger Sub. Neither the Company nor any of its Subsidiaries, nor or any of their respective shareholders, directors, officers, employees, Affiliates, advisors, agents, representatives, nor any other Person, will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other Person resulting from the delivery, dissemination or any other distribution to Parent, Merger Sub or any other Person, or the use by Parent, Merger Sub or any other Person, of any such information provided or made available to them by the Company or any of its Subsidiaries, or any of their respective shareholders, directors, officers, employees, Affiliates, advisors, agents, representatives, or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to Parent, Merger Sub or any other Person in certain “data rooms”, confidential information memoranda or management presentations in anticipation or contemplation of any of the Offer, the Merger or the other transactions contemplated by this Agreement.

Section 6.14. Non-Reliance on Company Estimates, Projections, Forecasts, Forward Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that Parent and Merger Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective shareholders, directors, officers, employees, Affiliates, advisors, agents, representatives, or any other Person, with respect thereto. Accordingly, Parent and Merger Sub hereby acknowledge that none of the Company nor any of its Subsidiaries, nor any of their respective shareholders, directors, officers, employees, Affiliates, advisors, agents, representatives, nor any other Person, has made or is making any warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans).

ARTICLE VII

COVENANTS

Section 7.1. Interim Operations.

(a) The Company agrees that, between the date of this Agreement and the Effective Time, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 7.1(a) of the Company Disclosure Letter, (iii) as required by applicable Law, or (iv) to the extent Parent otherwise consents in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the businesses of the Company and the Subsidiaries shall be conducted in all material respects in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, except (A) as expressly contemplated by this Agreement, (B) as set forth in Section 7.1(a) of the Company Disclosure Letter, (C) as required by applicable Law or (D) to the extent Parent otherwise consents in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company agrees that neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, do any of the following:

(i) amend or restate the articles of incorporation or bylaws of the Company, or such similar organizational or governing documents of each of its Subsidiaries;

(ii) grant, issue, deliver, sell, transfer, dispose of, pledge or encumber any shares of the Company’s or any of its Subsidiaries’ capital stock or equity interests, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares of capital stock or equity interests, voting securities or convertible securities, other than the issuance of Shares issuable upon the exercise of Company Options or upon the vesting of RSUs outstanding under the Stock Plans as of the date of this Agreement or issued as required by the employment agreements and the Stock Plans;

(iii) declare, authorize, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or equity interests, except for dividends paid by any direct or indirect wholly owned Subsidiary to the Company or to any other direct or indirect wholly owned Subsidiary;

(iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or equity interests of the Company or any of its Subsidiaries;

(v)(A) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business or business organization, any division or business unit thereof or any material assets, (B) incur, create, assume or otherwise become liable for any amount of Indebtedness or other liability or issue any debt securities or any right to acquire debt securities or assume, guarantee, endorse or otherwise become responsible or liable for any liability of any other Person other than (1) in the ordinary course of business consistent with past practice or (2) draws on any existing credit facility or line of credit of the Company or any of its Subsidiaries solely for working capital purposes, (C) enter into any new line of business, (D) make any loans, advances or capital contributions to, or investments in, Persons other than wholly owned Subsidiaries and other than in the ordinary course of business consistent with past practice, or (E) sell, lease, license, encumber or otherwise dispose of or transfer (by merger, consolidation, sale of stock or assets or otherwise) any amount of its assets other than in the ordinary course of business consistent with past practice;

(vi) make or commit to make any capital expenditure (not including capital expenditures for rental instruments) other than in respect of those capital expenditure projects that are (A) contemplated by the Company’s fiscal year 2012 forecast or (B) not in excess of $5,000,000 in the aggregate;

(vii) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Subsidiary (other than the Merger);

(viii)(A) increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to its current or former directors, officers or Employees, except for increases required under employment agreements existing on the date hereof, (B) enter into or amend or otherwise alter any employment, change of control, retention or severance agreement with, or establish, adopt, enter into or amend any Benefit Plan (other than ordinary course changes to any ERISA plan other than severance plans), (C) except as required under any employment agreement existing on the date hereof or as may be required to implement the actions contemplated by this Agreement, including Section 4.3 and Section 7.8, accelerate the vesting or payment of any compensation or benefit under any Benefit Plan, or (D) take any action to fund the payment of compensation or benefits under any Benefit Plan, except, in the case of clauses (C) and (D), in the ordinary course of business consistent with past practice, or as may be required by the terms of any Benefit Plan in effect on the date hereof or to comply with applicable Law, including Section 409A of the Code;

(ix) unless otherwise required by Law, enter into any collective bargaining agreement or other contract with a labor union, works council or other labor organization;

(x) make any material change to its methods of accounting, principles or practices (or change an annual accounting period) in effect as of the date of this Agreement, except as required by changes in GAAP or Law or by the SEC or as recommended by the Company’s independent registered public accounting firm;

(xi)(A) make, change or rescind (or file a request to make, change or rescind) any material Tax election, (B) settle or compromise any material Tax liability, audit claim or assessment, (C) surrender any right to claim for a Tax refund, (D) change in any material respect (or file a request to make any such change) any accounting method in respect of Taxes, (E) file any amendment to an income or other material Tax Return, (F) enter into any closing agreement, settle or compromise any material claim or material assessment in respect of Taxes, or (G) consent to any extension or waiver of the statute of limitations applicable to any claim or assessment in respect of Taxes, except, in each case, as required by Law;

(xii) write up, write down or write off the book value of any of its material assets, other than (A) in the ordinary course of business and consistent with past practice or (B) as may be required by GAAP;

(xiii)(A) waive, settle, satisfy or compromise any claim against the Company (which shall include any pending or threatened action), except to the extent subject to reserves existing on the date of this Agreement, or (B) waive, settle, satisfy or compromise any material claim by the Company, except in the ordinary course of business consistent with past practice;

(xiv) other than in the ordinary course of business consistent with past practice and on terms not materially adverse to the Company and the Subsidiaries taken as a whole, enter into, amend, modify, cancel, waive any rights under or consent to the termination of any Material Contract or any Contract that would be a Material Contract if in effect on the date of this Agreement;

(xv) enter into, renew or amend in any material respect any transaction, Contract, arrangement or understanding between the Company or any Subsidiaries, on the one hand, and any Affiliate of the Company (other than any of the Company’s Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act, except for any agreement, renewal or amendment made in the ordinary course of business consistent with past practice or contemplated by the Company’s fiscal year 2012 budget;

(xvi)(A) assign, transfer, license or sublicense, mortgage or encumber any material Intellectual Property owned by the Company or any of its Subsidiaries, except for non-exclusive licenses or non-exclusive sublicenses of such Intellectual Property in the ordinary course of business consistent with past practice, or (B) fail to pay any fee, take any action, protect any trade secret, or make any filing reasonably necessary to maintain its ownership of the material Intellectual Property owned by the Company or any of its Subsidiaries; or

(xvii) agree in writing to do any of the foregoing.

(b) Without the prior written consent of the Company, Parent and Merger Sub shall not, and shall cause the Guarantor and their respective Affiliates to not, (i) enter into discussions or negotiations regarding any Contracts or arrangements or understandings (whether oral or written) or commitments to enter into Contracts, arrangements or understandings (whether oral or written) or (ii) amend or otherwise supplement any Contracts, arrangements or understandings (whether oral or written) in existence on the date of this Agreement, in the case of clauses (i) and (ii) that are between Parent, Merger Sub, the Guarantor or any of their Affiliates, on the one hand, and any officer or director of the Company or any of its Subsidiaries, on the other hand.

(c) If the Company identifies any activities of the Company or any of its Subsidiaries, including those activities of their respective directors, officers, managers, employees, independent contractors, representatives or agents, that the Company reasonably believes to be in violation of the FCPA, the Company shall use reasonable best efforts to cause each of its Subsidiaries and Affiliates to cease such activities and take any additional remedial action reasonably requested by Parent or that the Company reasonably deems appropriate under the circumstances.

Section 7.2. Acquisition Proposals.

(a) Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (Atlanta time) on August 15, 2011 (the “No-Shop Period Start Time”), the Company and its Subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, “Representatives”) shall have the right to, directly or indirectly, (i) initiate, solicit and encourage, whether publicly or otherwise, any Acquisition Proposals (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to an Acquisition Proposal) or the making of any proposals or offers that constitute Acquisition Proposals, including by way of (A) providing access to non-public information or data to any Persons pursuant to confidentiality agreements containing confidentiality terms that are no less favorable to the Company than those contained in the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”), and (B) affording to any Persons access to the business, properties, assets and personnel of the Company and its Subsidiaries, provided, however, with respect to clauses (A) and (B), to the extent that the Company provides any material non-public information or access to any such Person on or after the date hereof, the Company shall promptly (and in any event within forty-eight (48) hours) provide to Parent and its Representatives any material non-public information or other access provided to such Person which was not previously provided to Parent or its Representatives, and (ii) engage or enter into, continue or otherwise participate in any discussions or negotiations with any Persons or groups of Persons with respect to any Acquisition Proposals (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to an Acquisition Proposal) and cooperate with or assist and participate in and facilitate any such inquiries, proposals, discussions and negotiations and any effort or attempt to make any Acquisition Proposals (or inquiries, proposals or offers or other efforts or attempts that may reasonably be expected to lead to an Acquisition Proposal).

(b) Except as permitted by this Section 7.2 and except as may relate to any Exempted Person, from the No-Shop Period Start Time until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article IX, the Company and its Subsidiaries shall, and the Company shall cause its Representatives to, not (i) initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes an Acquisition Proposal (or inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal, or provide any non-public information or data to any Person relating to the Company or any of its Subsidiaries, or afford to any Person access to the business, properties, assets or personnel of the Company or any of its Subsidiaries in connection with an Acquisition Proposal, or (iii) enter into any Alternative Acquisition Agreement. For the avoidance of doubt, notwithstanding the commencement of the No-Shop Period Start Time, the Company may continue to engage in the activities described in Section 7.2(a) only with respect to Persons who are Exempted Person, including with respect to any amended proposal submitted by any Exempted Person following the No-Shop Period Start Time and prior to the earlier of the Offer Closing and the time the Company Requisite Vote is obtained, and the restrictions in Section 7.2(c) and clauses (i) and (ii) of the foregoing sentence in this Section 7.2(b) shall not apply with respect thereto; provided that the provisions of Section 7.2(d) shall apply to an Acquisition Proposal of any Exempted Person. No later than the second (2nd) Business Day following the No-Shop Period Start Time (and within two (2) Business Days of the Company’s receipt of any subsequent Acquisition Proposal), the Company shall provide Parent with the identity of any Person who has made or is making an Acquisition Proposal, an unredacted copy of the Acquisition Proposal, the relevant proposed transaction agreements and a copy of any financing commitments (including fee letters redacted to comply with any confidentiality provisions) relating thereto, and will keep Parent reasonably and promptly informed as to the status of any material developments, modifications, discussions and negotiations with such Person.

(c) Notwithstanding anything to the contrary contained in Section 7.2(b) or any other provisions of this Agreement, at any time following the No-Shop Period Start Time and prior to the earlier to occur of the Offer Closing and the time the Company Requisite Vote is obtained, if the Company receives a written Acquisition Proposal from any Person (including from an Exempted Person or from any Person with which the Company previously had discussions or negotiations prior to the No-Shop Period Start Time and ceased such discussions and negotiations at the No-Shop Period Start Time in accordance with Section 7.2(b)), (i) the Company and its Representatives may contact such Person to clarify the terms and conditions thereof, (ii) the Company and its Representatives may provide information in response to a request therefor by such Person if the Company receives from such Person (or has received from such Person) an executed Acceptable Confidentiality Agreement, provided, however, that any material non-public information provided to such Person that has not previously been provided to Parent shall be provided to Parent and its Representatives as promptly as reasonably practicable (and in no event later than forty-eight (48) hours) after it is provided to such Person, and (iii) the Company and its Representatives may engage or participate in any discussions or negotiations with such Person with respect to an Acquisition Proposal, in the case of clauses (ii) and (iii), if and to the extent that prior to taking any action the Company Board of Directors determines in good faith based on the information then available and after consultation with its financial advisors and outside legal counsel that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal.

(d) Except as set forth in this Section 7.2(d), the Company Board of Directors shall not (i) withhold, withdraw, qualify or modify or publicly propose to withdraw, qualify or modify, in a manner adverse to Parent, the Company Recommendation with respect to the Offer or the Merger; (ii) fail to make the Company Recommendation or fail to include such Company Recommendation in the Proxy Statement or in the Schedule 14D-9; (iii) after the No-Shop Period Start Time, fail to publicly reaffirm the Company Recommendation in writing as promptly as practicable, and in any event within four (4) Business Days after Parent requests such affirmation with respect to an Acquisition Proposal that has been publicly announced; (iv) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal made or received after the date hereof (any of the foregoing, a “Change of Recommendation”), or (v) cause or permit the Company to enter into any Alternative Acquisition Agreement.

Notwithstanding anything to the contrary set forth in this Agreement, prior to the earlier of the Offer Closing and the time the Company Requisite Vote is obtained, the Company Board of Directors may, (x) if an event, fact, development, circumstance or occurrence (but specifically excluding any Acquisition Proposal) that affects the business, assets or operations of the Company or its Subsidiaries that was not known to the Company as of the date hereof becomes known by the Company Board of Directors after the date hereof, effect a Change of Recommendation, or (y) if the Company receives an Acquisition Proposal that the Company Board of Directors concludes in good faith after consultation with its financial advisors and outside legal counsel, constitutes a Superior Proposal, (A) effect a Change of Recommendation, (B) approve or recommend such Superior Proposal or (C) cause or permit the Company to enter into any acquisition agreement, merger agreement or similar definitive agreement, letter of intent or agreement in principle with respect thereto or any other agreement relating to an Acquisition Proposal, other than an Acceptable Confidentiality Agreement (each, an “Alternative Acquisition Agreement”) and terminate this Agreement or otherwise take action pursuant to Section 9.1(c), and in the case of either clause (x) or (y), if, and only if:

(i) the Company Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable Law; and

(ii) the Company shall have provided prior written notice to Parent and Merger Sub, at least four (4) Business Days in advance, that it will (A) effect a Change of Recommendation, (B) approve or recommend any Superior Proposal or (C) cause the Company to enter into any Alternative Acquisition Agreement and terminate this Agreement; provided, however, that the Company Board of Directors shall not and shall cause the Company not to take any such action unless: (1) the Company has given Parent notice, in writing, of (x) the basis for the Change of Recommendation or termination and, (y) with respect to the Superior Proposal, the identity of the party making such Superior Proposal, an unredacted copy of the Acquisition Proposal, the relevant proposed transaction agreements and a copy of any financing commitments (including fee letters redacted to comply with any confidentiality provisions) relating thereto, (2) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent and Merger Sub for such four (4) Business Day notice period (to the extent Parent wishes to negotiate) to enable Parent to propose in writing a binding offer to effect revisions to the terms of this Agreement, the Commitment Letters and the Guaranty such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (3) following the end of such notice period, the Company Board of Directors shall have considered in good faith any proposed revisions to this Agreement, the Commitment Letters and the Guaranty proposed by Parent, and shall have determined that, as applicable, (x) the Superior Proposal would continue to constitute a Superior Proposal or (y) failure to effect a Change of Recommendation would be inconsistent with the directors’ fiduciary duties under applicable Law, and the Company shall have informed Parent of the basis of such determination, and (4) in the event of any material change to the terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described above and the notice and negotiation period shall have recommenced, except that the notice and negotiation period shall be at least one (1) Business Day (rather than the three (3) Business Days otherwise contemplated above); provided, further, that the Company has complied in all material respects with its obligations under this Section 7.2.

(e) Nothing contained in this Section 7.2 shall be deemed to prohibit the Company from complying with its disclosure obligations under applicable Laws with regard to an Acquisition Proposal (including taking and disclosing to its shareholders any position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012 of Regulation M-A under the Exchange Act), and notwithstanding anything contained in this Agreement, it is understood that a mere “stop, look and listen” disclosure in compliance with Rule 14d-9(f) of the Exchange Act shall not violate Section 7.2(b) or constitute a Change of Recommendation.

(f) From and after the date hereof, the Company agrees that it will promptly (and in any event within forty-eight (48) hours) notify Parent of the identity of any party making an Acquisition Proposal and provide Parent with an unredacted copy of the Acquisition Proposal, the relevant proposed transaction agreements and, a copy of any financing commitments (including fee letters redacted to comply with any confidentiality provisions) relating thereto and thereafter shall keep Parent reasonably and promptly informed as to the status of any material changes to the terms thereof.

Section 7.3. Shareholders’ Meeting; Proxy Statement.

(a) As soon as practicable following the date of this Agreement, Parent and the Company shall jointly prepare the Proxy Statement, and the Company shall file the Proxy Statement with the SEC as promptly as practicable (and in any event by July 18, 2011), and shall use its reasonable best efforts to respond to the comments of the SEC as promptly as practicable. The Company shall furnish all information concerning it and the holders of its capital stock as Parent may reasonably request in connection with such actions, and Parent shall furnish all information concerning it and Merger Sub as the Company may reasonably request in connection with such actions. Each party to this Agreement will notify the other parties and the Company Board of Directors promptly of the receipt of the comments of the SEC, if any, and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information with respect thereto, and will supply the other parties with copies of all correspondence between such party or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement or the Merger. If (i) at any time prior to the Shareholders’ Meeting, any event should occur relating to the Company or any of the Subsidiaries that should be set forth in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly inform Parent and (ii) if at any time prior to the Shareholders’ Meeting, any event should occur relating to Parent or Merger Sub or any of their respective associates or Affiliates, or relating to the plans of any such persons for the Company after the Effective Time that should be set forth in an amendment of, or a supplement to, the Proxy Statement, Parent will promptly inform the Company, and in the case of (i) or (ii) the Company and Parent, will, upon learning of such event, promptly prepare, and the Company shall file with the SEC and, if required, mail such amendment or supplement to the Company Shareholders; provided, prior to such filing, the Company and Parent shall consult with each other with respect to such amendment or supplement and shall incorporate the other’s comments, except with respect to any comment that would create a misstatement of fact or an omission of a material fact. Each of Parent and Merger Sub shall vote, or cause to be voted, in favor of the adoption of this Agreement all Shares directly or indirectly beneficially owned by it, and to otherwise take all reasonable best efforts to cause the Merger to occur.

(b) If the adoption of this Agreement by the Company Shareholders is required by applicable Law, then the Company shall (i) establish a record date not later than five (5) Business Days after the Proxy Statement Clearance Date for and give notice of a meeting of the Company Shareholders, for the purpose of voting upon the adoption of this Agreement (the “Shareholders’ Meeting”), and (ii) mail to the holders of Shares as of the record date established for the Shareholders’ Meeting a Proxy Statement (the date of such mailing, the “Proxy Date”). The Company shall duly call, convene and hold the Shareholders’ Meeting within forty (40) days following the Proxy Statement Clearance Date or as promptly as reasonably practicable thereafter. Unless the Company Board of Directors shall have withdrawn, modified or qualified its recommendation thereof or otherwise effected a Change of Recommendation (but, for the avoidance of doubt, unless this Agreement is terminated pursuant to Section 9.1, any such Change of Recommendation shall not relieve the Company of its obligation to give notice of, convene and hold a meeting of its shareholders in accordance with this Section 7.3), the Company shall solicit proxies in favor of the adoption of this Agreement and shall ensure that all proxies solicited in connection with the Shareholders’ Meeting are solicited in compliance with all applicable Laws. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with Parent, may adjourn or postpone the Shareholders’ Meeting (A) as necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s shareholders within a reasonable amount of time in advance of the Shareholders’ Meeting and (B) if as of the time for which the Shareholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholders’ Meeting. Furthermore, the Company shall at the reasonable request of Parent, adjourn or postpone the Shareholders Meeting (A) if as of the time for which the Shareholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholders’ Meeting or (B) as necessary to permit additional solicitation of proxies in favor of adoption of this Agreement. The Company shall, upon the reasonable request of Parent, advise Parent on at least a daily basis on each of the seven (7) Business Days prior to the scheduled date of the Shareholders’ Meeting as to the aggregate tally of affirmative proxies received from the Company Shareholders.

(c) Notwithstanding the foregoing, in the event that the number of Shares owned by Merger Sub, Parent and their Affiliates, in the aggregate, following the Offer and the exercise, if any, of the Top-Up Option, is equal to at least one Share plus ninety percent (90%) of the outstanding Shares, each of the parties hereto shall take all necessary and appropriate actions to cause the Merger to become effective (including the transfer of Shares owned by Parent and Affiliates of Parent and Merger Sub to Merger Sub) as soon as practicable on the last of (i) the expiration date of the Offer and (ii) in the event that Merger Sub shall have exercised the Top-Up Option and purchased the Top-Up Shares, on the day on which the Top-Up Closing occurs, without the Shareholders’ Meeting, in accordance with Section 14-2-1104 of the GBCC.

Section 7.4. Best Efforts.

(a) Governmental and Third Party Approvals. Each of Parent and the Company shall, and shall cause their respective Subsidiaries and Affiliates to, use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, the Offer, the Merger and the other transactions contemplated hereby, including (i) preparing and filing as soon as practicable after the date hereof all forms, applications, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any Governmental Entity or other third party, (ii) obtaining all necessary consents, approvals, authorizations or waivers from, and providing notices to, Governmental Entities or third parties, including providing any further information as may be required by such Governmental Entity or third party and (iii) the execution and delivery of any additional instruments required by applicable Law necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement. In furtherance of and not in limitation of the foregoing, each of the parties hereto agrees to (A) make an appropriate filing of a Notification and Report Form with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) pursuant to the HSR Act (and to make such other filings as are required by any foreign Governmental Entity under applicable Antitrust Laws) with respect to the Offer, the Merger and the other transactions contemplated hereby as promptly as practicable (and in any event within ten (10) Business Days) after the date hereof, (B) supply as promptly as practicable any additional information and documentary material that may be requested during the initial waiting period under the HSR Act or any other Antitrust Laws, (C) in the event such party receives any request for additional information issued by the FTC or the DOJ under the HSR Act and similar requests issued by foreign Governmental Entity under other Antitrust Laws, promptly comply with such requests and certify compliance with such requests within sixty (60) days after the receipt of such request, and contest, in accordance with the relevant provisions of the HSR Act and the related rules and procedures (or the relevant provisions under other Antitrust Laws), any conclusion or determination by a third party that any party to this Agreement has not complied with any such request, and (D) use its best efforts to take or cause to be taken all actions necessary, proper or advisable consistent with this Section 7.4 to cause the expiration or early termination of the applicable waiting periods under the HSR Act and other applicable Antitrust Laws. Each of Parent and the Company agrees that without the prior written consent of the other party, it shall not, and shall cause its Representatives not to, take any action that will have or may have the effect of extending any waiting period under the HSR Act or other Antitrust Laws. Parent shall pay all filing fees under the HSR Act, and the Company shall not be required to pay any fees or other payments to any Governmental Entity in connection with any filings under the HSR Act or such other filings as may be required under applicable Antitrust Laws (other than normal filing fees that are imposed by Law on the Company). Each of the parties agrees to provide such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

(b) Information. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Offer Documents, the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Offer, the Merger and the transactions contemplated by this Agreement. All information and materials provided pursuant to this Agreement shall be deemed Evaluation Material and shall be governed by the provisions of the Confidentiality Agreement.

(c) Notification. Each of the Company and Parent shall keep the other reasonably apprised of the status of matters relating to the completion of the Offer, the Merger and the other transactions contemplated hereby. In that regard, each party shall: (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of material oral communications, advise the other orally of) any material communications from or with any Governmental Entity or other third party with respect to the Offer, the Merger or any of the other transactions contemplated by this Agreement, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Entity or other third party with respect to the Offer, the Merger or any of the other transactions contemplated by this Agreement and (iii) to the extent practical and subject to applicable legal limitations and the instructions of any Governmental Entity, not participate in any meeting with (A) any Governmental Entity with respect to the Offer, the Merger or any of the other transactions contemplated by this Agreement and (B) any third party (excluding Governmental Entities) with respect to any material consent, approval or waiver in connection with the Offer, the Merger or any of the other transactions contemplated by this Agreement, in each case, unless it consults with the other parties in advance and, to the extent permitted by such Governmental Entity or other third party, as applicable, gives the other parties the opportunity to attend and participate thereat.

(d) Regulatory Matters. Without limiting the generality of the foregoing:

(i) Parent shall and, shall cause its Subsidiaries and Affiliates to, promptly take any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals and waivers under Antitrust Laws that may be required by any Governmental Entity, so as to enable the parties to cause the Offer Closing or Merger Closing, as applicable, to occur as soon as practicable (and in any event no later than three (3) Business Days prior to the Outside Date), including (A) proposing, negotiating, offering to commit and effect (and if such offer is accepted, committing to and effecting), by order, consent decree, hold separate order, trust, or otherwise, the sale, divestiture, license, disposition or hold separate of such assets or businesses of Parent, the Company or the Surviving Corporation, or their respective Subsidiaries or Affiliates, or otherwise offering to take or offering to commit to take any action (including any action that limits its freedom of action, ownership or control with respect to, or its ability to retain or hold, any of the businesses, assets, product lines, properties or services of Parent, the Company or the Surviving Corporation, or their respective Subsidiaries or Affiliates) to the extent legally permissible, and if the offer is accepted, taking or committing to take such action; (B) terminating, relinquishing, modifying or waiving existing relationships, ventures, contractual rights, obligations or other arrangements of Parent, the Company or the Surviving Corporation, or their respective Subsidiaries or Affiliates; (C) creating any relationships, ventures, contractual rights, obligations or other arrangements of Parent, the Company or the Surviving Corporation, or their respective Subsidiaries or Affiliates, and (D) entering or offering to enter into agreements and stipulating to the entry of an order or decree or filing appropriate applications with any Governmental Entity in connection with any of the actions contemplated by the foregoing clauses (A) through (C) (provided that the Company shall not be obligated to take any such action unless the taking of such action is conditioned upon the consummation of the Offer, the Merger and the other transactions contemplated hereby), in each case, as may be necessary, required or advisable in order to obtain clearance under the HSR Act or other Antitrust Laws, to avoid the entry of, or to effect the dissolution of or to vacate or lift, any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that would otherwise have the effect of restraining, preventing or delaying the consummation of the Offer, the Merger or the other transactions contemplated hereby, or to avoid the commencement of any action or proceeding that seeks to prohibit the Offer, the Merger or any other transaction contemplated by this Agreement.

(ii) If any objections are asserted with respect to the Offer, the Merger or the other transactions contemplated hereby under Antitrust Laws or any other Law relating to regulatory matters or if any action or proceeding, whether judicial or administrative, is instituted by any Governmental Entity or any private party challenging the Offer, the Merger or any of the other transactions contemplated hereby as violative of Antitrust Laws or any other Law relating to regulatory matters, each of the parties hereto shall cooperate with one another and use its best efforts to: (A) oppose or defend against any action to prevent or enjoin consummation of the Offer, the Merger and the other transactions contemplated hereby and/or (B) take such action as necessary to overturn any action by any Government Entity or private party to block consummation of the Offer, the Merger and any of the other transactions contemplated hereby, including by defending any action or proceeding brought by any Governmental Entity or private party in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that would restrain, prevent or delay the Offer, the Merger or the other transactions contemplated hereby, or in order to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Laws so as to permit consummation of the Offer, the Merger and the other transactions contemplated by this Agreement.

Section 7.5. Access and Reports. Subject to applicable Law and applicable contractual restrictions, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and Parent’s other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, Contracts and records. The foregoing shall not require the Company (a) to provide access to or otherwise make available or furnish any books, Contracts or records governed by a confidentiality, non-disclosure or other similar agreement in effect as of the date hereof, (b) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information would in the good faith judgment of the Company based on advice of counsel jeopardize any attorney-client, work product or other legal privilege or protection (it being agreed that, in the case of clauses (a) and (b), that the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective reasonable best efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such restriction or waive the applicable privilege or protection), (c) to provide access to or otherwise make available any information relating to the process conducted by the Company that led to the execution of this Agreement, or (d) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information could in the judgment of the Company based on advice of counsel violate any applicable Laws. All requests for information made pursuant to this Section 7.5 shall be directed to the executive officer or other Person designated by the Company. All such information shall be deemed Evaluation Material and be governed by the terms of the Confidentiality Agreement. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any customer or supplier of the Company in connection with the Offer, the Merger or any of the other transactions contemplated by this Agreement without the Company’s prior written consent, and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company.

Section 7.6. Stock Exchange De-listing. Prior to the Effective Time, the Company shall cooperate with Parent and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of Nasdaq to enable the de-listing by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time. Neither Parent nor the Company shall cause the Shares to be de-listed from Nasdaq prior to the Effective Time.

Section 7.7. Publicity. Except with respect to any action taken pursuant to, and in accordance with, Section 7.2 or Article IX, the initial press release regarding the Offer and the Merger shall be a joint press release in a mutually agreed form, and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Offer, the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or by the request of any Government Entity, provided, however, that the party seeking to issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement shall not be required to provide any such opportunity to consult to the other party in connection with any disclosure contemplated by Section 7.2 or any disclosure of Parent or Merger Sub in response thereto or in connection therewith, and this Section 7.7 shall terminate if the Company makes a Change of Recommendation.

Section 7.8. Employee Matters.

(a) For the period commencing at the Effective Time and ending on December 31, 2012, Parent agrees to cause the Surviving Corporation and all of its Subsidiaries to maintain base salary and target bonus opportunity under annual and long-term bonus plans (without regard to whether long-term bonus plans are paid in equity) and benefits (other than equity-based compensation or any defined benefit plan) for any employee of the Company or any of its Subsidiaries who remains employed with the Surviving Corporation or any if its Subsidiaries after the Effective Time that are no less favorable in the aggregate than the compensation, target bonus opportunities and benefits under the Benefit Plans that the Employees received or were eligible to receive immediately prior to the Acceleration Time; provided that neither the Parent, the Surviving Corporation nor any of their Subsidiaries shall be required to pay bonuses with equity. Parent shall, and shall cause the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation to, treat, and cause the applicable benefit plans in which Employees are entitled to participate after the Acceleration Time to treat, the service of Employees with the Company or any of its Subsidiaries attributable to any period before the Acceleration Time as service rendered to Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation for purposes of eligibility, vesting and level of benefits, including for vacation and severance (but not benefit accrual under any benefit plans of Parent, the Surviving Corporation or any of their Subsidiaries in which Employees are eligible to participate after the Acceleration Time). Without limiting the foregoing, Parent shall, and shall cause the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation to, waive, and cause the applicable benefit plans in which Employees are entitled to participate after the Acceleration Time to waive, any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations with respect to any Employees and their eligible dependents, to the extent waived or satisfied under a similar Benefit Plan immediately prior to the Acceleration Time, and Parent shall, and shall cause the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation to, recognize and credit, and cause the applicable benefit plans in which Employees are entitled to participate after the Acceleration Time to recognize and credit, any deductibles paid by Employees or their eligible dependents under any of the Benefit Plans that are group health plans in the plan year in which the Acceleration Time occurs towards deductibles under the group health plans of Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation. Nothing in this Section 7.8(a) shall be construed to limit the ability of Parent or the Surviving Corporation to terminate the employment or other service relationship of any such Employee at any time, or to amend or terminate any Benefit Plan to the extent permitted by applicable Laws and/or the Benefit Plans.

(b) Except as otherwise expressly provided in this Agreement, Parent shall cause the Surviving Corporation and its Subsidiaries to continue to be obligated to perform, in accordance with their terms, the contractual rights of Employees, existing as of the date of this Agreement and disclosed in Section 7.8(b) of the Company Disclosure Letter (the “Change in Control Arrangements”). For purposes of the Change in Control Arrangements, Parent acknowledges that the occurrence of the Acceleration Time will constitute a “change in control” and a “change of control” of the Company and its Subsidiaries. Without limiting the foregoing, Parent acknowledges and agrees that the executive officers and directors and, as applicable, employees of the Company shall be entitled to the applicable payments and benefits as set forth in such Change in Control Arrangements in accordance with the terms thereof. Parent agrees that for the fiscal year in which the Merger is consummated (i) the performance metrics under the Company’s bonus plans disclosed in Section 7.8(b)(i) of the Company Disclosure Letter (the “Bonus Plans”) will be appropriately adjusted to (A) eliminate the transaction costs and expenses incurred by the Company in connection with the consummation of the transactions contemplated by this Agreement and any costs, charges and expenses that result from or relate to changes in the Company’s capital structure resulting from the consummation of the transactions contemplated by this Agreement, and (B) take into account any capital investments or expenditures made after the Effective Time and not contemplated by the Company’s fiscal year 2012 budget as of the date of this Agreement, (ii) the bonuses actually payable to each eligible participant under the Bonus Plans shall be no less than the bonus calculated pursuant to the terms and conditions of the Bonus Plans based on actual performance, as adjusted under subpart (i) and subject to subpart (iii) of this sentence, for the portion of the fiscal year in which such participant was employed by the Company or its Subsidiaries during such fiscal year, (iii) if an eligible participant is employed by the Company or any of its Subsidiaries at the Acceleration Time, such participant will receive such payment under the applicable Bonus Plans unless such participant resigns or has his or her employment terminated for cause prior to the end of such fiscal year, and (iv) such amounts will be paid no later than the later of (A) two and one-half (2 1/2) months following the end of such fiscal year or (B) March 15 of the year following the close of such fiscal year. Nothing in this Section 7.8 shall be treated as the establishment of, or an amendment to, any Benefit Plan (or an undertaking to amend any such plan) or shall be enforceable by any person under any Benefit Plan or any other employee benefit plan within the meaning of Section 3(3) of ERISA or otherwise, or shall confer any rights or benefits on any person other than the signatories to this Agreement.

Section 7.9. Expenses. Except as otherwise provided in Section 9.3 and except with respect to costs and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger, which shall be borne by the Company, and all filing fees under the HSR Act and filings under any other Antitrust Laws and any other filings with any Governmental Entity, which shall be borne by Parent, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, whether or not the Offer, the Merger or any of such other transactions is consummated.

Section 7.10. Indemnification; Directors’ and Officers’ Insurance.

(a) Parent agrees and shall take all actions necessary such that all rights to indemnification and exculpation from liabilities and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time now existing in favor of any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of its Subsidiaries or who is or was serving at the request of the Company or any of its Subsidiaries as a director, officer or employee of another person (the “Indemnified Parties”) as provided in the respective articles of incorporation or bylaws (or comparable organizational documents) of the Company and its Subsidiaries, and any indemnification agreements with any such persons shall survive the Offer and the Merger and the other transactions contemplated by this Agreement and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or prior to the Effective Time.

(b) Parent shall maintain the existing officers’ and directors’ liability insurance policies maintained by the Company as of the date of this Agreement for a period of six (6) years from the Effective Time (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy); provided that after the Effective Time in no event shall Parent be required to expend annually in the aggregate an amount in excess of 350% of the last annual premium paid by the Company for such insurance prior to the date hereof in respect of coverage required to be obtained pursuant hereto; provided, however, that in lieu of the foregoing, the Company may purchase, prior to, on or after the Effective Time, a six-year “tail” prepaid directors’ and officers’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each such director and officer.

(c) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 7.10.

(d) The provisions of this Section 7.10 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

Section 7.11. Financing.

(a) Each of Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and conditions described in the Commitment Letters (including any flex provisions applicable thereto), including using reasonable best efforts to (i) maintain in effect the Commitment Letters, (ii) negotiate definitive agreements with respect to the Debt Commitment Letter on terms and conditions contemplated by the Debt Commitment Letter (including flex provisions) and execute and deliver to the Company a copy thereof substantially concurrently with such execution, (iii) satisfy on a timely basis all conditions applicable to Parent and Merger Sub in the Commitment Letters and the definitive agreements for the Financing and comply with their obligations thereunder, (iv) consummate the Debt Financing contemplated by the Debt Commitment Letter at or prior to the Merger Closing, and to instruct the lenders and the other persons providing such Debt Financing to provide such Debt Financing upon satisfaction of such conditions, and (v) enforce its rights under the Commitment Letters in the event of a breach by the Financing Sources that impedes or delays the Merger Closing. If all conditions to the lenders’ obligations under the Commitment Letters have been satisfied or, upon funding will be satisfied, Parent and Merger Sub shall use their reasonable best efforts to cause the lenders and the other Persons providing such Financing to fund on the Merger Closing Date, the Financing required to consummate the Merger and the other transactions contemplated by this Agreement (including by taking enforcement action, including through litigation, to cause such lenders and the other Persons providing such Financing to fund such Financing). Parent and Merger Sub shall have the right from time to time to amend, replace, supplement or otherwise modify, or waive any of its rights under, the Commitment Letters and/or substitute other debt or equity financing for all or any portion of the Financing from the same and/or alternative financing sources; provided, that any such amendment, replacement, supplement or other modification to or waiver of any provision of the Commitment Letters that amends the Financing and/or substitution of all or any portion of the Financing shall not, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned), (A) reduce the aggregate amount of the Debt Financing or Equity Financing (unless the Equity Financing or Debt Financing is increased by a corresponding amount on substantially the same terms as provided in the applicable Commitment Letter), (B) impose new or additional conditions precedent or contingencies to the Financing as set forth in the Commitment Letters (unless such conditions precedent or contingencies to the financing would not be (1) materially adverse to Parent, Merger Sub or the Company and (2) reasonably expected to prevent or impede or delay the Merger Closing), or (C) prevent or impede or delay the Merger Closing. Parent and Merger Sub shall refrain from taking, directly or indirectly, any action that would reasonably be expected to result in a failure of any of the conditions contained in the Commitment Letters or in any definitive agreement related to the Financing. Parent shall keep the Company reasonably informed of the status of its efforts to arrange the Debt Financing; provided, that Parent shall be under no obligation to disclose any information that is subject to an attorney-client or similar privilege or protection; provided further that, Parent shall give notice to the Company of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective reasonable best efforts to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection.

(b) If any portion of the Debt Financing becomes unavailable or Parent or Merger Sub becomes aware of any event or circumstance that makes any portion of the Debt Financing unavailable, in each case, in the manner or from the sources contemplated in the Debt Commitment Letter, Parent and Merger Sub shall promptly notify the Company and Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain alternative financing from alternative financial institutions upon terms not materially less favorable to Parent, Merger Sub and the Company than those in the Debt Commitment Letter, in an amount sufficient to consummate the Merger, the Offer and the other transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event. Parent and Merger Sub shall deliver to the Company true and complete copies of all agreements pursuant to which any such alternative source shall have committed to provide Parent and Merger Sub with any portion of the Financing substantially concurrently with the execution thereof.

(c) Parent and Merger Sub shall give the Company prompt oral and written notice (but in any event not later than forty-eight (48) hours after the occurrence of any of the following) (i) of any material breach or potential material breach threatened in writing by any party to the Commitment Letters or of any condition which may not be satisfied, in each case, of which Parent or Merger Sub becomes aware or any termination of the Commitment Letters, and (ii) the receipt of any written notice or other written communication from any Financing source with respect to any (A) actual or potential breach, default, termination or repudiation by any party to any of the Commitment Letters or definitive agreements related to the Financing of any provisions of the Commitment Letters or definitive agreements related to the Financing or (B) material dispute or disagreement between or among any parties to any of the Commitment Letters or definitive agreements related to the Financing with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the Merger Closing, and (iii) if at any time for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms and conditions, in the manner or from the sources contemplated by any of the Commitment Letters or definitive agreements related to the Financing. As soon as reasonably practicable, but in any event within two (2) Business Days of the date the Company delivers to Parent or Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (i), (ii) or (iii) of the immediately preceding sentence; provided that they need not provide any information that is privileged or that is requested for purposes of litigation.

(d) Prior to the Effective Time, the Company agrees to provide, and shall cause its Subsidiaries and its and their Representatives to provide, at Parent’s sole expense, reasonable cooperation in connection with the arrangement of the Debt Financing (for purposes of this Section 7.11(d), including (i) any financing to be issued or incurred in lieu of any bridge facilities contemplated by the Debt Financing, or pursuant to any flex applicable to the Debt Financing and (ii) any alternative financing obtained in connection with Section 7.11(b)) as may be reasonably requested by Parent or Merger Sub, which shall include (A) using reasonable best efforts to cause its officers to participate in a reasonable number of meetings, road show presentations, drafting sessions, due diligence sessions and sessions with rating agencies in connection with the Financing, (B) using reasonable best efforts to assist with the preparation of customary materials for rating agency presentations, offering and syndication documents (including prospectuses, private placement memoranda and lender and investor presentations), business projections and similar marketing documents required in connection with the Financing (all such documents and materials, collectively the “Offering Documents”) and other documents required in connection with obtaining the Debt Financing, but in each case, solely with respect to the information relating to the Company and its Subsidiaries and provided that any such Offering Documents shall contain disclosure and pro forma financial statements (if any) reflecting the Surviving Corporation and/or its Subsidiaries as the obligors, (C) issuing customary representation letters to auditors and using reasonable best efforts to (1) obtain accountants’ comfort letters and consents to the use of accountants’ audit reports relating to the Company, (2) assist the Parent and Merger Sub in obtaining corporate, credit and facility ratings from rating agencies for the Debt Financing, and (3) assist the Parent and Merger Sub in obtaining other documentation and items contemplated by the Debt Commitment Letter or any definitive document relating to the Debt Financing as reasonably requested by Parent or Merger Sub, and (D) using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Financing and documentation reasonably facilitating the pledging of collateral (including requesting payoff letters, releases, terminations, waivers, consents, estoppels and approvals as may be required in connection therewith) contemplated by the Debt Financing; provided that (1) such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries, (2) none of the Company or any Subsidiary shall be required to pay any fees (including commitment or other similar fees) or incur any other liability or expense in connection with the Financing (or any replacement thereof) prior to the Effective Time, (3) no incurrence of Indebtedness or other obligation of the Company or any of its Subsidiaries under the Debt Financing shall be effective until the Effective Time, (4) none of the Company or any of its Subsidiaries shall be required to provide access to or disclose information where the Company reasonably determines that such access or disclosure would jeopardize the attorney-client privilege of the Company or any of its Subsidiaries or contravene any Law or any Contract to which the Company or any of its Subsidiaries is a party; provided that, the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective reasonable best efforts to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection, (5) none of the Company or any Subsidiary shall be required to (x) take any action that will conflict with or violate the Company’s or such Subsidiary’s organizational documents or any Laws or result in the contravention of, or that would reasonably be expected to result in a material violation or breach of, or default under, any material Contract to which the Company or any of its Subsidiaries is a party or (y) issue any bank information memoranda, high-yield offering prospectuses or memoranda required in relation to the Debt Financing (and any such bank information memoranda, high-yield offering prospectuses or memoranda shall contain disclosure and pro forma financial statements (if any) reflecting the Surviving Corporation and/or its Subsidiaries as the obligors), and (6) none of the Company or any of its Subsidiaries shall be required to enter into or approve any financing or purchase agreement with respect to any matter relating to the Financing. Parent shall, promptly upon request by the Company, reimburse the Company for all out of pocket costs and expenses incurred by the Company or its Subsidiaries in connection with such cooperation. Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them prior to the Effective Time in connection with the Financing or the arrangement of the Financing and any information utilized in connection therewith (other than historical information relating to the Company or its Subsidiaries); except in the event such termination is determined to have arisen out of or resulted from the fraud, willful misconduct or intentional misrepresentation of the Company, its Subsidiaries or their respective Representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction. Notwithstanding anything to the contrary contained in this Agreement, the Financing is and will remain the sole responsibility of Parent and Merger Sub and none of the Company or any Subsidiaries or any of their respective Representatives (x) shall be required to waive or amend any terms of this Agreement or agree to pay any commitment or other fees or reimburse any expenses prior to the Effective Time, or incur any liability or give any indemnities or otherwise commit to take any action that is not contingent on the Effective Time, or (y) shall have any liability or incur any losses, damages or penalties with respect thereto.

(e) If a Commitment Letter is amended, replaced, supplemented or otherwise modified, including as a result of obtaining alternative financing in accordance with Section 7.11(b), or if Parent substitutes other debt or equity financing for all or a portion of the Financing, each of Parent and the Company shall comply with its covenants in Sections 7.11(a), 7.11(b), 7.11(c) and 7.11(d) with respect to the Commitment Letter as so amended, replaced, supplemented or otherwise modified and with respect to such other financing to the same extent that Parent and the Company would have been obligated to comply with respect to the Financing.

(f) All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives or any other Person pursuant to this Section 7.11 shall be deemed Evaluation Material and shall be governed by the provisions of the Confidentiality Agreement, provided, that notwithstanding the terms of the Confidentiality Agreement, upon notice to the Company Parent may provide such information to potential sources of capital and to rating agencies and prospective lenders and investors during syndication of the Debt Financing (including any alternative financing to be entered into pursuant to Section 7.11(b)) subject to customary confidentiality arrangements with such Persons regarding such information. Parent and Merger Sub acknowledge and agree that the obtaining of the Financing is not a condition to the Merger Closing.

Section 7.12. Other Actions.

(a) Takeover Statutes. If any Takeover Statute is or may become applicable to the Offer, the Top-Up Option, the Merger or any of the other transactions contemplated by this Agreement after the date of this Agreement, Parent, the board of directors of Parent, the Company and the Company Board of Directors shall each use its respective reasonable best efforts to grant such approvals and take such actions as are reasonably necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize, to the extent possible, the effects of such statute or regulation on such transactions.

(b) Rights Agreement. The Company shall cause the Amended and Restated Shareholder Rights Agreement, dated as of November 20, 2001 and as amended effective April 20, 2009, and as further amended as of the date hereof (the “Rights Plan”), by and between the Company and Computershare Trust Company, N.A. (as successor for EquiServe Trust Company, N.A.), to terminate upon the Effective Time. The Company has taken and will continue to take all actions necessary so that neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby (including the Offer, the Top-Up Option and the Merger) will cause any rights to be granted under the Rights Plan or cause the rights previously granted under the Rights Plan to become exercisable.

(c) Section 16 Matters. The Company Board of Directors shall take all such actions as may be necessary or appropriate to cause any disposition of the Shares or conversion of any derivative securities in respect of such Shares in connection with the consummation of the Offer, the Top-Up Option, the Merger and the other transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

(d) Rule 14d-10(d) Matters. Prior to the expiration of the Offer, the Compensation Committee of the Company Board of Directors shall take all such steps as may be required to cause each agreement, arrangement or understanding entered into by the Company or its Subsidiaries on or after the date hereof with any of its officers, directors or employees pursuant to which consideration is paid to such officer, director or employee to be approved as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(1) under the Exchange Act and to satisfy the requirements of the non-exclusive safe harbor set forth in Rule 14d-10(d) under the Exchange Act.

(e) Other Actions By Parent and Merger Sub. Parent and Merger Sub shall refrain (and shall each use their reasonable best efforts to cause their respective Affiliates to refrain) from taking, directly or indirectly, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Offer, the Merger or any of the other transactions contemplated by this Agreement. Parent shall, promptly following execution of this Agreement, approve and adopt this Agreement in its capacity as sole shareholder of Merger Sub and deliver to the Company evidence of its vote or action by written consent approving and adopting this Agreement in accordance with applicable Law and the articles of incorporation and bylaws of Merger Sub.

ARTICLE VIII

CONDITIONS

Section 8.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver in writing if permissible under applicable Law, at or prior to the Effective Time, of each of the following conditions:

(a) Shareholder Approval. If required by applicable Law, the Company Requisite Vote shall have been obtained.

(b) No Injunction. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or makes it illegal (collectively, an “Order”).

(c) Antitrust Approval. The waiting period applicable to the consummation of the Merger and, unless the Offer Termination shall have occurred, the Offer under the HSR Act shall have expired or been terminated and any applicable consent or approvals pursuant to German antitrust or merger control Laws shall have been obtained.

(d) Purchase of Shares in the Offer. Solely if the Offer Closing has occurred, Merger Sub shall have accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer.

Section 8.2. Conditions to the Obligations of Parent and Merger Sub. Solely if the Offer Termination shall have occurred or the Offer Closing shall not have occurred, the obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver in writing if permissible under applicable Law, at or prior to the Effective Time, of the following conditions:

(a) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, event or occurrence that has had or would reasonably be expected to have a Company Material Adverse Effect.

(b) Representations and Warranties. The representations and warranties of the Company (i) set forth in Sections 5.2(a), 5.2(b), 5.2(d), 5.3 and 5.13 shall be true and correct in all material respects as of the date of this Agreement and as of the Merger Closing Date, as though made on the Merger Closing Date, and (ii) set forth in this Agreement, other than those Sections specifically identified in clause (i) of this Section 8.2(b), shall be true and correct as of the date of this Agreement and as of the Merger Closing Date, as though made on the Merger Closing Date (disregarding for purposes of this Section 8.2(b)(ii) all qualifications or limitations set forth in any representations or warranties as to “materiality” or “Company Material Adverse Effect” and words of similar import set forth therein), except to the extent that any such representation and warranty expressly speaks as of a specified date or time, in which case such representation and warranty shall be true and correct as of such specified date or time, provided, however, that notwithstanding anything contained herein to the contrary, the condition set forth in this clause (ii) shall be deemed to have been satisfied even if any representations and warranties of the Company are not so true and correct unless the failure of such representations and warranties of the Company to be so true and correct has had or would reasonably be expected to have a Company Material Adverse Effect. Solely for the purposes of clause (i) above, if one or more inaccuracies in the representations and warranties set forth in Section 5.2(a), 5.2(b) or 5.2(d) would cause damages or diminution in value to Parent or Merger Sub of $5 million or more, or would cause the aggregate amount required to be paid by Parent or Merger Sub to consummate the Offer, exercise the Top-Up Option, effectuate the Merger, consummate the transactions contemplated by this Agreement on the Merger Closing Date and pay all fees and expenses in connection therewith, to increase by $5 million or more, such inaccuracy or inaccuracies will be considered material for purposes of clause (i) of this Section 8.2(b).

(c) Performance of Obligations of the Company. The Company shall have performed and complied with, in all material respects, its obligations, agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Merger Closing.

(d) Officer’s Certificate. The Company shall have delivered to Parent a certificate signed by an officer of the Company and certifying as to the satisfaction by the Company of the applicable conditions specified in Section 8.2(a), 8.2(b) and 8.2(c) of this Agreement.

Section 8.3. Conditions to the Obligations of the Company. Solely if the Offer Termination shall have occurred or the Offer Closing shall not have occurred, the obligations of the Company to effect the Merger are further subject to the satisfaction or waiver in writing if permissible under applicable Law, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (A) as of the date of this Agreement and (B) as of the Merger Closing Date (disregarding for purposes of this Section 8.3(a) all qualifications or limitations set forth in any representations or warranties as to “materiality” and “Parent Material Adverse Effect” and words of similar import set forth therein) as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of a specified date or time, in which case such representation and warranty shall be true and correct as of such specified date or time), provided, however, that notwithstanding anything contained herein to the contrary, the condition set forth in this Section 8.3(a) shall be deemed to have been satisfied even if any representations and warranties of Parent and Merger Sub are not so true and correct unless the failure of such representations and warranties of Parent and Merger Sub to be so true and correct has had or would reasonably be expected to have a Parent Material Adverse Effect

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Merger Closing.

(c) Officer’s Certificate. Parent and Merger Sub shall have delivered to the Company a certificate signed by an officer of Parent and Merger Sub certifying as to the satisfaction by Parent and Merger Sub of the applicable conditions specified in Section 8.3(a) and 8.3(b) of this Agreement.

ARTICLE IX

TERMINATION

Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time whether before or after receipt of the Company Requisite Vote:

(a) by mutual written consent of the Company and Parent by action of their respective boards of directors.

(b) by the Company or Parent, upon written notice to the other, if:

(i) the Merger shall not have been consummated on or before December 15, 2011 (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any party (A) if the Offer Closing shall have occurred or (B) that has breached in any material respect its obligations under this Agreement in a manner that shall have been the principal cause of the failure of the Merger on or before such date;

(ii)(A) any Law shall have been enacted, entered or promulgated prohibiting the consummation of the Merger or (B) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party if such legal prohibition or the issuance of such final and non-appealable Order was primarily due to such Party’s breach of any of its obligations under this Agreement; or

(iii) the Company Shareholders shall have failed to approve this Agreement at the Shareholders’ Meeting or at any adjournment or postponement thereof.

(c) by the Company, upon written notice to Parent specifying the provision or provisions hereof pursuant to which such termination is effected, if:

(i)(A) the Company Board of Directors authorizes the Company, subject to complying in all material respects with Section 7.2, to enter into an Alternative Acquisition Agreement with respect to a Superior

Proposal, and (B) the Company prior to or concurrently with such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 9.3;

(ii) there has been a material breach by Parent or Merger Sub, as the case may be, of any representation, warranty, covenant or other agreement contained herein, or if a representation or warranty of Parent or Merger Sub, as the case may be, shall have become untrue, which in either case, (A) would result in a failure of a condition set forth in Section 8.3(a) or Section 8.3(b), and (B) has not been cured within thirty (30) days following notice by the Company of such breach; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(ii) if (1) the Company is in material breach of any representation, warranty or covenant contained in this Agreement or (2) the Offer Closing shall have occurred;

(iii)(A) (1) all the conditions to the Offer shall have been satisfied or waived as of the expiration of the Offer, and (2) Parent shall have failed to consummate the Offer promptly thereafter in accordance with Section 1.1, or (B) (x) all the conditions to the Offer (other than the Financing Proceeds Condition) shall have been satisfied or waived as of the expiration of the Offer, (y) the Marketing Period has ended and (z) Parent shall have failed to consummate the Offer in accordance with Section 1.1 within three (3) Business Days after the later of (x) and (y); or

(iv)(A) all the conditions set forth in Section 8.1 (other than Section 8.1(d)) and Section 8.2 have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Merger Closing, each of which is capable of being satisfied at the Merger Closing), and (B) Parent shall have failed to consummate the Merger by the time set forth in Section 1.6.

(d) by Parent, upon written notice to the Company specifying the provision hereof pursuant to which such termination is effected, if:

(i) the Company Board of Directors shall have made a Change of Recommendation or a Change of Recommendation shall have otherwise occurred; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if (A) the Offer Closing shall have occurred or (B) if required by applicable Law, the Company Requisite Vote shall have been obtained; or

(ii) there has been a material breach by the Company of any representation, warranty, covenant or other agreement contained herein, or if a representation or warranty of the Company shall have become untrue, which in either case, (A) would result in (1) if the Offer Termination shall have occurred, a failure of a condition set forth in Section 8.2(b) or Section 8.2(c), or (2) if the Offer Termination shall not have occurred, the failure of any condition to the Offer set forth in clauses (b) or (d) of Exhibit A, and (B) has not been cured within thirty (30) days following notice by Parent of such breach; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(ii) if (x) Parent is in material breach of any representation, warranty or covenant contained in this Agreement or (y) the Offer Closing shall have occurred.

Section 9.2. Effect of Termination and Abandonment.

In the event of termination of this Agreement and the abandonment of the Offer, the Merger and the other transactions contemplated hereby pursuant to this Article IX, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, that the provisions set forth in Section 7.9, the second to last and third to last sentences of Section 7.11(d), this Section 9.2, Section 9.3 and Article X and the Confidentiality Agreement and the Guaranty shall survive termination of this Agreement in accordance with their terms.

Section 9.3. Termination Fee.

(a) If, but only if, the Agreement is terminated by (A) either Parent or the Company pursuant to Section 9.1(b)(i) or Section 9.1(b)(iii) or by Parent pursuant to Section 9.1(d)(ii), and (B) the Company

(1) receives or has received an Acquisition Proposal from a Third Party after the date hereof, which Acquisition Proposal is publicly disclosed either (x) at or prior to the time of the Shareholders’ Meeting or (y) prior to the termination of this Agreement if there has been no Shareholders’ Meeting, and (2) within twelve (12) months of the termination of this Agreement, enters into a transaction in connection with an Acquisition Proposal (regardless of whether such Acquisition Proposal is the same one referred to in clause (1) above), then the Company shall pay, or cause to be paid, to Parent (or such person who may be designated by Parent) an amount equal to the Company Termination Fee not later than the second (2nd) Business Day following the date of the consummation of such transaction. Solely for purposes of this Section 9.3(a), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 10.7(a), except that all references to 20% therein shall be deemed to be references to 50%.

(b) If:

(i) the Company terminates this Agreement pursuant to Section 9.1(c)(i); or

(ii) Parent terminates this Agreement pursuant to Section 9.1(d)(i),

then the Company shall pay Parent the Company Termination Fee (as defined below) payable by wire transfer of same day funds (A) concurrently with such termination, in the case of clause (i), and (B) within five (5) Business Days after such termination, in the case of clause (ii). In no event shall the Company be required to pay the Company Termination Fee on more than one occasion. As used herein, “Company Termination Fee” shall mean a cash amount equal to $45 million less any Parent Expenses previously paid in accordance with Section 9.3(d), except that in the event that this Agreement is terminated by the Company pursuant to Section 9.1(c)(i) (1) on or after the No-Shop Period Start Time in order to enter into a definitive agreement with respect to an Acquisition Proposal with a Person or group of Persons that at such time is an Exempted Person or (2) prior to the No-Shop Period Start Time, the “Company Termination Fee” shall mean a cash amount equal to $25 million less any Parent Expenses previously paid in accordance with Section 9.3(d). Notwithstanding anything to the contrary in this Agreement (including Section 10.5), each of Parent and Merger Sub acknowledges and agrees on behalf of itself and its Affiliates that if the Company Termination Fee becomes payable and is paid by the Company pursuant to this Section 9.3, the right to receive the Company Termination Fee, together with reimbursement of any applicable expenses pursuant to Section 9.3(e), shall constitute each of Parent’s and Merger Sub’s and each of their Affiliates’ and Representatives’ sole and exclusive remedy under this Agreement, and the receipt of the Company Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, each of their Affiliates and Representatives and any other Person in connection with this Agreement (and the termination hereof), the Offer, the Top-Up Option, the Merger and the other transactions contemplated hereby (and the abandonment or termination thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, their respective Affiliates or Representatives or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any Affiliate arising out of or in connection with this Agreement, the Offer, the Top-Up Option, the Merger or any of the other transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination. Parent shall not be entitled to specific performance under Section 10.5(d) or Section 10.5(e) if the Company has paid in full, and Parent or Merger Sub has accepted, the Company Termination Fee.

(c) If:

(i) the Company terminates this Agreement pursuant to Section 9.1(c)(ii) and the material breach by Parent or Merger Sub is the principal factor in the failure of the Offer or the Merger to be consummated;

(ii) the Company terminates this Agreement pursuant to Section 9.1(c)(iii); or

(iii) the Company terminates this Agreement pursuant to Section 9.1(c)(iv),

then in any such event under clause (i), (ii) or (iii) of this Section 9.3(c), in each case only if the condition set forth in Section 8.2(a) has been satisfied, Parent shall pay to the Company a termination fee of $90 million, in cash (the “Parent Termination Fee”) by wire transfer of same day funds as promptly as reasonably practicable (and, in any event, within two (2) Business Days following the date of termination of this Agreement), it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. Subject to Section 10.5, the Company acknowledges and agrees on behalf of itself, its Affiliates and the Company Shareholders, that the Company’s right to receive payment of the Parent Termination Fee in accordance with this Section 9.3, together with reimbursement of any applicable expenses pursuant to Section 9.3(e), shall be the sole and exclusive remedy of the Company, its Affiliates and the Company Shareholders against Parent, Merger Sub, Guarantor, Financing Sources or any of their respective former, current or future general or limited partners, shareholders, financing sources, managers, members, directors, officers or Affiliates (collectively, the “Parent Related Parties”) for any loss suffered as a result of the failure of the transactions contemplated by this Agreement, the Commitment Letters, the Guaranty, the Offer, the Top-Up Option, the Merger or the transactions contemplated hereby to be consummated or for a breach or failure to perform hereunder or otherwise relating to or arising out of this Agreement, the Commitment Letters, the Guaranty, the Offer, the Top-Up Option, the Merger or the transactions contemplated hereby, and upon payment of such amount none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. The Company shall not be entitled to specific performance under Section 10.5(d) or Section 10.5(e) if the Parent has paid in full, and the Company has accepted, the Parent Termination Fee.

(d) In the event that: (i) the Company shall terminate this Agreement pursuant to Section 9.1(b)(iii); or (ii) Parent shall terminate this Agreement pursuant to Section 9.1(b)(iii) or Section 9.1(d)(ii); then in any such event the Company shall pay Parent or its designees, as promptly as possible (but in any event within 2 Business Days) following the delivery by Parent of an invoice therefor, all out-of-pocket fees and expenses incurred by Parent, Merger Sub and their respective Affiliates in connection with the transactions contemplated by this Agreement, including the Financing (“Parent Expenses”); provided that the Company shall not be required to pay more than an aggregate of $10 million in Parent Expenses pursuant to this Section 9.3(d). The expenses payable pursuant to this Section 9.3(d) shall be paid by wire transfer of same day funds within ten (10) Business Days after demand therefor following the occurrence of the termination event giving rise to the payment obligation described in this Section 9.3(d). The payment of the expense reimbursement pursuant to this Section 9.3(d) shall not relieve the Company of any subsequent obligation to pay the applicable Termination Fee pursuant to Section 9.3(a).

(e) The parties acknowledge that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the parties would enter into this Agreement; accordingly, if the Company or Parent fails to promptly pay any amount it is required to pay pursuant to this Section 9.3, and, in order to obtain such payment, the party entitled to receive such payment commences a suit that results in a judgment against the party required to pay all or any portion of such amount, the party required to pay such amount shall also pay to the other party, such other party’s costs and expenses (including attorneys’ fees) incurred in connection with such suit, together with interest on the amount of the fee from the date such payment was required to be made until the date of payment, at the prime lending rate prevailing during such period, as published in The Wall Street Journal.

ARTICLE X

MISCELLANEOUS AND GENERAL

Section 10.1. Survival. This Article X and the agreements of the Company, Parent and Merger Sub contained in Article IV and Sections 7.8 (Employee Matters), 7.9 (Expenses) and 7.10 (Indemnification; Directors’ and Officers’ Insurance) shall survive the consummation of the Merger. This Article X and the agreements of the Company, Parent and Merger Sub contained in Section 7.9 (Expenses), the second to last and third to last sentences of Section 7.11(d) (Financing), Section 9.2 (Effect of Termination and Abandonment), Section 9.3 (Termination Fee), the Confidentiality Agreement and the Guaranty shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

Section 10.2. Modification or Amendment. This Agreement may be amended by the parties at any time before or after the Offer Closing shall have occurred or receipt of the Company Requisite Vote; provided, however, that (a) after the Offer Closing, there shall be no amendment that decreases the Offer Price or the Per Share Merger Consideration, and (b) after the Company Requisite Vote has been obtained, there shall be made no amendment that by Law requires further approval by the Company Shareholders without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 10.3. Waiver of Rights. Subject to Section 10.2 above, any party hereto may (a) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (b) to the extent permitted by Law, waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations; provided, however, that after the Company Requisite Vote has been obtained, no waiver shall be made that by Law (including the relevant rules of Nasdaq) requires further approval by the Company Shareholders without the further approval of such Company Shareholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

Section 10.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Facsimiles or other electronic means (including email) shall be sufficient for execution of this Agreement.

Section 10.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES, EXCEPT TO THE EXTENT THE PROVISIONS OF THE LAWS OF THE GBCC ARE MANDATORILY APPLICABLE. The parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of a court of competent jurisdiction located within the Borough of Manhattan in the City of New York, New York, whether a state or Federal court, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b) Notwithstanding the foregoing, each of the parties hereto hereby agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than a court of competent jurisdiction located within the Borough of Manhattan in the City of New York, New York, whether a state or Federal court, and that the provisions of Section 10.5(c) relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third-party claim.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

(d) Notwithstanding the foregoing, the right of the Company to obtain an injunction, or other appropriate form of specific performance or equitable relief, in each case, solely with respect to causing Parent and Merger Sub to cause the Equity Financing to be funded at any time but only simultaneously with the receipt of the Debt Financing (whether under this Agreement, the Equity Commitment Letter or the Guaranty) shall be subject to the requirements that:

(i) all the conditions set forth in Section 8.1 (other than Section 8.1(d), to the extent the Offer Termination has occurred) and Section 8.2 were satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Merger Closing, but subject to the prior or substantially concurrent satisfaction or waiver of such conditions),

(ii) the Debt Financing has been funded or would be funded (or if such Debt Financing has been funded into escrow such funds have been or would be released) in accordance with the terms thereof (or, in the case alternative Debt Financing has been obtained in accordance with Section 7.11 for all the Debt Financing, such alternative Debt Financing has been funded or would be funded in accordance with the terms thereof) at the Merger Closing, if the Equity Financing is funded at the Merger Closing, and

(iii) the Company has irrevocably confirmed to Parent in writing that (A) all conditions in Section 8.1 and Section 8.3 have been satisfied or that it is willing to waive any such open conditions, (B) if specific performance is granted and (C) if the Equity Financing and the Debt Financing were funded, the Merger Closing would occur.

(e) Subject to Section 10.5(d), the parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Each of the Company and Parent acknowledges and agrees that, except as set forth in Section 10.5(d), (i) each party shall be entitled to seek to specifically enforce the terms and provisions of this Agreement notwithstanding the availability of any monetary remedy set forth in Section 9.3, (ii) the provisions set forth in Section 9.3 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement, and (iii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement.

Section 10.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by overnight courier or by facsimile:

If to Parent or Merger Sub:

c/o TPG Capital, L.P.

345 California Street, Suite 3300

San Francisco, California 94104

Attention: General Counsel

Facsimile: (415) 743-1500

with a copy to:

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199-3600

Attention: William M. Shields

                     Neill P. Jakobe

Facsimile: (617) 951-7050

If to the Company:

Immucor, Inc.

3130 Gateway Drive

Norcross, Georgia 30071

Attention: Chief Executive Officer

Facsimile: (770) 242-8930

with a copy to:

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

Attention: John D. Capers, Jr.

                     C. William Baxley

Facsimile: (404) 572-5133

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

Section 10.7. Definitions. The following terms, as used herein, have the following meanings:

(a) “Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any inquiry, proposal or offer (other than any inquiry, proposal or offer by Parent or any of its Subsidiaries) (i) with respect to a merger, joint venture, partnership, consolidation, tender offer, recapitalization, reorganization, share exchange or similar business combination transaction involving the Company or any of its Subsidiaries pursuant to which any Person (or group of Persons) other than Parent or its Affiliates, directly or indirectly, in a single transaction or series of related transactions, acquired or would acquire more than twenty percent (20%) of the outstanding shares of common stock of the Company or more than twenty percent (20%) of the fair market value of all of the consolidated total assets (including equity securities of its Subsidiaries) of the Company, (ii) to acquire in any manner, directly or indirectly, in a single transaction or a series of related transactions, twenty percent (20%) or more of the total voting power of any class of equity securities of the Company or twenty percent (20%) or more of the consolidated total assets (including equity securities of its Subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement, or (iii) with respect to a liquidation or dissolution involving the Company or any of its material operating Subsidiaries other than, in each case, the transactions contemplated by this Agreement.

(b) “Affiliate” of any Person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by Contract, as trustee or executor, or otherwise.

(c) “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

(d) “Business Day” means any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in Atlanta, Georgia.

(e) “Company Equity Award” means the Restricted Stock, Company Options and the RSUs.

(f) “Company Material Adverse Effect” means an effect, event, change, fact, circumstance or occurrence (any of the foregoing, a “Circumstance”) that, individually or in the aggregate with all other Circumstances, (i) has a material adverse effect on the financial condition, business or results of operation of the Company and its Subsidiaries, taken as a whole or (ii) would prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement; provided, however, solely with respect to clause (i) of this Section 10.7(f) that none of the following, alone or in combination, shall be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Company Material Adverse Effect: Circumstances (directly or indirectly) (A) resulting from, or generally affecting (1) economic conditions, including those affecting the financial markets, banking markets, credit markets, securities markets, commodities markets, interest rates or currency exchange rates in the United States or elsewhere in the world or (2) political, social or regulatory conditions; (B) resulting from or generally affecting the industries in which the Company or its Subsidiaries operate generally or in any specific jurisdiction or geographical area in the United States or elsewhere in the world; (C) resulting from any change in or adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of Law in the United States or elsewhere in the world, in each case occurring after the date hereof; (D) resulting from any changes in GAAP or accounting standards or the interpretations thereof; (E) resulting from the negotiation, execution, public announcement, pendency or performance (other than performance of the Company’s obligation to operate the business in the ordinary course of business consistent with past practice) of this Agreement or the transactions contemplated hereby (other than for purposes of any representation or warranty contained in Section 5.3(c) and Section 5.4), including any delays or cancellations of orders, Contracts or payments for the Company’s products or services or any loss of customers, suppliers, vendors or employees or changes in such relationships (including those caused by the identity of the acquiror); (F) resulting from any litigation arising from allegations of a breach of fiduciary duty or other violation of Law arising from this Agreement, the Offer, the Merger or the other transactions contemplated hereby (including any litigation brought by the Company Shareholders on their own behalf or on behalf of the Company); (G) resulting from any weather-related or other force majeure event or outbreak or escalation of hostilities or acts of war (whether or not declared) or terrorism; (H) resulting from any changes in the share price or trading volume of the Shares, in the Company’s credit rating or in any analyst’s recommendations with respect to the Company, or the failure of the Company to meet internal or published projections, predictions, estimates or forecasts (including projections of third parties) or the issuance of revised projections that are more pessimistic than those in existence as of the date hereof; (I) resulting from any increase in the cost or availability of the Financing to the Parent or Merger Sub; and (J) resulting from or relating to any litigation or regulatory proceeding set forth in Section 5.8 of the Company Disclosure Letter; provided, that the exception in clause (H) and (I) shall not prevent or otherwise affect a determination that the underlying cause of any such decline or failure referred to therein could be a Company Material Adverse Effect, if not falling within one of the other exceptions; provided, further in the case of clauses (A), (B), (C), (D) and (G), such Circumstances may be taken into account in determining whether or not there has been a Material Adverse Effect to the extent such Circumstance has a materially disproportionate adverse affect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether or not there has been or may be a Company Material Adverse Effect).

(g) “Company Products” means, to the extent sold by the Company, all in vitro diagnostic devices and biological products and instruments/analyzers used in blood bank and clinical laboratory settings for diagnosis or management of blood grouping, compatibility testing, transmissible agents, prenatal and donor screening.

(h) “Compliant” means, with respect to the Required Information, that (i) such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Required Information not misleading, (ii) such Required Information is, and remains throughout the Marketing Period, compliant in all material respects with all requirements of Regulation S-K and Regulation S-X under the Securities Act (excluding information required by Regulation S-X Rule 3-10 and Regulation S-X Rule 3-16) for offerings of debt securities on a registration statement on Form S-1 (other than such provisions for which compliance is not customary in a Rule 144A offering of high-yield debt securities), (iii) the Company’s auditors have not withdrawn any audit opinion with respect to any financial statements contained in the Required Information, and (iv) the financial statements and other financial information (excluding information required by Regulation S-X Rule 3-10 and Regulation S-X 3-16) included in such Required Information are, and remain throughout the Marketing Period, sufficient to permit (A) a registration statement on Form S-1 using such financial statements and financial information to be declared effective by the SEC on the Business Day immediately after the last day of the Marketing Period and (B) the Financing Sources (including underwriters, placement agents or initial purchasers) to receive customary comfort letters from the Company’s independent auditors on the financial statements and financial information contained in the Offering Documents, including as to customary negative assurances and change period, in order to consummate any offering of debt securities on the Business Day immediately after the last Business Day of the Marketing Period.

(i) “Contract” shall mean any written agreement, contract, subcontract, settlement agreement, lease, sublease, binding understanding, instrument, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

(j) “Encumbrance” means any mortgage, lien, pledge, charge, security interest, easement, covenant or other restriction or title matter or encumbrance of any kind but specifically excludes (i) specified encumbrances described in Section 5.12 of the Company Disclosure Letter, (ii) encumbrances for current Taxes or other governmental charges not yet due and payable, (iii) mechanics’, carriers’, workmen’s, repairmen’s or other like encumbrances to obligations as to which there is no default on the part of the Company or any of its Subsidiaries, or the validity or amount of which is being contested in good faith by appropriate proceedings and, to the extent required by GAAP, are reflected on or specifically reserved against or otherwise disclosed in the consolidated balance sheet included in the Company Reports, (iv) easements, rights of way or other similar matters or restrictions or exclusions which would be shown by a current title report or survey or other similar report and which do not materially interfere with the current use of the Owned Real Property or Leased Real Property and (v) any other mortgage, line, pledge, charge, security interest, easement covenant, or other restriction or title matter or encumbrance of any kind in respect of such asset that would not reasonably be expected to have a Company Material Adverse Effect.

(k) “Environmental Law” means any Law relating to: (i) the protection, investigation or restoration of the environment, health, safety, or natural resources or (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance.

(l) “Environmental Permit” means any permit, registration, application or filing of any type required by applicable Environmental Law required for the operation of the business of the Company or any of its Subsidiaries.

(m) “Exempted Person” means any (a) Person or (b) group of Persons, in each case, from which the Company has received, after the date hereof and prior to the No-Shop Period Start Time, a written Acquisition Proposal.

(n) “Hazardous Substance” means any substance that is (i) listed, classified, regulated or for the basis of liability pursuant to any Environmental Law, (ii) petroleum or any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive material, and (iii) any other substance which may be the subject of regulatory action by any Governmental Entity in connection with any Environmental Law.

(o) “Indebtedness” means, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) of such person: (i) for borrowed money (including obligations in respect of drawings under overdraft facilities), (ii) evidenced by notes, bonds, debentures or similar contracts or agreements, (iii) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business consistent with past practices), (iv) under capital leases (in accordance with GAAP), (v) in respect of outstanding letters of credit and bankers’ acceptances or (vi) for contracts or agreements relating to interest rate or currency rate protection, swap agreements, collar agreements and similar hedging agreements.

(p) “Intellectual Property” means all (i) trademarks, service marks, certification marks, Internet domain names, trade dress, trade names, logos, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) inventions, whether patentable or not, and all patents, invention disclosures, industrial designs, and applications therefor, including divisions, continuations, continuations-in-part and reissues; (iii) confidential information, trade secrets and know-how; (iv) works of authorship and all copyright registrations and applications therefor; (v) rights of privacy and publicity, and (vi) all other similar or equivalent intellectual property or proprietary rights.

(q) “Knowledge of the Company” means the actual knowledge, after reasonable inquiry, of the individuals listed on Section 10.7(q) of the Company Disclosure Letter.

(r) “Lease” means each lease, sublease, license, and any other agreement (written or oral), including all amendments, extensions, renewals, additions, supplements, restatements, guaranties and other agreement with respect thereto, pursuant to which the Company or any Subsidiary, as the case may be, holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder.

(s) “Marketing Period” means the first period of twenty (20) consecutive Business Days, commencing on or after July 23, 2011, on the first day of which, throughout which and on the last day of which (i) Parent shall have the Required Information the Company is required to provide pursuant to Section 7.11(d); provided, that if the Company shall in good faith reasonably believe it has provided the Required Information and such Required Information is Compliant, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Company shall be deemed to have complied with clause (i) above unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Information or that the Required Information is not Compliant and, within four (4) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity which Required Information the Company has not delivered or is not Compliant), and (ii) the conditions set forth in Section 8.1(b) and Section 8.2(a), (b) and (c) (other than those conditions that by their terms are to be satisfied at the Offer Closing or the Merger Closing, as the case may be) have been satisfied and nothing has occurred and no condition exists that would cause any of such conditions not to be satisfied assuming the Offer Closing and the Merger Closing, as the case may be, were to be scheduled for any time during such twenty (20) Business Day period; provided, however, that if the Marketing Period has not ended on or prior to August 21, 2011, the Marketing Period shall commence no earlier than September 6, 2011; and November 23, 2011, November 24, 2011 and November 25, 2011 shall not be considered Business Days. Notwithstanding the foregoing, the “Marketing Period” shall not commence and shall be deemed not to have commenced if, on or prior to the completion of such twenty (20) consecutive Business Day period, (A) the Company shall have publicly announced any intention to restate any financial statements or financial information included in the Required Information, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company has announced that it has concluded that no restatement shall be required, and the requirements in clauses (i) and (ii) above would be satisfied on the first day, throughout and on the last day of such new twenty (20) consecutive Business Day period, (B) the Required Information would not be Compliant on the first day, throughout and on the last day of such twenty (20) consecutive Business Day period or (C) the Company shall have failed to file any report with the SEC by the date required under the Exchange Act containing any financial information that would be required to be contained therein or incorporated therein by reference, in which case the Marketing Period shall be deemed not to commence until the time at which all such reports have been filed, in which case a new twenty (20) consecutive Business Day period shall commence upon Parent and its Financing Sources receiving updated Required Information that would be Compliant, and the requirements in clauses (i) and (ii) above would be satisfied on the first day, throughout and on the last day of such new twenty (20) consecutive Business Day period (for the avoidance of doubt, it being understood that if at any time during the Marketing Period the Required Information provided at the initiation of the Marketing Period ceases to be Compliant, then the Marketing Period shall be deemed not to have occurred); provided, further, that the Marketing Period shall end on the date on which the Debt Financing is consummated.

(t) “Parent Material Adverse Effect” shall mean any change, effect or circumstance that is materially adverse to the business, operations, results of operations or financial condition of Parent, or which would or would reasonably be expected to prevent or materially delay or impair the ability of Parent to consummate the Offer, the Merger and the other material transactions contemplated by this Agreement.

(u) “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

(v) “Previously Disclosed” means previously disclosed by the Company (i) in the Company Disclosure Letter, (ii) to Parent or Merger Sub in writing (and specifically including, without limitation, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of February 28, 2011, and unaudited consolidated statements of income, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the nine (9) month period then ended) or (iii) in the Company Reports.

(w) “Proxy Statement Clearance Date” means the date on which the SEC has, orally or in writing, confirmed that it has no further comments on the Proxy Statement, including the first date following the tenth calendar day from the filing of the preliminary Proxy Statement if the SEC has not informed the Company by such date that it intends to review the Proxy Statement.

(x) “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching (including the abandoning or discarding of barrels, containers, or other receptacles) into the environment (e.g., air, water, and soil, both surface and subsurface).

(y) “Required Information” means (i) (A) all financial and other pertinent information relating to the Company and its Subsidiaries required to be delivered pursuant to paragraph (5) of Exhibit D to the Debt Commitment Letter and (B) all financial and other pertinent information relating to the Company and its Subsidiaries necessary to permit Parent to prepare the items required to be delivered pursuant to paragraph (6) of Exhibit D to the Debt Commitment Letter, including all financial statements, audit reports, pro forma financial statements, business and other financial data reasonably requested by Parent to prepare the offering memoranda required to be delivered pursuant to paragraph (6) of Exhibit D to the Debt Commitment Letter, or as otherwise necessary to receive from the Company’s independent accountants customary “comfort” (including “negative assurance” comfort) with respect to the financial information to be included in such offering(s) of debt securities contemplated by the Debt Commitment Letter (provided that reference to the financial statements in clause (5)(a) of the Debt Commitment Letter for purposes of this definition shall refer to the financial statements for the fiscal year ended May 31, 2011 of the Company for purposes of this Agreement regardless of whether the Closing is less than 90 days after May 31, 2011; and provided further that the Company shall only be required to furnish pro forma financial statements if Parent or Merger Sub has provided the Company information relating to the proposed debt and equity capitalization at least ten (10) days prior to the date pro forma financial statements are required to be delivered), subject to adjustment for subsequent developments and (ii) receipt of drafts of customary comfort letters, including as to customary negative assurances and change period, by the independent auditors of the Company with respect to such financial information referred to in clause (i) subject to the completion by such auditors of customary procedures relating thereto.

(z) “Stock Plans” means the Company’s 2005 Long-Term Incentive Plan, Amended and Restated 2003 Stock Option Plan, Amended and Restated 1998 Stock Option Plan and 1990 Stock Option Plan and any other Company plan or arrangement under which equity-based awards are outstanding.

(aa) “Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

(bb) “Superior Proposal” means any bona fide, written Acquisition Proposal that the Company Board of Directors has determined in its good faith judgment (after consultation with outside legal counsel and financial advisors and after taking into account any legal, financial, regulatory or other aspects of the proposal (including (i) the Persons making the Acquisition Proposal and (ii) any break-up fee, expense reimbursement provisions, conditions to consummation and financing terms) deemed relevant by the Company Board of Directors) would result in a transaction more favorable to the Company Shareholders than the Offer, the Merger and the other transactions contemplated by this Agreement (taking into account any revisions to the terms of this Agreement proposed by Parent in response to such proposal or otherwise); provided that for purposes of the definition of “Superior Proposal,” the references to “twenty percent (20%)” in the definition of “Acquisition Proposal” shall be deemed to be references to “eighty percent (80%)”.

(cc) “Tax” (including, with correlative meaning, “Taxes”) means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, ad valorem, property, withholding, excise, production, value added, transfer, license, estimated, escheat, occupancy and all other taxes, duties, assessments or governmental charges of any nature whatsoever, together with all interest, penalties and additions imposed with respect thereto and any interest imposed in respect of such penalties and additions.

(dd) “Tax Return” means all returns, reports, claims for refund and other documents (including elections, declarations, disclosures, schedules, estimates and information statements or returns) required to be supplied to a Governmental Entity relating to Taxes, including all amendments, attachments, returns, reports and other documents.

Section 10.8. Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Commitment Letters, the Guaranty and the Confidentiality Agreement, dated May 27, 2011, between Parent and the Company (the “Confidentiality Agreement”) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

Section 10.9. No Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, except for (i) Section 7.10 with respect to Indemnified Parties, (ii) the rights of the Company Shareholders, holders of Company Options and other equity holders to receive the Offer Price and/or the Per Share Merger Consideration, as applicable, in accordance with the terms of Article IV hereof, (iii) Section 9.2 and Section 9.3(c) with respect to Parent Related Parties and (iv) Section 9.2, Section 9.3(c) and Section 10.5 with respect to Financing Sources. None of the persons referenced in clauses (i) of this Section 10.9 shall be conferred any rights or remedies hereunder unless and until the Effective Time occurs. Parent, Merger Sub and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except that the Financing Sources are made third-party beneficiaries to Section 9.3(c) and Section 10.5. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 10.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date or time.

Section 10.10. Transfer Taxes. Except as provided in Section 4.2(b), all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including all interest, penalties and additions imposed with respect thereto) incurred in connection with the Offer, the Merger and the other transactions contemplated hereby shall be paid by the Surviving Corporation.

Section 10.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Offer, the Merger and the other transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Offer, the Merger and the other transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.12. Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) Each party hereto has or may have set forth information in its respective Disclosure Letter in a section thereof that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a Disclosure Letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.

Section 10.13. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by any party hereto without the prior written consent of the other parties hereto; provided, however, that prior to the Merger Closing, Parent and Merger Sub may assign (in whole but not in part) their respective rights or obligations hereunder to any of their Affiliates. No assignment by any party shall relieve such party of its obligations hereunder. This Agreement shall not be assignable by operation of Law or otherwise.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

IMMUCOR, INC.

By /s/ Joshua H. Levine
Name: Joshua H. Levine
Title: President and Chief Executive Officer

IVD HOLDINGS INC.

By /s/ Ronald Cami
Name: Ronald Cami
Title: President

IVD ACQUISITION CORPORATION

By /s/ Ronald Cami
Name: Ronald Cami
Title: President

Exhibit A

Conditions of the Offer

Notwithstanding any other term of the Offer or this Agreement, Merger Sub shall not be required to, and Parent shall not be required to cause Merger Sub to, accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer unless, by the expiration of the Offer (as it may be extended in accordance with Section 1.1 of this Agreement), (i) there shall have been validly tendered and not withdrawn that number of Shares which, when added to the Shares already owned by Parent or any of its Subsidiaries, would represent at least 84% of the outstanding Shares on a fully-diluted basis (such number of shares, the “Minimum Tender Condition”), (ii) Parent (either directly or through its Subsidiaries) shall have received the proceeds of the Debt Financing (or any alternative financing) and/or the lenders party to the Debt Commitment Letter (or a new commitment letter for any alternative financing) shall have confirmed to Parent or Merger Sub that the Debt Financing (or any alternative financing) will be available at the Offer Closing in an amount sufficient to consummate the Offer Closing and the Merger Closing on the terms and conditions set forth in the Debt Commitment Letter (or a new commitment letter for any alternative financing) (“Financing Proceeds Condition”) and (iii) each of the following conditions shall have occurred and be continuing as of the expiration of the Offer:

(a) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (including, any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to, or any consent or approval withheld with respect to, the Offer or the Merger, by any Governmental Entity) enjoining or otherwise preventing or prohibiting the consummation of the Offer or the Merger, or making the Merger or Offer illegal, shall be in effect;

(b) The representations and warranties of the Company (i) set forth in Sections 5.2(a), 5.2(b), 5.2(d), 5.3 and 5.13 shall be true and correct in all material respects, and (ii) set forth in this Agreement, other than those Sections specifically identified in clause (i) of this paragraph (b), shall be true and correct (disregarding for purposes of this clause (ii) all qualifications or limitations set forth in any representations or warranties as to “materiality” or “Company Material Adverse Effect” and words of similar import therein) except, with respect to both clause (i) and clause (ii), to the extent that any such representation and warranty expressly speaks as of a specified date, in which case such representation and warranty shall be true and correct as of such specified date, provided, however, that notwithstanding anything contained herein to the contrary, the condition set forth in this clause (ii) shall be deemed to have been satisfied even if any representations and warranties of the Company are not so true and correct unless the failure of such representations and warranties of the Company to be so true and correct has had or would reasonably be expected to have a Company Material Adverse Effect; provided, further, however, solely for the purposes of clause (i) above, if one or more inaccuracies in the representations and warranties set forth in Section 5.2(a), 5.2(b), or 5.2(d) would cause damages or diminution in value to Parent or Merger Sub of $5 million or would cause the aggregate amount required to be paid by Parent and/or Merger Sub to effectuate the Merger, refinance the Company’s Indebtedness, consummate the Offer and exercise the Top-Up Option, consummate the transactions contemplated by this Agreement and pay all fees and expenses in connection therewith, to increase by $5 million or more, such inaccuracy or inaccuracies will be considered material for purposes of clause (i) of this paragraph (b);

(c) Since the date of this Agreement, there shall not have occurred any change, event or occurrence that has had or would reasonably be expected to have a Company Material Adverse Effect;

(d) The Company shall have performed and complied with, in all material respects, its obligations, agreements and covenants to be performed or complied with by it under this Agreement on or prior to the expiration of the Offer;

Exhibit A-1

(e) The Company shall have delivered to Parent a certificate signed by an officer of the Company and certifying as to the satisfaction by the Company, of the applicable conditions specified in clauses (b), (c) and (d) of this Exhibit A;

(f) The applicable waiting period under the HSR Act shall have expired or been terminated and any applicable consent or approvals pursuant to German antitrust or merger control Laws shall have been obtained;

(g) In the event that the Top-Up Option is necessary to ensure that Parent or Merger Sub owns at least one Share more than 90% of the outstanding Shares on a fully diluted basis immediately after the exercise thereof, there shall be no Law restraining Merger Sub’s ability and right to (i) exercise the Top-Up Option or (ii) issue the Shares upon exercise of the Top-Up Option, which together with the Shares validly tendered in the Offer and not withdrawn, shall be sufficient for Merger Sub to own at least one Share more than 90% of the Shares on a fully diluted basis; and

(h) This Agreement shall not have been terminated in accordance with its terms.

The foregoing conditions shall be in addition to, and not a limitation of, the rights and obligations of Parent and Merger Sub to extend, terminate or modify the Offer pursuant to the terms and conditions of this Agreement.

The foregoing conditions (other than the Minimum Tender Condition) are for the sole benefit of Parent and Merger Sub, and may (other than the Minimum Tender Condition) be waived by Parent or Merger Sub in whole or in part at any time and from time to time, subject in each case to the terms of this Agreement (including Section 1.1(a)) and applicable Law. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each right shall be deemed an ongoing right that may be asserted at any time and from time to time.

Exhibit A-2

Annex B

200 West Street	New York, New York 10282

Tel: 212-902-1000	Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

July 2, 2011

Board of Directors

Immucor, Inc.

3130 Gateway Drive

Norcross, Georgia 30071

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than IVD Holdings Inc. (“IVD”) and its affiliates) of the outstanding shares of common stock, par value $0.10 per share (the “Shares”), of Immucor, Inc. (the “Company”) of the $27.00 per Share in cash to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of July 2, 2011 (the “Agreement”), by and among IVD, an affiliate of TPG Capital (“TPG”), IVD Acquisition Corporation, a wholly owned subsidiary of IVD (“Acquisition Sub”), and the Company. The Agreement provides for a tender offer for all of the Shares (the “Tender Offer”) pursuant to which Acquisition Sub will pay $27.00 per Share in cash for each Share accepted. The Agreement further provides that, following completion of the Tender Offer or, if the Tender Offer does not close, under circumstances specified in the Agreement, Acquisition Sub will be merged with and into the Company (the “Merger”) and each outstanding Share (other than Shares held by IVD or Acquisition Sub or any wholly owned subsidiary of IVD or held by the Company or any wholly owned subsidiary of the Company or any Dissenting Shares (as defined in the Agreement)) will be converted into the right to be paid $27.00 in cash.

Goldman, Sachs & Co. and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman, Sachs & Co. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, the Company, IVD and any of their respective affiliates, including affiliates and portfolio companies of TPG, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transactions”) for their own account and for the accounts of their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transactions. We expect to receive fees for our services in connection with the Transactions, the principal portion of which is contingent upon consummation of the Transactions, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain investment banking services to the Company and its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation. We also have provided certain investment banking services to TPG and its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to Healthcare Technology Holdings, Inc. (“Health Technology”), a portfolio company of TPG, and as sole bookrunning manager with respect to the private placement of 12.5% Senior Notes due 2018 (aggregate principal amount $1,000 million) and as lender with respect to a credit facility (aggregate principal amount $2,275 million) provided to a subsidiary of Health Technology, in connection with Health Technology’s

Securities and Investment Services Provided by Goldman, Sachs & Co.

Board of Directors

Immucor, Inc.

July 2, 2011

acquisition of IMS Health Incorporated in February 2010; as financial advisor to Burger King Holdings, Inc., a former portfolio company of TPG, in connection with its sale in October 2010; as financial advisor to Intergraph Corporation, a former portfolio company of TPG, in connection with Its sale in October 2010; as joint bookrunning manager with respect to a private placement of 9.25% Senior Notes due 2018 (aggregate principal amount $500 million) and a lender with respect to a credit facility (aggregate principal amount $1,225 million) provided to Petco Animal Supplies Inc., a portfolio company of TPG, in November 2010; as joint bookrunning manager with respect to a private placement of 7.0% Senior Notes due 2019 (aggregate principal amount $1 ,009 million) of Avaya, Inc, a portfolio company of TPG, in February 2011; as financial advisor to TPG with respect to its acquisition of J.Crew Group in March 2011; as joint bookrunning manager with respect to a public offering of 9,988,072 shares of common stock of Kraton Performance Polymers, Inc., a portfolio company of TPG, in March 2011; and as co-manager in the initial public offering of 43,500,000 shares of common stock of Freescale Semiconductor Inc., a portfolio company of TPG, in May 2011. We may also in the future provide investment banking services to the Company and its affiliates and TPG and its affiliates and portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman, Sachs & Co. may have co-invested with TPG and its affiliates from time to time and may have invested in limited partnership units of affiliates of TPG from time to time and may do so in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended May 31, 2010; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for or use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the medical diagnostics industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us; and we do not assume any responsibility for any such information. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on the expected benefits of the Transactions in any way meaningful to our analysis. We also have assumed that the Transactions will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Board of Directors

Immucor, Inc.

July 2, 2011

Our opinion does not address the underlying business decision of the Company to engage in the Transactions, or the relative merits of the Transactions as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the $27.00 per Share in cash to be paid to the holders (other than IVD and its affiliates) of Shares pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transactions or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transactions, including, without limitation, the fairness of the Transactions to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transactions, whether relative to the $27.00 per Share in cash to be paid to the holders (other than IVD and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transactions on the solvency or viability of the Company or IVD or the ability of the Company or IVD to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transactions and such opinion does not constitute a recommendation as to whether or not any holder of Shares should tender such Shares in connection with the Tender Offer or how any holder of Shares should vote with respect to the Merger or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $27.00 per Share in cash to be paid to the holders (other than IVD and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

Annex C

ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE

§ 14-2-1301. Definitions

As used in this article, the term:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

(3) “Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

(5) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6) “Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8) “Shareholder” means the record shareholder or the beneficial shareholder.

§ 14-2-1302. Right to dissent

(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party:

(A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i) The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii) Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

(iii) The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

(B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1) In the case of a plan of merger or share exchange, any holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares:

(A) Anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(B) Any shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders that are different, in type or exchange ratio per share, from the shares to be provided or offered to any other holder of shares of the same class or series of shares in exchange for such shares; or

(2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

§ 14-2-1303. Dissent by nominees and beneficial owners

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

§ 14-2-1320. Notice of dissenters’ rights

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters’ rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

§ 14-2-1321. Notice of intent to demand payment

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

(1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2) Must not vote his shares in favor of the proposed action.

(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

§ 14-2-1322. Dissenters’ notice

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4) Be accompanied by a copy of this article.

§ 14-2-1323. Duty to demand payment

(a) A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.

§ 14-2-1324. Share restrictions

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

§ 14-2-1325. Offer of payment

(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

(1) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation’s estimate of the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5) A copy of this article.

(c) If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

§ 14-2-1326. Failure to take action

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure.

§ 14-2-1327. Procedure if shareholder dissatisfied with payment or offer

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

§ 14-2-1330. Court action

(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

§ 14-2-1331. Court costs and counsel fees

(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

§ 14-2-1332. Limitation of actions

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE!

Your telephone or Internet vote authorizes the proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you vote by telephone or Internet, please do not mail your proxy card.

▼  PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED  ▼

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

IMMUCOR, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

[*], 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints [*] and [*], and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock in Immucor, Inc. (the “Company”) which the undersigned is entitled to vote at the special meeting of shareholders of the Company, to be held on [*], 2011 at the Company’s headquarters at 3150 Gateway Drive, Norcross, Georgia, 30071 at [*] local time, and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the accompanying proxy statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

The shares of common stock represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR each proposal listed on the reverse side hereof. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that your shares may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Immucor, Inc.

common stock for the special meeting of shareholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone — Please call toll-free at 1-800-652-8683 on a touch-tone telephone and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call 1-718-575-2879.)

OR

2.	Vote by Internet — Please access https://www.investorvote.com and follow the simple instructions on the screen.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3.	Vote by Mail — If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: Immucor, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5154, New York, NY 10126-2375.

▼  PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED  ▼

Please mark your votes as in this example using dark ink only.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3.

		FOR	AGAINST	ABSTAIN
1.	The proposal to approve the Agreement and Plan of Merger, dated July 2, 2011, as amended from time to time, among Immucor, Inc., IVD Holdings Inc. and IVD Acquisition Corporation	☐	☐	☐

2.	The advisory proposal to approve the compensation that may become payable to certain officers in connection with the completion of the proposed merger	☐	☐	☐

3.	The proposal to adjourn the special meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposed merger	☐	☐	☐

4.	In accordance with the recommendation of the board of directors on any other matters properly brought before the meeting for a vote

Date , 2011

Signature(s)

Signature(s)

Please sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased shareholder should give their full title. Please date the proxy card.